As filed with the Securities and Exchange Commission on September 29, 2025.

Registration Statement No. 333-283121

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 12

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLAMOORE Capital Group Company Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

13/F, Wing Sing Commercial Centre,

12-16 Wing Lok Street,

Sheung Wan,

Hong Kong

+852 2130 2088

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+212 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sanny Choi, Esq. CFN Lawyers LLC 418 Broadway #4607 Albany, New York, NY 12207 +646 386 8128	Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: 212-530-2206

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2025

2,000,000 Ordinary Shares

and

1,750,000 Ordinary Shares offered by the Selling Shareholders

GLAMOORE Capital Group Company Limited

This is the initial public offering of the ordinary shares (“IPO”), par value US$0.01 per share (“Ordinary Shares” or “Shares”), of GLAMOORE Capital Group Company Limited (“GCGCL”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, previously known as “GLAM Capital Group Company Limited,” whose subsidiaries are established in Hong Kong and the British Virgin Islands. We are offering 2,000,000 Ordinary Shares of GCGCL, representing approximately 16.67% of the Ordinary Shares following completion of the offering of GCGCL assuming the Underwriters do not exercise the Over-Allotment Option. The Selling Shareholders are offering an aggregate of 1,750,000 Ordinary Shares, also on firm commitment basis, representing approximately 14.58% of the total outstanding Ordinary Shares following the completion of this offering (assuming the Underwriters do not exercise the Over-Allotment Option), to the underwriters pursuant to this prospectus. Immediately following the closing of this offering, 31.25% of the Ordinary Shares will be publicly held by investors participating in this offering, assuming the Underwriters do not exercise the Over-Allotment Option. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Prior to this offering, there has been no public market for our Ordinary Shares. The offering price of the Shares in this offering is expected to be $4 per share. The Selling Shareholders will sell the Ordinary Shares held by them at a fixed price equal to the initial public offering price in this offering. We have applied to list the Shares on the Nasdaq Capital Market under the symbol “GMCG.” Listing of the Shares on Nasdaq is a condition to the offering. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its Operating Subsidiaries.

GCGCL is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through the key Operating Subsidiaries (as defined below). References to the “Company,” “we,” “us,” and “our” in the prospectus are to GCGCL, the Cayman Islands entity that will issue the Ordinary Shares being offered. References to “GMCL” (as defined below) and “GCL” (as defined below) are to the entities operating the businesses. References to “Operating Subsidiaries” refer to GMCL and GCL. This is an offering of the Ordinary Shares of GCGCL, the Cayman Islands holding company, and not of the shares of the Operating Subsidiaries. Investors in this offering may never directly hold any equity interests in the Operating Subsidiaries and GVL (as defined below), the direct holding company of the Operating Subsidiaries.

Investing in the Shares is highly speculative and involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in the Shares in “Risk Factors” beginning on page 15 of this prospectus.

Our operations are primarily conducted by the Operating Subsidiaries in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. We and our subsidiaries do not have any operation or, maintain office or personnel or physical presence in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China to Hong Kong. Therefore, we and the Operating Subsidiaries are subject to certain legal and operational risks associated with the Operating Subsidiaries being based in Hong Kong, having substantially all of its operations to date in Hong Kong, and having existing or potential clients that are companies based in Mainland China or have shareholders or directors that are Mainland China individuals. Additionally, the legal and operational risks associated with operating in the PRC may also apply to the Operating Subsidiaries’ operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiaries and us, given the substantial operations of the Operating Subsidiaries in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations, which could result in a material change in our operations and/or the value of our securities, significantly limit or completely hinder our ability to continue our operations or to offer or continue to offer our securities to investors, and may cause the value of our securities to significantly decline or be worthless.

In the event that the Operating Subsidiaries or GCGCL are to become subject to laws and regulations of the PRC, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security, anti-monopoly or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain anti-monopoly, cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we and the Operating Subsidiaries are not currently required to obtain permission from or complete filing procedure with the PRC and/or Hong Kong government authorities to list on a U.S. securities exchange and consummate this offering, including the permission requirement or complete filing procedure for any data security or anti-monopoly concerns. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange in the United States, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. See “Risk Factors – Risks Related to Doing Business in Hong Kong – Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 23; and “Risk Factors – Risks Related to Doing Business in Hong Kong - If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 27.

We are aware that recently the PRC government initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary – Recent Regulatory Development in the PRC” beginning on page 9.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in mainland China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. The CSRC Filing Rules further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The CSRC Filing Rules further clarified and emphasized that the comprehensive determination of the “indirect overseas offerings and listing of PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the procedures under the CSRC Filing Rules if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. Furthermore, the CSRC Filing Rules provide a negative list of types of issuers banned from listing overseas, the issues’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As of the date of this prospectus, as confirmed by our PRC Counsel, China Commercial Law Firm, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, we and the Operating Subsidiaries are not a “PRC domestic companies”  as defined under the Trial Administrative Measures that are required to go through the filing procedures under the Trial Administrative Measures, and the Operating Subsidiaries’ operations in Hong Kong and the offering and listing of our securities in the United States are not subject to the review nor prior approval or permissions of the CSRC, and the Measures for Cybersecurity Review (2021), the PRC Data Security Law, the PRC Personal Information Protection Law, the Draft Overseas Listing Regulations, and the CSRC Filing Rules does not currently have an impact on this offering, on the basis that (i) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland China company or individual directly or indirectly; (ii) we and our subsidiaries do not have any operations or physical presence in mainland China; (iii) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iv) we are headquartered in Hong Kong and all of our officers and members of the Board of Directors are not mainland China citizens and all of our revenues and profits are generated by the Operating Subsidiaries or GVL and we have not generated revenues or profits from mainland China in the most recent accounting year that account for more than 50% of the corresponding figures in our audited consolidated financial statements for the same period; (v) although the Operating Subsidiaries may collect and store certain data (including certain personal information from our clients, some of whom may be individuals in mainland China, connection with our business operations for “Know Your Customers” purposes (to combat money launder), we and the Operating Subsidiaries will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that (a) as of the date of this prospectus, the Operating Subsidiaries have in aggregate collected and stored the personal information of far less than one million users in mainland China; (b) all of the data collected by the Operating Subsidiaries is stored in servers located in Hong Kong; (c) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (d) data processed in our business should not have a bearing on national security nor affect or may affect national security; (e) as of the date of this prospectus, neither of the Operating Subsidiaries have been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (vi) pursuant to the Basic Law, the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, as further advised by our PRC Counsel, China Commercial Law Firm, Since these laws, regulations and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the Operating Subsidiaries’ daily business operation and the listing of our Ordinary Shares on the United States or other foreign exchanges.

Furthermore, as the CSRC Filing Rules are newly promulgated, their interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the CSRC Filing Rules become applicable to us or the Operating Subsidiaries that are require us and/or our Operating Subsidiary to go through the filing procedures under the CSRC Filing Rules, or if we or our Operating Subsidiary is subject to cybersecurity review, or if any of the Operating Subsidiaries is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiaries in Hong Kong and we or the Operating Subsidiaries are subject to cybersecurity review, the business operation of the Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors – Risks Related to Doing Business in Hong Kong - If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 27.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of the Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 9.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been recently imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, the Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, Audit Alliance LLP, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Audit Alliance LLP’s compliance with applicable professional standards. Audit Alliance LLP is headquartered in Singapore, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 27. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of the Shares to be materially and adversely affected.

Our management monitors the cash position of the Operating Subsidiaries regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors (“Board of Directors”).

For GCGCL to transfer cash to its subsidiaries, GCGCL is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in the BVI (as defined below) and Hong Kong through loans or capital contributions, provided such funding is in the best interests of GCGCL. GCGCL’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiaries subject to certain restrictions set forth in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant GCGCL’s subsidiary incorporated under the laws of the BVI. As a holding company, GCGCL may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of GCGCL’s subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to GCGCL. On November 5, 2024, the Company, Mr. Law Chun Ming Johnny (“Mr. Law”), and certain related parties entered into offsetting arrangement to net off the amount due from Mr. Law (in the amount of HK$2,738,736) and the corresponding amount due to Active Ideal Holdings Limited (“Active Ideal”) as of November 5, 2024. On November 6, 2024, the Company, Mr. Yeung Wan Yiu (“Mr. Yeung”) and certain related parties entered into offsetting arrangement to net off the amount due from Mr. Yeung (in the amount of HK$5,373,643) and the amount due to Team Plus International Limited (“Team Plus”) as of November 6, 2024 (in the amount of HK$4,019,039). See “Related Party Transactions” on page 116 for further details. Other than the transactions above, during the fiscal years ended March 31, 2025 and 2024, GCGCL, GVL, GMCL and GCL did not declare or pay any dividends or made other distributions, and there was no transfer of assets among GCGCL and its subsidiaries. We do not have any current intentions to distribute further earnings. If we decide to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from the Operating Subsidiaries by way of dividend payments, and subject to applicable Cayman Islands restrictions. See “Dividend Policy,” “Risk Factors – Risks Related to The Shares - We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 33, and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

We will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of the Company’s voting power will be held by an individual, a group or another company immediately following the consummation of this offering. Nonetheless, following the consummation of this offering, our principal shareholders will hold in aggregate approximately 68.75% of the Ordinary Shares. As a result, if they act together, will be able to control the management and affairs of the Company. See “Risk Factors – Risks Related to The Shares - Our principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders” on page 33.

Upon the completion of this offering, the outstanding shares of GCGCL will consist of 12,000,000 Ordinary Shares, assuming Eddid Securities USA Inc. (the “Underwriters”) do not exercise their Over-Allotment Option (as defined below), or 12,300,000 Ordinary Shares, assuming the Over-Allotment Option is exercised in full.

	Per Share	Total(2)
IPO price	$4	$15,000,000	(3)
Underwriting discounts(1) and commissions to be paid by us	$0.24	$480,000
Underwriting discounts(1) and commissions to be paid by the Selling Shareholders	$0.24	420,000
Proceeds, before expenses, to us	$3.76	$7,520,000
Proceeds, before expenses, to the Selling Shareholders	$3.76	$6,580,000

(1)	Represents underwriting discounts equal to 6.0% per Ordinary Share.
(2)	Assumes that the Underwriters do not exercise any portion of their Over-Allotment Option.
(3)	Includes $8,000,000 gross proceeds for the sale of 2,000,000 Ordinary Shares offered by us and $7,000,000 in gross proceeds from the sale of 1,750,000 Ordinary Shares offered by the Selling Shareholders.

We expect our total cash expenses for this offering (including cash expenses payable to our Underwriters for their out-of-pocket expenses) to be approximately US$2,769,179 exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority (“FINRA”), as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither the Securities and Exchange Commission (as defined below) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The Underwriters are obligated to take and pay for all of the Ordinary Shares. We have granted the Underwriters an option for a period of forty-five (45) days from the effective date of this prospectus to purchase up to 300,000 additional Ordinary Shares from us at the IPO price (or 15% of the Ordinary Shares sold in this offering), less underwriting discounts to cover over-allotments, if any. If the Underwriters exercise the Over-Allotment Option (as defined below) in full, assuming the public offering price per Ordinary Share is US$4, the total underwriting discounts payable will be US$552,000 and the total proceeds to us, before expenses, will be US$9,200,000.

If we complete this offering, net proceeds will be delivered to us and the Selling Shareholders on the closing date of this offering (the “Closing Date”).

The Underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about           , 2025.

Eddid Securities USA Inc.

The date of this prospectus is            , 2025.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. Neither we, the Selling Shareholders, nor the Underwriters, have authorized anyone to provide you with different information, and we and the Underwriters take no responsibility for any other information others may give you. Neither we, the Selling Shareholders, nor the Underwriters are making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we, the Selling Shareholders, nor the Underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

GCGCL is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a majority of our outstanding Ordinary Shares are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including           , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

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CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Amended and Restated Memorandum and Articles’’ refers to the amended and restated memorandum and articles of association of our Company to be adopted by the Company conditional upon and with effect from the date on which the Registration Statement becomes effective;

●	“AUM” refer to assets under management;

●	“BVI” refers to the British Virgin Islands;

●	“CCASS” refers to the Central Clearing and Settlement System established and operated by the HKSCC;

●	“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Company,” “we,” “us,” and “GCGCL” refers to GLAMOORE Capital Group Company Limited, an exempted Company with limited liability incorporated under the laws of the Cayman Islands on April 28, 2020, that will issue the Ordinary Shares being offered and does not include its subsidiaries, GCL, GMCL and GVL. Where appropriate, we shall refer to the subsidiaries by their legal names, collectively as “our subsidiaries”, or “Operating Subsidiaries” when we refer to our operating entities, as the case may be, and clearly identify the entity in which investors are purchasing an interest;

●	“COVID-19” refers to the Coronavirus Disease 2019;

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

●	“GCL” refers to GLAM Capital Limited, a Hong Kong company that holds Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) licenses from the Securities and Futures Commission of Hong Kong and principally provides placing and underwriting services, investment advisory services, business development services, asset management services and securities brokerage services and is one of the Operating Subsidiaries;

●	“GEM Listing Rules” refers to the Rules Governing the Listing of Securities on GEM of The Stock Exchange of Hong Kong Limited;

●	“GMCL” refers to Grand Moore Capital Limited, a Hong Kong company that holds Type 1 (dealing in securities) and Type 6 (advising on corporate finance) licenses from the Securities and Futures Commission of Hong Kong and principally provides IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services and is one of the Operating Subsidiaries;

●	“GVL” refers to Grand Well Ventures Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of GCGCL;

●	“high net worth individuals” refers to people who own individual investable assets including financial assets and investment property with total value over HK$8 million;

●	“HKD” or “HK$” refers to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“HKSCC” refers to the Hong Kong Securities Clearing Company Limited;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Hong Kong Listing Rules” refers to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

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●	“Hong Kong Stock Exchange” and “HKEx” refers to The Stock Exchange of Hong Kong Limited;

●	“Independent Third Party” refers to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“IPO” refers to an initial public offering of securities;

●	“mainland China” refers to the PRC (excluding Hong Kong, Macau and Taiwan);

●	“Nasdaq” refers to Nasdaq Stock Market LLC;

●	“Operating Subsidiaries” refer to GCL and GMCL;

●	“Ordinary Shares” or “Shares” refer to our ordinary shares, par value US$0.01 per ordinary share;

●	“PRC Counsel” refers to China Commercial Law Firm;

●	“PCAOB” refers to Public Company Accounting Oversight Board;

●	“PRC” or “China” refers to the People’s Republic of China;

●	“PRC government” or “PRC authorities,” or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

●	“PRC laws” refer to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

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●	“RMB” or “Renminbi” means Renminbi, the lawful currency of the PRC;

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

●	“SFC” refers to Securities and Futures Commission of Hong Kong;

●	“SFC Code of Conduct” refers to the Code of Conduct for Persons licensed by or Registered with the SFC issued by the SFC, as amended, supplemented and/or otherwise modified from time to time;

●	“SFO” refers to the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong);

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

●	“Selling Shareholders” refers to Bessie SIU with respect to 475,000 Ordinary Shares, Wai Ha LAM with respect to 400,000 Ordinary Shares, Fine Treasure International Limited with respect to 437,500 Ordinary Shares, and Forever Wealth Global Limited with respect to 437,500 Ordinary Shares;

●	“Takeovers Code” refers to the Code on Takeovers and Mergers issued by the SFC; and

●	“U.S. dollars” or “$” or “USD” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Underwriters of their Over-Allotment Option.

GCGCL is a holding company with operations conducted in Hong Kong through its key Operating Subsidiaries in Hong Kong, GMCL and GCL. GMCL’s and GCL’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the rate of US$1 = HK$7.7799, representing the spot rate as set forth in the H.10 statistical release of the United States Federal Reserve Board as of March 31, 2025. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in the Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “GCGCL,” “we,” “us,” “our,” the “Company,” and similar designations refer to GLAMOORE Capital Group Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Overview

We are a specialized financial services provider based in Hong Kong with operations conducted by the Operating Subsidiaries GCL and GMCL. GCL is licensed with the SFC to carry out Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) regulated activities, including placing and underwriting services, investment advisory services, asset management services and securities brokerage services; GMCL is licensed with the SFC to carry out Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities, including IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	Established reputation and market presence in the financial services industry;

●	The Operating Subsidiaries have an experienced management team and a well-qualified professional workforce;

●	Established and strong relationship with clients and stable client base; and

●	Strong regulatory compliance and risk management framework.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Enhance and expand existing business capabilities;

●	Strengthening our placing and underwriting services;

●	Broaden client network; and

●	Enhance and broaden our asset management services.

Corporate History and Structure

We, through the Operating Subsidiaries GCL and GMCL in Hong Kong, are a financial services provider principally engaging in the provision of (i) corporate finance and capital market advisory services; (ii) placing and underwriting services; (iii) investment advisory services, (iv) IPO sponsorship services (v) asset management services, (vi) business development services and (vii) securities brokerage services.

GCGCL is an exempted company with limited liability incorporated under the laws of the Cayman Islands on April 28, 2020 under the name “GLAM Capital Group Company Limited” and was renamed “GLAMOORE Capital Group Company Limited” on July 5, 2023. GCGCL’s direct subsidiary is GVL, a British Virgin Islands Business Company incorporated on January 3, 2020 and the holding company of the Operating Subsidiaries.

Prior to the reorganization as described below, GCGCL was the holding company of GCL through GVL. GCGCL historically conducted its business through GCL, a company incorporated under the laws of Hong Kong on July 11, 2018 and is licensed by the SFC to conduct Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) regulated activities (license no.: BNR298). GCL principally provides financial services, including placing and underwriting services, investment advisory services, discretionary investment management services and fund management services in Hong Kong.

Pursuant to the reorganization as described below, GCGCL became the holding company of both GCL and GMCL through GVL. GMCL is incorporated under the laws of Hong Kong on May 14, 2015, and is licensed by the SFC to conduct Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities (license no.: BGB 919). GMCL principally provides financial advisory and independent financial advisory services, compliance advisory services and IPO sponsorship services in Hong Kong.

In advance of this offering, we undertook a reorganization which resulted in GCGCL becoming a holding company for the Operating Subsidiaries.

On June 29, 2023, Joyful Smart Investments Limited acquired 10% of the issued shares of GCGCL from New Season International Limited, a company which, at the time of the acquisition, held 10% of the issued shares of GCGCL. On the same day, Joyful Smart Investments Limited acquired 9.8% of the issued shares of GCGCL from Joy Win Ventures Limited, a company which, at the time of the acquisition, held 9.8% of the issued shares of GCGCL. Immediately after the transaction, GCGCL was held as to 75% and 25% by Joyful Smart Investments Limited and Million Bright Enterprises Limited, respectively.

On June 29, 2023, Team Plus International Limited acquired the entire issued shares of GCGCL from Joyful Smart Investments Limited and Million bright Enterprises Limited. Immediately after the transaction, GCGCL was a direct wholly owned subsidiary of Team Plus International Limited.

On June 29, 2023, the then shareholder of GCGCL, Team Plus International Limited, resolved and approved to increase the share capital of GCGCL from US$50,000 to US$100,000 divided into 100,000 shares, par value of US$1.00 each.

On January 17, 2023, GVL and GCGCL entered into a sale and purchase agreement with Optimum Lead Limited and Pacific Express Limited, pursuant to which GVL conditionally agreed to acquire all the shares of GMCL from Optimum Lead Limited and Pacific Express Limited, in consideration of which GCGCL conditionally agreed to allot and issue an aggregate of 50,000 shares, credited as fully-paid in its share capital, to Active Ideal Holdings Limited. The transaction was completed on June 30, 2023. The 50,000 shares allotted and issued to Active Ideal Holdings Limited represented 50% of the total issued share capital of GCGCL immediately after the transaction. Following the transaction, GCL and GMCL have become an indirect wholly-owned subsidiary of GCGCL, through GVL.

On May 20, 2024, the shareholders of GCGCL resolved and approved (i) a subdivision of each of the issued and unissued shares with par value of US$1.00 each into 100 shares with a par value of US$0.01 each as part of the Company’s reorganization (the “Share Split”), and (ii) an increase in the authorized share capital of GCGCL to US$1,000,000 divided into 100,000,000 shares of US$0.01 each by the creation of an additional 90,000,000 new unissued shares of the Company (the “Increase in Authorized Share Capital”). Immediately after the Share Split and the Increase in Authorized Share Capital, the authorized share capital of the Company consists of US$1,000,000 divided into 100,000,000 Ordinary Shares, par value of US$0.01 each, and the issued share capital of the Company consists of US$100,000 divided into 10,000,000 Ordinary Shares, par value of US$0.01 each.

On July 29, 2024, Active Ideal Holdings Limited entered into a sale and purchase agreement with Optimum Lead Limited, pursuant to which Optimum Lead Limited acquired 3,350,000 Ordinary Shares from Active Ideal Holdings Limited, in consideration of which Optimum Lead Limited allotted and issued an aggregate of 9 shares, credited as fully-paid in its share capital, to its shareholder Iat Seng LEI. Also on July 29, 2024, Active Ideal Holdings Limited entered into another sale and purchase agreement with Pacific Express Limited, pursuant to which Pacific Express Limited acquired 1,650,000 Ordinary Shares from Active Ideal Holdings Limited, in consideration of which Pacific Express Limited allotted and issued an aggregate of 9,000 shares, credited as fully-paid in its share capital, to its shareholder WORLDGATE GLOBAL LOGISTICS LTD.

On July 29, 2024, Team Plus International Limited entered into a sale and purchase agreement with Joyful Smart Investments Limited, pursuant to which Joyful Smart Investments Limited acquired 3,750,000 Ordinary Shares from Team Plus International Limited, in consideration of which Joyful Smart Investments Limited allotted and issued an aggregate of 9 shares, credited as fully-paid in its share capital, to its shareholder Wan Yiu YEUNG. Also on July 29, 2024, Team Plus International Limited entered into another sale and purchase agreement with Million Bright Enterprises Limited, pursuant to which Million Bright Enterprises Limited acquired 1,250,000 Ordinary Shares from Team Plus International Limited, in consideration of which Million Bright Enterprises Limited allotted and issued an aggregate of 9 shares, credited as fully-paid in its share capital, to its shareholder Ching Wei HONG.

Further, on August 2, 2024, Joyful Smart Investments Limited entered into investment agreement with Fine Treasure International Limited and Forever Wealth Global Limited, pursuant to which Joyful Smart Investments Limited agreed to sell and each of Fine Treasure International Limited and Forever Wealth Global Limited agreed to purchase 437,500 Ordinary Shares of GCGCL. Also on August 2, 2024, Optimum Lead Limited entered into investment agreement with Bessie SIU and Wai Ha LAM, pursuant to which Optimum Lead Limited agreed to sell, and Bessie SIU and Wai Ha LAM agreed to purchase from Optimum Lead Limited 475,000 Ordinary Shares and 400,000 Ordinary Shares, respectively.

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The chart below illustrates our corporate structure as of the date of this prospectus and upon completion of this offering (assuming the Underwriters do not exercise the Over-Allotment Option):

As of the date of this prospectus, the Company’s principal shareholders hold in aggregate 82.5% of the Ordinary Shares. After this offering, these principal shareholders will hold in aggregate approximately 68.75% of the Ordinary Shares, assuming the Underwriters do not exercise the Over-Allotment Option. Although we will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering, the abovementioned shareholders, if they act together, will be able to control the management and affairs of our company.

We are offering 2,000,000 Ordinary Shares, representing approximately 16.67% of the issued and outstanding Ordinary Shares following completion of the offering of GCGCL, assuming the Underwriters do not exercise the Over-Allotment Option. The Selling Shareholders are offering 1,750,000 Ordinary Shares, representing approximately 14.58% of the total outstanding Ordinary Shares following the completion of this offering (assuming the Underwriters do not exercise the Over-Allotment Option), to the underwriters pursuant to this prospectus.

Holding Company Structure

GCGCL is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through the Operating Subsidiaries. This is an offering of the Ordinary Shares of GCGCL, an exempted company with limited liability incorporated under the laws of the Cayman Islands, instead of the shares of the Operating Subsidiaries. Investors in this offering will not directly hold any equity interests in the Operating Subsidiaries.

As a result of our corporate structure, GCGCL’s ability to pay dividends may depend upon dividends paid by the Operating Subsidiaries. If our existing Operating Subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

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Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of the Operating Subsidiaries regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by the Board of Directors.

No regulatory approval is required for GCGCL to transfer cash to its subsidiaries is subject to the following: GCGCL is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions, provided such funding is in the best interest of GCGCL. GCGCL’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiaries subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant GCGCL’s subsidiary incorporated under the laws of the BVI.

The ability of GVL, the direct subsidiary of GCGCL, to transfer cash to GCGCL is subject to the following: according to the BVI Business Companies Act 2004 (as amended), GVL may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of GMCL and GCL to transfer cash to GVL is subject to the following: according to the Companies Ordinance of Hong Kong, GMCL and GCL may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

On November 5, 2024, the Company, Mr. Law, and certain related parties entered into offsetting arrangement to net off the amount due from Mr. Law (in the amount of HK$2,738,736) and the corresponding amount due to Active Ideal as of November 5, 2024. On November 6, 2024, the Company, Mr. Yeung and certain related parties entered into offsetting arrangement to net off the amount due from Mr. Yeung (in the amount of HK$5,373,643) and the amount due to Team Plus International Limited as of November 6, 2024 (in the amount of HK$4,019,039). See “Related Party Transactions” on page 116 for further details. Other than the transactions above, during the fiscal years ended March 31, 2025 and 2024, GCGCL, GVL, GMCL and GCL did not declare or pay any dividends or made other distributions, and there was no transfer of assets among GCGCL and its subsidiaries.

If we determine to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. GCGCL is permitted under the laws of Cayman Islands to provide funding to its subsidiaries through loans or capital contributions, provided such funding is in the best interest of GCGCL. The Operating Subsidiaries are permitted under the laws of Hong Kong to provide funding to GCGCL through dividend distributions without restrictions on the amount of the funds distributed.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our Board of Directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of the IPO.

The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

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Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between GCGCL and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to GCGCL and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

See “Dividend Policy” and “Risk Factors — We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business,” and Consolidated Statements of Change in Shareholders’ Equity in the audited financial statements contained in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; (e) and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (a) the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provides less protection to investors; and (b) the Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on certain civil liability provisions of the securities laws of the United States, and (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Law Chun Ming Johnny	Chairman of the Board of Directors	Australian	Hong Kong
Mr. Chu Chun Yi	Director and Chief Executive Officer	Chinese	Hong Kong
Mr. Chow Ka Keung	Chief Financial Officer	Chinese	Hong Kong
Mr. Lee Kam Wing Victor	Independent Director Appointee	Chinese	Hong Kong
Mr. Lau Wai Leung Alfred	Independent Director Appointee	Chinese	Hong Kong
Mr. Chan Ho Choi Henry	Independent Director Appointee	Chinese	Hong Kong

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CFN Lawyers, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in “Risk Factors.”

Risks Related to Our Business and Industry

●	The Operating Subsidiaries operate in a highly regulated industry and ongoing compliance with the rules and regulations could be costly and affect our operations. See a more detailed discussion of this risk factor on page 15 of this prospectus.

●	Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the conditions of capital and financial market in Hong Kong and globally. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

●	The Operating Subsidiaries are susceptible to regulatory changes relevant to companies listed on the Hong Kong Stock Exchange and other exchanges. See a more detailed discussion of this risk factor on page 15 of this prospectus.

●	Where one or more of the regulated activities of the Operating Subsidiaries has less than two responsible officers, the relevant Operating Subsidiaries will be in breach of the relevant licensing requirements which could adversely affect the license status of the Operating Subsidiaries, thus jeopardizing our business and financial performance. See more detailed discussion of this risk factor on page 16 of this prospectus.

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●	The revenue from our corporate finance and capital market advisory services and our placing and underwriting business is non-recurring in nature and our profitability is highly unpredictable. See a more detailed discussion of this risk factor on page 17 of this prospectus.

●	We are exposed to business risk arising from our placing and underwriting business in case the securities underwritten by the Operating Subsidiaries are undersubscribed or placing exercise fails to complete. See a more detailed discussion of this risk factor on page 17 of this prospectus.

●	Our asset management business may be adversely affected by the risks arising from poor investment performance and market competition which could significantly decrease our AUM. See a more detailed discussion of this risk factor on page 17 of this prospectus.

●	The investment funds that GCL manages can be redeemed by the fund investors providing prior notice to the investment fund and its investment manager. See a more detailed discussion of this risk factor on page 18 of this prospectus.

●	The Operating Subsidiaries may be unable to receive mandated payments in a timely manner or in full if milestone events stipulated in our mandates for IPO sponsorship, corporate financial advisory, and placing and underwriting services are not achieved as stipulated or if client withdraws from or terminates the transaction. See a more detailed discussion of this risk factor on page 18 of this prospectus.

●	We may be subject to substantial risks if the clients using our securities dealing and brokerage services default on or delay their payments. See a more detailed discussion of this risk factor on page 18 of this prospectus.

●	The securities dealing and brokerage business in Hong Kong is highly competitive and the commission rates may decrease in the future. See a more detailed discussion of this risk factor on page 18 of this prospectus.

●	The Operating Subsidiaries are required to maintain a sufficient level of funding and liquidity for our business activities and proposed strategies. See a more detailed discussion of this risk factor on page 18 of this prospectus.

●	We are vulnerable to any deficiency or inherent limitations of our Company or the Operating Subsidiaries. See a more detailed discussion of this risk factor on page 19 of this prospectus.

●	The Operating Subsidiaries may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business. See a more detailed discussion of this risk factor on page 19 of this prospectus.

●	We may have to bear losses resulting from trading errors. See a more detailed discussion of this risk factor on page 20 of this prospectus.

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Risks Relating to Doing Business in Hong Kong

●	Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions of the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See a more detailed discussion of this risk factor on page 23 of this prospectus.

●	There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations. See a more detailed discussion of this risk factor on page 24 of this prospectus.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements. See a more detailed discussion of this risk factor on page 25 of this prospectus.

●	We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Shares to significantly decline or be worthless. See a more detailed discussion of this risk factor on page 25 of this prospectus.

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See a more detailed discussion of this risk factor on page 27 of this prospectus.

●	Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted. See a more detailed discussion of this risk factor on page 27 of this prospectus.

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●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation. See more detailed discussion of this risk factor on page 28 of this prospectus.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. See a more detailed discussion of this risk factor on page 33 of this prospectus.

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and the price of the Shares. See a more detailed discussion of this risk factor on page 33 of this prospectus.

●	If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline. See a more detailed discussion of this risk factor on page 34 of this prospectus.

●	If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Shares. See a more detailed discussion of this risk factor on page 34 of this prospectus.

●	If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be. See a more detailed discussion of this risk factor on page 35 of this prospectus.

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Recent Regulatory Developments in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

PRC-Related Regulations and the Permission Required from the PRC Authorities Related to This Offering

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and it further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangement for both direct and indirect overseas listing and clarifies the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to: regulatory opinions, record filing, approval, and other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, an NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the CSRC Filing Rules, which came into effect on March 31, 2023. The CSRC Filing Rules further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The CSRC Filing Rules further clarified and emphasized that the comprehensive determination of the “indirect overseas offerings and listing of PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be considered as a PRC domestic company that is subject to the Trial Administrative Measures and required to go through the filing procedures under the CSRC Filing Rules if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. Furthermore, the CSRC Filing Rules provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

GCGCL is a holding company incorporated in the Cayman Islands and conduct its operations in Hong Kong through the Operating Subsidiaries, and it does not have any operation, maintain office or personnel or physical presence in Mainland China, nor currently does it have, nor intend to have, any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, the Operating Subsidiaries are headquartered in Hong Kong with all of our officers and members of the board of directors based in Hong Kong, and all of our revenues and profits are generated by the Operating Subsidiaries or GVL and we have not generated revenues or profits from mainland China in the most recent accounting year that account for more than 50% of the corresponding figures in our audited consolidated financial statements for the same period.

Therefore, as confirmed by our PRC Counsel, China Commercial Law Firm, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe that we and the Operating Subsidiaries are not a “PRC domestic companies” as defined under the Trial Administrative Measures that are required to go through the filing procedures under the Trial Administrative Measures, and the Operating Subsidiaries’ operations in Hong Kong and the offering and listing of our securities in the United States are not subject to the review nor prior approval or permissions of the CSRC. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, its ability to accept foreign investments, and the listing of the Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to the Operating Subsidiaries or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to the Operating Subsidiaries and we or the Operating Subsidiaries are subject to cybersecurity review, the business operation of the Operating Subsidiaries and the listing of the Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiaries will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If the Operating Subsidiaries fail to receive or maintain such permissions or if the required approvals are denied, the Operating Subsidiaries may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Shares to significantly decline or be worthless.

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PRC-Related Regulations and the Permission Required from the PRC Authorities Related to Serving Mainland China-Based Clients

Our Operating Subsidiaries, GMCL and GCL, are both incorporated and licensed in Hong Kong. GMCL holds Type 1 (dealing in securities) and Type 6 (advising on corporate finance) licenses from the SFC and provides IPO sponsorship services, corporate finance and capital market advisory services, and placing and underwriting services. GCL holds Type 1 (dealing in securities), Type 4 (advising on securities), and Type 9 (asset management) licenses from the SFC and provides placing and underwriting services, investment advisory services, asset management services, and securities brokerage services. During the fiscal years ended March 31, 2025 and 2024, the Operating Subsidiaries acted as sponsor, placing agent and underwriters for a total of 7 mainland China clients, among which 1 client was “PRC domestic companies” under the Trial Administrative Measures and their overseas listings in Hong Kong are subject to CSRC’s review procedures and approval. Therefore, we and the Operating Subsidiaries are subject to certain legal and operational risks associated with the Operating Subsidiaries being based in Hong Kong and having existing or potential clients who are companies based in Mainland China or have shareholders or directors that are Mainland China individuals.

As stipulated and required by the Trial Administrative Measures, as a condition for the “overseas securities companies” outside of Mainland China, such as the Operating Subsidiaries, to engage PRC domestic companies in Mainland China as clients to act as their listing sponsors or underwriters (i.e. in our case, to conduct Type 6 (advising on corporate finance activities) and Type 1 (dealing in securities) activities) for their overseas listings outside of Mainland China, the overseas securities companies, such as the Operating Subsidiaries, are subject to the filing/reporting, verification and supervisory obligations to the CSRC regarding the overseas listing projects of the PRC domestic companies engaged, including: (1) filing and registering with CSRC as sponsors or underwriters who are being engaged by PRC domestic companies for their overseas listing, and submitting report to the CSRC annually on the relevant business activities of such overseas securities companies regarding overseas listings of PRC domestic companies; and (2) for each project for which the overseas securities companies have been engaged, submitting the undertakings to the CSRC that such offshore securities companies have verified and examined the documents submitted to CSRC by its clients in relation to their overseas listing, and that such documents are true, accurate and complete. For the details of the filing/reporting, verification and supervisory obligations to the CSRC, please see “Regulations - Registration/Filing Requirements and the Regulatory Regime under the Trial Administrative Measures” on page 108.

Currently, the Operating Subsidiaries, GMCL and GCL, are registered with the CSRC under Article 21 of the Trial Administrative Measures as an overseas securities company and have provided the undertakings to the CSRC in relation to the PRC domestic companies clients that engaged GMCL as the listing sponsor or GCL as the underwriters for their overseas listings in Hong Kong. GMCL and GCL both made the initial filing under Article 21 on 18 May 2023. According to Article 21 of the Trial Administrative Measures, sponsors and lead underwriters engaged before March 31, 2023 for overseas listing applications to the CSRC submitted by the PRC domestic companies shall make a filing with the CSRC within 30 working days after March 31, 2023 in a prescribed form specified in Supporting Guideline No.5. of the Trial Administrative Measures. Sponsors or lead underwriters who are being engaged for Overseas Listings after March 31, 2023, shall within 10 working days after signing its first engagement agreement, submit to the CSRC a prescribed form specified in Supporting Guideline No.5. Such filing only needs to be done once, not on case-by-case basis. Such overseas securities company must update the CSRC within 10 working days in case of changes of details previously filed. According to Article 21 of the Trial Administrative Measures, no later than January 31 each year, overseas securities companies that serve as sponsors or lead underwriters for overseas listings shall submit an annual report to the CSRC on its relevant business activities in the previous year on all overseas listings.

Therefore, although the offering of our securities in the United States and the operation of the Operating Subsidiaries in Hong Kong do not require approvals, licenses, permits, or qualifications from the PRC authorities, such as the CSRC or the CAC, as long as the Operating Subsidiaries conducts regulated activities in Hong Kong that involve PRC domestic companies, the Operating Subsidiaries are subject to regulatory oversight from the CSRC under the Trial Administrative Measures for its business of providing IPO sponsorship or underwriting services of PRC domestic companies.

As stipulated by the Trial Administrative Measures, if the CSRC were to believe, in the process of execution of the projects sponsored by the Operating Subsidiaries, that the Operating Subsidiaries are in violation of its undertakings to the CSRC, or failed to exercise proper diligence, or has made misrepresentations to the CSRC or relevant PRC authority, the CSRC and PRC authorities may issue correction order and warnings, impose of pecuniary penalties against us, the responsible staff, directors, or other officers of the Operating Subsidiaries, and prohibit us and the Operating Subsidiaries from providing our services to PRC domestic companies in Mainland China, thereby causing the Operating Subsidiaries to lose access to the Mainland China market. Furthermore, the Trial Administrative Measure explicitly stipulated that the CSRC may also refer the relevant information concerning the alleged misconduct or violation to CSRC’s regulatory counterparts in overseas jurisdiction, i.e., the SFC in Hong Kong, which governs and regulates the business operation of our Operation Subsidiaries, we and the Operating Subsidiaries could be subject to inquiries, reviews or investigations, disciplinary actions, revocation or suspension of licenses, public or private reprimand or imposition of pecuniary penalties, by the SFC. See “Risk Factors— Risks Related to Our Business and Industry — A significant percentage of our revenue is derived from our clients which are based and operate in Mainland China. As long as the Operating Subsidiaries engage the PRC domestic companies as clients or conduct regulated activities in Hong Kong that involve such companies, the Operating Subsidiaries are subject to the regulatory oversights from the CSRC and various obligations imposed by the Trial Administrative Measures, the violation or the alleged violation of which may result in warning, penalties, or prohibitions on the future business activities of the Operating Subsidiaries in Mainland China, and consequently may materially and adversely affect our business, financial condition, and results of operations” for further details.

As of the date of this prospectus, neither we nor the Operating Subsidiaries have been informed by any PRC governmental authority, including the CSRC, of the violation of the undertaking or any obligations to the CSRC. We believe the Operating Subsidiaries and we have complied with all applicable laws and regulations in connection with the engagement with PRC clients in Mainland China in all material respects.

Permission Required from Hong Kong and PRC Authorities

Due to the licensing requirements of the SFC, the Operating Subsidiaries, GMCL and GCL, are required to be licensed to conduct operations relating to regulated activities in Hong Kong. As of the date of this prospectus, GCL currently holds Type 1 license (dealing in securities), Type 4 license (advising on securities) and Type 9 license (asset management), and GMCL currently holds Type 1 license (dealing in securities) and Type 6 license (advising on corporate finance). These licenses have no expiration date and will remain active until they are otherwise suspended or revoked. The personnel of GMCL and GCL are also subject to the relevant laws and regulations. As of the date of this prospectus, GCGCL is not required to obtain any permission or approval from Hong Kong authorities to issue the Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the United State and to issue the Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations.

As confirmed and advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate the business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Operating Subsidiaries were established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. GCGCL and the Operating Subsidiaries are not a “PRC domestic companies” as defined under the Trial Administrative Measures that are required to go through the filing procedures under the Trial Administrative Measures, and the Operating Subsidiaries’ operations in Hong Kong and the offering and listing of our securities in the United States are not subject to the review nor prior approval or permissions of the CSRC as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority.

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Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution (the “Basic Law”). The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face similar regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, Audit Alliance LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Audit Alliance LLP is headquartered in Singapore, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has an exemption from the rule that a majority of the Board of Directors must be independent directors; unfettered ability to transfer information to the SEC.

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On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Joseph Biden, which contained, among other things, an identical provision to AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the Shares may be prohibited from trading or delisted.”

See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 27.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of the Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with the Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal executive office is located at 13/F, Wing Sing Commercial Centre, 12-16 Wing Lok Street, Sheung Wan, Hong Kong. Our telephone number is (+852) 2130 2088. Our registered office in the Cayman Islands is located at the office of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. We maintain websites at https://glam-hk.com/en/ and https://www.grandmoore.com/. Information contained on, or that can be accessed through, our websites are not a part of, and shall not be incorporated by reference into, this prospectus.

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The Offering

Securities being offered:	2,000,000 Ordinary Shares by us, and 1,750,000 Ordinary Shares by the Selling Shareholders.

IPO price:	We estimate the IPO price will be US$4 per Ordinary Share. The Selling Shareholders will sell the Ordinary Shares held by them at a fixed price equal to the IPO price in this offering.

Number of Ordinary Shares outstanding before this offering:	10,000,000 Ordinary Shares.

Number of Ordinary Shares outstanding after this offering:	12,000,000 Ordinary Shares, assuming Underwriters do not exercise the Over-Allotment Option.

Over-Allotment Option:	We have granted the Underwriters an option to purchase up to 300,000 additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in the offering) from us at the public offering price less the underwriting discount within 45 days from the effective date of this prospectus to cover over-allotments (such option, “Over-Allotment Option,” and the Ordinary Shares underlying the Over-Allotment Option, the “Option Shares,” and the Option Shares, together with the Ordinary Shares, “Shares”).

Use of proceeds:	Based upon an IPO price of US$4 per Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, of approximately US$4,895,051 if the Underwriters do not exercise their Over-Allotment Option, and US$6,011,051 if the Underwriters exercise their Over-Allotment Option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering as follows:

●	Approximately 30% (or approximately US$1.47 million) for strengthening of our (i) corporate finance and capital market advisory business and (ii) placing and underwriting business in Hong Kong;

●	Approximately 30% (or approximately US$1.47 million) for enhancing and developing our asset management business;

●	Approximately 10% (or approximately US$0.49 million) for enhancing our brand and expanding our office operation;

●	The balance to fund working capital and for other general corporate purposes including repayment of shareholder’s loan for the expenses of this offering.

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders. For more information on the use of proceeds, see “Use of Proceeds” on page 48.

Lock-up:

Our directors, officers and principal shareholders (defined as owners of 5% or more of the securities of the Company as of the effective date of this prospectus) have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell, any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or such other securities for a period of 6 months from the effective date of this prospectus, without the prior written consent of the Underwriters.

See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Proposed Nasdaq symbol:	We have applied to have the Shares listed on the Nasdaq Capital Market under the symbol “GMCG.”

Transfer agent and registrar:	Transhare Corporation

Risk factors:	Investing in the Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the Underwriters’ Over-Allotment option and is based on 10,000,000 Ordinary Shares outstanding as of the date of this prospectus.

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RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in the Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of the Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

The SFC in Hong Kong has broad regulatory authority over our business operations, subsidiaries, and licensed representatives, and any non-compliance with applicable rules and regulations could have a material adverse effect on our business.

The SFC in Hong Kong has broad regulatory authority over our business operations, subsidiaries, and licensed representatives, and any non-compliance with applicable rules and regulations could have a material adverse effect on our business. Our Operating Subsidiaries are subject to extensive regulatory oversight by the SFC in Hong Kong under the Securities and Futures Ordinance (Cap. 571), which governs our Type 1 (dealing in securities), Type 4 (advising on securities), and Type 6 (advising on corporate finance) regulated activities. Our Operating Subsidiaries and certain of our personnel are licensed with the SFC, and are therefore required to comply with various obligations, including but not limited to, licensing conditions, compliance, conduct of business rules, and internal control standards. Failure to comply with these requirements could result in investigations, fines, suspension or revocation of licenses, or other disciplinary actions by the SFC. These consequences could materially and adversely affect our reputation and our ability to conduct our business.

The Operating Subsidiaries operate in a highly regulated industry and ongoing compliance with the rules and regulations could be costly and affect our operations.

The financial and securities services industry in which the Operating Subsidiaries operate is highly regulated and any material changes to the laws and regulations applicable to us and the Operating Subsidiaries could significantly affect our operations or might restrict our business activities. Many aspects of the businesses of the Operating Subsidiaries depend on obtaining and maintaining approvals, licenses, permits, or qualifications from the relevant regulators. We cannot assure that the business model and operations the Operating Subsidiaries currently have in place would be in compliance with any changes or updates to the regulatory requirements.

Furthermore, the Operating Subsidiaries are licensed with the relevant regulatory authorities in Hong Kong, including, without limitation, as a licensed corporation under the SFO. Therefore, each of the Operating Subsidiaries has to ensure continuous compliance with all applicable laws, regulations, and guidelines, and satisfy the SFC, the Hong Kong Stock Exchange, and/or other regulatory authorities that the Operating Subsidiaries remain fit and proper to be licensed. In addition, the SFC expects high standards of sponsor’s conduct and one of the Operating Subsidiaries, GMCL, will need to continue to enhance its internal controls and systems in respect of its sponsorship services in accordance with new regulatory requirements or guidance. Any material changes to laws and regulations applicable to the Operating Subsidiaries could significantly affect our operations. We cannot assure you that the business model and operations the Operating Subsidiaries currently have in place would be in compliance with any changes or updates to the regulatory requirements. Costs of compliance may increase, and the fee structure of the Operating Subsidiaries may have to be adjusted. However, there can be no assurance that the Operating Subsidiaries will be able to pass on any increase in such costs to clients in the future. In addition, as the Operating Subsidiaries and the parties involved in the inquiries and investigations are subject to statutory secrecy obligations under the SFO, we and the Operating Subsidiaries may not be permitted to disclose details on any SFC inquiries, reviews or investigations without the consent of the SFC.

On June 2, 2023, the SFC has commenced an investigation under the SFO against GCL and two of its responsible officers, Mr. Chu Chun Yi and Mr. Chow Ka Keung. The investigation was commenced by the SFC in connection with certain events where a then staff member (now ex-employee) of GCL may have committed offences contrary to section 383 of the SFO. Under section 383 of the SFO a person may commit an offence if, in an application to the SFC, he makes a representation that is false or misleading in a material particular and he knows that, or is reckless as to whether, such a representation is false or misleading in a material particular (as the case may be). Pursuant to the relevant regulatory framework in Hong Kong, a licensed corporation, GCL and its senior management (which by definition includes its responsible officers, Mr. Chu and Mr. Chow) has the duty to ensure such information is neither false nor misleading and endorse the information in respect of the relevant individual provided to the SFC. As of March 31, 2025, the investigation against Mr. Chu has been concluded, and no actions at all have been taken as the result of the investigation. As at the date of this prospectus, i) the said investigation against Mr. Chow has yet to be concluded; and (ii) no regulatory action has been taken against GCL, Mr. Chu or Mr. Chow in connection thereof. We are unable to accurately predict the outcome of such investigation given its ongoing nature. There remains a risk that at the conclusion of the investigation, the SFC may identify misconduct, deficiency or material non-compliance and take regulatory actions, which may include, among other things, reprimands, fines, limitations or prohibitions on our future business activities or suspension or revocation of the licenses of GCL and its responsible officers, Mr. Chu and Mr. Chow. Under section 383 of the SFO, the maximum penalty for an offence upon conviction on indictment is up to a fine of HK$1,000,000 and imprisonment of 2 years. As Mr. Chu and Mr. Chow also serve as our Chief Executive Officer and Chief Financial Officer, respectively, regulatory action taken against them could also adversely affect our reputation and results of operations. There also remains a risk that the Operating Subsidiaries may not be able to rectify our practices to be in compliance with relevant laws and regulations following the identification of any such misconduct, deficiency or material non-compliance, which may result in the SFC taking additional regulatory actions against the Operating Subsidiaries in the forms described above. The investigation process itself may divert significant management attention and resources from our core business operations.

Any non-compliance with applicable laws, regulations, guidance, or codes or any negative findings made by the regulators may result in (i) fines, deterrent penalties, disciplinary actions against us, our responsible officers, licensed representatives, or any of our personnel; or (ii) suspension or revocation of some or all of (a) our registrations or licenses for carrying on our business activities; or (b) the approvals or licenses granted to our personnel enabling them to carry out their responsibilities. For instance, conditions may be imposed on our licenses restricting us and the Operating Subsidiaries to carry on its business or the responsible officers or licensed representatives of the Operating Subsidiaries may be banned from the industry, for a specific period of time. We may experience disciplinary actions taken against or penalties imposed on the Operating Subsidiaries, our directors, responsible officers, licensed representatives, or relevant staff. Any materialization of any of these regulatory risks could have a substantial adverse effect on our business, financial condition, and results of operations.

Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the conditions of capital and financial market in Hong Kong and globally. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

Our business operations are carried out in Hong Kong. Our results of operations and prospects are highly susceptible to any development of change in government policies, as well as economic, social, political and legal development in Hong Kong and globally. Events with adverse impacts on investors’ confidence and risk appetites, such as riots or mass civil disobedience movements and general deterioration of the local economy, may lead to a reduction in investment or trading activities and in turn our business performance. Any change in the Hong Kong and global economic, social and political environment, all of which are beyond our control, may lead to a prolonged period of sluggish market activities which would in turn have material adverse impact on our business.

The capital market and the economic conditions in general of Hong Kong are highly sensitive to conditions of the capital markets, political, social and economic conditions in Mainland China and globally. When there are unfavorable changes to the global or local market conditions, the capital market and the economy in Hong Kong may experience negative fluctuations in its performance. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in the capital market as a whole and have a negative impact on our business as a whole, the demand for our services, our pricing strategies, the level of our business activities and consequently our revenue derived therefrom. According to annual statistics of the Hong Kong Stock Exchange, total equity funds raised dropped from approximately US$32 billion for the year ended December 31, 2022 to approximately US$19 billion for the year ended December 31, 2023, and the number of newly listed companies decreased from 90 for the year ended December 31, 2022 to 73 for the year ended December 31, 2023, among which the number of companies newly listed on the Main Board decreased from 90 to 73, and the number of companies newly listed on GEM remained at 0 for the respective years. The numbers of newly listed companies on the Main Board and GEM, in aggregate, for the years ended December 31, 2022 and 2023, respectively, are the lowest among the numbers for each of the year from 2014 to 2023, being a time period of approximately a decade. This may materially and adversely affect our financial condition and the results of operations.

Additionally, continued turbulence in the international financial markets may adversely affect our ability to access the capital markets to meet liquidity needs. Financial markets and economic conditions could be negatively impacted by many factors, both economically and politically, beyond our control, such as the inability to access capital markets, control of the foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in the allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics, political uncertainty, Russo — Ukraine war, the outcome of the Sino — US trade dispute, civil unrest, fiscal or other economic policy of Hong Kong or other governments, and the timing and nature of any regulatory reform.

The current heightened tensions in international economic relations, such as the one between the United States and China, may also give rise to uncertainties in global economic conditions and adversely affect the capital market of Hong Kong. Amid these tensions, the U.S. government has imposed and may impose additional measures on entities in China, including sanctions. The U.S. government has imposed and has continued to propose to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Unfavorable financial market and economic conditions in Hong Kong, Mainland China, and elsewhere in the world, and the escalations of the tensions that affect trade relations may lead to slower growth in the global economy in general, could negatively affect our clients’ business and materially reduce demand for our services and increase price competition among financial services firms seeking such engagements, and thus could materially and adversely affect our business, financial condition, and results of operations. In addition, our profitability could be adversely affected due to our fixed costs and the possibility that we would be unable to reduce our variable costs without reducing revenues or within a timeframe sufficient to offset any decreases in revenues relating to changes in the market and economic conditions.

Given the close tie between Hong Kong and Mainland China, the stability of the Hong Kong economy and domestic market is susceptible to the general economic, political and regulatory environment in Mainland China. For the fiscal years ended March 31, 2025 and 2024, revenue generated from mainland China clients amounted to approximately HK$22,430,029 and HK8,091,149, representing approximately 44.19% and 44.75% of our total revenue (giving effect to the acquisition of GMCL as if it had occurred on April 1, 2022), respectively. During the fiscal years ended March 31, 2025 and 2024, our Operating Subsidiaries acted as sponsor, placing agent and underwriters for a total of 7 mainland China clients, among which 1 client was “PRC domestic companies” under the Trial Administrative Measures and their overseas listings in Hong Kong are subject to CSRC’s review procedures and approval. As such, our continued profitability will depend to a material extent on the ability of our Mainland China clients to conduct fundraising activities, IPO, or securities offering in Hong Kong. Any material adverse changes in the economic performance, political situations and regulations in relation to the financial and securities market in Mainland China may adversely affect Mainland China-based companies’ desire to participate in the financial and securities market in Hong Kong. This may lower their demand for the services of our Operating Subsidiaries and in turn adversely affect our financial condition and results of operations. The economy of Mainland China differs from the economies of most developed countries in a number of aspects, such as the extent of government intervention, growth rate, and control of the foreign exchange. In particular, the PRC government exerts substantial control over the growth of the domestic economy by means of, among others, resource allocation as well as setting policy on foreign exchange. There is no assurance that the PRC government will not implement reforms or policies which may drastically (i) restrict Mainland China investors from investing abroad and in Hong Kong; and/or (ii) restrict Mainland China companies and businesses to participate in the capital market in Hong Kong. Such intervention or policies changes may potentially affect the attractiveness of Hong Kong as an alternative venue for Mainland China business to conduct fundraising activities and securities offering in Hong Kong, or reduce the willingness of Mainland China investors to trade securities, or otherwise diminish the securities and financial market of Hong Kong, given the substantial reliance of Hong Kong financial and securities on the business and companies based in Mainland China. If the Chinese government implements market-oriented reforms involving unprecedented or experimental revision of its economic reform measures, there is no guarantee that adjustments to its policies will not negatively affect our operations and business development.

Furthermore, the outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military action in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We are currently actively monitoring the situation in Ukraine, however, we cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

The Operating Subsidiaries are susceptible to regulatory changes relevant to companies listed on the Hong Kong Stock Exchange and other exchanges.

A portion of our revenue is derived from providing securities brokerage, placing and underwriting services in Hong Kong where the Operating Subsidiaries may act as syndicate members, utilizing our distribution network for securities offerings. These offerings include both securities of companies listed on the Hong Kong Stock Exchange and securities of companies listed on other global exchanges that are distributed in Hong Kong through the Operating Subsidiaries. Further, companies listed on the Hong Kong Stock Exchange and parties seeking a listing on the Hong Kong Stock Exchange and/or carrying out corporate finance transactions may be required to appoint sponsors, financial advisors or independent financial advisors from time to time (as applicable) in order to fulfil the relevant requirements of the Hong Kong Listing Rules, the GEM Listing Rules and the Takeovers Code, and other applicable rules and regulations. The business activities and funding needs of these clients, and consequently the Operating Subsidiaries, may be susceptible to the changes in relation to the compliance requirements of these relevant rules and regulations. Any regulatory changes relevant to companies listed on the Hong Kong Stock Exchange or other exchanges, such as changes in listing requirements, offering procedures, regulatory approvals required for securities offerings in general, relaxation of rules and/or regulations requiring the appointment of sponsors, financial advisers or independent financial advisers for corporate finance transactions for companies listed on the Hong Kong Stock Exchange, may significantly affect the demand and scope of the Operating Subsidiaries’ services and thereby adversely impact our business and prospects in the future.

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A significant percentage of our revenue is derived from our clients which are based and operate in Mainland China. As long as the Operating Subsidiaries engages PRC domestic companies as clients or conducts regulated activities in Hong Kong that involve such companies, the Operating Subsidiaries are subject to the regulatory oversights from the CSRC and various obligations imposed by the Trial Administrative Measures, the violation or the alleged violation of which may result in warning, penalties, or prohibitions on the future business activities of the Operating Subsidiaries in Mainland China, and consequently may materially and adversely affect our business, financial condition, and results of operations.

For the fiscal years ended March 31, 2025 and 2024, revenue generated from mainland China clients amounted to approximately HK$22,430,029 and HK8,091,149, representing approximately 44.19% and 44.75% of our total revenue (giving effect to the acquisition of GMCL as if it had occurred on April 1, 2022), respectively. During the fiscal years ended March 31, 2025 and 2024, our Operating Subsidiaries acted as sponsor, placing agent and underwriters for a total of 7 mainland China clients, among which 1 client was “PRC domestic companies” under the Trial Administrative Measures and their overseas listings in Hong Kong are subject to CSRC’s review procedures and approval. As stipulated and required by the Trial Administrative Measures, as a condition for the “overseas securities companies” outside of Mainland China, such as the Operating Subsidiaries, to engage PRC domestic companies in Mainland China as clients to act as their listing sponsors or underwriters (i.e. in our case, to conduct Type 6 (advising on corporate finance activities) and Type 1 (dealing in securities) activities) for their overseas listings outside of Mainland China, overseas securities companies, such as the Operating Subsidiaries, are subject to the filing/reporting, verification and supervisory obligations to the CSRC regarding the overseas listing projects of the PRC domestic companies engaged, including: (1) filing and registering with CSRC as sponsors or underwriters who are being engaged by PRC domestic companies for their overseas listing, and submitting report to the CSRC annually on the relevant business activities of such overseas securities companies regarding overseas listings of PRC domestic companies; and (2) for each project of the overseas securities companies, submitting the undertakings to the CSRC that such offshore securities companies have verified and examined the documents submitted to CSRC by its clients in relation to their overseas listing, and that such documents are true, accurate and complete. For the details of the filing/reporting, verification and supervisory obligations to the CSRC, please see “Regulations — Registration/Filing Requirements and the Regulatory Regime under the Trial Administrative Measures” on page 108.

Currently, the Operating Subsidiaries, GMCL and GCL, are registered with the CSRC under Article 21 of the Trial Administrative Measures as an overseas securities company and has provided the undertakings to the CSRC in relation to the PRC domestic companies clients that engaged the Operating Subsidiaries as the listing sponsor or underwriters for their overseas listings in Hong Kong. Therefore, although the offering of our securities in the United States and the operation of the Operating Subsidiaries in Hong Kong do not require approvals, licenses, permits, or qualifications from the PRC authorities, such as the CSRC or the CAC, as long as the Operating Subsidiaries conduct regulated activities in Hong Kong that involves PRC domestic companies, the Operating Subsidiaries are subject to the regulatory oversights from the CSRC under the Trial Administrative Measures for its business of providing listing sponsorship of PRC domestic companies. As of the date of this prospectus, neither we nor the Operating Subsidiaries have been informed by any PRC governmental authority, including the CSRC, of the violation of the undertaking or any obligations to the CSRC. We believe the Operating Subsidiaries and we have complied with all applicable laws and regulations in connection with the engagement with PRC clients in Mainland China in all material respects.

However, as stipulated by the Trial Administrative Measures, if the CSRC were to believe, in the process of execution of the projects sponsored by the Operating Subsidiaries, that the Operating Subsidiaries are in violation of its undertakings to the CSRC, or failed to exercise proper diligence, or has made misrepresentations to the CSRC or relevant PRC authority, the CSRC and PRC authorities may issue correction order and warnings, impose pecuniary penalties against the Operating Subsidiaries and its responsible staff, directors, or other officers, suspend or revoke the Operating Subsidiaries’ registration under Article 21 of the Trial Administrative Measures, or prohibit us and the Operating Subsidiaries from conducting business activities or providing services to the clients based in Mainland China, causing the Operating Subsidiaries to lose access to the Mainland China market, all of which could have a material adverse effect on our business operation, reputation, financial condition and the results of operations. Furthermore, the Trial Administrative Measure explicitly stipulated that the CSRC may refer the relevant information concerning the alleged misconduct or violation to CSRC’s regulatory counterparts in overseas jurisdiction, i.e., the SFC in Hong Kong, which governs and regulates the business operation of our Operation Subsidiary. As a result, we and the Operating Subsidiaries could be subject to inquiries, reviews or investigations, disciplinary actions, revocation or suspension of licenses, public or private reprimand or imposition of pecuniary penalties by the SFC, concerning the alleged misconduct or violation arising from the Operating Subsidiaries’ activities in Mainland China.

The Operating Subsidiaries rely on a limited number of key clients for its business, which exposes us to significant client concentration risk.

GCGCL’s top five clients (giving effect to the acquisition of GMCL as if it had occurred on April 1, 2022) in aggregate account for 80.0% and 73.22% of its total revenue for the fiscal years ended March 31, 2025 and 2024, respectively. During the fiscal year ended March 31, 2025, there were two customers that accounted for approximately 43.0% and 24.5% of the our total revenue. During the fiscal year ended March 31, 2024, there were two customers that accounted for approximately 34.3% and 12.9% of our total revenue. The clients of the Operating Subsidiaries are fairly concentrated, and we rely on a limited number of key clients during each period of our business. Client concentration risk is further intensified due to the reliance on different clients, for services engaged in different periods, and the fact that the revenue from the corporate finance advisory and placing and underwriting business conducted by the Operating Subsidiaries was generated on a project-by-project basis and non-recurring in nature.

We cannot assure you that the Operating Subsidiaries will be successful in diversifying its client base, engaging new clients, and reducing the client concentration risk. Client concentration risk may be amplified due to the limited number of fundraising activities in a period of a given year. If the Operating Subsidiaries are unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and our results of operations may be materially and adversely affected. Our goal is to diversify our client base and revenue source and position ourselves as a trusted financial services provider. However, we cannot assure you that the Operating Subsidiaries will be successful in diversifying its client base and reducing our client concentration risk. Moreover, if the Operating Subsidiaries lose a key client or if a client decides to engage another financial services provider for the same services the Operating Subsidiaries provided, and if the Operating Subsidiaries are unable to secure new clients during a period of time in the future, our results of operations, financial conditions, cashflow positions may be adversely and materially impacted.

We derive a significant portion of our revenue from transactions involving PRC state-owned enterprises, exposing us to concentration risk.

For the fiscal year ended March 31, 2025, a significant portion of our revenue was generated from placing and underwriting services in connection with bond issuances by six PRC state-owned enterprises, where GCL acted as joint bookrunner, joint lead manager, or sub-underwriter depending on its engagement structure. As these were transaction-specific engagements, there is no assurance that we will continue to secure similar mandates in the future. Any inability to obtain comparable transactions could materially and adversely affect our revenue, financial condition, and results of operations. In addition, changes in PRC regulatory policies affecting the fundraising activities of state-owned enterprises, or increased competition for such mandates, could further adversely impact our business prospects.

Where one or more of the regulated activities of the Operating Subsidiaries has less than two responsible officers, the relevant Operating Subsidiaries will be in breach of the relevant licensing requirements, which could adversely affect the license status of the Operating Subsidiaries, thus jeopardizing our business and financial performance.

Under the licensing requirement of the SFO, the Operating Subsidiaries each have to maintain at least two responsible officers for each type of regulated activity. In addition, to act as sponsor and compliance adviser, one of the Operating Subsidiaries, GMCL, must ensure that there are sufficient sponsor principals engaged in a full-time capacity to discharge its roles in overseeing and supervising the transaction team with at least two sponsor principals engaged at all times. Without an adequate number of sponsor principals, GMCL cannot accept new engagement.

We cannot guarantee that the Operating Subsidiaries can at all times maintain a sufficient number of responsible officers and/or sponsor principals. In the event some or all of the responsible officers and/or sponsor principals resign, become disqualified, or otherwise ineligible to continue their role as responsible officers and/or sponsor principals, and an immediate and suitable replacement could not be found, the Operating Subsidiaries will be in breach of the relevant licensing requirements which could adversely affect the license status of the Operating Subsidiaries.

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The revenue from our corporate finance and capital market advisory services and our placing and underwriting business is non-recurring in nature and our profitability is highly unpredictable.

Our corporate finance advisory and placing and underwriting business conducted by the Operating Subsidiaries operate on a project-by-project basis, and the financial performance of these businesses is subject to various uncertainties, such as market conditions, the particulars of each engagement, and project completion timeline. The sustainability of the financial performance of these businesses is uncertain, as these are highly depending on factors such as the number of projects undertaken, the revenue generated from each client, and the recurring business opportunities. To sustain the corporate finance advisory and placing and underwriting business, the Operating Subsidiaries rely on their ability to leverage their relationship to source and retain clients. Revenue generated from these businesses may fluctuate from time to time and may not recur, and we cannot guarantee that clients who have previously sought the services of the Operating Subsidiaries will continue to retain such Operating Subsidiaries for future projects.

Moreover, the demand for the corporate finance advisory and underwriting services is heavily dependent on market conditions. Any adverse market conditions or market sentiment will affect clients’ decision on the scale, timing, and stock market choices in respect of their fundraising needs, which may lead to lower demand for, delay to, or termination of fundraising activities and our services, and in turn affect the financial performance of our corporate finance advisory and placing and underwriting business.

We are exposed to business risk arising from our placing and underwriting business in case the securities underwritten by the Operating Subsidiaries are undersubscribed or placing exercise fails to complete.

Our placing service conducted by the Operating Subsidiaries operates on a best effort basis and is subject to market conditions and volatility. In the event of adverse changes in market conditions or investor sentiment, the Operating Subsidiaries may not be able to secure investors to subscribe for all or part of the offered securities and the placement may not be completed in full or may not proceed at all. The commission from such placement engagements may be reduced, or the Operating Subsidiaries may not receive any commission at all in the worst-case scenario. Although the Operating Subsidiaries typically engage in fundraising exercise to place securities with investors on a best effort basis, if the securities are undersubscribed due to market conditions or other factors, the entire fundraising exercise may not be completed or may be cancelled. This could result in a reduction of the Operating Subsidiaries’ commission income from such fundraising exercises, or they may not be entitled to any commission at all.

In addition, if the securities underwritten by the Operating Subsidiaries are undersubscribed due to volatile or unfavorable market conditions or other factors, the Operating Subsidiaries may be required to purchase the undersubscribed portion on their own account up to the maximum underwriting commitment. This could materially and adversely affect our liquidity and financial position, particularly if the purchased securities become illiquid or lose market value.

Our placing and underwriting business depends on referrals and may incur commission payments that could adversely affect our profitability.

Our revenue generated from the placing and underwriting activities of the Operating Subsidiaries increased significantly from approximately HK$763,894 for the fiscal year ended March 31, 2024 to approximately HK$42,267,181 for the fiscal year ended March 31, 2025, with a corresponding commission expense increasing from approximately HK$344,458 to approximately HK$41,328,477 during the same periods. The increase in both revenue and commission expenses reflects the dependence on referrals for securing placing and underwriting opportunities. Although these expenses generally correspond with revenue generation, in the event that the referrers reduce their cooperation with us, redirect opportunities to our competitors, or if we face increased competition leading to less favorable commission arrangements, our business, financial condition, and results of operations could be materially and adversely affected.

We rely on investment management fees received from two funds for our asset management business.

GCGCL relies on the revenue generated from the asset management business conducted by GCL. As of March 31, 2025 and 2024, we recognized management and performance fees income of approximately HK$1,634,192 and HK$3,498,693, respectively, of which a substantial portion was received from two funds managed by GCL, namely GLAM-HKCFC MBS Fund, and Xi Yue Cultural Industry Investment Fund L.P.. As of March 31, 2025, we recognized management and performance fees income of approximately HK$1,634,192, of which a substantial portion was received from one fund managed by GCL, namely GLAM-HKCFC MBS Fund. The investment management agreements entered into between GCL and these funds can be generally terminated by these funds, provided that prior notices have been given by the funds to GCL. There is no guarantee that GCL will be able to maintain relationships with these funds, or that these funds would not terminate these investment management agreements in the future.

As of the date of this prospectus, Xi Yue Cultural Industry Investment Fund L.P. no longer engages GCL to provide investment management services, leaving GCL reliant on the remaining fund, GLAM-HKCFC MBS Fund, for its asset management business. Any decline in such fund’s performance and net asset value or AUM, and/or a reduction in the management fees, performance fees and/or subscription and redemption fees payable by GLAM-HKCFC MBS Fund to GCL in future could have an adverse impact on the financial performance of GCL, thereby affecting our overall business and financial performance.

Management fees, performance fees and/or subscription and redemption fees paid by GLAM-HKCFC MBS Fund to GCL for the fiscal years ended March 31, 2025 and 2024 amounted to approximately HK$1,634,192 and HK$1,783,427, respectively, while the management fees, performance fees and/or subscription and redemption fees paid by Xi Yue Cultural Industry Investment Fund L.P. to GCL for the fiscal years ended March 31, 2025 and 2024 amounted to approximately HK$500,000 and HK$1,704,231, respectively

Our asset management business may be adversely affected by the risks arising from poor investment performance and market competition, which could significantly decrease our AUM.

As of March 31, 2025 and 2024, the AUM of the fund management business conducted by GCL amounted to approximately HK$[*] and HK$181,966,881, respectively. The management fee is calculated as a percentage of the amount of the AUM. In addition, GCL may earn performance fees and charge subscription charge and redemption charge for certain fund management schemes.

Investment performance is one of the most important factors in retaining GCL’s clients. Investment performance is subject to market condition and volatility, availability of hedging instrument, investment strategies and decision, and risk management policy. In addition, changes in exchange rate, interest rate, and other economic factors will affect investment performance. Poor investment performance may lead to loss of clients and failure to attract new clients for GCL’s asset management business, resulting in a decrease of AUM of the fund(s) managed by GCL. We cannot assure you that such AUM can be increased under the highly competitive environment with numerous competitors from other securities firms, fund managers, commercial banks, and insurance companies, which may have a longer operating history, better brand names and reputation, and proven track record of investment performance.

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The investment funds that GCL manages can be redeemed by the fund investors providing prior notice to the investment fund and its investment manager.

An investor’s ability to withdraw and/or redeem interests or shares from funds managed by GCL is generally not restricted in accordance with the withdrawal and/or redemption mechanism contained in the respective fund documents (subject to relevant lock-up period). In the event that there are substantial withdrawals or redemptions by investors within a short period of time, the funds managed by GCL would have to liquidate securities positions and other investments more rapidly than it is expected, possibly reducing the value of the funds managed by GCL and disrupting GCL’s trading strategy. As such, a reduction in the asset value of such funds managed by GCL could make it more difficult to generate a more positive return or to recoup losses due to, among other things, a reduction in such fund’s ability to take advantage of particular investment opportunities or a decrease in the ratio of their income to their expenses.

As the management fees, which GCL may be entitled to charge under the investment manager agreement, are calculated as a percentage of the AUM, a decline in such funds’ performance and net asset value or AUM, and/or a reduction in management fees payable to GCL could have an adverse impact on our financial condition and results of operation.

The Operating Subsidiaries may be unable to receive mandated payments in a timely manner or in full if milestone events stipulated in our mandates for IPO sponsorship, corporate financial advisory, and placing and underwriting services are not achieved as stipulated or if client withdraws from or terminates the transaction.

For the fiscal years ended March 31, 2025 and 2024, our business was heavily premised on the provision of IPO sponsorship, corporate finance advisory services and placing and underwriting services. The normal payment terms of these services involve progress payments based on milestones achieved, and not necessarily based on the time or costs the Operating Subsidiaries have incurred for the project. Moreover, the underwriting or placing commission is payable to the Operating Subsidiaries upon successful completion of the IPO or the fundraising exercise. There is no guarantee that the milestones specified in the mandates will be achieved or that clients will settle the invoices when due for all transactions. In the event that a project falls through due to factors beyond our control, even after the relevant Operating Subsidiaries have invested a substantial amount of time and effort, it may experience difficulties in seeking compensation or full payment in accordance with the relevant mandate.

We may be subject to substantial risks if the clients using our securities dealing and brokerage services default or delay on payments.

GCL’s securities brokerage business mandates that its clients are to settle their securities transactions executed through one of the Operating Subsidiaries, GCL, within a T+2 period. In the event that GCL’s clients do not possess adequate cash balances in their accounts to fulfil the settlement within the prescribed period, GCL are obligated to settle on their behalf through CCASS using our own resources. Consequently, GCL are required to maintain sufficient resources to accommodate such settlements and assume the risks of potential default in payment by its clients. In the event of such default, GCL’s liquidity position may be adversely affected.

There is no assurance that GCL or our risk management policies and measures will effectively mitigate such default risks arising from unexpected events or circumstances. There is a risk that GCL’s clients may not be able to meet their obligations to settle their securities transactions or time or at all, or that they may default on their obligations to us and GCL due to bankruptcy, lack of liquidity, or other reasons. If the clients fail to meet their payment obligation, our financial position and results of operations may be materially and adversely affected.

The securities dealing and brokerage business in Hong Kong is highly competitive and the commission rates may decrease in the future.

Our subsidiary, GCL, derives a portion of their income from their securities and brokerage business. GCL receives brokerage commission from its clients for (i) executing trade in securities on behalf of them and (ii) for subscribing for securities on behalf of them under an IPO offering and/or placing transaction. GCL’s clients may place orders by telephone, in writing, or by email. GCL may experience pressure on their commission or fee rates as a result of the increasing competition in the securities dealing and brokerage service industry as well as the popularity of online trading systems. Some of GCL’s competitors offer a broader range of services to a larger client base and enjoy higher trading volumes than GCL. Consequently, GCL’s competitors may be able and willing to offer trading services at lower commission or fee rates than GCL currently offers or may be able to offer. In case GCL is unable to charge a competitive rate of brokerage commission for its securities dealing and brokerage business, GCL may lose to its competitors for the same clients. A decline in GCL’s commission or fee rates could lower its revenues, which would in turn adversely affect our profitability.

The Operating Subsidiaries are required to maintain a sufficient level of funding and liquidity for our business activities and proposed strategies.

The Operating Subsidiaries are licensed with the SFC to carry on certain regulated activities. As a result, they are required to maintain a minimum amount of share capital and liquid capital as prescribed under the Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong) (“FRR”). If our liquid capital, which means the amount by which our liquid assets exceeds our ranking liabilities, falls below the minimum requirement under the FRR, the Operating Subsidiaries will be in breach of the FRR resulting in SFC suspending our licenses, imposing conditions in relation to our regulated activities or taking other appropriate disciplinary actions against the Operating Subsidiaries, which may adversely affect our business operations and financial performance. As of the date of this prospectus, the Operating Subsidiaries are in compliance with the respective regulatory capital requirements. However, there is no assurance that such failure will not happen in the future. Our liquid capital may be tightened if there is a significant increase in placing and underwriting exercises. Failure to meet the above requirement may cause the SFC to suspend the licenses of the Operating Subsidiaries, impose conditions in relation to our regulated activities, or take other appropriate disciplinary actions against us, which may adversely affect our business operations and financial performance. Failure to meet the above requirement could also affect client confidence, our ability to grow, our costs of funds, our ability to pay dividends on Ordinary Shares, our ability to make acquisitions, and in turn, our business, results of operations, and financial condition.

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We are vulnerable to any deficiency or inherent limitations of internal control system of our Company or the Operating Subsidiaries.

We are committed to conducting our business in accordance with the laws, rules, and policies issued or endorsed by regulators, best market practice and the highest standards of integrity and fair dealing. In accordance with the SFC Code of Conduct, the Operating Subsidiaries have established their internal control systems, operational guidelines, and compliance procedures for each of their business operations. The Operating Subsidiaries rely on the effectiveness of their internal control systems and procedures to record, process, summarize, and report financial and other data in an accurate and timely manner to identify any reporting errors and non-compliance with relevant rules and regulations. Any deficiency in the internal control systems of the Operating Subsidiaries may lead to financial loss and disciplinary actions taken by or penalties imposed by the regulators. There is no assurance that our internal control policies in place could or would be properly implemented, or be strictly adhered to, or are adequate or effective under the continuously changing business environment in which we and the Operating Subsidiaries operate.

The Operating Subsidiaries rely on their staff and management in operating and supervising their business activities. There may be possibilities that the staff of the Operating Subsidiaries commits offences such as theft and fraud or willful default such as insider dealing, market manipulation, false trading, and pricing rigging. There is no assurance that internal control systems of the Operating Subsidiaries are adequate or effective in protecting the Operating Subsidiaries from employees’ misconduct.

Further, we and the Operating Subsidiaries are also subject to the risk of fraud, illegal act, misconduct or other improper activities committed by our or its directors, employees, agents, clients or other third parties, such as entering into authorized transactions, improperly using or divulging insider information, recommending transactions not suitable for clients, engaging in fraudulent activities, or engaging in improper or illegal conduct. We cannot assure that internal control system, procedures and policies of us or of the Operating Subsidiaries would fully prevent or detect illegal or improper activities in our business operations. If illegal or improper activities transpire and the Operating Subsidiaries fail to identify them in a timely manner, or at all, the Operating Subsidiaries will be in breach of the legal and regulatory requirements in Hong Kong and may be subject to regulatory sanction resulting in financial loss and reputational harm, which could adversely affect our reputation and results of operations. It is not always possible to detect and deter fraud or misconduct by the directors, officers, employees, agents, clients or business partners of us or of the Operating Subsidiaries, or other third parties. The precautions that we and the Operating Subsidiaries take to detect and prevent such activity may not be effective in all cases. Fraud or misconduct by any of these persons or entities may cause us and the Operating Subsidiaries to suffer significant reputation harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We and the Operating Subsidiaries may not be able to fully detect money laundering and other illegal or improper activities in our business operations on a timely basis or at all, which could subject us and the Operating Subsidiaries to liabilities and penalties

We and the Operating Subsidiaries are required to comply with applicable anti-money laundering and counter-terrorism laws and regulations in the jurisdictions where it operates. Although the Operating Subsidiaries have adopted policies and internal control procedures aimed at detecting, and preventing being used for, money-laundering activities by criminals or terrorist-related organizations and individuals or improper activities (including but not limited to market manipulation and aiding and abetting tax evasion), in light of the complexity of money-laundering activities and other illegal or improper activities, such policies and procedures may not completely eliminate the possibility of third parties using our business platform to engage in money laundering and/or other illegal or improper activities.

Furthermore, the Operating Subsidiaries primarily comply with applicable anti-money laundering laws and regulations in Hong Kong (for instance, the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance and the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism (For Licensed Corporations) issued by the SFC), and we and the Operating Subsidiaries may not fully detect violations of anti-money laundering regulations in other jurisdiction or be fully compliant with the anti-money laundering laws and regulations in other jurisdiction to which we and the Operating Subsidiaries are required. After we become a publicly listed company in the United States, we will also be subject to the U.S. Foreign Corrupt Practices Act of 1977, and other laws and regulations in the United States, including regulations administered by the U.S. Department of Treasury’s Office of Foreign Asset Control. To the extent that the policies and procedures currently in place fail to detect and prevent money-laundering activities, terrorist financing and other illegal or improper activities by directors, employees, agents, clients or other third parties of our Company and of the Operating Subsidiaries and/or if we and the Operating Subsidiaries fail to fully comply with the applicable laws and regulations, the relevant government authorities may initiate investigation against us and/or the Operating Subsidiaries, and may impose fines and/or other penalties on us and/or the Operating Subsidiaries, any of which may significantly and adversely affect our reputation, business operations and financial results.

We and the Operating Subsidiaries are exposed to potential disruptions and risks from unforeseen disasters or crises.

The operations and business continuity of the Operating Subsidiaries depend on its ability to operate its facilities and systems without significant interruption. Unforeseen events such as natural disasters, pandemics, power outages, or other catastrophic events could potentially disrupt their operations, leading to business interruption, financial loss, and damage to our reputation. While the Operating Subsidiaries have in place business continuity plans, these plans might not be sufficient to mitigate all potential disruptions. Furthermore, in the context of a global pandemic, our operations may be severely impacted due to government-imposed restrictions, widespread illness among the employees of the Operating Subsidiaries, or disruptions in supply chain. There is no guarantee that the contingency plans could fully prevent or remediate the effects of such unforeseen disasters or crises. Thus, our financial condition, results of operations, and business prospects may be adversely affected.

The Operating Subsidiaries may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

The Operating Subsidiaries face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of their business operations. Conflicts of interest may exist between (i) the different businesses of the Operating Subsidiaries; (ii) the Operating Subsidiaries and their clients; (iii) their clients; (iv) the Operating Subsidiaries and its employees; and (v) the clients and the employees of the Operating Subsidiaries. As the Operating Subsidiaries expand the scope of their business and client base, it is critical for the Operating Subsidiaries to be able to timely address potential conflicts of interest, including situations where two or more interests within our business naturally exist but are in competition or conflict. To effectively manage these situations, the Operating Subsidiaries have implemented specific policies and risk management procedures, as outlined in their compliance manuals, which are designed to identify, address and management these conflicts of interests swiftly and effectively as they arise. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and clients’ confidence in the Operating Subsidiaries could be damaged if they fail, or appear to fail, to deal appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on the reputation of our Company and the Operating Subsidiaries.

The Operating Subsidiaries rely on a number of external service providers for certain key market information and data, technology, processing, and supporting functions.

The Operating Subsidiaries rely on a number of external service providers for certain key market information and data, technology, processing, and supporting functions. Furthermore, external content providers provide the Operating Subsidiaries with financial information, market news, charts, futures and stock quotes, and other fundamental data that the Operating Subsidiaries may also offer to their clients and users. These service providers face technical, operational, and security risks of their own. Any significant failures by them, including improper use or disclosure of confidential client, employee, or company information, could interrupt the Operating Subsidiaries’ business, cause us and the Operating Subsidiaries to incur losses, and harm our reputation. Particularly, the Operating Subsidiaries may utilize real-time market information data provided by the Hong Kong Stock Exchange, and several other institutions, which are essential for the Operating Subsidiaries and their clients to make informed investment decisions and take actions. If the data provided by such information providers were inaccurate or incomplete, or if such information providers fail to update or deliver the data in a timely manner as provided in the agreements, the Operating Subsidiaries and their clients may suffer financial losses.

We cannot assure you that the external service providers will be able to continue to provide these services to meet the Operating Subsidiaries’ current needs in an efficient and cost-effective manner, or that they will be able to adequately expand their services to meet the Operating Subsidiaries’ needs in the future. The external service providers’ ability to consistently provide these services is subject to risks from unfavorable political, economic, legal, or other developments, such as social or political instability, changes in governmental policies or changes in the applicable laws and regulations.

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An interruption in or the cessation of service by any external service provider as a result of system failures, capacity constraints, financial constraints or problems, unanticipated trading market closures, or for any other reason and the Operating Subsidiaries’ inability to make alternative arrangements in a smooth and timely manner, if at all. Further, disputes might arise out of or in connection with the agreements regarding the Operating Subsidiaries’ or the service providers’ performance of the obligations thereunder. To the extent that any service provider disagrees with the Operating Subsidiaries on the quality of the products or services, terms and conditions of the payment or other provisions of such agreements, the Operating Subsidiaries may face claims, disputes, litigations or other proceedings initiated by such service provider against us. The Operating Subsidiaries may also incur substantial expenses and require significant attention of the management in defending against these claims, regardless of their merit.

We may have to bear losses resulting from trading errors.

During the course of providing securities brokerage services, clients can place their orders through GCL by telephone, in writing, or by email. There is no assurance that GCL will not inadvertently make trade errors, such as making mistakes when processing buy/sell orders or breakdown or failure of trading system. There is also no guarantee that adequate measures and procedures to protect and maintain the trading system will completely deter, or be continuously effective in deterring trading errors. Upon discovery of any trading error, GCL has to take immediate actions to rectify the trading error and the relevant client may be dissatisfied and refuse to settle the relevant trade, in which event, GCL and we may suffer losses from such trading error. Any trading errors may cause us and GCL to incur significant losses and may materially and adversely affect our reputation, financial condition, and results of operation.

Our business may experience unexpected network interruptions, security breaches or malware attacks (computer virus attacks) and failures in the Operating Subsidiaries’ information technology systems.

The information technology systems support substantially all phases of the operations of the Operating Subsidiaries and are an essential part of its technology infrastructure. If the systems fail to perform, the Operating Subsidiaries could experience disruptions in operations, slower response time or decreased client satisfaction. The Operating Subsidiaries must process, record, and monitor a large number of transactions and its operations are highly dependent on the integrity of its technology systems and the ability to make timely enhancements and additions to its systems. System interruptions, errors, or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to the systems, erroneous or corrupted data, changes in client usage patterns, linkages with third-party systems, and power failures. The Operating Subsidiaries’ systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, malware attacks (including but not limited to computer viruses, worms, ransomware, and spyware), distributed denial of service attacks, cyberattacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting their key business partners and vendors, and other similar events.

Any failure to maintain the performance, reliability, security, or availability of the network infrastructure may cause significant damage to the Operating Subsidiaries’ ability to attract and retain users and clients. Major risks involving the network infrastructure include:

●	breakdowns or system failures resulting in a prolonged shutdown of the servers of the Operating Subsidiaries;

●	disruption or failure in the server networks of third-party service providers, which would make it impossible for the Operating Subsidiaries to timely access market information and for their clients to access the online and mobile platforms;

●	physical or cyber based attacks on the servers and other network infrastructure, which may result in disruptions to the network and damages to the technology infrastructure of the Operating Subsidiaries;

●	damage from natural disasters or other catastrophic events such as typhoon, volcanic eruption, earthquake, flood, telecommunications failure, or other similar events; and

●	any infection by or spread of malware, including computer viruses or other system failures.

If we or the Operating Subsidiaries fail to prevent security breaches, improper access to or disclosure of our data or user data, or other hacking and attacks, we may lose clients, and our business, reputation, financial condition and results of operations may be materially and adversely affected.

The Operating Subsidiaries have, and we intend to enhance their privacy and data security policies in place that are designed to prevent security breaches and we are looking for resources to assist us to develop our security measures against breaches. However, as newer technologies evolve, and the portfolio of the service providers with which the Operating Subsidiaries shares confidential information with grows, we and the Operating Subsidiaries could be exposed to increased risk of breaches in security and other illegal or fraudulent acts, including cyberattacks. The evolving nature of such threats, in light of new and sophisticated methods used by criminals and cyberterrorists, including computer viruses, malware, phishing, misrepresentation, social engineering and forgery, is making it increasingly challenging to anticipate and adequately mitigate these risks.

In the ordinary course of business, the Operating Subsidiaries collect and store sensitive data, including business information and that of our clients, services suppliers and other service providers, as well as personally identifiable information about our clients and employees. The secure processing, maintenance and transmission of this information is critical to the operations and business strategy of us and of the Operating Subsidiaries. We, clients, and other financial institutions with which we and the Operating Subsidiaries interact. Are subject to ongoing, continuous attempts to penetrate key systems by individual hackers, organized criminals, and in some cases, state-sponsored organizations. Although to date we and the Operating Subsidiaries have not experienced any material losses or consequences relating to cyber-attacks of information systems, we and the Operating Subsidiaries are likely in the future to be subject to these types of attacks. If we and the Operating Subsidiaries are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liabilities, our reputation would be harmed and we could sustain substantial revenue loss from lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, clients or other participants, or the internet infrastructure on which we depend. Actual or anticipated attacks and risks may cause us and the Operating Subsidiaries to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. As we and the Operating Subsidiaries do not carry cybersecurity insurance, we will not be able to mitigate such risks to any third party. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

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The Operating Subsidiaries face fierce competition in the financial and securities services industry in Hong Kong and may lose their competitive edge to their competitors.

There is a significant number of existing market participants in the financial and securities services industry in Hong Kong providing services similar to ours. The Operating Subsidiaries’ larger competitors may have advantages over us such as having better brand recognition and reputation in the market, wider range of value-adding services, stronger human and financial resources, longer operating histories, and operational presence in more geographic locations. The Operating Subsidiaries also face competition from local medium and small-sized financial services providers, which offer a similar range of services. New participants may enter into the market insofar as they have engaged appropriate qualified professionals and obtained the requisite regulatory licenses and permits. Given the keen competition, we cannot assure that the Operating Subsidiaries will be able to maintain our competitive edge in response to the fast-changing business environment. In addition, competition creates an unfavorable pricing environment in the market in which the Operating Subsidiaries operate. Intensified competition may cause the Operating Subsidiaries to reduce their service fees or commission rates in order to compete with other market players, which could place significant pressure on the ability to maintain gross margins and is particularly acute during market slowdowns.

Any damage to our reputation may have a material adverse impact on our business and financial condition.

Our directors consider our brand and reputation to be critical to our success and believe that we, through the Operating Subsidiaries, have established ourselves as a reliable and trusted financial services provider in Hong Kong. Our ability to develop, maintain, and enhance our brand and reputation will largely depend on: (i) the ability to continue providing satisfactory services to clients and investors, and (ii) market perception, which is particularly important in an industry where integrity, clients’ and investors’ trust, and confidence are crucial. Our brand and reputation could be materially and adversely affected if:

●	the services provided by the Operating Subsidiaries fail to meet the expectations or requirements of its clients or investors;

●	we and the Operating Subsidiaries become subject to significant client and/or investor complaints, litigation, and/or disputes;

●	we, directors, or any members of staff of the Company or the Operating Subsidiaries become subject to allegations of negligence, misconduct, or breach of laws and regulations, or become the subject of regulatory investigations, proceedings, public censure, or private reprimand.

Any harm to our reputation may cause existing and potential clients and investors to be reluctant to procure our services in the future.

Failure to adequately protect our intellectual property rights may have a material adverse impact on our business and results of operations.

Although the Operating Subsidiaries have registered trademarks in Hong Kong to promote and protect their brands, there is no guarantee that these trademarks will provide us with sufficient protection, and they may be subject to challenges, invalidation, or circumvention. The trademarks may be invalidated or become unenforceable due to various factors, including prior trademark registrations or applications that we and the Operating Subsidiaries are not aware of. Any litigation or arbitration involving such trademarks may require significant resources and management efforts, and an unfavorable ruling could have an adverse impact on our business, prospects, and reputation.

In the event of any improper use of the registered trademarks that results in negative publicity, we will issue appropriate announcements, press releases, and/or advertisements to inform the market as to whether the incidents are relevant to us. Our Board of Directors and senior management will discuss further actions if necessary, but there is no guarantee that any actions we take will effectively limit the damage we may suffer, or prevent competitors or third parties from imitating our brand, eroding our image, or negating any competitive advantage we and the Operating Subsidiaries may have. Such adverse impacts could harm our business and profitability. For the Operating Subsidiaries’ intellectual properties, see “Business — Intellectual Property.”

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We may be unable to successfully implement our future business plans and objectives.

Our future business plans may be hindered by factors beyond our control, such as competition within the industry we and the Operating Subsidiaries operate; our ability to cope with high exposure to financial risk, operational risk, market risk, and credit risk as our business and client base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing our clients. As such, we cannot assure you that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and it may also present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial, and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We depend on key management personnel and our operation may suffer if we are unable to retain or replace them.

We and the Operating Subsidiaries have a team of experienced and competent management who is responsible for directing and managing daily operations, monitoring and supervising compliance and risk management, overseeing financial condition and performance, allocating and budgeting human resources, and formulating business strategies. However, we cannot assure you that we can retain the services of the key management of the Company and of the Operating Subsidiaries and find suitable replacement if any of them terminate their engagement with us or the Operating Subsidiaries, are unable or unwilling to continue their services, or in the event of death.

Other than the key management of the Company and of the Operating Subsidiaries, we and the Operating Subsidiaries also rely on its professional staff in different business operations to implement our business strategies, provide quality services to clients, manage our compliance and risks, identify and capture business opportunities, maintain relationship with clients, and procure new clients. Loss of professional staff and failure to recruit replacement will materially and adversely affect our business operations.

We and the Operating Subsidiaries may be subject to the threat or possibility of litigation, arbitration, or other legal proceedings.

In the ordinary course of our business, the Operating Subsidiaries provide professional advice for corporate finance advisory services and provide certain information and advice in relation to different transactions to its clients. If the clients rely on such advice or information and incur such losses as a result, we and the Operating Subsidiaries could be subject to claims in legal and regulatory proceedings for compensation and/or other relief for negligence, provision of false or misleading information, breach of fiduciary duties or employee misconduct. Although we and the Operating Subsidiaries have adopted relevant internal control measures, we cannot assure that such measures currently in place or as updated from time to time can completed eliminate the aforesaid risks. Any claims or lawsuits against us or the Operating Subsidiaries arising from negligence, professional negligence and/or employee misconduct and claims from indemnified persons that result in substantial amounts of compensation may have a material and adverse impact on our business activities, reputation, results of operations, and financial conditions.

We and our directors and officers may from time to time subject to or involved in various claims, controversies, lawsuits, and regulatory or legal proceedings. Claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claims would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us and the Operating Subsidiaries could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgment made against us and the Operating Subsidiaries may damage our reputation and may result in a material adverse impact on us.

As of the date of this prospectus, we are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations. Actions brought against us and the Operating Subsidiaries may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine, or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

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Risks Related to Doing Business in Hong Kong

Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

GCGCL is a holding company and we conduct our operations in Hong Kong through the Operating Subsidiaries. Hong Kong is a Special Administrative Region of the PRC. Although a significant percentage of our revenue are derived from our clients which are individuals from mainland China or companies that have shareholders and directors that are individuals from mainland China, we and the Operating Subsidiaries do not have physical presence or operations in mainland China or are not regulated by any regulator in mainland China. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of the Operating Subsidiaries in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

During the fiscal years ended March 31, 2025 and 2024, our Operating Subsidiaries acted as sponsor, placing agent and underwriters for a total of 7 mainland China clients, among which 1 client was “PRC domestic companies” under the Trial Administrative Measures and their overseas listings in Hong Kong are subject to CSRC’s review procedures and approval. As stipulated and required by the Trial Administrative Measures, as the condition for the “overseas securities companies” outside of Mainland China, such as the Operating Subsidiaries, to engage the PRC domestic companies as client to act as their listing sponsors or underwriters (i.e. in our case, to conduct Type 6 (advising on corporate finance activities) and Type 1 (dealing in securities) activities) for their overseas listings outside of Mainland China, the overseas securities companies, such as the Operating Subsidiaries, shall be subject to the filing/reporting, verification and supervisory obligations to the CSRC regarding the overseas listing projects of the PRC domestic companies engaged, including: (1) filing and registering with CSRC as sponsors or underwriters who are being engaged by PRC domestic companies for their overseas listing, and submitting report to the CSRC annually on the relevant business activities of such overseas securities companies regarding overseas listings of PRC domestic companies; and (2) for each projects engaged by the overseas securities companies, submitting the undertakings to the CSRC that such offshore securities companies have verified and examined the documents submitted to CSRC by its clients in relation to their overseas listing, and that such documents are true, accurate and complete. For the details of the filing/reporting, verification and supervisory obligations to the CSRC, please see “Regulations — Registration/Filing Requirements and the Regulatory Regime under the Trial Administrative Measures” on page 108.

Currently, the Operating Subsidiaries, GMCL and GCL, are registered with the CSRC under Article 21 of Trial Administrative Measures as the overseas securities company and have provided the undertakings to the CSRC in relation to the PRC domestic companies clients that engaged the Operating Subsidiaries as the listing sponsor or underwriters for their overseas listings in Hong Kong. As long as the Operating Subsidiaries conduct the regulated activities in Hong Kong that involves PRC domestic companies, the Operating Subsidiaries are subject to the regulatory oversights from the CSRC under the Trial Administrative Measures for its business of providing IPO sponsorship or underwriting services of PRC domestic companies, and the Operating Subsidiaries are subject to the laws and regulations of Mainland China, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong for having existing or potential clients who are companies based in Mainland China or have shareholders or directors that are Mainland China individuals.

Since the commencement of our operations and as of the date of this prospectus, neither we nor the Operating Subsidiaries have been informed by any PRC governmental authority, including the CSRC, of the violation of the undertaking or any obligations to the CSRC. We believe the Operating Subsidiaries and we have complied with all applicable laws and regulations in connection with the engagement with PRC clients in Mainland China in all material respects. Nonetheless, we may face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, would be applicable to a companies like the Operating Subsidiaries and us, given the substantial operations of the Operating Subsidiaries in Hong Kong and the Chinese government may also exercise significant oversight over the conduct of business in Hong Kong. For example, if the CSRC were to believe, in the process of execution of the projects undertaken by the Operating Subsidiaries, that the Operating Subsidiaries are in violation of its undertakings to the CSRC, or failed to exercise proper diligence, or has made misrepresentations to the CSRC or relevant PRC authority, the CSRC and PRC authorities may issue correction order and warnings, impose of pecuniary penalties against us, the responsible staff, directors, or other officers of the Operating Subsidiaries, and prohibit us and the Operating Subsidiaries from providing our services to the PRC domestic companies in Mainland China, thereby causing the Operating Subsidiaries to lose access to the Mainland China market. Furthermore, the Trial Administrative Measure explicitly stipulated that the CSRC may also refer the relevant information concerning the alleged misconduct or violation to CSRC’s regulatory counterparts in overseas jurisdiction, i.e., the SFC in Hong Kong, which governs and regulates the business operation of our Operation Subsidiary, and as a result, we and the Operating Subsidiaries could be subject to inquiries, reviews or investigations, disciplinary actions, revocation or suspension of licenses, public or private reprimand or imposition of pecuniary penalties, by the SFC.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence the Operating Subsidiaries’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of the Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities.

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There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

A substantial majority of our operations are conducted in Hong Kong, a Special Administrative Region of China with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. However, the Operating Subsidiaries may become subject to laws, rules, and regulations applicable to foreign investment in mainland China. The PRC legal system is a civil law system based on written statutes. Prior court decisions may be cited for reference but have limited precedential value, unlike the common law system applicable in Hong Kong. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable with little advance notice, which could result in a material change in our operations and/or the value of the Shares.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-binding nature of such decisions, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

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Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since the Operating Subsidiaries operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer the Shares to investors and cause the value of the Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

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On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies, or the Trial Administrative Measures, and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. The CSRC Filing Rules further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The CSRC Filing Rules further clarified and emphasized that the comprehensive determination of the “indirect overseas offerings and listing of PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the procedures under the CSRC Filing Rules if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. Furthermore, the CSRC Filing Rules provide a negative list of types of issuers banned from listing overseas, the issues’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As of the date of this prospectus, as confirmed and advised by our PRC Counsel, China Commercial Law Firm, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor the Operating Subsidiaries are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Ordinary Shares can be listed or offered in the U.S since neither we nor our subsidiaries are “PRC domestic companies” which subject to the Trial Administrative Measure, and the Measures for Cybersecurity Review (2021), the PRC Data Security Law, the PRC Personal Information Protection Law, the Draft Overseas Listing Regulations, and the CSRC Filing Rules does not currently have an impact on this offering, on the basis that (i) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland China company or individual directly or indirectly; (ii) we and our subsidiaries do not have any operations or physical presence in mainland China; (iii) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iv) we are headquartered in Hong Kong and all of our officers and all members of the Board of Directors are not mainland China citizens and all of our revenues and profits are generated by the Operating Subsidiaries or GVL and we have not generated revenues or profits from mainland China in the most recent accounting year that account for more than 50% of the corresponding figures in our audited consolidated financial statements for the same period; (v) although the Operating Subsidiaries may collect and store certain data (including certain personal information from our clients, some of whom may be individuals in mainland China, connection with our business operations for “Know Your Customers” purposes (to combat money launder), we and the Operating Subsidiaries will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that (a) as of the date of this prospectus, the Operating Subsidiaries have in aggregate collected and stored the personal information of far less than one million users in mainland China; (b) all of the data collected by the Operating Subsidiaries is stored in servers located in Hong Kong; (c) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (d) data processed in our business should not have a bearing on national security nor affect or may affect national security; (e) as of the date of this prospectus, neither of the Operating Subsidiaries have been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (vi) pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, as further advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of the Operating Subsidiaries and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

If the PRC Personal Information Protection Law becomes applicable to the companies headquartered in Hong Kong, our business, or the operation of the Operating Subsidiaries, there can be no assurance that we or our subsidiaries will be able to comply with the PRC Personal Information Protection Law. The Operating Subsidiaries’ current practice of collecting and processing personal information may be required to be rectified or terminated by regulatory authorities. Failure to comply with any applicable requirements may subject the Operating Subsidiaries to fines and other penalties which may have a material adverse effect on its business, operations, and financial condition. Furthermore, if the CSRC Filing Rules become applicable to the Operating Subsidiaries in Hong Kong, if any of the Operating Subsidiaries is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiaries in Hong Kong, the business operation of the Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the operation of Operating Subsidiaries and the listing of our Ordinary Shares become subject to the CAC or CSRC review, we cannot assure you that we or the Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which the Operating Subsidiaries currently operate or in which we or the Operating Subsidiaries may operate in the future.

Additionally, as the Operating Subsidiaries are based in Hong Kong without mainland China operation and subsidiaries, under the currently effective PRC laws and regulations, we and the Operating Subsidiaries are not required to seek approval from the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we or the Operating Subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. However, since the CSRC Filing Rules were newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

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If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to the Operating Subsidiaries. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including the Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, Audit Alliance LLP is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Audit Alliance LLP is subject to inspect by the PCAOB, and we and the Operating Subsidiaries have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in mainland China, and we cannot assure you that our current auditor’s work will continue to be able to be inspected by the PCAOB. As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB, or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC MOF in respect to cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in mainland China and Hong Kong, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

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The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which requires a foreign company to certify that it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

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The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact the Operating Subsidiaries.

On June 30, 2020, the Standing Committee of the PRC NPC adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose sanctions against foreign individuals and entities who are determined by the U.S. administration to have materially contributed to the failure to preserve Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including Hong Kong’s then chief executive, Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries conduct business operations in the future and were determined to be in violation of the Hong Kong National Security Law or the HKAA for some reasons, however unlikely, our business operations, financial position and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

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Economic conditions in Hong Kong and China are sensitive to global economic conditions. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected. Although we mainly operate our business through the Operating Subsidiaries in Hong Kong, our clients principally comprise of listed companies as well as IPO listing applicants in Hong Kong and abroad. As such, the demand for our IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services may be dependent on the global economy. Major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements. The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. The conflict is expected to have further global economic consequences, including, but not limited to, the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates, and uncertainty about economic and political stability. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but they could be substantial, even though we do not have any direct exposure to Russia or the adjoining geographic regions. Rising tension between the U.S. and China may an adverse effect on global economic conditions. On August 9, 2023, an executive order was issued by President Biden to direct the Department of Treasury to issue regulations to restrict outbound investment in key technology sectors by U.S. persons to China, with a view to bolster U.S. national security and to curtail investment in sectors that may advance China’s military, intelligence, surveillance or cyber-enabled capabilities. Although we are not involved in the technology sector, any restrictions on investments, we will closely monitor the developments and potential implications of these regulations to assess any potential indirect effects on our operations.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

Our business is conducted in Hong Kong through the Operating Subsidiaries; our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would, in turn, adversely affect the operations and profitability of our business.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

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The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our clients, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect clients’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on client confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

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Risks Related to The Shares

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

The offering under this prospectus is an IPO of our the Shares. Prior to the closing of the offering, there was no public market for the Shares. While we plan to list the Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Shares on the Nasdaq Capital Market, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell the Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling the Shares and may impair our ability to acquire other companies by using the Shares as consideration.

The IPO price for our Ordinary Shares will be determined by negotiation among us, the Underwriters, and the Selling Shareholders and may vary from the market price of our Ordinary Shares following our IPO. We cannot assure you that the price at which the Ordinary Shares are traded after this offering will not decline below the IPO price. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the IPO price. We cannot assure you that the IPO price of our Ordinary Shares, or the market price following our IPO, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our IPO. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares due to insufficient or a lack of market liquidity of our Ordinary Shares.

The trading price of the Shares may be volatile, which could result in substantial losses to you.

The trading prices of the Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their IPOs, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and PRC companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of the Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance.

In addition to the above factors, the price and trading volume of the Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenues, profit, and cash flow;

●	changes in the economic performance or market valuations of other financial services firms;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, or directors;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

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In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future.

Our principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders

After this offering, our principal shareholders will hold in aggregate approximately 68.75% of our shares, assuming that Ordinary Shares are issued in the offering. We are not considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company, these shareholders, however, if they act together, will be able to control the management and affairs of our company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of the Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

GCGCL is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. We have identified certain material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources, and (ii) a lack of independent directors and an audit committee. We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill the key roles in the operations, and (ii) appointing independent directors, establishing an audit committee, and strengthening corporate governance. We intend to implement the above measures prior to the listing, and we expect the remediation to be completed upon listing.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of the Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of the Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing the Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

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If we fail to meet applicable listing requirements, including those under Nasdaq’s recently proposed rule changes, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists the Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Shares;

●	reduced liquidity for the Shares;

●	a determination that the Shares are “penny stock,” which would require brokers trading in the Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Recent proposals by the Nasdaq to amend its listing standards may impose additional hurdles for companies operating principally in China, including Hong Kong and Macau. These proposed changes by Nasdaq include a heightened minimum initial public offering size of US$25 million and increased public float requirements for companies seeking to list on the Nasdaq Capital Market, among other measures aimed at enhancing investor protection and market stability. If implemented, these rules could significantly raise the threshold for initial and continued listing eligibility for issuers like us. If we fail to meet the revised listing requirements, we may be unable to list or maintain our listing on Nasdaq Capital Market, which could materially and adversely affect the liquidity, visibility, and overall marketability of our Shares.

Our existing shareholders, other than the Selling Shareholders and any shareholders that are subject to lock-up agreements, will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our existing shareholders, other than the Selling Shareholders and any shareholders that are subject to lock-up agreements, may be able to sell their Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of our Ordinary Shares following completion of the offering, to the detriment of participants in this offering. Under rule 144, before our existing shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Any resale of our Ordinary Shares in the public market by investors in this offering may cause the market price of our Ordinary Shares to decline.

Any resale of Ordinary Shares in the public market by investors that have participated in this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. All Ordinary Shares sold pursuant to this prospectus will be freely transferable without restriction or additional registration under the Securities Act. The Ordinary Shares held by the officers, directors and 5% shareholders of the Company will be available for sale, upon the expiration of the lock-up period, subject to volume and other restrictions as applicable provided in Rule 144 and Rule 701 under the Securities Act. Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the Underwriter of this offering. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of our Ordinary Shares could decline.

If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

Investors purchasing our Ordinary Shares in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per Ordinary Share. As a results, investors purchasing Ordinary Shares in this offering will incur immediate dilution. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

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If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of the Shares sold in this offering, even if the initial sales by the Underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares and we may cease to meet the Nasdaq public stockholder requirements.

The Board of Directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our Board of Directors may in its absolute discretion, decline to register any transfer of any Ordinary Share which has not been fully paid up or on which we have a lien. Our Board of Directors may also decline to register any transfer of any ordinary share unless: (i) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) the Ordinary Share transferred is fully paid and free of any lien in favor of us; (v) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof. If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 clear days in any year.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the Board of Directors, you must rely on price appreciation of the Shares for return on your investment.

The Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the Board of Directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if the Board of Directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by the Board of Directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. We cannot assure you that the Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares, and you may even lose your entire investment in the Ordinary Shares. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the Shares.

To the extent (i) we raise more money from this offering than required for the purposes explained in the section entitled “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the Closing Date, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

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Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on certain civil liability provisions of the securities laws of the United States, and (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Our counsel as to the laws of Hong Kong has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

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You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Upon the date on which the registration statement becomes effective, our corporate affairs will be governed by the provisions of our Amended and Restated Memorandum and Articles, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands-exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) of the company. Our directors have discretion under our Amended and Restated Memorandum and Articles that will become effective from the date on which the registration statement becomes effective to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, or members of the Board of Directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (Revised) of the Cayman Islands (“ES Act’’) that came into force on 1 January 2019, a “relevant entity’’ conducting a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity’’ includes an exempted company incorporated in the Cayman Islands as is the Company. There are nine designated “relevant activities” under the ES Act, and for so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the ES Act unless the Company is a tax resident outside of the Cayman Islands, in which case, it is not required to satisfy the economic substance test set out in the ES Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, the Company is a “pure equity holding company” and will therefore only subject to the minimum substance requirements, which require us to (i) comply with the all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

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As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of the Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of the Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds the Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on the Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which the Operating Subsidiaries operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Background on the Financial and Wealth Management Industry in Hong Kong

The financial and wealth management business in Hong Kong is predominantly operated by licensed corporations (the “LCs”) and registered institutions (the “RIs”) that offer various services, including (i) corporate finance advisory services; (ii) asset management services; (iii) placing and underwriting services; and (iv) securities dealing and brokerage services.

(a) Corporate finance advisory services

The provision of corporate finance advisory services in Hong Kong is regulated by the SFC and typically falls under Type 6 (advising on corporate finance) (“Type 6”) regulated activity under the SFO. The companies engaged in such services offer services including (i) advising on transactions or compliance matters under the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange or the Hong Kong Code on Takeovers and Mergers issued by the SFC in the capacity of financial advisers; (ii) giving opinions or recommendations to the independent board committee and the independent shareholders of listed issuers in the capacity of independent financial advisers; (iii) acting as compliance advisers to listed companies in Hong Kong; and (iv) acting as sponsors to the IPOs and listings of shares of companies on Hong Kong Stock Exchange in return for advisory fee income.

(b) Placing and underwriting services

The provision of placing and underwriting services in Hong Kong is regulated by the SFC and falls under Type 1 (dealing in securities) (“Type 1”) regulated activity under the SFO. The companies engaged in such services are typically Underwriters, sub-Underwriters, placing agents or sub-placing agents for fundraising exercises, including but not limited to the IPO(s), rights issues, private or public placing of old and/or new shares, unlisted debt and derivatives securities, in return for underwriting or placing commission income.

(c) Asset management services

The provision of asset management in Hong Kong is regulated by the SFC and generally falls under Type 9 (asset management) (“Type 9”) regulated activity under the SFO. The companies engaged in such services mainly act as investment managers of funds to manage and/or advise the portfolio of funds and managed accounts in returns for asset management fees. They may also provide fund administration services in return for administrative fees.

(d) Securities dealing and brokerage services

The provision of securities dealing and brokerage services in Hong Kong is regulated by the SFC and falls under Type 1 regulated activity under the SFO. The companies engaged in such services provide securities dealing and brokerage services for securities involving stocks, derivatives and debt instruments in returns for the brokerage commission fees.

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(e) Investment advisory services

The provision of investment advisory services in Hong Kong is regulated by the SFC and falls under Type 4 regulated activity under the SFO. The companies engaged in such services provide investment advisory services to clients such as investors, funds, fund administrators in return for advisory fee income.

The table of the number of LCs, RIs, responsible/approved officers and licensed representatives carrying out each of Type 1, Type 4, Type 6 and Type 9 regulated activities under the SFO in Hong Kong for the period from 2016 to 2023 is as follows:

Type 1	2016	2017	2018	2019	2020	2021	2022	2023

LCs	1,129	1,247	1,350	1,430	1,448	1,487	1,492	1,464
RIs	121	119	117	114	112	111	111	112
Responsible/ approved officers	3,770	4,163	4,625	4,894	5,022	5,119	5,159	5,052

Licensed representatives	25,866	26,309	27,008	27,225	26,755	27,843	27,827	27,053

Total	30,886	31,838	33,100	33,663	33,337	34,560	34,589	33,681

Type 4	2016	2017	2018	2019	2020	2021	2022	2023

LCs	1,131	1,291	1,445	1,602	1,700	1,773	1,869	1,935
RIs	97	96	93	92	93	95	96	95
Responsible/ approved officers	3,123	3,513	4,061	4,415	4,710	4,905	5,130	5,313

Licensed representatives	11,018	11,834	13,054	13,957	14,278	15,382	16,062	16,250

Total	15,369	16,734	18,653	20,066	20,781	22,155	23,157	23,593

Type 6	2016	2017	2018	2019	2020	2021	2022	2023

LCs	288	315	331	338	332	326	308	302
RIs	33	35	35	34	33	31	29	28
Responsible/ approved officers	963	1,067	1,172	1,227	1,275	1,269	1,268	1,223

Licensed representatives	4,122	4,408	4,828	4,994	4,936	5,608	6,062	6,145

Total	5,406	5,825	6,366	6,593	6,576	7,234	7,667	7,698

Type 9	2016	2017	2018	2019	2020	2021	2022	2023

LCs	1,300	1,477	1,643	1,808	1,878	1,979	2,069	2,127
RIs	40	36	35	36	36	37	36	35
Responsible/ approved officers	3,177	3,576	4,101	4,435	4,620	4,855	5,081	5,312

Licensed representatives	6,366	6,954	7,588	8,251	8,454	8,931	9,038	9,110

Total	9,749	10,883	12,043	13,367	14,530	14,988	15,802	16,584

Source: SFC – Regulatory functions – Markets – Market statistics and research – Statistics – Table C2 – Number of Regulated Activities of Licensed Corporations, Table C3 – Number of Regulated Activities of Registered Institutions, Table C4 – Number of Regulated Activities of Licensed Representatives, Table C5 – Number of Regulated Activities of Responsible/Approved Officers

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It is expected that the number of LCs, responsible/approved officers and licensed representatives carrying out each of Type 1, Type 4, Type 6 and Type 9 regulated activities under the SFO is likely to remain relatively stable due to the relatively steady conditions of the financial and wealth management industry in Hong Kong. The number of RIs carrying out each of Type 1, Type 4, Type 6 and Type 9 regulated activities under the SFO is likely to remain stable as RIs are generally authorized financial institutions including licensed banks, restricted licensed banks and deposit-taking companies.

Corporate finance advisory services in Hong Kong

Hong Kong is one of the top global equity markets by market capitalization. As an international financial hub and gateway to China, the equity market in Hong Kong has experienced remarkable growth over the years. As of December 31, 2023, according to Table A – Market Capitalization of the World’s Top Stock Exchanges published by the SFC(1), the equity market in Hong Kong ranked the eighth largest stock market in the world, and the fifth largest stock market in Asia, in terms of market capitalization, with a total market capitalization of approximately US$3,974.8 billion.

The increase in the number of newly listed companies on the Hong Kong Stock Exchange, in particular small and medium enterprises (“SME”) has created considerable opportunities for our sponsor, underwriting and compliance advisory service business.

Listed companies in Hong Kong

The number of listed companies increased steadily over the past 10 years driven by the active IPO and primary fundraising activities in the Hong Kong Stock Exchange. The chart below shows the number of listed companies on the Hong Kong Stock Exchange from 2014 to 2023.

Source: Hong Kong and Mainland Market Highlights from the Hong Kong Stock Exchange

(1) SFC (undated) Table A- Market Capitalization of the World’s Top Stock Exchanges. Available at: https://www.sfc.hk/en/Regulatory-functions/Market/Market-statistics-and-research/Statistics

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The chart below illustrates the total number of new listings on the Hong Kong Stock Exchange for the period from 2014 to 2023:

Note: Include the transfer of listings from GEM to Main Board

Source: Monthly Market Highlights from 2014 to 2023 published by the Hong Kong Stock Exchange

Listed companies may engage a financial adviser or an independent financial adviser to provide financial advisory services. We provide financial advisory services to listed companies in Hong Kong. The increase in the number of listed companies on the Hong Kong Stock Exchange, in particular SMEs, has created considerable opportunities for our financial advisory and independent financial advisory service business.

Major Drivers Propelling the Development of the Capital Markets in Hong Kong

Well-established financial and legal systems with comprehensive regulatory regime

Hong Kong has a well-established and transparent legal system. As the only common law jurisdiction in the PRC, Hong Kong has established its reputation for having a sophisticated capital markets regulatory system, which is widely accepted in the world. A legal regime is established for comprehensive supervision of the securities industry, while the functioning of the Hong Kong capital market is regulated by the rules and regulations of the Hong Kong Stock Exchange. The SFC and the Hong Kong Stock Exchange ensure regular and normative operations within the Hong Kong capital markets.

Free-flow capital market

The Hong Kong capital markets have a high level of openness to and freedom of capital flow. There is no limit on foreign investments imposed in the Hong Kong stock market. Local investors can freely participate in investment in free capital markets overseas. There is also no foreign exchange control. Such free flow of capital and barrier-free investments attracted overseas institutions and made significant contribution to the development of the Hong Kong capital markets. This also allows the development of diversified financial instruments and mergers and acquisitions and financing activities to be conducted conveniently.

Expanding overseas wealth and investment globalization of PRC investors

Expanding overseas sources of wealth bolsters offshore financial assets and leads to an increasing influx into offshore stock markets including Hong Kong. In addition, as an international financial hub and offshore Renminbi center backed by mature financial and transparent legal systems, the Hong Kong capital market will continue to benefit from the influx of capitals from the PRC. The introduction of Shanghai-Hong Kong Stock Connect program and the Shenzhen-Hong Kong Stock Connect program strengthen the Hong Kong capital market’s role as a bridge between PRC and overseas markets.

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Continuous development and openness of the PRC macro-economy

According to the “HKEx Monthly Market Highlights” published by the Hong Kong Stock Exchange for December 2023(2), the number of Mainland enterprises (including H-shares, red chips stocks and Mainland private enterprises) accounted for approximately 55.5% of total number of listed companies on the Hong Kong Stock Exchange, and the total market capitalization of Mainland enterprises represented approximately 76.5% of the total market capitalization as of December 31, 2023. The stable growth of the PRC macro-economy together with the investment globalization of the PRC investors are expected to continue to foster the sustainable development of Hong Kong as an attractive investment platform for capital from the PRC.

Entry Barriers to the Corporate Financial Advisory Service Industry in Hong Kong

Regulatory requirements

Under the legal framework in Hong Kong, corporate financial advisory service providers are required to fulfil the licensing requirements imposed by the SFC and the cost for new entrants to comply with and fulfil licensing conditions and ongoing regulatory requirements is high. All corporations and individuals acting as financial intermediaries must be authorized by the SFC through the licensing system that it operates. Through licensing, the SFC regulates the financial intermediaries of licensed corporations and individuals that are carrying out the regulated activities, including dealing in securities and advising on corporate finance.

Requirement to comply with the FRR

All corporations in Hong Kong are required to comply with the capital requirements stipulated in the FRR in order to become and remain licensed by the SFC. Licensed corporations are required to have sufficient liquid assets to meet ongoing liabilities as they fall due and to periodically report such corporations’ financial positions to the SFC. New entrants and existing licensed corporations may face challenges from meeting the requirements regulated by the FRR.

Fierce competition

Various licensed corporations, including international large-scale investment banks, PRC-funded securities groups, and local securities companies, are competing intensively for larger market share. New entrants need to compete with leading players or other established players in the industry who usually have years of experience, pool of talents, sound reputation, large client base and network accumulation in the market, with mature business models and operational processes.

Human capital constraint

The corporate financial service industry in Hong Kong is labor-intensive and the requirement to employ skilled professionals as licensed representatives and responsible officers are critical for the provision of quality services. It may be costly for new entrants to comply with and fulfil licensing conditions by attracting or retaining such skilled professionals.

Overview of the Securities Markets in Hong Kong

Being the Company’s sole market in securities brokerage services, the security market in Hong Kong is one of the most active financial markets globally. According to the “HKEx Monthly Market Highlights” published by the Hong Kong Stock Exchange for December 2022(2), the total turnover of the securities market in Hong Kong increased from HK$17,156 billion in 2014 to HK$30,727 billion in 2022.

(2) Hong Kong Stock Exchange (2022) HKEx Monthly Market Highlights. Available at: https://www.hkex.com.hk/Market-Data/Statistics/Consolidated-Reports/HKEX-Monthly-Market-Highlights?sc_lang=en&select=%7B89EB1121-C960-48E9-B0B3-60472D07478F%7D

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The charts below illustrate the total annual trading turnover and average daily trading turnover of the securities on the Hong Kong Hong Kong Stock Exchange for the period from 2014 to 2023:

Source: Annual Market Statistics from 2014 to 2023 published by the Hong Kong Stock Exchange

The total turnover of the securities market was partly supported by the Stock Connect which allows international and mainland Chinese investors to trade securities in each other’s markets through the trading and clearing facilities of their home exchange. The Stock Connect allows mutual market access between mainland China and Hong Kong through a security trading link scheme. This is particularly important as it provides investors in China to access offshore investment opportunities while Hong Kong and international investors to access investment opportunities that were originally open to mainland Chinese investors.

According to the Cash Market Transaction Survey 2020 published by the Hong Kong Stock Exchange in April 2022(3), in 2020, Hong Kong investors’ contribution to total market turnover was at 31% (a slight increase from 2019), compared to the peak of 45% in 2013/14. Asian investors continued to be the largest contributor group from overseas, contributing 48% of overseas investor trading (up from 42% in 2019) and 20% of total market turnover (18% in 2019).

According to Table C2 – Number of Regulated Activities of Licensed Corporations published by the SFC(4), the total number of licensed corporations in Hong Kong increased from 3,680 in 2014 to 6,411 in 2023, representing a compound annual growth rate (“CAGR”) of approximately 6.36%. Increase in the number of licensed securities and futures intermediaries in recent years may be attributed to greater financial market integration between mainland China and Hong Kong. In addition, the trend for China-funded intermediaries to increasingly set-up securities and brokerage businesses in Hong Kong in recent years may also support the increase in number of intermediaries in Hong Kong.

(3) Hong Kong Stock Exchange (2022) Cash Market Transaction Survey 2020. Available at: https://www.hkex.com.hk/News/Research-Reports/HKEX-Surveys/HKEX-Surveys?sc_lang=en

(4) SFC (undated) Table C2- Number of Regulated Activities of Licensed Corporations. Available at: https://www.sfc.hk/en/Regulatory-functions/Market/Market-statistics-and-research/Statistics

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Overview of Asset Management Market in Hong Kong

According to the Asset and Wealth Management Activities Survey 2022 published by the SFC in August 2023(5), the Hong Kong asset and wealth management business, which includes asset management, fund advisory, private banking and private wealth management, trust services and management of SFC authorized real estate investment trusts in Hong Kong, accounted for HK$29,791 billion in 2022. According to the Asset and Wealth Management Activities Survey 2022 published by the SFC in August 2023(5), as of December 31, 2022, the AUM of the asset management and fund advisory business conducted by licensed corporations and registered institutions was HK$22,388 billion, amounting to a year-on-year decrease of 14%, representing approximately 75.2% of the Hong Kong asset and wealth management business.

According to survey respondents to the Asset and Wealth Management Activities Survey 2022(5), out of the 1,049 licensed corporations which engaged in the (i) asset management, (ii) fund advisory business or (iii) private banking and private wealth management businesses, 694 of them solely conduct asset management business.

Our asset management business is operated by our subsidiary, GCL, which is a licensed asset management service provider in Hong Kong and mainly provides asset management service for investment fund(s) and portfolios.

Elevating demand from professional investors.

According to the Asset and Wealth Management Activities Survey 2022 published by the SFC in August 2023(5), as of December 31, 2022, professional investors accounted for 72% of the asset management and fund advisory business in Hong Kong. The AUM attributable to professional investors amounted to HK$15,973 billion, which was mainly contributed by corporations, financial institutions and funds. In accordance with the Asset and Wealth Management Activities Survey 2022 published by the SFC(5) and the Asset and Wealth Management Activities Survey 2018(6), it recorded an increase of AUM attributable to corporations, financial institutions and funds from HK$6,952 billion in 2018 to HK$10,303 billion in 2022. The increase in AUM reflects a growing trend of professional investors in Hong Kong seeking investment opportunities through corporations, financial institutions, and funds, resulting in a surging demand for diversified asset management and investment advisory services.

Rising volatility of capital markets.

A series of global economic and political events in recent years such as the outbreak of the COVID-19, the U.S.- China trade war, trade protectionism, and tightened monetary conditions of the U.S., have entailed volatility and turbulence across global capital markets. Uncertainties in government policies and the macroeconomic environment have made investors re-evaluate their investment strategies and portfolios. Investors are seeking portfolio diversification, while asset management service providers are competent in managing their expectation and minimize risk for their wealth and asset in a systematic, organized and transparent manner, which in turn serve as an impetus to the growth of the asset management market in Hong Kong.

Hong Kong Acts as The Pre-eminent Offshore RMB Center.

Hong Kong is the first offshore market to launch RMB denominated services. Hong Kong has taken several initiatives in the past to enhance cross-border RMB fund flows, such as Shanghai-Hong Kong Stock Connect in 2014 and Mainland-Hong Kong Mutual Recognition of Funds in 2015. Moreover, the SFC and the CSRC signed a Memorandum of Regulatory Cooperation concerning Mutual Recognition of Funds between mainland China and Hong Kong in 2015. Under the mutual recognition of publicly offered funds (MRF), public funds operating from Hong Kong and mainland China that meet certain eligibility requirements prescribed by the CSRC and the SFC, respectively, for MRF will generally be deemed to have complied in substance with the other market’s registration requirements under a streamlined process for distribution in such market. The implemented initiatives have greatly enhanced the demand for wealth management and asset management service from mainland China investors. According to the Asset and Wealth Management Activities Survey 2022 published by the SFC(5), the AUM of the Hong Kong MRF Funds attributable to PRC investors has increased from approximately RMB$10,467 million in 2019 to RMB$13,786 million as of March 31, 2023, representing a CAGR of approximately 7.13% from 2019 to 2023.

(5) SFC (2023) Asset and Wealth Management Activities Survey 2022. Available at: https://www.sfc.hk/en/Published-resources/Reports-and-surveys/Periodic-reports-and-surveys

(6) SFC (2019) Asset and Wealth Management Activities Survey 2018. Available at: https://www.sfc.hk/en/Published-resources/Reports-and-surveys/Periodic-reports-and-surveys

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Rising Demand for Cross-border Investment from mainland China Investors.

Hong Kong allows investors to access a wide variety of global financial instruments. According to the foreign exchange rate data in relation to “Historical Rates for the Chinese Renminbi” by the Federal Reserve Board(7) released on April 22, 2024, from January 2, 2015 to December 29, 2023, the exchange rate of RMB against U.S. dollars dropped by more than 12.6%. As a result, investors from mainland China may use Hong Kong as a gateway to make foreign investments as an asset re-allocation and risk diversification strategy. According to the Census and Statistics Department of Hong Kong – Economy – Balance of Payments section released on December 9, 2022(8), from 2019 to 2022, the inward direct investment from mainland China to Hong Kong increased at a CAGR of approximately 4.9%.

Improvement of Regulation for Better Investor Protection.

In order to maintain the regulation governing public funds and asset management and keep up with international standards and industry developments, the SFC has been updating its regulations. For example, enhancements to point-of-sale transparency to better address conflicts of interest in the selling of investment products became effective in November 2018. Additionally, the SFC conducts annual asset and wealth management activities surveys with the aim to evaluate the current state of the wealth management industry for policy and operational planning and actively pursue to improve the development of the wealth management sector in every aspect. Other proposed amendments to the Code on Unit Trusts and Mutual Funds are under development by the SFC, such as strengthening the requirements for key operators, providing greater flexibility and enhanced safeguards for funds’ investment activities.

USE OF PROCEEDS

Based upon an IPO price of $4 per Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, of approximately $4,895,051 if the Underwriters do not exercise their Over-Allotment Option, and $6,011,051 if the Underwriters exercise their Over-Allotment Option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed IPO price of $4 per Ordinary Share would increase (decrease) the net proceeds to us from this offering by $1,860,000, assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1 million in the number of Shares we are offering would increase (decrease) the net proceeds to us from this offering by $3,720,000, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders. Instead, the Selling Shareholders will receive all of the net proceeds from the sale of the Ordinary Shares offered by them in this firm commitment offering. The Selling Shareholder will pay underwriting discounts and expenses incurred by them to the Underwriters. We will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus.

The primary purpose of this offering is to create a public market for the Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

● Approximately 30% (or approximately US$1.47 million) for strengthening of our (i) corporate finance and capital market advisory business and (ii) placing and underwriting business in Hong Kong;

We intend to strengthen and expand the existing capabilities of the corporate finance and placing and underwriting operations of the Operating Subsidiaries by (i) recruiting additional experienced personnel such as responsible officers and licensed representatives, (ii) improving the remuneration package for our existing personnel, and (iii) deploying more resources to client sourcing and service delivery, with a view to improve our presence in the financial services industry.

● Approximately 30% (or approximately US$1.47 million) for enhancing and developing our asset management business;

We intend to enhance our existing asset management business to cater to the investment objectives of different clients. We plan to diversify our asset management schemes to accommodate a wide range of needs of our clients, including management of portfolios with an investment objective to invest in a broader spectrum of financial products.

● Approximately 10% (or approximately US$0.49 million) for enhancing our brand and expanding our office operation; and

We plan to further enhance our brand image and position in the industry through expanding our sales and marketing capabilities, and increase our exposure in the market. As part of this strategy, we also intend to explore opportunities beyond the boundaries in Hong Kong, particular in emerging markets that offer growth potential, to increase our reach and tap into these markets.

● The balance to fund working capital and for other general corporate purposes including repayment of shareholder’s loan for the expenses of this offering.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

(7) Board of governors of the Federal Reserve System (2023) Federal Reserve Board - Foreign Exchange Rates - H.10 - August 21, 2023. Available at: https://www.federalreserve.gov/releases/h10/hist/dat00_ch.htm

(8) Census and Statistics Department of Hong Kong (no date) Balance of payments. Available at: https://www.censtatd.gov.hk/en/scode260.html.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future.

On November 5, 2024, the Company, Mr. Law, and certain related parties entered into offsetting arrangement to net off the amount due from Mr. Law (in the amount of HK$2,738,736) and the corresponding amount due to Active Ideal as of November 5, 2024. On November 6, 2024, the Company, Mr. Yeung and certain related parties entered into offsetting arrangement to net off the amount due from Mr. Yeung (in the amount of HK$5,373,643) and the amount due to Team Plus International Limited as of November 6, 2024 (in the amount of HK$4,019,039). See “Related Party Transactions” on page 116 for further details. Other than the transactions above, during the fiscal years ended March 31, 2025 and 2024, GCGCL did not declare or pay any dividends or made other distributions, and there was no transfer of assets among GCGCL and its subsidiaries.

Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our Board of Directors has complete discretion as to whether to distribute dividends. Our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our Board of Directors. Even if our Board of Directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Please see the section entitled “Material Income Tax Considerations – Cayman Islands Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

As we are a holding company incorporated in the Cayman Islands, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on the Shares will be paid in U.S. dollars.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025, on:

●	an actual basis, giving effect to the share split at a ratio of 100-for-1, which was approved and effected on May 20, 2024; and

●	a pro forma as adjusted basis to give effect to the sale of 2,000,000 the Shares in this offering at the assumed IPO price of US$4 per Ordinary Share after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the Underwriters do not exercise the Over-Allotment Option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2025
	Actual	Actual	Adjusted(1)
	HK$	US$	US$
Ordinary Shares, US$0.01 par value per share: 100,000,000 shares authorized; 10,000,000 shares issued and outstanding; 12,000,000 shares issued and outstanding pro forma	781,815	100,492	120,492
Subscription receivable	(390,000)	(50,129)	(50,129)
Additional paid-in capital	46,624,657	5,992,964	10,868,015
Retained earnings /(Accumulated Deficit)	(11,330,959)	(1,456,440)	(1,456,440)
Total stockholders’ equity	35,685,513	4,586,887	9,481,938
Total capitalization	35,685,513	4,586,887	9,481,938

(1)	Reflects the sale of Ordinary Shares in this offering at an assumed IPO of US$4 per Ordinary Share, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts and commissions (underwriting discount equal to 6.0% per Ordinary Share), non-accountable expense allowance, and estimated offering expenses payable by us (US$2,544,949). We estimate that such net proceeds will be approximately US$4,895,051. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.”

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DILUTION

If you invest in the Shares in this offering, your interest will be immediately diluted to the extent of the difference between the IPO price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the IPO price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of March 31, 2025, we had a historical net tangible book value of US$865,813, or approximately US$0.09 per Ordinary Share. Our net tangible book value per Ordinary Share represents total net assets of US$4,586,887, less intangible asset including goodwill of US$2,601,833 and deferred IPO cost of US$1,119,241, all divided by 10,000,000, the number of Ordinary Shares outstanding as of March 31, 2025.

After giving effect to the sale of Ordinary Shares in this offering at the assumed IPO price of US$4 per Ordinary Share, we will have 12,000,000 Ordinary Shares outstanding, and net proceeds from IPO of US$4,895,051 after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at March 31, 2025, would have been US$6,880,105, or approximately US$0.57 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.48 per Ordinary Share to existing investors and immediate dilution of US$3.43 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post-Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed IPO price per Ordinary Share	$4	$4
Net tangible book value per Ordinary Share as of March 31, 2025	$0.09	$0.09
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.48	$0.56
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.57	$0.65
Dilution per Ordinary Share to new investors in this offering	$3.43	$3.35

(1)	Assumes gross proceeds from the offering of 2,000,000 Ordinary Shares, and assumes that the Over-Allotment Option has not been exercised.

(2)	Assumes gross proceeds from the offering of 2,300,000 Ordinary Shares, and assumes that the Over-Allotment Option has been exercised in full.

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Each US$1.00 increase (decrease) in the assumed IPO price of US$4 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of March 31, 2025, after this offering by approximately US$0.155 per Ordinary Share, and would increase (decrease) dilution to new investors by US$0.845 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

If the Underwriters exercise their Over-Allotment Option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this offering would be US$0.65, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.56, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$3.35.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of March 31, 2025, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Ordinary Share paid at the assumed IPO price of US$4.00 per Ordinary Share, before deducting estimated underwriting discounts and estimated offering expenses. The total number of Ordinary Shares does not include the Over-Allotment Option.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	10,000,000	83.33%	$6,043,327	43.03%	$0.60
New investors	2,000,000	16.67%	$8,000,000	56.97%	$4.00
Total	12,000,000	100%	$14,042,327	100%	$1.17

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EXCHANGE RATE INFORMATION

GCGCL is a holding company with operations conducted in Hong Kong through its key Operating Subsidiaries in Hong Kong, GMCL and GCL, using Hong Kong dollars. GMCL’s and GCL’s reporting currency is Hong Kong dollars. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the rate of US$1 = HK$7.7799, representing the spot rate as set forth in the H.10 statistical release of the United States Federal Reserve Board as of March 31, 2025. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

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CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

GCGCL is an exempted company with limited liability incorporated under the laws of the Cayman Islands on April 28, 2020 under the name “GLAM Capital Group Company Limited” and was renamed “GLAMOORE Capital Group Company Limited” on July 5, 2023. The Company’s beneficial shareholders are Mr. Lei Iat Seng, Worldgate Global Logistics Ltd, Mr. Yeung Wan Yiu, and Mr. Hong Ching Wei, who hold their ownership through British Virgin Islands holding companies. For a detailed illustration of the corporate structure, please refer to the organization chart below.

GCGCL’s direct subsidiary is GVL, a British Virgin Islands Business Company incorporated on January 3, 2020 and the holding company of the Operating Subsidiaries.

GCGCL operates it business through its indirect subsidiaries in Hong Kong, GMCL and GCL.

Prior to the reorganization as described below, GCGCL was the holding company of GCL, through GVL. GCGCL historically conducted its business through GCL, a company incorporated under the laws of Hong Kong on July 11, 2018 and is licensed by the SFC to conduct Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) regulated activities (license no.: BNR298). GCL principally provides financial services, including placing and underwriting services, investment advisory services, discretionary investment management services and fund management services in Hong Kong.

Pursuant to the reorganization as described below, GCGCL became the holding company of both GCL and GMCL, through GVL. GMCL is incorporated under the laws of Hong Kong on May 14, 2015, and is licensed by the SFC to conduct Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities (license no.: BGB 919). GMCL principally provides financial advisory and independent financial advisory services, compliance advisory services and IPO sponsorship services in Hong Kong.

Reorganization

In advance of this offering, we undertook a reorganization which resulted in GCGCL becoming a holding company for the Operating Subsidiaries.

The major steps of the reorganization were as follows:

(i)	On June 29, 2023, Joyful Smart Investments Limited acquired 10% of the issued shares of GCGCL from New Season International Limited, a company which, at the time of the acquisition, held 10% of the issued shares of GCGCL. On the same day, Joyful Smart Investments Limited acquired 9.8% of the issued shares of GCGCL from Joy Win Ventures Limited, a company which, at the time of the acquisition, held 9.8% of the issued shares of GCGCL. Immediately after the transaction, GCGCL was held as to 75% and 25% by Joyful Smart Investments Limited and Million Bright Enterprises Limited, respectively.

(ii)	On June 29, 2023, Team Plus International Limited acquired the entire issued shares of GCGCL from Joyful Smart Investments Limited and Million bright Enterprises Limited. Immediately after the transaction, GCGCL was a direct wholly owned subsidiary of Team Plus International Limited. Also on the same date, the then shareholder of GCGCL, Team Plus International Limited, resolved and approved to increase the share capital of GCGCL from US$50,000 to US$100,000 divided into 100,000 shares, par value of US$1.00 each.

(iii)	On January 17, 2023, GVL and GCGCL entered into a sale and purchase agreement with Optimum Lead Limited and Pacific Express Limited, pursuant to which GVL conditionally agreed to acquire all the shares of GMCL from Optimum Lead Limited and Pacific Express Limited, in consideration of which GCGCL conditionally agreed to allot and issue an aggregate of 50,000 shares, credited as fully-paid in its share capital, to Active Ideal Holdings Limited. The transaction was completed on June 30, 2023. The 50,000 shares allotted and issued to Active Ideal Holdings Limited represented 50% of the total issued share capital of GCGCL immediately after the transaction. Following the transaction, GCL and GMCL have become an indirect wholly-owned subsidiary of GCGCL, through GVL.

On May 20, 2024, the then-shareholders of the Company, Team Plus International Limited and Active Ideal Holdings Limited resolved and approved (i) a subdivision of each of the issued and unissued shares with par value of US$1.00 each into 100 shares with a par value of US$0.01 each as part of the Company’s reorganization, and (ii) an increase in the authorized share capital of the Company to US$1,000,000 divided into 100,000,000 shares of US$0.01 each by the creation of an additional 90,000,000 new unissued shares of the Company. Immediately after the Share Split and the Increase in Authorized Share Capital, the authorized share capital of the Company consists of US$1,000,000 divided into 100,000,000 Ordinary Shares, par value of US$0.01 each, and the issued share capital of the Company consists of US$100,000 divided into 10,000,000 Ordinary Shares, par value of US$0.01 each.

On July 29, 2024, Active Ideal Holdings Limited entered into a sale and purchase agreement with Optimum Lead Limited, pursuant to which Optimum Lead Limited acquired 3,350,000 Ordinary Shares from Active Ideal Holdings Limited, in consideration of which Optimum Lead Limited allotted and issued an aggregate of 9 shares, credited as fully-paid in its share capital, to its shareholder Iat Seng LEI. Also on July 29, 2024, Active Ideal Holdings Limited entered into another sale and purchase agreement with Pacific Express Limited, pursuant to which Pacific Express Limited acquired 1,650,000 Ordinary Shares from Active Ideal Holdings Limited, in consideration of which Pacific Express Limited allotted and issued an aggregate of 9,000 shares, credited as fully-paid in its share capital, to its shareholder WORLDGATE GLOBAL LOGISTICS LTD.

On July 29, 2024, Team Plus International Limited entered into a sale and purchase agreement with Joyful Smart Investments Limited, pursuant to which 3,750,000 Ordinary Shares from Team Plus International Limited, in consideration of which Joyful Smart Investments Limited acquired 3,750,000 Ordinary Shares from Team Plus International Limited, in consideration of which Joyful Smart Investments Limited allotted and issued an aggregate of 9 shares, credited as fully-paid in its share capital, to its shareholder Wan Yiu YEUNG. Also on July 29, 2024, Team Plus International Limited entered into another sale and purchase agreement with Million Bright Enterprises Limited, pursuant to which Million Bright Enterprises Limited acquired 1,250,000 Ordinary Shares from Team Plus International Limited, in consideration of which Million Bright Enterprises Limited allotted and issued an aggregate of 9 shares, credited as fully-paid in its share capital, to its shareholder Ching Wei HONG.

Further, on August 2, 2024, Joyful Smart Investments Limited entered into investment agreement with Fine Treasure International Limited and Forever Wealth Global Limited, pursuant to which Joyful Smart Investments Limited agreed to sell and each of Fine Treasure International Limited and Forever Wealth Global Limited agreed to purchase 437,500 Ordinary Shares of GCGCL. Also on August 2, 2024, Optimum Lead Limited entered into investment agreement with Bessie SIU and Wai Ha LAM, pursuant to which Optimum Lead Limited agreed to sell, and Bessie SIU and Wai Ha LAM agreed to purchase from Optimum Lead Limited 475,000 Ordinary Shares and 400,000 Ordinary Shares, respectively.

Our principal office is located at 13/F, Wing Sing Commercial Centre, 12-16 Wing Lok Street, Sheung Wan, Hong Kong. Our telephone number is (+852) 2130 2088. Our registered office in the Cayman Islands is located at the office of Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the Underwriters do not exercise the Over-Allotment Option):

Note:

(1)	Worldgate Global Logistics Limited, a company incorporated in the Cayman Islands, is an investment holding company and its shares listed on the GEM of the Hong Kong Stock Exchange (stock code: 8292)

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Name	Background	Ownership
Grandwell Ventures Limited	- A BVI company - Incorporated on January 3, 2020 - Issued share capital of US$1	100% owned by GCGCL
Grand Moore Capital Limited

- A Hong Kong company

- Incorporated on May 14, 2015

- Issued share capital of HK$29,850,000

- It is licensed by the SFC to conduct Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities (license no.: BGB919), and principally provides financial advisory and independent financial advisory services, compliance advisory services and IPO sponsorship services in Hong Kong.

100% owned by GVL
GLAM Capital Limited

- A Hong Kong company

- Incorporated on July 11, 2018

- Issued share capital of HK$10,000,000

- It is licensed by the SFC to conduct Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) regulated activities (license no.: BNR298) under the SFC, and provides financial services, including placing and underwriting services, investment advisory services, discretionary investment management services and fund management services in Hong Kong and across the Asian region

100% owned by GVL

We are offering 2,000,000 Ordinary Shares of GCGCL pursuant to this prospectus, representing approximately 16.67% of the Ordinary Shares following completion of the offering of GCGCL, assuming the Underwriters do not exercise the Over-Allotment Option. The Selling Shareholders are offering 1,750,000 Ordinary Shares, representing approximately 14.58% of the total outstanding Ordinary Shares following the completion of this offering (assuming the Underwriters do not exercise the Over-Allotment Option), to the underwriters pursuant to this prospectus.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles do not provide for cumulative voting.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

OVERVIEW

Through the Operating Subsidiaries, GCL and GMCL, we provide specialized financial services in Hong Kong. GCL is licensed with the SFC to carry out Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) regulated activities, including placing and underwriting services, investment advisory services, asset management services and securities brokerage services; GMCL is licensed with the SFC to carry out Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities, including IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services.

Through the Operating Subsidiaries, we engage in the provision of (i) corporate finance and capital market advisory services; (ii) placing and underwriting services; (iii) investment advisory services; (iv) IPO sponsorship services; (v) asset management services; (vi) business development services; and (vii) securities brokerage services.

(i) Corporate finance and capital market advisory services

GMCL’s financial advisory services encompass advising clients on the terms, structure, and relevant implications of the proposed transactions under the Hong Kong regulatory framework, including the Listing Rules, GEM Listing Rules, and Takeovers Code. As a financial adviser, GMCL’s responsibilities vary on a case-by-case basis but generally include assisting clients in negotiating and advising on transaction terms and conditions, ensuring compliance with all applicable rules, codes, and guidelines, and performing due diligence.

GMCL also acts as an independent financial adviser in certain transactions undertaken by the listed issuers as mandated by the Listing Rules, GEM Listing Rules, and Takeovers Code. As an independent financial adviser, GMCL would provide an opinion on whether the proposed transaction terms are fair and reasonable concerning the independent shareholders of the listed issuers.

In addition, GMCL serves as compliance advisers for companies listed on the Main Board or the GEM of the Hong Kong Stock Exchange in accordance with the Listing Rules and the GEM Listing Rules. Each newly listed company in Hong Kong is required to engage a compliance adviser like GMCL to ensure compliance with these rules during the initial period.

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GMCL considers that the corporate finance and capital market advisory services promised in the contract, such as advising on the terms, structure and timing, etc., are interdependent and interrelated and should be therefore accounted for as a single performance obligation. As it is unlikely that a customer can obtain benefit before the GMCL completes all its services up to the completion of the underlying transaction and according to the contract terms of the agreements signed with customers, the service fees, which are fixed stipulated in the contracts, are recognized at a point in time when the relevant services or milestone are completed.

(ii) Placing and underwriting services

Both GCL and GMCL participate in different kinds of fundraising exercises for companies listed on the Hong Kong Stock Exchange by acting as the joint-bookrunner, joint lead manager, underwriter, or placing agent. Those fundraising exercises included placing and IPO of shares of newly-listed companies, placing of new shares of listed companies under general mandate or specific mandate, issue of new shares of listed companies by way of rights issue or open offer by listed companies. In addition to acting for listed companies on the Hong Kong Stock Exchange, GCL and GMCL were engaged as placing agents for listed companies to place securities in the secondary market. During the course of providing the placing and underwriting services, GCL and GMCL may engage sub-placing agents or sub-underwriters, to form placing and/or underwriting syndicates.

For the underwriting exercise, GCL and GMCL are obliged to take up or procure the applications of any unsubscribed shares offered by the issuer in the IPO up to the maximum underwriting commitment in the event of any under-subscription of shares in the relevant share offer. GCL and GMCL charge underwriting commissions based on their underwriting commitment and the aggregate offer price of the number of securities underwritten by them. The underwriting commissions are typically either a pre-determined fixed fee or a fixed percentage of the aggregate offer price of the number of securities underwritten by GCL and GMCL.

For placing exercises, GCL and GMCL usually agree with the contracting party to place a number of securities for an agreed price on a best-effort basis within a period of time. GCL and GMCL charge a commission for acting as a placing agent in a fundraising exercise based on the aggregate placing price of the number of securities successfully placed by GCL and GMCL to placees. The placing commission rates are subject to negotiation on a case-by-case basis with the listing applicants or listed issuer and are generally determined with reference to, among other matters, the type of securities offered, fundraising size, market condition and prevailing market rate.

Revenue generated from placing and underwriting services is recognized when the relevant placing and underwriting activities are completed. Accordingly, the revenue is recognized at a point in time.

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(iii) Investment advisory services

GCL offers investment advisory services, which may involve meeting with clients in connection with, inter alia, the valuation of investments, investment strategies, and the realization of investments. These services are provided in exchange for a fixed fee or a fee charged as a percentage of the aggregate value of the proposed transactions, which is determined on a case-by-case basis.

GCL’s customers simultaneously receive and consume the benefits provided by GCL. Hence the revenue is recognized as a performance obligation satisfied over time. Advisory income, which are fixed stipulated in the contract, are recognized over a specified period for advising of each client.

(iv) IPO sponsorship services

GMCL acts as a sponsor for companies seeking listing on the Main Board or GEM of the Hong Kong Stock Exchange by providing assurance to the Hong Kong Stock Exchange and the market that the listing applicant complies with the relevant Listing Rules or the GEM Listing Rules and other relevant legal and regulatory requirements. In addition to ensuring that the listing document provides sufficient particulars and information for potential investors to form a valid and justifiable opinion of the listing applicants’ shares, financial condition, and profitability, GMCL also advises and guides the listing applicant as to the Listing Rules or the GEM Listing Rules and other relevant regulatory requirements.

GMCL considers that all the services promised in the contract, such as advising on the feasibility of the proposed listing, advising the terms, structure and timing, etc., are interdependent and interrelated and should be therefore accounted for as a single performance obligation. As it is unlikely that a customer can obtain benefits before the GMCL completes all its services up to listing and according to the contract terms of the agreements signed with customers for sponsoring services, the sponsor fees income, which are fixed stipulated in the contracts, are recognized at a point in time when the relevant services or milestone are completed.

(v) Asset management services

GCL provides asset management services. GCL (i) manages discretionary accounts whereby GCL was appointed as the agent of the clients to manage portfolios on their behalf and (ii) acts as the investment manager of two Cayman Islands offshore funds, namely GLAM-HKCFC MBS Fund, and Xi Yue Cultural Industry Investment Fund L.P. for the fiscal years ended March 31, 2025 and 2024.

(A) Discretionary account management services

GCL provides discretionary account management services to primarily professional investors and high-net-worth individual clients, to manage their funds and investment portfolios under their discretionary accounts. The clients, upon our recommendation, will open accounts with the custodian banks (usually the private banks in Hong Kong), and place their assets in the account under their ownership. As the investment manager to manage the discretionary accounts of our clients, GCL’s clients give GCL the authority and the power of attorney to manage their investment portfolios and asset allocation on their behalf. As part of discretionary account management services, GCL work closely with clients to understand their investment objectives and risk tolerance, and develop an investment strategy that aligns with their goals.

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(B) Fund management services

GCL entered into an investment management agreement with GLAM-HKCFC MBS Fund and Xi Yue Cultural Industry Investment Fund L.P.. As the investment manager of these funds, GCL is entrusted with carrying out investment management by entering into investment management agreements to, inter alia, purchase, sell and invest in the investments, money, and other assets of the funds pursuant to the terms of the investment management agreement and/or the relevant placing memorandum.

GCL charges customers management fees from Xi Yue Cultural Industry Investment Fund L.P, which are determined based on the fund’s aggregate capital commitment at each period end and the contractually agreed-upon annual fee rate. The management fee is recognized over a specified period of each client. The customers simultaneously receive and consume the benefits provided by us. Hence the revenue is recognized as a performance obligation satisfied over time.

GCL is entitled to a performance fee from GLAM-HKCFC MBS Fund when there is a positive performance for the relevant performance period and the revenue is recognized at the end of the relevant performance period. Each quarter is contractually agreed to be a relevant performance period. Positive performance is considered when the quarterly return on assets under management surpasses specific performance benchmarks established in each fund’s private memorandum. And the specific performance benchmark is the hurdle rate or dividend rate for investors. The return surpasses the benchmark is attributable to the Company as the performance fees are calculated on a quarterly basis. Performance fees are a form of variable consideration. GCL recognizes these fees at a point in time when the associated performance obligations are satisfied, the related uncertainties are resolved, the likelihood of a claw-back or reversal is improbable and the likely amount of the transaction prices can be estimated without significant chance of reversal. Reversal and negative performance fees aren’t possible due to the absence of guaranteed returns, and each period’s fee stands independently.

(vi) Business development services

GCL and its holding company, GVL, leverage their extensive network in the financial sector and GCL diverse securities brokerage clientele and connects a variety of potential investors to these financial services providers. GCL and GVL facilitate the initiation of relationships between investors and the financial services providers. Upon validating an investor or client as a prospective match, GCL and GVL manage the preliminary engagement process between the prospective client and such service provider. Duties in this phase involve coordination of initial dialogues and arrangement of introductory meetings, aimed at ensuring a transparent and mutually agreeable foundation for potential business relationship. In return, GCL and GVL charge the financial services provider a fee, which is negotiated on a case-by-case basis with each provider and may be either a fixed amount agreed upon in advance, reflecting the scope and nature of the services provided, or a percentage of the underlying transaction value. This percentage is designed to align GCL or GVL’s compensation with the success of the relationship established between the financial services providers and the investors referred by GCL or GVL, or the achievement of specific milestones such as client approval of the establishment of relationship, the execution of a definitive agreement, the subscription of a financial instrument issued by another institution, or another negotiated event.

Revenue from business development services, which is a fixed amount or fixed percentage of underlying transaction amount stipulated in the contract, is recognized upon the successful establishment of the transaction between financial services providers and the customers.

(vii) Securities brokerage services

GCL offers securities brokerage services for trading in securities on the Hong Kong Stock Exchange. GCL acts as an intermediary between buyers and sellers of securities listed on the Main Board and GEM of the Hong Kong Stock Exchange in return for brokerage commission income.

The types of securities which may be traded through GCL’s brokerage services include listed shares on the Hong Kong Stock Exchange. GCL also facilitates subscriptions to IPOs and secondary placings of Hong Kong issuers who engage GCL’s placing and underwriting services. While GCL is not a Hong Kong Stock Exchange participant with requisite trading rights which allows itself to execute trades directly listed on the Hong Kong Stock Exchange, GCL have established certain arrangement with various Hong Kong securities brokers (being independent third parties) who are Hong Kong Stock Exchange Participants which enable GCL to execute relevant trades through them.

Each client of GCL must establish a non-margin, cash securities trading account with GCL prior to initiating any trade orders, as GCL solely facilitates transactions on a cash basis and does not provide margin financing services. After opening a securities trading account with GCL, clients may place trading orders by telephone, email or in writing. As part of GCL’s internal control measures, all telephone communications between clients and GCL are recorded by telephone recording system.

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Securities brokerage services income consists of brokerage commission income and handling charge income. Brokerage commission income earned for executing transactions is accrued on a trade-date basis. Handling charge income generated from services such as subscription and dividend collection handling services, etc., is accrued on a trade-date basis. The handling charge income was less than 1% of total revenue for the fiscal years end March 31, 2025 and 2024. Brokerage commission and handling charge income are recognized at a point in time when the service has been passed to the customer.

KEY FACTORS AFFECTING OUR RESULTS OF OPERATIONS

We and our subsidiaries’ results of operations have been and will continue to be affected by a number of factors, including those set forth below:

The revenue from our subsidiaries’ corporate finance and capital market advisory services and our subsidiaries’ placing and underwriting business is non-recurring in nature

Our subsidiaries’ corporate finance advisory and placing and underwriting business operate on a project-by-project basis, and the financial performance of these businesses is subject to various uncertainties, such as market conditions, the particulars of each engagement, and project completion timeline. The sustainability of the financial performance of these businesses is uncertain, as these are highly depending on factors such as the number of projects undertaken, the revenue generated from each client, and the recurring business opportunities. To sustain our corporate finance advisory and placing and underwriting business, the Operating Subsidiaries rely on their ability to leverage their relationship to source and retain clients. Revenue generated from these businesses may fluctuate from time to time and may not recur, and we and the Operating Subsidiaries cannot guarantee that clients who have previously sought our services will continue to retain such Operating Subsidiaries for future projects.

Moreover, the demand for our subsidiaries’ corporate finance advisory and underwriting services is heavily dependent on the market conditions. Any adverse market conditions or market sentiment will affect clients’ decisions on the scale, timing, and stock market choices in respect of their fundraising needs, which may lead to lower demand for, delay to, or termination of fundraising activities and our services, and in turn affect the financial performance of our corporate finance advisory and placing and underwriting business.

We are exposed to business risk arising from our placing and underwriting business in case the securities underwritten by the Operating Subsidiaries are undersubscribed or placing exercise fails to complete

Our subsidiaries’ placing service operates on a best effort basis and is subject to market conditions and volatility. In the event of adverse changes in market conditions or investor sentiment, the Operating Subsidiaries may not be able to secure investors to subscribe for all or part of the offered securities and the placement may not be completed in full or may not proceed at all. The commission from such placement engagements may be reduced, or the Operating Subsidiaries may not receive any commission at all in the worst-case scenario. Although the Operating Subsidiaries typically engage in fundraising exercise to place securities with investors on a best effort basis, if the securities are undersubscribed due to market conditions or other factors, the entire fundraising exercise may not be completed or may be cancelled. This could result in a reduction of the Operating Subsidiaries’ commission income from such fundraising exercises, or they may not be entitled to any commission at all.

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Our subsidiaries’ asset management business may be adversely affected by the risks arising from poor investment performance and market competition, which could significantly decrease our AUM

Investment performance is one of the most important factors in retaining our subsidiaries’ clients. Our subsidiaries’ investment performance is subject to market conditions and volatility, the availability of hedging instruments, our investment strategies and decisions, and our risk management policy. In addition, changes in exchange rate, interest rate, and other economic factors will affect our investment performance. Poor investment performance may lead to the loss of our clients and failure to attract new clients for our asset management business, resulting in a decrease of our AUM. We cannot assure you that our AUM can be increased under the highly competitive environment with numerous competitors from other securities firms, fund managers, commercial banks, and insurance companies, which may have a longer operating history, better brand names and reputation, and proven track record of investment performance.

We and our subsidiaries operate in a highly regulated industry and ongoing compliance with the rules and regulations could be costly and affect our operations

The financial and securities services industry in which the Operating Subsidiaries operate is highly regulated and any material changes to the laws and regulations applicable to us could significantly affect our operations, or might restrict our business activities. Many aspects of the businesses of the Operating Subsidiaries depend on obtaining and maintaining approvals, licenses, permits, or qualifications from the relevant regulators. We and our subsidiaries cannot assure that the business model and operations the Operating Subsidiaries currently have in place would be in compliance with any changes or updates to the regulatory requirements.

Furthermore, the Operating Subsidiaries are licensed with the relevant regulatory authorities in Hong Kong, including, without limitation, as a licensed corporation under the SFO. Therefore, each of the Operating Subsidiaries has to ensure continuous compliance with all applicable laws, regulations, and guidelines, and satisfy the SFC, the Hong Kong Stock Exchange, and/or other regulatory authorities that the Operating Subsidiaries remain fit and proper to be licensed. In addition, the SFC expects high standards of sponsor’s conduct and the Operating Subsidiaries will need to continue to enhance our internal controls and systems in respect of our sponsorship services in accordance with new regulatory requirements or guidance. Any material changes to laws and regulations applicable to the Operating Subsidiaries could significantly affect our operations. Costs of compliance may increase, and the fee structure of the Operating Subsidiaries may have to be adjusted.

The Operating Subsidiaries face fierce competition in the financial and securities services industry in Hong Kong

There is a significant number of existing market participants in the financial and securities services industry in Hong Kong providing services similar to ours. The Operating Subsidiaries’ larger competitors may have advantages over us such as having better brand recognition and reputation in the market, a wider range of value-adding services, stronger human and financial resources, longer operating histories, and operational presence in more geographic locations. The Operating Subsidiaries also face competition from local medium and small-sized financial services providers, which offer a similar range of services. New participants may enter into the market insofar as they have engaged appropriate qualified professionals and obtained the requisite regulatory licenses and permits. Given the keen competition, we cannot assure that the Operating Subsidiaries will be able to maintain our competitive edge in response to the fast-changing business environment. In addition, competition creates an unfavourable pricing environment in the market in which the Operating Subsidiaries operate. Intensified competition may cause the Operating Subsidiaries to reduce their service fees or commission rates in order to compete with other market players, which could place significant pressure on the ability to maintain gross margins and is particularly acute during market slowdowns.

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OUR RESULTS OF OPERATIONS

Year ended March 31, 2025 compared to year ended March 31, 2024

The following table presents the results of operations for our subsidiaries, which has reflected the acquisition of GMCL on June 30, 2023.

	For the Years Ended
	March 31,
	2024	2025	2025
	HKD	HKD	US$
Revenues
Financial advisory services	11,241,316	4,362,920	560,794
Placing and underwriting of securities	763,894	42,267,181	5,432,869
Investment advisory services	-	1,475,000	189,591
Management and performance services	3,498,693	1,634,192	210,053
Business development services	2,340,000	-	-
Securities brokerage services	117,431	941,345	120,997
Custodian services	117,740	219,884	28,263
Total revenue	18,079,074	50,900,522	6,542,567

Operating costs and expenses
Employee benefits expenses	(11,070,660)	(6,848,365)	(880,264)
Advisory fee	(2,813,281)	(1,057,279)	(135,899)
Amortization on right-of-use asset	(1,940,359)	(1,290,852)	(165,921)
Commission expenses	(344,458)	(41,328,477)	(5,312,212)
Depreciation on property and equipment	(105,366)	(313,884)	(40,346)
Impairment loss	-	(8,235,518)	(1,058,563)
Other operating costs and expenses	(3,956,787)	(6,550,206)	(841,940)
Total operating costs and expenses	(20,230,911)	(65,624,581)	(8,435,145)

Operating loss	(2,151,837)	(14,724,059)	(1,892,578)

Other income, net	1,289,616	85,030	10,929
Interest expenses, net	(55,702)	(31,995)	(4,113)
Total other income, net	1,233,914	53,035	6,816

Loss before income tax expense	(917,923)	(14,671,024)	(1,885,762)
Income tax expenses	-	-	-
Net loss	(917,923)	(14,671,024)	(1,885,762)

Total comprehensive loss	(917,923)	(14,671,024)	(1,885,762)

Revenue

Revenue increased by HK$32,821,448, or 1.8 times, from HK$18,079,074 for the year ended March 31, 2024 to HK$50,900,522 for the year ended March 31, 2025, primarily due to the increase in revenues generated from (i) placing and underwriting of securities of HK$41,503,287, (ii) investment advisory services of HK$1,475,000, (iii) securities brokerage services of HK$823,914, and (iv) custodian services of HK$102,144; notwithstanding the decrease in our revenue derived from financial advisory services, management and performance services, and business development services.

Revenue derived from financial advisory services from GMCL decreased by HK$6,878,396, or 59.9%, from HK$11,241,316 for the year ended March 31, 2024 to HK$4,362,920 for the year ended March 31, 2025. During the year ended March 31, 2025, GMCL generated HK$3,462,920 revenue from the provision of financial advisory services (including acting as an independent financial advisor) to 20 clients and HK$900,000 revenue from the provision of compliance advisory to 2 clients, while no revenue was generated from IPO sponsor service. During the fiscal year ended March 31, 2024, GMCL generated HK$6,210,000 revenue from IPO sponsor service, HK$4,216,800 revenue from the provision of financial advisory services (including acting as an independent financial advisor) to 12 clients and HK$509,516 revenue from the provision of compliance advisory to 2 clients.

Revenue derived from placing and underwriting services from GCL increased by HK$41,503,287, or 54.3 times, from HK$763,894 for the year ended March 31, 2024 to HK$42,267,181 for the year ended March 31, 2025, primarily due to GCL providing placing and underwriting services in 13 bond issues for six PRC state-owned enterprises. During the year ended March 31, 2024, GCL provided placing and underwriting services relating to one bond issue for a PRC state-owned enterprise. GCL acted as joint bookrunner, joint leader manager and sub-underwriter in these bond issues. These issuers were not related parties and were independent to the Group. Under the engagements, GCL identified and conducted due diligence on the subscribers it procured, checked and ensured their compliance with the PRC cross-border capital controls, and provided pre- and post-sale services to the subscribers it procured. Our revenues from these placing and underwriting services were either calculated as a percentage of the total value of securities underwritten by GCL or a pre-agreed fixed fee, depending on negotiations with the issuer and the prevailing market demand for the securities. Commissions were received upon the issuance of securities and payment of purchase prices by the investors. The following table shows each of the underwriting or placing transactions for the year ended March 31, 2025:

Transaction No.	Issue Size
1	CNY 1 billion
2	CNY 1.1 billion
3	CNY 1 billion
4	CNY 1.16 billion
5	CNY 189 million
6	CNY 280 million
7	CNY 41 million
8	CNY 435 million
9	CNY 154 million
10	CNY 1.16 billion
11	CNY 800 million
12	CNY 138.7 million
13	USD 70 million

Revenue derived from investment advisory services from GCL increased from nil for the year ended March 31, 2024 to HK$1,475,000 for the year ended March 31, 2025. During the year ended March 31, 2025, GCL provided advisory service for a fee of HK$1,475,000 from two clients including Xi Yue Cultural Industry Investment Fund L.P., while no investment advisory revenue was generated during the year ended March 31, 2024. During the year ended March 31, 2025 GCL entered into an investment advisory agreement with Xi Yue Cultural Industry Investment Fund L.P. to provide investment advisory services including the provision of equities, fixed income and alternative investment strategies and the provision of relevant research reports with respect to latest development in government policies, macro and micro economic environments, equities, bonds, derivatives, market index and related products. The contract sum with Xi Yue Cultural Industry Investment Fund L.P. was HK$500,000 with a contract term of one year.

Revenue derived from management and performance services from GCL decreased by HK$1,864,501 or 53.3%, from HK$3,498,693 for the year ended March 31, 2024 to HK$1,634,192 for the year ended March 31, 2025 primarily due to the challenges in the financial market in Hong Kong, which resulted in a reduction in the number of clients engaging GCL for management and performance services from 3 clients in the year ended March 31, 2024 to 1 client in the year ended March 31, 2025. GCL generally charges both the management fee and performance fee on its clients, except for the GLAM-HKCFC MBS Fund which GCL primarily charges a performance fee. During the year ended March 31, 2025, GCL recorded performance fee of HK$1,634,192 from GLAM-HKCFC MBS Fund. During the year March 31, 2024, GCL primarily recorded (i) management fee of HK$1,704,231 from Xi Yue Cultural Industry Investment Fund L.P., (ii) performance fee of HK$1,783,427 from GLAM-HKCFC MBS Fund, and  (iii) management fee of HK$11,035 from another client.

GCL entered into investment management agreement with GLAM-HKCFC MBS Fund and Xi Yue Cultural Industry Investment Fund L.P.. As the investment manager of these funds, GCL is entrusted with carrying out investment management by entering into investment management agreements to, inter alia, purchase, sell and invest in the investments, moneys, and other assets of the funds pursuant to the terms of the investment management agreement and/or the relevant placing memorandum.

62

The GLAM-HKCFC MBS Fund is a registered mutual fund in the Cayman Islands which targets to generate returns while preserving capital over the term of the fund by investing into unlisted mortgage debts and/or mortgage-backed securities in order to achieve long-term capital appreciation. As the investments within the GLAM-HKCFC MBS Fund primarily consist of fixed income assets at coupon ranging from approximately 5.75% per annum to approximately 8.5% per annum, there is no record of market appreciation or depreciation on fixed income assets. The gross inflows include investment returns to the fund, i.e. the fixed income coupon payments. According to the private placement memorandum of the GLAM-HKCFC MBS Fund, the fund pays quarterly dividend of approximately 5.75% per annum on investors’ investment and recorded under dividend paid, and the remaining profit of the fund would be distributed to the investment manager as performance fee. The primary components of gross outflows are performance services fee, fund administration fee. No foreign exchange impact is recorded in the GLAM-HKCFC MBS Fund. Set out below is a summary of the movements in assets under management and revenue derived from performance services generated from GLAM-HKCFC MBS Fund for the years ended March 31, 2025 and 2024:

	Years ended March 31,
	2024	2025	2025
	HK$	HK$	US$
AUM beginning balance	166,715,062	157,735,412	20,274,735
Gross inflows	13,132,650	12,700,415	1,632,465
Gross outflows	(4,106,647)	(3,725,081)	(478,808)
Dividend paid	(9,110,302)	(8,975,334)	(1,153,657)
Subscription	111,552	-	-
Redemption	(9,006,901)	-	-
AUM ending balance	157,735,412	157,735,412	20,274,735
GCL performance services fee	1,783,427	1,634,192	210,053
Weighted average fee rates (annualized)	1.13%	1.04%	1.04%

Xi Yue Cultural Industry Investment Fund L.P. is a limited partnership fund registered in the Cayman Islands. The Xi Yue Cultural Industry Investment Fund L.P. aims to achieve capital appreciation through investment projects in the cultural and entertainment industry, which may include movies, television dramas, music concerts, operas, and other related areas. The investment projects within the Xi Yue Cultural Industry Investment Fund L.P. consist of primarily private equity and to a lesser extent, fixed income investment. The disposal of private equity investments in the fund during the year ended March 31, 2024 were at investment cost, resulting in no mark-to-market appreciation or depreciation being recorded. The investment manager assesses the recoverability of those investment projects of the fund. The investors receive their portion of investment when the fund recovers from the fund’s investment projects. The gross inflows recorded during the year ended March 31, 2024 are primarily the return from fixed income investment to the fund. The gross outflows include management services fees, legal and professional fees. No foreign exchange impact is recorded in the Xi Yue Cultural Industry Investment Fund L.P.. During the year ended March 31, 2024, despite the disposals of private equity investments were at investment cost, investors received less than the full amount invested due to management services fees, legal fees, and other professional fees being deducted upon redemption. In September 2023, the investment management arrangement between GCL and Xi Yue Cultural Industry Investment Fund L.P. was terminated and there was no private equity investment in the fund. Set out below is a summary of the movements in assets under management and revenue derived from management services generated from Xi Yue Cultural Industry Investment Fund L.P. for the year ended March 31, 2024:

Year ended March 31,
2024
HK$
AUM beginning balance	35,941,740
Gross inflows	-
Gross outflows	(1,710,271)
Dividend paid	-
Market appreciation/(depreciation)	-
Subscription	-
Redemption	(10,000,000)
AUM ending balance*	24,231,469
GCL management services fee	1,704,231
Weighted average fee rates	6.04%

Note *: The AUM ending balance is recorded as of September 30, 2023, as the investment management arrangement between GCL and Xi Yue Cultural Industry Investment Fund L.P. was terminated in that month.

Revenue derived from business development services from GCL decreased by HK$2,340,000 or 100.0%, from HK$2,340,000 for the year ended March 31, 2024 to nil for the year ended March 31, 2025. During the year ended March 31, 2024, GCL facilitated the initiation of business for a client relating to a note subscription and generated revenue of HK$2,340,000, while no revenue was generated from business development services during the year ended March 31, 2025.

Revenue derived from securities brokerage services from GCL increased by HK$823,914, or 7.0 times, from HK$117,431 for the year ended March 31, 2024 to HK$941,345 for the year ended March 31, 2025, primarily due to an increase in the number of active brokerage clients from 4 clients for the year ended March 31, 2024 to 12 clients for the year ended March 31, 2025. This increase in active client numbers was influenced by favorable market sentiment and a relatively higher trading volume during the period.

Major customers

For the years ended March 31, 2025, and 2024, the customers who accounted for 10% or more of the revenue of the Group are presented as follows:

	Year ended March 31, 2025
	Revenue	Revenue	Percentage of revenue of the Group
	HK$	US$	%
Alpine Securities Limited (Note 1)	21,876,750	2,811,958	43.0
Shiyan City Operation Group Co., Ltd. (Note 2)	12,492,001	1,605,676	24.5
	34,368,751	4,417,634	67.5

	Year ended March 31, 2024
	Revenue	Revenue	Percentage of revenue of the Group
	HK$	US$	%
Hangzhou FAR International Logistics Co., Ltd.	6,210,000	798,211	34.3
GLAM Finance Limited (related party)	2,340,000	300,775	12.9
	8,550,000	1,098,986	47.2

Notes:

1.	During the fiscal year ended March 31, 2025, GCL entered into two bond distribution agreements with Alpine Securities Limited. Under these agreements, Alpine Securities Limited acted as the lead underwriter, and GCL was appointed as a sub-underwriter on a non-exclusive, best-efforts basis to assist in placing bonds to eligible investors. GCL is entitled to a commission calculated as a percentage of the actual amount it successfully places, as confirmed in commission settlement forms executed by both parties.

2.	During the fiscal year ended March 31, 2025, GCL also entered into (i) an appointment agreement with Shiyan City Operation Group Co., Ltd., under which GCL was appointed as joint book runner and lead manager for multiple U.S. dollar-denominated bond offerings on a best-efforts basis. GCL is entitled to an underwriting fee determined by a formula tied to the bond’s coupon rate, tenor, and actual underwriting amount. The issuer also agreed to reimburse GCL for professional fees advanced in connection with the offering, to be paid from the bond proceeds. All payments to GCL are required to be made without set-off or deduction; and (ii) a separate appointment agreement with Shiyan City Operation Group Co., Ltd., under which GCL was appointed as a joint bookrunner and syndicate capital markets intermediary. The underwriting fee payable to GCL under this engagement consists of a discretionary component based on its participation and contribution to the transaction, calculated by reference to the final allocated amount, cost of funds, and coupon rate. The final amount is subject to the issuer’s sole discretion and is confirmed in a separate fee letter.

See “Business-Our Clients” for more information regarding clients contributing to 10% or more of our total revenue for the fiscal years ended March 31, 2025 and 2024.

63

Operation cost and expenses

Operation costs and expenses mainly consist of employee benefits expenses, commission expenses, amortization of right-of-use assets, advisory fee, depreciation on property and equipment, impairment loss and other operating expenses. Operating costs and expenses increased by HK$45,393,670, or 2.24 times, from HK$20,230,911 for the year ended March 31, 2024 to HK$65,624,581 for the year ended March 31, 2025, mainly due to increases in commission expenses, depreciation on property and equipment and impairment loss; notwithstanding decreases in advisory fee, employee benefits expenses and amortization on right-of-use asset.

Employee benefits expenses mainly represented salaries, bonuses and pension contributions of our directors and employees. Employee benefits expenses decreased by HK$4,222,295, or 38.1%, from HK$11,070,660 for the year ended March 31, 2024 to HK$6,848,365 for the year ended March 31, 2025 primarily due to a reduction in salary for the majority of our staff.

Advisory fee decreased by HK$1,756,002, or 62.4%, from HK$2,813,281 for the year ended March 31, 2024 to HK$1,057,279 for the year ended March 31, 2025.

Amortization of right-of-use assets mainly represented the lease of our Hong Kong offices. Amortization of right-of-use assets decreased by HK$649,507, or 33.5%, from HK$1,940,359 for the year ended March 31, 2024 to HK$1,290,852 for the year ended March 31, 2025 mainly due to GCL relocated to an office with lower rental payment in August 2024.

Commission expenses increased by HK$40,984,019, or 119 times, from HK$344,458 for the year ended March 31, 2024 to HK$41,328,477 for the year ended March 31, 2025, mainly due to the increase in commission payments for generating placing and underwriting income. Among which, commission expenses of HK$21,439,215 was recorded for the placing and underwriting transaction for a SFC licensed underwriting agent on two bond issuances of a PRC state-owned enterprise, and HK$19,387,871 was recorded for the placing and underwriting transactions for six PRC state-owned-enterprises on 13 bond issuances. Out of the commission payments of HK$41,382,477 incurred in relation to placing and underwriting transactions for the year ended March 31, 2025, HK$40,983,788 was made to Glam Finance Limited, a related party, in relation to referral services for potential subscribers for the bond issuances made during the same period. No sub-underwriters or sub-placing agents were engaged in these transactions. The amount of commission payments made to Glam Finance Limited by GCL for the referral of potential subscribers is determined on a deal by deal basis, which may be a fixed fee or a percentage of the subscription amount of the subscriber referred by Glam Finance Limited, and shall take into account a number of factors, including but not limited to, the estimated amount of placing fee received by GCL from the issuer, the prevailing market demand for the securities from the placing and underwriting transactions and the interests from GCL’s own existing clientele in subscribing the securities from the placing transactions.

Depreciation charge mainly represented the depreciation charge of computer equipment, office equipment and motor vehicles. Depreciation charge increased by HK$208,518, or 2.0 times, from HK$105,366 for the year ended March 31, 2024 to HK$313,884 for the year ended March 31, 2025 mainly due to the inclusion of depreciation charges from GMCL for the full year ended March 31, 2025, while the charge for the year ended March 31, 2024 only included depreciation from GMCL after their acquisition on June 30, 2023.

Impairment loss mainly represented a non-cash charge recorded in accordance with relevant accounting standards after reviewing the carrying amount of goodwill attributed to acquired subsidiaries or business units. During the year ended March 31, 2025, GMCL’s business activities had a contraction under a more competitive and challenging market environment in Hong Kong and mainland China with less project opportunities especially for initial public offering for small and medium-sized enterprises. As a result, with a decreased market share, GMCL’s revenue from IPO-related business reduced from HKD6,210,000 for the year ended March 31, 2024 to nil for the year ended March 31, 2025 and revenue from financial advisory services reduced from HKD4,521,800 for the year ended March 31, 2024 to HKD3,462,920 for the year ended March 31, 2025. Based on the underperformance, the Group performed an impairment test for GMCL and recognized an impairment charge of HKD8,235,518 for the year ended March 31, 2025. The fair value of GMCL was determined based on market approach analysis of comparable enterprises with similar revenue streams, which are actively listed in Hong Kong with more than two years’ listing history. Enterprise value-to-sales and price-to-sales are considered to determine the valuation multiples of comparable companies and the fair value of GMCL.

64

Other operating costs and expenses increased by HK$2,593,419, or 65.5%, from HK$3,956,787 for the year ended March 31, 2024 to HK$6,550,206 for the year ended March 31, 2025. Other operating costs and expenses mainly included legal and professional fees, entertainment expenses, travelling expenses, building management fees, telephone and communication expenses, and other miscellaneous expenses. The legal and professional fees increased by HK$2,701,717 from HK$1,327,627 for the year ended March 31, 2024 to HK$4,029,344 and which was mainly due to professional fees associated with the listing preparation of NASDAQ listing application incurred during the year ended March 31, 2025. Entertainment expenses decreased by HK$360,955 from HK$646,511 for the year ended March 31, 2024 to HK$285,556 for the year ended March 31, 2025 and which was mainly due to tighter entertainment budget in response to softer financial market sentiment. Travelling expenses both local and overseas decreased by HK$196,747 from HK$414,422 for the year ended March 31, 2024 to HK$217,675 for the year ended March 31, 2025 and which was mainly due to the tighter travelling budget and less travels were required. Building management fees decreased by HK$73,061 from HK$330,516 for the year ended March 31, March 2024 to HK$256,915 for the year ended March 31, 2025. Telephone and communication expenses increased by HK$22,575 from HK$186,925 for the year ended March 31, March 2024 to HK$209,500 for the year ended March 31, 2025. A re-instatement cost of HK$482,100 incurred during the year ended March 31, 2025 and which was mainly due to renovations required for GCL’s office following the termination of rental agreement.

Total other income, net

Net total other income mainly represented net interest expense and net other income. Net total other income decreased by HK$1,180,878, from HK$1,233,914 for the year ended March 31, 2024 to HK$53,036 for the year ended March 31, 2025 mainly due to other income decreased by HK$1,204,586 or 93.4%, from HK$1,289,616 for the year ended March 31, 2024 to HK$85,030 for the year ended March 31, 2025 coupling with the interest expenses decreased by HK$23,708 or 42.6%, from HK$55,702 for the year ended March 31, 2024 to HK$31,994 for the year ended March 31, 2025.

Income tax

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which we and our subsidiaries domicile or operate.

BVI

We and our subsidiaries are not subject to any income tax in the BVI.

Hong Kong profits tax

For our Hong Kong subsidiaries, the Hong Kong subsidiaries are subject to a tax rate of 16.5% on the assessable profits arising in or derived from Hong Kong. From the year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. For entities incorporated in Hong Kong, net loss can be carried forward indefinitely.

The income tax is nil for the years ended March 31, 2025 and 2024, primarily due to the generation of loss before income tax expenses for the year ended March 31, 2025, while benefiting from the tax losses carried forward for the year ended March 31, 2024.

Net loss

As a result of the foregoing, we and our subsidiaries’ net loss was enlarged from a net loss of HK$917,923 for the year ended March 31, 2024 to a net loss position of HK$14,671,024 for the years ended March 31, 2025.

65

PRO FORMA CONDENSED STATEMENT OF COMPREHENSIVE INCOME

On June 30, 2023, GMCL became an indirect wholly-owned subsidiary of GCGCL, through GVL.

The following unaudited pro forma condensed statement of comprehensive income for the year ended March 31, 2024 is based on the Company’s historical consolidated statements of operations and GMCL’s historical statements of operation and comprehensive (loss)/income as adjusted to give effect to the acquisition of GMCL. The unaudited pro forma condensed statement of comprehensive income for the year ended March 31, 2024 gives effect to the acquisition of GMCL as if it had occurred on April 1, 2023.

The unaudited pro forma condensed statement of comprehensive income does not necessarily reflect what the combined company’s results of operations would have been had the acquisition occurred on the date indicated. It also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Our historical financial statements are included elsewhere in this prospectus and the unaudited pro forma condensed statement of comprehensive income should be read in conjunction with those financial statements and notes.

	For the years ended March 31,
	2023	2024	2024 (Pro forma)	2024
	HKD	HKD	HKD	US$
Revenue
Revenues - Placing & Underwriting Income	1,415,360	763,894	763,894	98,188
Revenues - Brokerage and Commission Fee	513,314	117,431	117,431	15,094
Revenues - Investment Advisory Income	800,000	-	-
Revenues - Management Fee Income	3,597,450	1,715,266	1,715,266	220,474
Revenues - Performance Fee Income	1,559,161	1,783,427	1,783,427	229,235
Revenues - Introduction Fee Income	7,657,455	2,340,000	2,340,000	300,775
Revenues - FA Income -Transaction	-	4,521,800	4,571,800	587,643
Revenues - FA Income - IPO	-	6,210,000	6,210,000	798,211
Revenues - FA Income - Compliance Advisory	-	509,516	685,084	88,058
Revenues - Custody fee income	-	117,740	117,740	15,134
Total Revenue	15,542,740	18,079,074	18,304,642	2,352,812

Operating expenses
Employee benefits expenses	(5,629,142)	(11,070,660)	(13,417,991)	(1,724,700)
Advisory Fee	(471,462)	(2,813,281)	(2,830,168)	(363,779)
Amortization on right-of-use asset	(1,498,578)	(1,940,359)	(2,087,620)	(268,335)
Commission Expenses	(2,231,524)	(344,458)	(344,458)	(44,275)
Depreciation on property and equipment	(39,171)	(105,366)	(136,526)	(17,549)
Other operating costs and expenses	(3,341,560)	(3,956,787)	(4,760,994)	(611,961)
Total operating expenses	(13,211,437)	(20,230,911)	(23,577,757)	(3,030,599)

Other income, net	122,987	1,289,616	1,285,756	165,266
Interest expenses, net	(37,207)	(55,702)	(71,200)	(9,152)
Total other income, net	85,780	1,233,914	1,214,556	156,114

Income (loss) before income tax expense	2,417,083	(917,923)	(4,058,559)	(512,672)
Income tax expenses	-	-	-	-
Net income (loss)	2,417,083	(917,923)	(4,058,559)	(512,672)
Noncontrolling interest
Net income attributable to the Company’s ordinary shareholders	2,417,083	(917,923)	(4,058,559)	(512,672)

66

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth the current assets and current liabilities of us and our subsidiaries as of the dates indicated, which has reflected the acquisition of GMCL on June 30, 2023:

	As of March 31,
	2024	2025
	HKD	HKD	US$
Current Assets
Cash	10,777,349	4,398,723	565,396
Cash held on behalf of clients	14,558,816	1,391,318	178,835
Short-term investment	-	3,600,000	462,731
Accounts receivable – third parties	587,468	1,332,264	171,244
Accounts receivable – related parties	1,193,232	3,680,701	473,104
Amount due from related parties	8,282	1,290,866	165,923
Amount due from a shareholder	5,393,143	-	-
Amount due from a director	2,410,137	-	-
Prepayments and deposits	1,473,231	1,088,104	139,864
Total current assets	36,401,658	16,781,976	2,157,097

Current liabilities
Accounts payable	1,354,090	1,476,910	189,837
Other payables and accruals	14,032,258	481,845	61,935
Amount due to related parties	6,559,498	4,530,981	582,396
Amount due to shareholders	-	4,600,010	591,269
Operating lease liability - current	1,171,164	415,467	53,403
Total current liabilities	23,117,010	11,505,213	1,478.840

Net current assets	13,284,648	5,276,763	678,257

Accounts Receivable

Accounts receivable represented receivables from clients and brokers. Receivables from clients were generated from the advisory business and asset management business. Receivables from brokers were generated from the business of investment securities.

The balance of accounts receivable from third parties increased by HK$744,796, or by 1.27 times from HK$587,468 as of March 31, 2024 to HK$1,332,264 as of March 31, 2025. This increase was mainly due to the increase in outstanding amount of clients’ monies held in other brokers for their transactions near the year ended March 31, 2025. GCL provides securities brokerage services for trading in securities on the Hong Kong Stock Exchange. GCL’s client must establish a non-margin, cash securities trading account with GCL prior to initiating any trade orders. When a client makes a deposit into their trading account, GCL records it as a liability owed to the client. GCL has established certain arrangement with various Hong Kong securities brokers (being independent third parties) who are Hong Kong Stock Exchange Participants which enable GCL to execute relevant trades through them. Receivables from broker-dealers include cash deposits placed and receivables arising from unsettled trades on a trade-date basis.

As of March 31, 2024, and March 31, 2025, among the balances of accounts receivable and the amount due from related parties, GCL recorded (i) performance services fee receivables from GLAM-HKCFC MBS Fund of HK$405,360 and HK$2,039,551 respectively; (ii) management fee receivables from Xi Yue Cultural Investments Fund L.P. of HK$202,872 and HK$202,872 respectively while the investment advisory fee receivables from Xi Yue Cultural Investments Fund. L.P. of nil and HK$500,000 respectively; (iii) business development services fee receivables from GLAM Finance Limited of HK$585,000 and HK$938,258 respectively; (iv) interest-free loan on payments made on behalf of Optimum Lead Limited and Pacific Express Limited of HK$5,521 and HK$2,761 respectively and the balances remain the same in both years; (v) interest free loan to be received from Joyful Smart Investment Limited of nil and HK$640,018 respectively; and (vi) interest-free loan on payments made on behalf of GLAM-HKCFC MBC Fund of nil and HK$642,565 respectively.

An impairment analysis is performed at the end of each year. During the fiscal year ended March 31, 2024 we and our subsidiaries had not made any allowances for doubtful accounts in relation to our accounts receivable after considering factors including the age of the amounts due and the historical loss experienced, adjusted for current conditions and forward-looking indicators. During the fiscal year ended March 31, 2025, we and our subsidiaries had made HK$60,000 provision for doubtful accounts in relation to our accounts receivable.

Prepayments and deposits

Prepayments and deposits mainly represented staff advance, rental deposits, prepayment of our offices and other operating expenses, and receivables from project expenses. Prepayments and deposits decreased from HK$1,473,231 as of March 31, 2024 to HK$1,088,104 as of March 31, 2025 decreased by the amount of HK$385,127 or 26.1%.

Accounts Payables

Accounts payables primarily represent the amount payable to clients in respect of the trust and segregated bank balances, as well as amounts payable to entrusted institutions to provide consulting services and other securities dealers received and held for clients in the course of conducting the regulated activities respectively. Accounts payable balance increased by HK$122,820, or by 9.1%, from HK$1,354,090 as of March 31, 2024 to HK$1,476,910 as of March 31, 2025.

As of March 31, 2024, and March 31, 2025, among the balances of amount due to related parties, GCL recorded (i) interest free loan payables to Active Ideal Holdings Limited of HK$3,300,098 and HK$4,530,981respectively representing an increase of HK$1,230,883 or by 37.3%; and (iii) interest free loan payables to Team Plus International Limited of HK$3,259,400 and nil respectively.

As of March 31, 2024, and March 31, 2025, among the balances of amount due to shareholders, GCL recorded (i) interest free loan payable to Yeung Wan Yiu of nil and HK$100,010 respectively; (ii) interest free loan payables to Lei Iat Seng of nil and HK$3,000,000 respectively; and (iii) interest free loan payables to Pacific Express Limited of nil and HK$1,500,000 respectively.

67

Other payables and accruals

Other payables and accruals represented accrued employee benefits expense, commission, client’s custody deposit and other accrued operating expenses. Other payables and accruals decreased by HK$13,550,413, or by 96.6%, from HK$14,032,258 as of March 31, 2024 to HK$481,845 as of March 31, 2025 primarily due to distribution of cash held in the custodian account of GMCL’s client of HK$13,355,000 during the year ended March 31, 2025 as instructed by such client. As of March 31, 2025, the other payables and accruals of HK$481,845 mainly refers to an amount of HK$462,345 of underwriting commission payable to a third party and HK$19,500 of accrued employee benefits expenses.

Current lease liabilities

Current lease liabilities represented the current portion of the lease of our Hong Kong offices. The balance decreased by HK$755,697, or 64.5%, from HK$1,171,164 as of March 31, 2024 to HK$415,467 as of March 31, 2025 primarily due to GCL’s relocation to a premise with a short lease term and a lower rent.

Accounts receivable from related parties, due from related parties, a shareholder and a director

The following table sets out a breakdown of accounts receivable from related parties as of the dates indicated:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
GLAM Finance Limited	Business development services fee	585,000	938,278	120,603
GLAM-HKCFC MBS Fund	Performance fee	405,360	2,039,551	262,156
Xi Yue Cultural Investments Fund L.P.	Investment advisory fee	-	500,000	64,268
Xi Yue Cultural Investments Fund L.P.	Management fee	202,872	202,872	26,077
Total		1,193,232	3,680,701	473,104

As of March 31, 2024 and 2025, the performance fee amounts outstanding from GLAM-HKCFC MBS Fund increased by HK$1,634,191, or by 4.0 times from HK$405,360 as of March 31, 2024 to HK$2,039,551 as of March 31, 2025 primarily due to more performance fee income generated during the period.

As of March 31, 2024 and 2025, the management fee amounts outstanding from Xi Yue Cultural Investments Fund L.P. remained unchanged with the amount of HK$202,872 as of March 31, 2024 and March 31, 2025. While there was an investment advisory fees outstanding from Xi Yue Cultural Investments Fund L.P. HK$500,000 as of March 31, 2025 and nil as of March 31, 2024.

As of March 31, 2024, and March 31, 2025, the business development services fee amount outstanding from GLAM Finance Limited was HK$585,000 and HK$938,258 respectively, representing an increase of HK$353,278 or by 60.4%.

The following table sets out a breakdown of due from related parties as of the dates indicated:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
Optimum Lead Ltd.	Interest free loan	5,521	5,521	710
Pacific Express Limited	Interest free loan	2,761	2,761	354
Joyful Smart Investments Limited	Interest free loan	-	640,018	82,266
GLAM-HKCFC MBS Fund	Interest free loan	-	642,566	82,593
Total		8,282	1,290,866	165,923

The balance of interest-free loan provided to GLAM-HKCFC MBS Fund as of March 31, 2024 was nil. The amount of the interest-free loan provided to GLAM-HKCFC MBS Fund increased to HK$642,566 as of March 31, 2025. This loan provided to GLAM-HKCFC MBS Fund was unsecured, interest-free and repayable on demand. The balance represented the expenses incurred by GCL for GLAM-HKCFC MBS Fund to settle professional fees, administrative expenses and fund set-up expenses.

On March 31, 2025, by and between Team Plus Int’l Ltd. (as “Assignor”) and Joyful Smart Investments Limited (as “Assignee”), the Assignor has agreed to assign and the Assignee has agreed to take up the indebtedness owed by the Assignor to GCGCL. The aggregate sum of the assigned indebtedness was amounted to HK$640,018. This loan provided to Joyful Smart Investments Limited was unsecured, interest-free and repayable on demand. Where Joyful Smart Investments Limited is the major shareholder of Team Plus Int’l Ltd, the debt assignment to major shareholder was to streamline intercompany accounts.

The balances of interest-free loans provided to Optimum Lead Limited and Pacific Express Limited as of March 31, 2025 were HK$5,521 and HK$2,761 respectively. These loans provided to Optimum Lead Limited and Pacific Express Limited were unsecured, interest-free and repayable on demand. The balance represented the expenses incurred by GCL for Optimum Lead Limited and Pacific Express Limited to settle administrative expenses.

The following table sets out due from a shareholder and a director as of the dates indicated:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
Mr. Yeung Wan Yiu	Interest free loan to a shareholder	5,393,143	-	-
Mr. Law Chun Ming Johnny	Interest free loan to a director	2,410,137	-	-
Total		7,803,280	-	-

The balance of loan provided to Mr. Yeung, a shareholder, as of March 31, 2024 of HK$5,393,143 was unsecured, interest-free and repayable on demand. As of March 31, 2025, the outstanding balance is nil.

The balance of loan provided to Mr. Law, a director, as of March 31, 2024 of HK$2,410,137 was unsecured, interest-free and repayable on demand. As of March 31, 2025, the outstanding balance is nil.

On November 6, 2024, the Company, Mr. Yeung and certain related parties entered into an offsetting arrangement to net off (1) the amount due from Mr. Yeung as of November 6, 2024 in the amount of HKD5,373,643 and (2) the amount due to Team Plus as of November 6, 2024 in the amount of HKD4,019,039. The remaining outstanding balance due from Mr. Yeung as of November 6, 2024 has been repaid by Mr. Yeung in full by cash. As of the date of this prospectus, the balance due from Mr. Yeung was nil.

On November 5, 2024, the Company, Mr. Law and certain related parties entered into an offsetting arrangement to net off (1) the entire amount due from Mr. Law as of November 5, 2024 in the amount of HKD2,738,736, and (2) the corresponding amount due to Active Ideal as of November 5, 2024 (which amounted to approximately HKD4,223,839). Immediately following the set-off, the amount due to Active Ideal was approximately HKD1,485,103. As of the date of this prospectus, the balance due from Mr. Law was nil.

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Due to related parties and shareholders

The following table sets out a breakdown of due to related parties as of the dates indicated:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
Active Ideal Holdings Ltd.	Interest free loan	3,300,098	4,530,981	582,396
Team Plus Int’l Ltd.	Interest free loan	3,259,400	-	-
Total		6,559,498	4,530,981	582,396

The following table sets out due to shareholders as of the dates indicated:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
Mr. Yeung Wan Yiu	Interest free loan	-	100,010	12,855
Mr. Lei Iat Seng	Interest free loan	-	3,000,000	385,609
Pacific Express Limited	Interest free loan	-	1,500,000	192,805
Total		-	4,600,010	591,269

The balance of loan provided by Active Ideal as of March 31, 2024, and March 31, 2025 of HK$3,300,098 and HK$4,530,981 respectively, was unsecured, interest-free and repayable on demand.

The balance of loan provided by Team Plus as of March 31, 2024 and March 31, 2025 of HK$3,259,400 and nil respectively, was unsecured, interest-fee and repayable on demand.

The balance of loan provided by Mr. Yeung as of March 31, 2024 and March 31, 2025 of nil and HK$100,010 respectively, was unsecured, interest-free and repayable on demand.

The balance of loan provided by Mr. Lei Iat Seng as of as of March 31, 2024 and March 31, 2025 of nil and HK$3,000,000 respectively, was unsecured, interest-free and repayable on demand.

The balance of loan provided by Pacific Express Limited as of as of March 31, 2024 and March 31, 2025 of nil and HK$1,500,000 respectively, was unsecured, interest-free and repayable on demand.

CASH FLOWS

We and our subsidiaries’ use of cash is primarily related to operating activities. We and our subsidiaries have historically financed our operations primarily through the cash flow generated from our operations and cash flow generated from financing activities.

Year ended March 31, 2025 compared to Year ended March 31, 2024

	For the Years Ended
	March 31,
	2024	2025	2025
	HKD	HKD	US$
Net cash provided (used in) by operating activities	12,387,242	(18,577,820)	(2,387,925)
Net cash provided (used in) by investing activities	930,400	(7,021,794)	(902,556)
Net cash (used in) provided by financing activities	(6,512,912)	6,053,490	778,094
Net increase (decrease) in cash	6,804,730	(19,546,124)	(2,512,387)

Cash and cash held on behalf of clients at beginning of the year	18,531,435	25,336,165	3,256,618
Cash and cash held on behalf of clients at end of the year	25,336,165	5,790,041	744,231

Operating activities

We and our subsidiaries’ cash inflow from operating activities was principally from the receipt of revenue. We and our subsidiaries’ cash outflow used in operating activities was principally for payment of employees benefit expenses, commission expenses, advisory fees and other operating expenses.

For the year ended March 31, 2024, we and our subsidiaries had net cash provided by operating activities of HK$12,387,242 mainly arising from net loss from our operation of HK$917,923 as adjusted for those non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation charge of HK$105,366; and (ii) amortization of lease right-of-use asset of HK$1,940,359. Changes in operating assets and liabilities mainly included: (i) a decrease in a total amount of accounts receivable from third party of HK$7,263 and a decrease in accounts receivable from related parties of HK$2,535,733 due to settlement of outstanding balance from these clients; (ii) an increase in prepayments and deposits of HK$182,805; (iii) a decrease in accounts payable of HK$1,526,886 primarily due to the softer financial market sentiment, which led to a reduction in clients’ investment amounts and corresponding decreases in the trust, segregated, and other client-related payables; (iv) a decrease in operating lease liabilities of HK$1,943,301 as lease payments were made for our Hong Kong offices; and (v) an increase in other payables and accruals of HK$12,369,436 due to an amount of HK$13,355,000 payable to a third party, whose deposit was custodied by the GMCL.

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For the year ended March 31, 2025, we and our subsidiaries had net cash used in operating activities of HK$18,577,820 mainly arising from net loss from our operation of HK$14,671,024 as adjusted for those non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation charge of HK$313,884; (ii) amortization of right-of-use asset of HK$1,339,940; (iii) provision for credit loss of HK$60,000; and (iv) an impairment loss on goodwill of HK$8,235,518. Changes in operating assets and liabilities mainly included: (i) an increase in accounts receivable from third parties of HK$804,796 and a decrease in accounts receivable from related parties of HK$1,301,364; (ii) a decrease in prepayments and deposits of HK$385,127; (iii) an increase in accounts payable to third parties of HK$122,820 primarily due to the improved financial market sentiment in the year ended March 31, 2025, which led to an increase in clients’ investment amounts and corresponding increases in the trust, segregated, and other client-related payables; (iv) a decrease in operating lease liabilities of HK$1,310,241 as lease payments were made for our Hong Kong offices; and (v) a decrease in other payables and accruals of HK$13,550,412 primarily due to distribution of cash held in the custodian account of GMCL’s client of HK$13,355,000 during the fiscal year ended March 31, 2025 as instructed by such client.

Investing activities

We and our subsidiaries’ cash outflow used in investing activities was principally for the purchase of property and equipment and amounts provided to a director and related parties.

For the year ended March 31, 2024, we and our subsidiaries had net cash provided by investing activities of HK$930,400 mainly consisted of (i) cash acquired from acquisition of a subsidiary of HK$4,324,885; (ii) cash used to purchase of property and equipment of HK$38,930; (iii) a decrease in amount due from related parties of HK$1,361,899; and (iv) an increase in amount due from a director and a shareholder of HK$340,000 and HK$4,377,454 respectively.

For year ended March 31, 2025, we and our subsidiaries had net cash used in investing activities of HK$7,021,794 mainly consisted of (i) cash used to purchase of a short-term investment of HK$3,600,000; (ii) cash used for the purchase of asset of HK$35,900; (iii) an increase in amount due from related parties of HK$4,431,398 (iv) an increase in amount due from a director of HK$328,600; (v) a decrease in amount due from a shareholder of HK$1,374,104.

Financing activities

We and our subsidiaries’ cash provided by financing activities was principally payment of deferred offering cost, interest-free loans provided by directors and related parties.

For the year ended March 31, 2024, we and our subsidiaries had net cash used in financing activities of HK$6,512,912 primarily consisted of (i) payment of deferred offering cost of HK$6,071,825; (ii) interest-free loans provided by related parties of HK$6,625,974; (iii) repayment of interest-free loans to related parties of HK$536,876; (iv) repayment of interest-free loans to a shareholder of HK$6,531,953; (v) interest-free loans provided by a shareholder of HK$1,768.

For year ended March 31, 2025, we and our subsidiaries had net cash provided in financing activities of HK$6,053,490 primarily consisted of (i) payment of deferred offering cost of HK$2,635,759; (ii) interest-free loans provided by related parties of HK$6,854,836; (iii) interest-free loans provided by shareholders of HK$4,610,010; (iv) repayment of interest-free loans to related parties of HK$2,765,597 and (v) repayment of interest-free loans to a shareholder of HK$10,000.

The Company and its subsidiaries believe that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, will be sufficient to meet our anticipated cash needs for at least the next twelve months from the date of this report.

CAPITAL EXPENDITURES

We and our subsidiaries incurred HK$38,930 and HK$35,900 capital expenditure for the purchase of property and equipment for the years ended March 31, 2024 and 2025 respectively. This represented a decrease of HK$3,030 or by 7.8%.

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RELATED PARTY BALANCES AND TRANSACTIONS

As of March 31, 2024 and March 31, 2025, we had funds advanced from (i) Mr. Yeung Wan Yiu, a shareholder, of nil and HK$100,010 respectively; (ii) Mr. Lei Iat Seng, a shareholder, of nil and HK$3,000,000 respectively; (iii) Pacific Express Limited, a Shareholder, of nil and HK$1,500,000 respectively; (iv) Active Ideal Holdings Limited of HK$3,300,098 and HK$4,530,981 respectively; (v) Team Plus International Limited of HK$3,259,400, and nil respectively. The balances are unsecured and interest-free.

As of March 31, 2024 and March 31, 2025, we had balances of accounts receivable from related parties: (i) performance services fee receivables from GLAM-HKCFC MBS Fund of HK$405,360, and HK$2,039,551 respectively; (ii) management fee receivables from Xi Yue Cultural Investments Fund L.P. of HK$202,872, for both fiscal years; (iii) investment advisory fee receivables from Xi Yue Cultural Investments Fund L.P. of nil, and HK$500,000 respectively; (iv) business development services fee receivables from GLAM Finance Limited of HK$585,000, and HK$938,258 respectively.

As of March 31, 2024 and March 31, 2025, we had balances of amount due from related parties: (i) loan to Mr. Yeung Wan Yiu, a shareholder, of HK$5,393,143, and nil respectively; (ii) loan to Mr. Law Chun Ming Johnny, a director of HK$2,410,137, and nil respectively; (iii) loan to Optimum Lead Limited of HK$5,521, and HK$5,521 respectively; (iv) loan to Pacific Express Limited of HK$2,761, and HK$2,761 respectively; (v) loan to GLAM-HKCFC MBS Fund of nil, and HK$642,565 respectively; and (vi) loan to Joyful Smart Investments Limited of nil and HK$640,018 respectively. The balances are unsecured and interest-free.

For the years ended March 31, 2024 and 2025, (i) GCL generated performance fee income of HK$1,783,428 and HK$1,634,192 from GLAM-HKCFC MBS Fund respectively; (ii) GCL generated management services income of HK$1,704,231 and nil from Xi Yue Cultural Investments Fund L.P. respectively; (iii) GCL also generated investment advisory income of nil and HK$500,000 from Xi Yue Cultural Investments Fund L.P. respectively; (iv) GCL generated business development services income of HK$2,340,000 and nil from GLAM Finance Limited respectively; (v) GCL incurred commission expenses of nil and HK$40,983,788 to GLAM Finance Limited respectively; and (vi) GMCL incurred legal and professional fee of HK$90,000 and 176,000 to JT Group Investment Limited respectively.

CONTRACTUAL OBLIGATIONS

As of March 31, 2025, we and our subsidiaries had one short-term lease contract with a lease term shorter than one year, and the liability amount of long-term lease contracts is measured through lease liability.

The related management expenses were HK$256,915 and HK$330,516 for the year ended March 31, 2025 and 2024 respectively. Future minimum payments for lease management expenses with initial terms of within one year is HK$227,520 and the same expenses for within one to two years is HK$56,361.

As of March 31, 2024, we and our subsidiaries had no short-term lease contracts with a lease term shorter than one year, and the liability amount of long-term lease contracts is measured through lease liability.

As of March 31, 2025, we and our subsidiaries did not have any capital expenditure commitment.

OFF-BALANCE SHEET ARRANGEMENTS

We and our subsidiaries have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Concentration and credit risk

Financial instruments that potentially subject us and our subsidiaries to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivables. As of 2023, March 31, 2024, and March 31, 2025, the aggregate amounts of cash and cash held on behalf of clients of HK$25,336,165, and HK$5,790,041, respectively, were held at major financial institutions located in Hong Kong. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

We and our subsidiaries’ exposure to credit risk associated with our trading and other activities is measured on an individual counterparty basis, as well as by group of counterparties that share similar attributes.

There were two customers that accounted for approximately 34.3% and 12.9% of total revenue of our subsidiaries for the year ended March 31, 2024.

There were two customers that accounted for approximately 43.0% and 24.5% of the Group’s total revenue for the year ended March 31, 2025.

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There were five customers who accounted for approximately 27.7%, 20.4%, 17.0%, 11.9% and 10.2% of accounts receivable as of March 31, 2024. There were two customers who accounted for approximately 32.5% and 15.1% of accounts receivable as of March 31, 2025.

We and our subsidiaries have established standards and policies for reviewing major account exposures and concentrations of risk. We and our subsidiaries conduct credit evaluations on our customers and generally do not require collateral or other security from such customers. We and our subsidiaries review the accounts receivables on a periodic basis and make general and specific allowances when there is doubt as to the collectability of individual balances. We and our subsidiaries consider many factors in assessing the collectability such as the age of the amounts due, consideration of historical loss experience, adjusted for current conditions, forward-looking indicators, and trends in customer payment frequency.

SIGNIFICANT ACCOUNTING POLICIES AND CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES

We and our subsidiaries have identified certain accounting policies that are significant to the preparation of our financial information. Some of our accounting policies involve subjective assumptions and estimates, as well as complex judgements relating to accounting items. In each case, the determination of these items requires management judgements based on information and financial data that may change in future periods. When reviewing our financial information, you should consider: (i) our selection of accounting policies; and (ii) the results to changes in conditions and assumptions. Set forth below those accounting policies that we and our subsidiaries believe are of critical importance to us or involve the most significant estimates and judgements used in the preparation of our financial information.

Use of estimates

The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. These estimates are based on information as of the date of the financial statements. Significant accounting estimates include, but are not limited to allowance for credit losses, useful lives of property and equipment and recoverability of long-lived assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates and as such, differences may be material to the financial statements.

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Accounts receivable

Accounts receivable, include amounts billed and currently due from customers. The amounts due are stated at their net estimated realizable value. Accounts receivable consist of receivables from clients and brokers.

Receivables from customers generated from (i) advisory business; and (ii) asset management business. Receivables from brokers generated from the business of investment securities.

Provision for doubtful accounts is recognized when reasonable and supportable forecasts affect the expected collectability. We review the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. We consider many factors in assessing the collectability such as the age of the amounts due, consideration of historical loss experience, adjusted for current conditions, forward-looking indicators, and trends in customer payment frequency. We established standards and policies for reviewing major account exposures and concentrations of risk. As of March 31, 2024, we determined no allowances for doubtful accounts were necessary for accounts receivable. As of March 31, 2025 a provision for credit loss of HK$60,000 was made for one account receivable.

Lease

We and our subsidiaries lease premises for offices under non-cancellable leases.

On April 1, 2021, we and our subsidiaries early adopted Accounting Standards Update (“ASU”) 2016-02, Lease (FASB ASC Topic 842). ASC 842 requires that lessees recognize right-of-use (“ROU”) assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. ASC 842 distinguishes leases as either a finance lease or an operating lease on the balance sheets that affects how the leases are measured and presented in the statement of operations and statement of cash flows.

Right-of-use (“ROU”) assets represent our right to use underlying assets including office for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. At inception of a contract, we assess whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, we assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. We and our subsidiaries recognize lease expenses on a straight-line basis over the lease term.

Right-of-use of assets

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

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For operating lease, lease expense is recorded on a straight-line basis over the lease term. The amortization of the right-of-use asset is calculated as the difference between the straight-line lease expense and the interest calculated on the lease liability.

Lease liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using our incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that we are reasonably certain to exercise.

Lease liability is measured at amortized cost using the effective interest rate method. It is re-measured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in our assessment of option purchases, contract extensions or termination options.

Revenue recognition

On April 1, 2019, we and our subsidiaries adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customer, using the modified retrospective approach. The adoption of this standard did not have a material impact on our financial statements. Therefore, no adjustments to opening retained earnings were necessary.

To determine revenue recognition for contracts with customers, we perform the following five steps:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when we satisfy a performance obligation

We and our subsidiaries principally engage in provision of (i) securities brokerage services; (ii) placing and underwriting services; (iii) advisory services; (iv) asset management services; and (v) business development services.

1) Securities brokerage services

Securities brokerage services income consists of brokerage commission income and handling charge income. Brokerage commission income earned for facilitating transactions is accrued on a trade-date basis. Handling charge income generated from services such as subscription and dividend collection handling services, etc., is accrued on a trade-date basis. The handling charge income was less than 1% of total revenue for the years ended March 31, 2024, and March 31, 2025.

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We provide securities brokerage services to our customers through various Hong Kong securities brokers who are Hong Kong Stock Exchange Participants which enable us wo execute relevant trades through them. We earn fees and commissions from securities brokerage services based on a fixed rate for each transaction. When a customer executes a securities trading transaction with us, brokerage commission is recognized upon the completion of the trading transaction. Each securities trading transaction is treated as a single performance obligation, satisfied on the trade date. Brokerage commissions are recognized at a point in time on the trading transaction completion date. The securities trading transaction could not be cancelled once it is executed and is not refundable, so returns and allowances are not applicable.

Income from handling charges encompasses various transaction services including subscription services and dividend collection handling. Each service is provided individually and constitutes a single performance obligation, recognized at a point in time on respective transaction completion date, such as securities subscription date and dividend collection date.

2) Placing and underwriting services

We and our subsidiaries provide placing and underwriting services to customers for their fundraising activities in equity capital markets. Revenue is recognized when the relevant placing and underwriting activities are completed. Accordingly, the revenue is recognized at a point in time.

3) Investment advisory services

We and our subsidiaries provide investment advisory services on including fixed income products, equity and others investment strategies and also provides macroeconomic research and investment analysis information to the customers. The customers simultaneously receive and consume the benefit provided by us. Hence the revenue is recognized as a performance obligation satisfied over time. Advisory income, which are fixed stipulated in the contract, are recognized over a specified period for advising of each client.

4) Management and performance services

We and our subsidiaries provide asset management services on diversified and comprehensive investment products including investment fund to our customers. Revenue from investment fund management is primarily in connection with services as an investment manager or an advisor from funds or investments. We and our subsidiaries charge our customers management fee or performance fee for the investment product, depends on how the respective consideration is determined.

We and our subsidiaries charge customers management fee, which are determined based on the fund’s aggregate capital commitment at each period end and the contractually agree-upon annual fee rate. The customers simultaneously receive and consume the benefit provided by us. Hence the revenue is recognized as a performance obligation satisfied over time.

We and our subsidiaries are entitled to performance fee when there is a positive performance for the relevant performance period and the revenue is recognized at the end of the relevant performance period. Each quarter is contractually agreed to be a relevant performance period. Positive performance is considered when the quarterly return on assets under management surpasses specific performance benchmarks established in each fund’s private memorandum. And the specific performance benchmark is the hurdle rate or dividend rate for investors. The return surpasses the benchmark is attributable to the Company as the performance fees are calculated on a quarterly basis. Performance fees are a form of variable consideration. We and our subsidiaries recognize these fees at a point in time when the associated performance obligations are satisfied, the related uncertainties are resolved, the likelihood of a claw-back or reversal is improbable and the likely amount of the transaction prices can be estimated without significant chance of reversal. Reversal and negative performance fees aren’t possible due to the absence of guaranteed returns, and each period’s fee stands independently.

5) Business development services

We provide various services to our customers, the financial service providers. These services include connecting diverse potential investors with financial services providers, organizing the initial engagement process between the potential investors and financial service providers, conducting background checks on investors and providing transaction support. These services are aimed at achieving a common goal or fulfilling a single performance obligation, which is to successfully establish a business relationship between financial services providers and investors. This is primarily achieved through investors subscribing to financial products issued by financial services providers. Revenue from business development services, which is a fixed amount or fixed percentage of underlying transaction amount stipulated in the contract, is recognized upon the successful establishment of the transaction between financial services providers and investors. The contract consideration is entitled to receive upon the successful establishment of a business relationship, which is the date on which investors subscribe to financial product and make payment to financial service providers.

RECENT ACCOUNTING PRONOUNCEMENTS

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies.”

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BUSINESS

Overview

We are a specialized financial services provider based in Hong Kong. We provide our services to our clients through the Operating Subsidiaries GCL and GMCL. GCL is licensed with the SFC to carry out Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) regulated activities, including placing and underwriting services, investment advisory services, asset management services and securities brokerage services; GMCL is licensed with the SFC to carry out Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities, including IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

Established reputation and market presence in the financial services industry

The Operating Subsidiaries, GMCL and GCL, have an operating history of approximately nine and approximately six years, respectively, and have established reputations as reliable and quality financial services providers in Hong Kong. The Operating Subsidiaries have developed a recognized brand within the financial services industry through our ability to provide personalized services with reliable operating systems staffed by qualified professionals for reasonable fees and commissions.

During the fiscal years ended March 31, 2025 and 2024, GMCL has completed a total of one IPO sponsorship projects. Since July 2019, GMCL has completed a total of five IPO projects. Furthermore, we provided financial and independent financial advisory services to 20 clients and compliance advisory services to 2 clients during the fiscal years ended March 31, 2025. We provided financial and independent financial advisory services to 12 clients and compliance advisory services to 2 clients during the fiscal year ended March 31, 2024. Our continued success in securing new clients and completing projects demonstrates the stable demand for our corporate finance and capital market advisory services.

In relation to our asset management services, GCL has a strong track record of delivering solid investment performance across a range of asset classes. GCL have built an established market presence in Hong Kong over our years of operation. This allows the Operating Subsidiaries to establish a solid client base and build a strong reputation in the financial services industry. We have a deep understanding of the local markets and regulatory environments in the regions where the Operating Subsidiaries operate, which gives us a competitive advantage in serving our clients.

The Operating Subsidiaries have an experienced management team and a well-qualified professional workforce

The Operating Subsidiaries are led by an experienced and competent management team that is responsible for directing daily operations, overseeing compliance and risk management, monitoring financial performance, allocating resources, and formulating business strategies. Our Chairman, Mr. Law Chun Ming Johnny, who has over 15 years of experience in the equity capital market, particularly in IPOs and mergers and acquisitions in Hong Kong, provides significant strategic direction and growth. As the managing director of GMCL, he has been instrumental in our growth. Our director and Chief Executive Officer, Mr. Chu Chun Yi, has over a decade of experience in equity research and investment management. His deep understanding of financial markets, coupled with his proficiency in managing funds and overseeing Hong Kong IPO underwriting and placing activities, strengthens our capacity to provide tailored investment solutions and sound investment advisory services. The senior management team and professional staff, both of the Company and the Operating Subsidiaries, work across various business operations to ensure the implementation of strategies, provision of quality services, management of compliance and risks, as well as identification and pursuit of business opportunities. The experienced leadership teams, with their extensive industry knowledge and understanding of the financial services industry, are committed to meeting clients’ unique needs through tailored solutions under managed risks and provide investment advisory services with tailored investment strategies.

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In addition, our streamlined management structure allows us and the Operating Subsidiaries to maintain a competitive edge in the corporate finance business. Contrary to adopting a hierarchical structure, the Operating Subsidiaries adopt a direct reporting system where each transaction team directly reports to and is supervised by the directors of the Operating Subsidiaries. This structure enables the Operating Subsidiaries to provide fast and efficient services tailored to the needs of small and medium-sized enterprises. It also allows us and the Operating Subsidiaries to respond quickly to market changes, capturing new opportunities and effectively navigating adverse market conditions.

Established and strong relationship with clients and stable client base

The continuous success of the Company and the Operating Subsidiaries is highly attributable to the established and strong relationship built with its clients, which have over the years assisted the Operating Subsidiaries in gaining market exposure and brand recognition in Hong Kong. Through extensive business networks and contacts, the Operating Subsidiaries have built a solid and stable client base which we believe will remain steady. The Operating Subsidiaries have been engaged by clients from different sectors, including healthcare, wholesale and property development, for our financial advisory services, compliance advisory service and placing and underwriting services. In addition, GCL provides asset management services to a variety of clients, including but not limited to corporate professional investors, institutional professional investors, and individual professional investors. The diversified client base of the Operating Subsidiaries helps to mitigate risks in association with cyclical fluctuations in specific industry sectors. The experience and successful track record of the Operating Subsidiaries in providing financial services to clients from different industry sectors enhance its capability to source new clients and effectively address sector-specific challenges. The market reputation and clients’ confidence developed over the years allow the Operating Subsidiaries to obtain referrals from existing clients and generate new financial services mandates.

Strong regulatory compliance and risk management framework

The Operating Subsidiaries have established a robust regulatory compliance and risk management framework to ensure compliance with all relevant laws and regulations with the objective of managing risks effectively. The Operating Subsidiaries, GCL and GMCL, are licensed by the SFC to carry out regulated activities, and they are required to comply with a range of regulatory requirements therein. The Operating Subsidiaries have implemented internal policies and procedures to ensure compliance with these requirements, including those related to anti-money laundering, counter-terrorist financing and data privacy. The Operating Subsidiaries also have dedicated compliance personnel that monitors regulatory developments and ensures that its operations comply with the latest regulatory requirements.

In addition, the Operating Subsidiaries have implemented a comprehensive risk management framework that enables it to identify, assess, and manage risks associated with our operations. The risk management framework of the Operating Subsidiaries encompasses all aspects of its operations, including market risk, credit risk, liquidity risk, operational risk, and legal and compliance risk. The Operating Subsidiaries regularly review its risk management framework to ensure that it remains effective and up to date. Mr. Chow Ka Keung, our Chief Financial Officer, has extensive experience in treasury, private banking, and internal audit matters. His expertise includes compliance management, internal auditing, and accounting, which contribute to our strong regulatory compliance and risk management framework.

The strong regulatory compliance and risk management framework of the Operating Subsidiaries enhances our credibility and reputation in the financial services industry. It also helps the Operating Subsidiaries to mitigate risks associated with its operations and ensure that the Operating Subsidiaries maintain a sound and stable financial position. This enables the Operating Subsidiaries to provide its clients with reliable and secure financial services that meet their needs.

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Our Strategies

We intend to pursue the following strategies to further expand our business:

Enhance and Expand Existing Business Capabilities

Improving our existing business capabilities is crucial for our long-term success in the financial services industry. The corporate finance and capital market advisory, asset management, placing and underwriting businesses of the Operating Subsidiaries share certain personnel and resources, which can limit our ability to explore new business opportunities and manage the existing business effectively. To address these limitations, the Operating Subsidiaries intend to hire additional licensed representatives and responsible officers who will not only be tasked with broadening the financial advisory and corporate finance services of GMCL and the asset management services of GCL, but also with developing and enhancing the placing and underwriting services of both GMCL and GCL. We will also focus on attracting international professional investors to invest in GCL’s managed fund and expanding our business network to undertake more transactions beyond Hong Kong. In light of prevailing market conditions, we believe that there will be a new pool of potential clients that can be reached domestically and abroad. We believe that by enhancing the existing business capabilities of the Operating Subsidiaries, we will be better positioned to capitalize on these opportunities and achieve sustainable growth and profitability in the financial services industry.

Strengthening our Placing and Underwriting Services

The placing and underwriting business is our core competence. We intend to further the market position of the Operating Subsidiaries to capitalize on opportunities arising from the Hong Kong capital market by (i) extending the industry networks of the Operating Subsidiaries; (ii) exploring business opportunities, in particular, to take up more significant values or to participate in a more significant manner (in terms of underwriting and placing amounts) in respect of project engagements; and (iii) expanding our placing and underwriting team through the recruitment of additional staff, including responsible officer of directors grade with extensive securities and equity capital markets experience and network, respectively, with equity capital market and finance experience.

Broaden Client Network

Expanding and diversifying the client network of the Operating Subsidiaries is crucial to our growth strategy in this dynamic and competitive market. While we deeply value and appreciate the existing client base, we also recognize the importance of continually attracting new clients from various sectors and geographies to ensure our long-term success and resilience in this competitive business environment. Our strategic plan for growth is designed to adapt to market conditions. We aim to enhance our brand visibility and reputation on a global scale, leveraging various platforms and channels to communicate our values to a broad audience, thereby maintaining a distinctive presence in the market. To complement these efforts, we intend to expand our marketing and sales capabilities by deploying more resources and attracting talents with extensive industry experience. Furthermore, we aim to deepen our business relationships through active involvement in professional associations and engagement with existing clients and key industry stakeholders. Furthermore, while we do not have any fixed plans and schedule for entering new markets, we are open to exploring opportunities outside Hong Kong, focusing on emerging markets and sectors that offer growth potentials such as mainland China, the United States, Singapore, and Malaysia. This involves establishing our presence in regions that align with our objectives and exhibit promising market opportunities. Should we decide to pursue ventures in these or other international markets, we anticipate that the necessary capital investment would be funded through proceeds generated by this offering. By executing this plan, we aim to attract new clients and expand the client base of the Operating Subsidiaries and establish connections with local and global businesses and clients, positioning us for sustainable growth and profitability. Our focus on providing high-quality financial services and building strong client relationships serves as the foundation for our long-term success in the market.

Enhance and Broaden Our Asset Management Services

We aim to enhance and broaden the asset management services offered by GCL to cater to the diverse investment objectives of its clientele, while strictly adhering to the regulatory requirements prescribed by the SFC. We plan to extend the asset management services offerings to accommodate portfolios with various investment objectives, while ensuring full compliance with the SFC’s regulatory requirements. Where required, GCL will partner exclusively with SFC-licensed or registered intermediaries for certain operational components. By leveraging GCL’s expertise in asset management and our unwavering commitment to regulatory compliance, we aim to reinforce our position in the financial services industry, diversify our revenue streams, reduce our dependence on any single market or region, and enhance our service offerings, thereby promoting long-term growth and stability.

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OUR BUSINESS

We, through the Operating Subsidiaries GCL and GMCL in Hong Kong, are a financial services provider principally engaging in the provision of (i) corporate finance and capital market advisory services; (ii) placing and underwriting services; (iii) investment advisory services, (iv) IPO sponsorship services (v) asset management services, (vi) business development services and (vii) securities brokerage services.

GLAM Capital Limited

GCL is licensed to carry out Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) regulated activities and principally provides, (i) placing and underwriting services, (ii) investment advisory services, (iii) business development services, (iv) asset management services and (v) securities brokerage services.

Placing and underwriting services

We, through GCL, participate in different kinds of fundraising exercises for companies listed on the Hong Kong Stock Exchange and bond issuers by acting as the joint-bookrunner, joint lead manager, underwriter, or placing agent. Those fundraising exercises included placing and IPO of shares of newly-listed companies, placing of new shares of listed companies under general mandate or specific mandate, issue of new shares of listed companies by way of rights issue or open offer by listed companies, and bond issuances. In addition to acting for listed companies on the Hong Kong Stock Exchange, GCL was engaged as placing agents for listed companies to place securities in the secondary market. During the course of providing the placing and underwriting services, GCL may engage sub-placing agents or sub-underwriters, to form placing and/or underwriting syndicates.

For the underwriting exercise, GCL is obliged to take up or procure the applications of any unsubscribed shares or bonds offered by the issuer up to the maximum underwriting commitment in the event of any under-subscription of shares or bonds in the relevant fundraising exercises. GCL charges underwriting commissions based on its underwriting commitment and the aggregate offer price of the number of securities or bonds underwritten by it. The underwriting commissions are typically either a pre-determined fixed fee or a fixed percentage of the aggregate offer price of the number of securities underwritten by us. Depending on GCL’s role in the fundraising exercises, it collects commissions either from the listed companies, the issuer of the relevant securities or our immediate distributors of the fundraising exercises.

For placing exercises, GCL usually agrees with the contracting party to place a number of securities for an agreed price on a best-effort basis within a period of time. GCL charge a commission for acting as a placing agent in a fundraising exercise based on the aggregate placing price of the number of securities successfully placed by GCL to the placees. The placing commission rates are subject to negotiation on a case-by-case basis with the listing applicants or listed issuer and is generally determined with reference to, among other matters, the type of securities offered, fundraising size, market condition and prevailing market rate.

For the fiscal year ended March 31, 2024, GCL undertook a total of two placing and underwriting exercise for one client in which GCL acted as joint bookrunner and joint lead manager. The commissions and fees generated by our placing and underwriting services contributed to approximately 83.04% and 4.23% of our total revenue (giving effect to the acquisition of GMCL as if it had occurred on April 1, 2022) for the fiscal years ended March 31, 2025 and 2024, respectively. For the fiscal year ended March 31, 2025, GCL undertook placing and underwriting exercises in connection with bond issuances by six PRC state-owned enterprises in which GCL acted as joint bookrunner, joint lead manager and sub-underwriter. For the fiscal years ended March 31, 2025 and 2024, the placing and underwriting exercises undertaken by GCL were through a combination of firm-commitment and best-effort arrangements.

During the fiscal year ended March 31, 2025, GCL entered into agreements with its two largest customers, Alpine Securities Limited and Shiyan City Operation Group Co., Ltd., each of which accounted for more than 10% of our total revenue for the period, including (i) two bond distribution agreements with Alpine Securities Limited. Under these agreements, Alpine Securities Limited acted as the lead underwriter, and GCL was appointed as a sub-underwriter on a non-exclusive, best-efforts basis to assist in placing bonds to eligible investors. These agreements were entered into for specific transactions and do not provide GCL with any ongoing rights to distribute securities for Alpine Securities Limited. GCL is entitled to a commission calculated as a percentage of the actual amount it successfully places, as confirmed in commission settlement forms executed by both parties; (ii) an appointment agreement with Shiyan City Operation Group Co., Ltd., under which GCL was appointed as joint bookrunner and lead manager for multiple U.S. dollar-denominated bond offerings on a best-efforts basis. GCL is entitled to an underwriting fee determined by a formula tied to the bond’s coupon rate, tenor, and actual underwriting amount. The issuer also agreed to reimburse GCL for professional fees advanced in connection with the offering, to be paid from the bond proceeds. All payments to GCL are required to be made without set-off or deduction. This agreement was entered into for specific transactions and does not provide GCL with any ongoing rights to distribute securities for Shiyan City Operation Group Co., Ltd.; and (iii) a separate appointment agreement with Shiyan City Operation Group Co., Ltd., under which GCL was appointed as a joint bookrunner and syndicate capital markets intermediary. The underwriting fee payable to GCL under this engagement consists of a discretionary component based on its participation and contribution to the transaction, calculated by reference to the final allocated amount, cost of funds, and coupon rate. The final amount is subject to the issuer’s sole discretion and is confirmed in a separate fee letter. This agreement was entered into for specific transactions and does not provide GCL with any ongoing rights to distribute securities for Shiyan City Operation Group Co., Ltd.

The six PRC state-owned enterprises for which GCL provided placing and underwriting services during the fiscal year ended March 31, 2025 were:

PRC State-Owned Enterprise	Percentage of revenue attributable to the Group
Baoding Guokong Group Co., Ltd.	3%
Shiyan City Operation Group Co., Ltd.	25%
Xinyi Communications Culture & Tourism Group Co., Ltd.	1%
Shiyan Economic and Technological Development Zone Construction Investment Development Group Co. Ltd.	6%
Bazhong Development Holding Group Co., Ltd.	3%
Chengdu Jianjiang Investment Group Co., Ltd.	1%

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Investment advisory services

GCL offers investment advisory services, which may involve meeting with clients in connection with, inter alia, the valuation of investment, investment strategies, and the realization of investments. The investment advisory services provide securities investment advice that is personalized and responsive to each client’s request. The advisory services may be delivered verbally during face-to-face meetings, or through comprehensive written research reports. The scope of GCL’s advisory services encompasses range of assets including but not limited to shares, unit trusts/ mutual funds, debt securities, share derivatives, and private equity. GCL may be engaged on a one-off basis for specific investment consultations or as a component to its account management services.

GCL’s major duties within the investment advisory domain include: (i) furnishing tailored advice or disposal of acquisition or disposal of securities in accordance with the investment objectives and needs of clients; (ii) conducting due diligence throughout the research process; (iii) performing suitability assessment according to clients’ investment experience and objectives; (iv) issuing analysis and/or research reports to aid clients in informed investment decision-making; (v) fulfilling any other advisory responsibilities.

In addition, while GCL may provide discretionary account management services to its clients, clients may wish to retain certain investment discretion in a particular portfolio. Under such circumstances, GCL may provide investment advice on clients’ portfolio upon request and will only trade in accordance with clients’ instructions.

These services are provided in exchange for a fixed fee or a fee charged as a percentage of the aggregate value of the proposed transactions, which is determined on a case-by-case basis. For the fiscal year ended March 31, 2025 and 2024, GCL has generated advisory fee of approximately HK$1,475,000 and nil, respectively. During the fiscal year ended March 31, 2025 GCL entered into an investment advisory agreement with Xi Yue Cultural Industry Investment Fund L.P. to provide investment advisory services including the provision of equities, fixed income and alternative investment strategies and the provision of relevant research reports with respect to latest development in government policies, macro and micro economic environments, equities, bonds, derivatives, market index and related products. The contract sum with Xi Yue Cultural Industry Investment Fund L.P. was HK$500,000 with a contract term of one year.

Asset Management services

We provide our asset management services through GCL. GCL (i) manages discretionary accounts whereby GCL was appointed as the agent of the clients to manage portfolios on their behalf and (ii) acts as the investment manager of two Cayman Islands offshore funds, namely (a) GLAM-HKCFC MBS Fund, (b) Xi Yue Cultural Industry Investment Fund L.P. for the fiscal years ended March 31, 2025 and 2024. For the fiscal year ended March 31, 2025 and 2024, GCL has generated asset management services income of approximately HK$1,634,192 and HK$3,498,693, respectively.

(i)	Discretionary account management services

GCL provides discretionary account management services to primarily professional investors and high-net-worth individual clients, to manage their funds and investment portfolios under their discretionary accounts. The clients, upon our recommendation, will open accounts with the custodian banks (usually the private banks in Hong Kong), and place their assets in the account under their ownership. As the investment manager to manage the discretionary account of GCL’s clients, clients give GCL the authority and the power of attorney to manage their investment portfolios and asset allocation on their behalf. As part of discretionary account management services, GCL works closely with clients to understand their investment objectives and risk tolerance, and develop an investment strategy that aligns with their goals.

(ii)	Fund management services

GCL entered into investment management agreement with GLAM-HKCFC MBS Fund and Xi Yue Cultural Industry Investment Fund L.P.. As the investment manager of these funds, GCL is entrusted with carrying out investment management by entering into investment management agreements to, inter alia, purchase, sell and invest in the investments, moneys, and other assets of the funds pursuant to the terms of the investment management agreement and/or the relevant placing memorandum. Details of the funds are set out below:

(A) GLAM-HKCFC MBS Fund

The GLAM-HKCFC MBS Fund is a registered mutual fund in the Cayman Islands on January 3, 2019 which targets to generate returns while preserving capital over the term of the fund by investing into unlisted mortgage debts and/or mortgage-backed securities in order to achieve long-term capital appreciation. The unlisted mortgage debts and the mortgage-backed securities will be primary issued in Hong Kong. The GLAM-HKCFC MBS Fund may enter into mortgage loan agreements with mortgagors or acquire existing mortgage loans, and GLAM-HKCFC MBS Fund will be backed by a pool of mortgage loans whereby the coupon payment and principal repayment will rely on the cash flow arising from the portfolio of underlying mortgage loans. GLAM-HKCFC MBS Fund also has the flexibility to invest in a wide range of instruments, including but not limited to private debts, listed and unlisted equities, preferred stocks, convertible securities, equity-related instruments, currencies, commodities, futures, forwards, options, warrants, swaps and other derivative instruments.

Subject to the relevant lock-up period (generally being a period of eighteen (18) months or such other period of time commencing from the business day immediately following the close of the subscription day), investors of GLAM-HKCFC MBS Fund generally can redeem all or a portion of their interest in the investment funds on the first business day of each month or such other business days as the directors of the fund may from time to time prescribe.

On July 5, 2019, GCL entered into an investment management agreement with GLAM-HKCFC MBS Fund. GCL shall be entitled to receive such fees (in Hong Kong dollars) from GLAM-HKCFC MBS Fund as set forth in the relevant placing memorandum. GCL is entitled to receive the subscription charge and redemption charge payable on the issue and redemption (as the case may be) of class A participating shares of GLAM-HKCFC MBS Fund. In addition, GCL is entitled to receive a performance fee from class A participating shares calculated and accrued as at each valuation point and payable quarterly in arrears. A separate series of class A participating shares will be issued on each subscription day and the performance fee payable will be calculated by reference to the Net Asset Value per class A participating share of the relevant series. Pursuant to the investment management agreement, GCL is granted the authority, power and right for the account and in the name of GLAM-HKCFC MBS Fund to (subject to the overall supervision and control of the directors of GLAM-HKCFC MBS Fund and any applicable laws):

●	to issue orders and instructions with respect to the disposition of the investments, moneys and other assets of the fund;

●	to purchase (or otherwise acquire), sell (or otherwise dispose of) and invest in the investments, moneys and other assets of the fund and effect foreign exchange transactions and in connection with any such purchase, other acquisition, sale or other disposal or the protection of the value of the investments;

●	to enter into, make and perform all contracts, agreements and other undertakings as may in the opinion of GCL be necessary or advisable or incidental to the carrying out of the objectives of the investment management agreement in accordance with the rules, regulations and practices of relevant markets;

●	to negotiate in accordance with the instructions of the directors of the fund all borrowing arrangements of the fund and to supervise the implementation of such arrangements, if applicable;

●	to enter into side letter arrangements with the shareholders of the fund granting an investor preferred economic and other terms as compared to other shareholders of the fund, provided that any preferential rights of redemption granted shall be disclosed to the potential investors and investors of the fund;

●	to act as a distributor in respect of the participating shares;

●	in any wind down of the fund’s operations, to manage on behalf of or at the request of the fund, in realisation of the fund’s assets and the distribution of the proceeds of such realisation to the fund’s shareholders.

GCL is required to pay the expenses incurred by it in connection with the performance of its services under the investment management agreement, with a provision for reimbursement of out-of-pocket expenses from GLAM-HKCFC MBS Fund as stipulated in the investment management agreement.

Set out below is the summary of the assets under management for GLAM-HKCFC MBS Fund for the relevant periods:

	As at March 31,
	2025 (HK$ million) (approx.)	2024 (HK$ million) (approx.)
GLAM-HKCFC MBS Fund	157.7	157.7

During the fiscal year ended March 31, 2024, GCL recognized performance fee of approximately HK$1,783,427 from GLAM-HKCFC MBS Fund, with a weighted average fee rate of approximately 1.13%. For the fiscal year ended March 31, 2025, GCL recognized performance fee of approximately HK$1,634,192, with a weighted average fee rate of approximately 1.04%.

(B) Xi Yue Cultural Industry Investment Fund L.P.

Xi Yue Cultural Industry Investment Fund L.P. is a limited partnership registered in the Cayman Islands. The Xi Yue Cultural Industry Investment Fund L.P. aims to achieve capital appreciation through investments in the cultural and entertainment industry, which may include movies, television dramas, music concerts, operas, and other related areas. The fund also invests in a wide range of assets and investments related to the cultural and entertainment business, which may include intellectual property rights, interests in portfolio companies, financial instruments, investment products, and other types of contractual or economic arrangements.

Set out below is the summary of the assets under management for Xi Yue Cultural Industry Investment Fund L.P. for the relevant periods:

	As at March 31,
	2025(1) (HK$ million) (approx.)	2024(2) (HK$ million) (approx.)
Xi Yue Cultural Industry Investment Fund L.P.	-	24.2

(1)	No assets under management were recorded as at March 31, 2025 following the termination of GCL’s investment manager role for Xi Yue Cultural Industry Investment Fund L.P. in September 2023
(2)	Represents the assets under management of Xi Yue Cultural Industrial Investment Fund L.P. in September 2023, the month when GCL ceased to serve as the investment manager of the fund

On August 3, 2020, GCL entered into an investment manager agreement with Xi Yue Cultural Industry Investment Fund L.P, and the general partner of the fund. The fund is an exempted limited partnership registered under the laws of the Cayman Islands. Pursuant to the investment management agreement, GCL was appointed as the investment manager of Xi Yue Cultural Industry Investment Fund L.P to, among others, to research and evaluate opportunities for possible investment by the limited partnership and negotiate suitable terms for the acquisition and disposition of potential investments and to purchase (or otherwise acquire), sell (or otherwise make a disposition of) and invest in investments, moneys and other assets of the portfolio and effect foreign exchange transactions (if applicable) and in connection with any such purchase, other acquisition, sale or other disposition or the protection of the value of the investments, subject to the overall supervision and control and instruction of the general partner.

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As of the date of this prospectus, GCL has ceased to serve as Xi Yue Cultural Industry Investment Fund L.P.’s investment manager.

Business development services

To maximize its profitability, GCL leverages its extensive network within the Hong Kong financial sector and its diverse clientele. GCL cooperates with various financial services providers, with which it has established strong relationships. The primary role of GCL is to connect a variety of potential clients to these services providers. It facilitates the initiation of relationships between investors and the financial services providers. Upon validating an investor or client as a prospective march, GCL manages the preliminary engagement process between the prospective client and such service provider. Duties in this phase involve coordination of initial dialogues and arrangement of introductory meetings, aimed at ensuring a transparent and mutually agreeable foundation for potential business relationship.

In return for facilitating this connection, GCL charges the services provider a fee, which is negotiated on a case-by-case basis with each provider and may be either a fixed amount agreed upon in advance, reflecting the scope and nature of the services provided, or a percentage of the underlying transaction value. This percentage is designed to align GCL’s compensation with the success of the relationship established between the financial services providers and the investors referred by GCL, or the achievement of specific milestones such as client approval of the establishment of relationship, the execution of a definitive agreement, the subscription of a financial instrument issued by another institution, or another negotiated event.

On April 1, 2023, GCL entered into agreement with GLAM Finance Limited in respect of the provision of certain business development services by GCL, pursuant to which GLAM Finance Limited appointed GCL on a non-exclusive basis to identify any prospective subscribers for notes issued by GLAM Finance in Hong Kong. In consideration of the services, GCL is entitled to commission at a rate of 2% of the total face value of the notes subscribed by each prospective subscriber. Except when certain procedures have been followed, the commission payable under the agreement shall be due to GCL in four equal quarterly instalments in Hong Kong dollars, each payable within 30 days of the last day of each quarter.

For the fiscal years ended March 31, 2025 and 2024, GCL income derived from the business development services amount to approximately nil and HK$2,340,000, respectively.

Securities brokerage services

We provide our securities brokerage services through GCL. GCL offer securities brokerage services for trading in securities on the Hong Kong Stock Exchange. GCL acts as an intermediary between buyers and sellers of securities listed on the Main Board and GEM of the Hong Kong Stock Exchange in return for brokerage commission income.

The types of securities which may be traded through GCL’s brokerage services include listed shares on the Hong Kong Stock Exchange. We also facilitate subscriptions to IPOs and secondary placings of Hong Kong issuers who engage our placing and underwriting services. While GCL is not a Hong Kong Stock Exchange participant with requisite trading rights which allows itself to execute trades directly listed on the Hong Kong Stock Exchange, GCL have established certain arrangement with various Hong Kong securities brokers (being independent third parties) who are Hong Kong Stock Exchange Participants which enable GCL to execute relevant trades through them.

Each client of GCL must establish a non-margin, cash securities trading account with GCL prior to initiating any trade orders, as GCL solely facilitates transactions on a cash basis and does not provide margin financing services. After opening a securities trading account with GCL, clients may place trading orders by telephone, email or in writing. As part of GCL’s internal control measures, all telephone communications between clients and GCL are recorded by telephone recording system.

As of March 31, 2025 and 2024, GCL had 191 and 177 securities trading accounts, respectively. For the fiscal years ended March 31, 2025 and 2024, brokerage commission income generated from securities brokerage services was approximately HK$941,345 and approximately HK$117,431, respectively.

Grand Moore Capital Limited

GMCL is licensed to carry out Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities and mainly provides (i) IPO sponsorship services (ii) corporate finance and capital market advisory services and (iii) placing and underwriting services.

IPO sponsorship services

GMCL acts as sponsor for companies seeking listing on the Main Board or GEM of the Hong Kong Stock Exchange by providing assurance to the Hong Kong Stock Exchange and the market that the listing applicant complies with the relevant Listing Rules or the GEM Listing Rules and other relevant legal and regulatory requirements. In addition to ensuring that the listing document provides sufficient particulars and information for potential investors to form a valid and justifiable opinion of the listing applicants’ shares, financial condition, and profitability, GMCL also advises and guides the listing applicant as to the Listing Rules or the GEM Listing Rules and other relevant regulatory requirements.

The services provided by GMCL to its clients as listing applicants include the overall coordination of the listing process, formulating listing plans, offering strategies and a feasible listing timetable, conducting due diligence, and preparing and reviewing all relevant documents such as the prospectus alongside other professional parties. GMCL also assists with the submission of the listing application to the Hong Kong Stock Exchange, liaises and communicates with regulators, and responds to queries during the vetting process. Additionally, GMCL liaises with the underwriting syndicate on matters related to the share offering under the IPO and manages the public offer to ensure that it is conducted in a fair and orderly manner.

Beyond the scope of services provided by GMCL to its clients, GMCL holds a significant responsibility to the SFC. As a sponsor for companies seeking listing on the Hong Kong Stock Exchange, GMCL is committed to adhering to a high level of regulatory requirements. This includes ensuring that all listing applicants meet to the appropriate regulatory requirements, and that the disclosures in the listing documents are true, accurate, complete and not misleading.

The principal terms of GMCL’s IPO sponsorship mandates, including the sponsorship agreement with Hangzhou FAR International Logistics Co., Ltd., are summarized as follows:

Principal terms	Brief Description
Scope of services	The mandate sets out GMCL’s scope of services as the sponsor of the company seeking to list on the Main Board or GEM of the Hong Kong Stock Exchange, including but not limited to the following:

	(i)	advising on the terms and timetable of the proposed listing;

	(ii)	advising on the structure of the listing applicant in relation to the proposed listing;

	(iii)	coordinating the professional parties involved in the listing application including but not limited to legal advisors, reporting accountants, valuers, public relations firms, printers etc;

	(iv)	conducting due diligence on the listing applicant’s existing business and operations, including but not limited to site visits and interviews with the listing applicants’ suppliers and customers;

	(v)	assisting the legal advisers in drafting and reviewing prospectus;

	(vi)	coordinating dealings with the Hong Kong Stock Exchange and the SFC; and

	(vii)	assisting the listing applicant in obtaining the relevant approvals or waivers required from the Hong Kong Stock Exchange and the SFC.

Service fee and payment terms

The mandate specifies the terms of GMCL’s service fee including the payment schedule. The mandate includes clauses for reimbursement by the client of the out-of-pocket expense incurred by GMCL during the course of provision of its services.

GMCL issues invoice to clients after a milestone specified under the mandate is achieved and upon completion of the proposed listing.

Indemnity

Under the mandate, client is generally required to indemnify GMCL and its associated company (including GMCL’s subsidiary, holding company and fellow subsidiary of the holding company) for any loss, damages, claims, costs, legal proceedings, liabilities and expenses unless such loss, damages, claims, costs, legal proceedings, liabilities and expenses are caused by GMCL’s gross negligence or willful default.

Termination	The mandate provides for events under which the engagement would be terminated. Client may terminate the engagement if there is a material failure on the part of GMCL during its tenure of service.

For the fiscal years ended March 31, 2025 and 2024, GMCL recognized IPO sponsorship income of approximately nil and HK$6,210,000, respectively.

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Corporate finance and capital market advisory services

(i)	Financial advisory services

GMCL’s financial advisory services encompass advising clients on the terms, structure, and relevant implications of the proposed transactions under the Hong Kong regulatory framework, including the Listing Rules, GEM Listing Rules, and Takeovers Code. As a financial adviser, GMCL’s responsibilities vary on a case-by-case basis but generally include assisting clients in negotiating and advising on transaction terms and conditions, ensuring compliance with all applicable rules, codes, and guidelines, and performing due diligence. Moreover, GMCL would coordinate the progress of all professional parties involved, supervise documentation preparation, and liaise with regulatory authorities such as the Hong Kong Stock Exchange and the SFC for clearance and publication of relevant announcements, circulars, and other required documents.

GMCL also acts as an independent financial adviser in certain transactions undertaken by the listed issuers as mandated by the Listing Rules, GEM Listing Rules, and Takeovers Code. As an independent financial adviser, GMCL would provide opinion on whether the proposed transaction terms are fair and reasonable concerning the independent shareholders of the listed issuers. As an independent financial adviser, GMCL (i) reviews and analyses the proposed transaction, (ii) assesses the fairness and reasonableness of the proposed transaction, and (iii) issues an opinion letter containing the voting recommendations for the independent board committee and the independent shareholders. In this regard, GMCL’s opinion letter will be incorporated into circulars to be sent to shareholders in compliance with the Listing Rules, GEM Listing Rules, and Takeovers Code. Additionally, GMCL would also be responsible for obtaining necessary clearance or approvals from the Hong Kong Stock Exchange or the SFC concerning the relevant opinion letter.

(ii)	Compliance advisory services

GMCL serves as compliance advisers for companies listed on the Main Board or the GEM of the Hong Kong Stock Exchange in accordance with the Listing Rules and the GEM Listing Rules. Each newly listed company in Hong Kong is required to engage a compliance adviser like GMCL to ensure compliance with these rules during the initial period, which commences from the date of listing of the listed issuer and ends upon the first full financial year.

GMCL’s responsibilities as compliance adviser include, inter alia, (i) ensuring that clients receive proper guidance and advices on compliance with the Listing Rules or GEM Listing Rules (as applicable) and all other relevant rules, codes, and guidelines; (ii) discussing clients’ operating performance and financial condition in relation to the stated business objectives as per their respective listing documents; (iii) ensuring clients’ adherence to any undertakings provided by them and their directors at the time of listing, as well as the terms and conditions of any waiver granted by the Hong Kong Stock Exchange; (iv) offering advices and guidance on the compliance with the Listing Rules or GEM Listing Rules (as applicable) concerning regulatory announcements, circulars, and financial reports; and (v) providing regular updates to clients on any material changes to or supplements of the Listing Rules or GEM Listing Rules (as applicable).

Following the initial period, the Hong Kong Stock Exchange may, under certain circumstances, instruct a listed company to appoint a compliance adviser for a designated period. In such cases, GMCL, as a Type 6 (advising on corporate finance) licensee and an eligible sponsor firm, is prepared to assume the compliance advisor role as prescribed by the Hong Kong Stock Exchange.

For the fiscal years ended March 31, 2025 and 2024, GMCL recognized financial and compliance advisory services income of approximately HK$4,362,920 and HK$5,031,316, respectively.

Placing and underwriting services

GMCL provides placing and underwriting services with a focus on the corporate finance aspect. GMCL may undertake roles such as a joint bookrunner, joint lead manager or an underwriter in IPOs and may be responsible for introducing cornerstone investors to clients. GMCL may also act as a placing agent for secondary market fund raising exercises. The placing and underwriting team possesses in-depth knowledge and expertise in the small and mid-cap markets, enabling it to provide valuable insights and advice on the marketing, pricing, timing and structuring of equity offerings. GMCL placing and underwriting services are closely integrated with its corporate finance specialization, allowing GMCL to provide tailored solutions that align with its clients’ strategic objectives and maximize their capital-raising potential.

OUR REVENUE MODEL

GLAM Capital Limited

Placing and underwriting services

The placing and underwriting commission GCL charges for placing and underwriting engagements, which may be a fixed fee or a fee charged as a percentage of the fundraising size, is determined on a case-by-case basis after arm’s length negotiations with each client and/or among the members of the underwriting syndicate, based on various factors including but not limited to, the proposed fund raising size, proposed pricing and valuation of the offering, prevailing market conditions and sentiments, target types and geographical locations of investors, perceived market response to and demand for the offering, the expected amount of time and resources required for performing its roles and duties in the book building process, the business and financial performance of the relevant listing applicant or listed issuers, number of underwriters and/or placing agents involved and number of shares or bonds to be placed or underwritten by GCL. Therefore, the commission rates for GCL’s placing and underwriting projects may vary to a wide extent.

For the fiscal years ended March 31, 2025 and 2024, GCL’s placing and underwriting commission was approximately 1.5% of the fundraising size and/or the aggregate offer price of the number of securities placed and/or underwritten by GCL, or at a pre-determined fixed fee as set forth in a separate fee letter. We consider the commission was in line with the market rates and market practice.

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Investment advisory services

The investment advisory fees charged by GCL are determined on a case-by-case basis after arm’s length negotiations with each client. GCL charged its client a fixed advisory fee, which was determined with reference to various factors, including but not limited to the scope of GCL’s duties, the size of the proposed investments, the investment appetite of clients, the complexity of the field of investment and the GCL’s expected workload.

Asset Management services

For the discretionary account management services provided by GCL, it charges its clients management fee and/or performance fee, which are determined on a case-by-case basis. GCL generally receives (i) management fees, which are assessed primarily on an annual or monthly basis and based on a percentage of the AUM of the relevant fund or managed account; (ii) performance fees, calculated based on the absolute performance of the relevant fund or managed account, which may be subject to a high watermark, based on the offering documents of the of the relevant fund or managed account; and/or (iii) subscription charge and redemption charge, calculated based on a percentage on the subscription price or redemption price of the participating shares of the relevant fund.

Performance fees will only be paid to GCL upon the end of the relevant performance period as stipulated in the relevant investment manager agreement or placing memorandum (as applicable).

Business development services

GCL charges a fee, agreed upon when entering into the service agreement with financial services providers, which is negotiated on a case-by-case basis and may be either a fixed amount or a percentage fee. The fixed fee is a predetermined amount, while the percentage fee is calculated as a portion of the underlying transaction value of the established business relationship. Although the fee is determined at the outset, GCL’s remuneration is contingent on the successful establishment of business relationships between the financial services providers and the investors introduced by GCL. For the fiscal years ended March 31, 2025 and 2024, GCL’s charged its clients an approximate fee of 2% of the total transactional value for its services provided.

Securities brokerage services

GCL provides securities brokerage services to its clients and charges a fixed commission for executing trades on behalf of clients on secondary market. The commission charged by GCL is based on the transaction value of each completed trading order and typically at 0.25%, subject to a minimum fee of HK$100. In certain cases, a lower commission rate may be applied. For IPO offerings, GCL generally charged its clients a brokerage commission of 1.0% of the subscription price of securities in connection with subscriptions to IPOs and secondary placing transactions procured through GCL’s placing and underwriting services.

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Grand Moore Capital Limited

IPO sponsorship services

In providing IPO sponsorship services, GMCL charges its clients a fixed sponsor fee, which is carefully determined by considering a range of factors to ensure that the fee structure is fair and reflective of the scope and complexity of the engagement. These include:

(i)	clients’ primary business activities: the nature of clients’ principal business activity has a bearing on the fee determination, as different industries can present varying levels of complexity and regulatory requirements, which may influence the time spent and the amount of effort and expertise required from GMCL during the IPO process;

(ii)	geographical locations of clients’ business activities;

(iii)	logistics of the IPO projects: the complexity of the IPO project, including any required corporate restructuring before the commencement of the IPO project, may necessitate additional due diligence and regulatory work required from GMCL, resulting in a higher sponsor fee;

(iv)	listing issues to be resolved prior to a listing application: prior to clients’ listing application, certain issues may need to be addressed, such as compliance with regulatory requirements, corporate governance issues, or financial reporting standards. The scope and extent of these issues may affect the level of sponsor fees charged by GMCL; and

(v)	intensity of the listing timetable: a demanding listing timetable can influence the sponsor fee as it may require a higher level of commitment and resources from GMCL to ensure that all required works are completed within the stipulated deadlines.

The sponsor fee for GMCL’s IPO sponsorship services is typically structured as a series of instalments, linked to pre-defined milestone dates throughout the IPO project. These milestone dates consist of, (i) the signing of the engagement letter, (ii) the submission of the listing application to the Hong Kong Stock Exchange and the SFC, (iii) the attendance of the listing application hearing, and (iv) the successful listing of GMCL’s clients.

Corporate finance and capital market advisory services

(i)	Financial advisory services

When providing financial advisory or independent financial advisory services, GMCL’s financial advisory fees are determined on a case-by-case basis through arm’s length negotiations with each client. In establishing the fee structure, GMCL takes into account various factors such as the nature of the transactions, the scope of GMCL’s duties, the anticipated duration to complete the transactions, the expected workload, and the completion deliverables required under the transaction concerned, such as the letter from the independent financial adviser.

In determining the fees for GMCL’s financial advisory fees, GMCL tailors its fee structure so as to cater for the specific circumstances and requirements of each engagement, which allows GMCL to align its fees with the scope of work, the nature and complexity of the transaction, and the expected time involved from the date of engagement until the completion of the transaction. This customized approach ensures that GMCL’s compensation is commensurate with the specific circumstances of each engagement and the level of service required from GMCL. For the fiscal years ended March 31, 2025 and 2024, the financial advisory fee (including financial advisory and independent financial advisory services) charged by GMCL ranged from approximately HK$8,800 to HK$3,000,000 per engagement.

(ii)	Compliance advisory services

In providing compliance advisory services, GMCL typically charges its clients on a monthly basis. GMCL’s services are provided in accordance with the relevant requirements stipulated under the Listing Rules or the GEM Listing Rules, as applicable. The determination of the compliance advisory fees takes into account several factors, including the client’s historical and anticipated level of corporate actions, the estimated amount of time GMCL will devote to the engagement, and the level of manpower necessary from GMCL throughout the engagement period. For the fiscal years ended March 31, 2025 and 2024, the compliance advisory fees charged by GMCL ranged from approximately HK$25,000 to HK$55,000 per month.

Placing and underwriting services

GMCL provides underwriting and sub-underwriting services in IPOs by acting as joint bookrunner, joint lead manager or underwriter in IPOs. It may also act as placing agent for secondary market fundraising exercises, such as equity issuance by listed companies.

The underwriting and placing commissions vary from case by case and are determined after arm’s length negotiations with each client, with reference to the size of the fundraising, market rate, valuation of the offering, pricing, perceived market response and sentiment and bargaining power in the deal.

Underwriting and placing commission income is recognized at a point in time when the transactions are executed and services are rendered.

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OUR OPERATION FLOW

Placing and underwriting services

Our placing and underwriting services are carried out by the Operating Subsidiaries, GCL and GMCL. Each of GCL and GMCL provides placing and underwriting services by acting as underwriter, joint bookrunner, joint lead manager, or placing agent in fundraising activities for listed companies, listing applicants, shareholders of listed companies in Hong Kong, and bond issuers.

The responsible officers for the Operating Subsidiaries’ placing and underwriting business line would first discuss with prospective clients on the fundraising proposals, including the target fundraising size, terms and structure, pricing basis, target investors and timetable of the fundraising. Clients for these placing and underwriting projects usually originate from (i) personal networks of the Operating Subsidiaries and the Operating Subsidiaries’ board of directors and management; (ii) referral from existing clients from GCL’s and GMCL’s other business lines, including listed companies and high net worth individuals; and (iii) referral from professional parties.

Before formally entering into any placing or underwriting arrangements with the client, the Operating Subsidiaries would conduct due diligence against the prospective client by gathering relevant corporate documents and identification documents. Further, in order to gain a comprehensive understanding on the securities being underwritten or placed by the Operating Subsidiaries, the Operating Subsidiaries would conduct due diligence. These include an evaluation of the product structure, functionality, the nature of the underlying business or investments, risk levels, experience and reputation of the issuers, the associated fees and charges, the expected performance and liquidity of the product being offered, the lock-up period (if any), valuation and unit pricing, and safe custody arrangement.

After approval is sought from the Operating Subsidiaries’ management in respect of the engagement of these placing and underwriting projects, an underwriting agreement or placing agreement will be prepared and executed with the client. the Operating Subsidiaries’ responsible officers for the placing and underwriting business line play a crucial role in the execution of placing and underwriting projects, which involves various tasks, such as: (i) coordinating communication among underwriting syndicate members; (ii) coordinating with legal advisers of underwriters; (iii) collaborating with issuers and syndicate members to determine the appropriate price range for the product to be offered; (iv) organizing and coordinating marketing efforts and roadshow activities; (v) ensuring strict compliance with the Securities and Futures (Financial Resources) Rules; (vi) monitoring and consolidating feedback for the proposed issue during the roadshow and book-building process; and (vii) reviewing all documentation related to placing and/or underwriting.

The Operating Subsidiaries are prepared to assume the role as a sub-underwriter or sub-placing agent as the circumstances may require.

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Asset management services

In respect of GCL’s fund management services, GCL has entered into investment management agreements for the investment funds it manages, pursuant to which these investment management agreements mandated GCL to manage the investment and re-investment for and on behalf of the relevant fund in accordance with the investment objective and strategy as stipulated in the placing memorandum, the applicable laws in Hong Kong and the Cayman Islands. Under these investment agreements, GCL is typically granted the authority, inter alia, to:

●	provide recommendations on the strategy of the fund;

●	provide services in relation to certain aspects of the administration of the fund;

●	issue orders and instructions with respect to the disposition of the investments;

●	purchase (or otherwise acquire), sell (or otherwise dispose of) and invest in the investments;

●	enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incidental to the carrying out of the objectives as stipulated in the investment manager agreement, the placing memorandum, and the rules, regulations and practices of the relevant markets;

●	negotiate in accordance with the instructions of the directors of the relevant fund all borrowing arrangements of the fund, and supervise the implementation;

●	enter into side letter arrangements with shareholders of the relevant fund; and

●	act as the distributor in respect of the participating shares of the relevant fund.

In respect of GCL’s discretionary account management services, GCL requires a written client agreement to be completed before providing any services to the client. This client agreement records essential client information, specimen signatures, and supporting documentation required from such client. The client agreement typically contains information such as GCL’s contact details, scope of authorization for discretionary account management, a statement of GCL’s investment policy, a description of GCL’s scope of service and remuneration, a risk disclosure statement, particulars of custody arrangements (if applicable), and the investment guidelines provided by such client. All agreements entered into with clients must be approved by a responsible officer and reviewed by GCL’s compliance officer.

Responsible officers of GCL’s discretionary account management department must ensure that clients understand the nature of the account and the authority given to GCL, and that all transactions completed for and on behalf of the client must align with client’s stated objectives. GCL’s discretionary account management team will regularly evaluate and closely monitor the performance of the underlying investments of each discretionary account.

Business development services

GCL enters into distinct service agreements with various financial services providers. Under these agreements, the financial services providers agree to remunerate GCL, which may be either a fixed amount agreed upon in advance, reflecting the scope and nature of the services provided, or a percentage of the underlying transaction value, upon the successful establishment of business relationship with investors referred by GCL. The commencement of GCL’s services involves identifying potential investors, often sourced through referrals from GCL’s management, existing clientele, or other professional parties. Once these potential investors are identified, GCL works closely with them to understand their specific needs and objectives, thoroughly assessing each potential investor’s financial position, business objectives, and expectations. With a comprehensive understanding of the potential investors’ needs and objectives, GCL proceeds to identify suitable investors for the financial services provider that align closely with the service providers’ requirements. GCL then facilitates the initial stages of engagement between the potential investors and the financial services providers, often involving the arrangement of initial meetings and communications.

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IPO sponsorship services and corporate finance and capital market advisory services

The IPO sponsorship services and corporate finance and capital market advisory services are carried out by GMCL. The overall operational procedures of GMCL’s IPO sponsorship service and corporate finance and capital market advisory services are set out below:

(1)	Identification of potential clients

Referrals represent a significant avenue for identifying potential business opportunities for GMCL. These referrals often originate from its existing clientele and from other professional parties with whom GMCL have collaborated with in the past. GMCL’s responsible officers also play a crucial role in uncovering new business opportunities by utilizing their networks and experiences in the financial services industry.

To evaluate the suitability of prospective clients, GMCL typically engages in preliminary discussion to gain a comprehensive understanding of the client’s background and the feasibility of the proposed transactions. The initial assessment enables GMCL to identify potential synergies between the services provided by GMCL and the specific needs of that prospective client.

(2)	Pre-engagement procedures

Prior to engaging in negotiations regarding the terms and specifics of a proposed transaction with a potential client, GMCL’s compliance department commence pre-engagement procedures, which include (i) obtaining information on the potential client such as the shareholding and management structures, principal business, capital structure, financial performance, and share price movement and liquidity; (ii) preparing pre-engagement know-your-client checklist and document request list and reviewing the information and documents provided if required; and (iii) conduct conflict and independence checks (if required) based on the information provided by the potential client and public information.

(3)	Transaction approval and engagement

Before committing to an engagement, GMCL assess the deal structure to ensure that the proposed transaction is both viable and practical. By engaging in internal discussions, GMCL assess whether they have the requisite experience, expertise, resources, competence, and manpower to undertake the matter without delay.

The management and the relevant transaction team of GMCL consider a range of factors to ensure a comprehensive understanding of the engagement. These factors include, but not limited to: (i) the proposed transaction details, (ii) the role of GMCL in the proposed transaction, (iii) the organizational structure of the prospective client, (iv) the background of the prospective client’s directors and stockholders, (v) the business and financials of the prospective client, (vi) the timetable of the proposed transaction, (vii) the service fee, and (viii) the experience of GMCL’s transaction team.

Upon receiving approval from the management of GMCL, our relevant transaction team will prepare a written mandate for client’s signature. The letter outlines the key terms of the engagement, such as duties and responsibilities of both the client and GMCL, our service fee and payment terms, indemnity provisions, termination clauses, confidentiality clauses, and any additional terms pertinent to the specific engagement.

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(4)	Execution of transaction

The execution of the transaction generally encompasses a wide range of tasks, which may vary depending on the nature of the services provided. These tasks include, but are not limited to:

●	conduct due diligence, the scope of which is determined by the size and complexity of business operations;

●	advising clients on compliance with the Listing Rules, GEM Listing Rules, Takeovers Code, and all other applicable rules, codes, and guidelines;

●	assisting the client in negotiating and providing guidance on the terms and conditions of the proposed transaction;

●	ensuring that the client understands the relevant regulatory requirements and their implications at all stages of a transaction;

●	seeking advice from or collaborating with experts in valuation, audit, legal or other non-financial fields and conducting reasonableness checks to assess the relevant experience and expertise of the firm of experts or other professionals;

●	collaborating with clients and other professional parties engaged by the client on the transaction structure and the implications under the relevant rules and regulations;

●	coordinating the work progress of all professional parties involved in the transaction, ensuring timely and efficient completion of tasks;

●	supervising the preparation and review of all required documentation;

●	ensuring that the information and representations provided in the relevant documents are true, accurate, complete and not misleading, and that no material information or facts have been committed or withheld;

●	submitting documents such as prospectuses, letter of advice, announcements, circulars and other necessary documents to the Hong Kong Stock Exchange and the SFC on behalf of the client (if appropriate);

●	liaising with relevant regulatory authorities, such as the Hong Kong Stock Exchange and the SFC, for the clearance and/or publication of documents; and

●	(in case of IPO application) ensuring that there are sufficient arrangements and resources in place to facilitate the fair and orderly conduct of the public offer.

GMCL maintains proper trail of documentation in respect of its IPO sponsorship and corporate finance and capital market advisory services in compliance with the SFC Code of Conduct and all other applicable rules, codes, and guidelines.

(5)	Completion and billing

Upon completion of a project, a complete set of client’s records must be retained in Hong Kong for at least seven years after completion of the engagement in accordance with the internal control policy of GMCL and the relevant laws and regulations.

GMCL issues invoices of their services rendered to clients based on the fee schedule established in the mandate. GMCL’s typically require clients to settle the service fees by instalments. The finance and accounting personnel of GMCL would follow up with the client on the billing process to ensure timely and accurate invoicing.

Securities brokerage services

Our securities brokerage services are provided by our subsidiary, GCL. To trade securities through GCL, clients are required to open a securities cash trading account. The licensed representatives or responsible officer for the securities brokerage business line are responsible for collecting the necessary identification documents and providing clients with an account opening form and securities client agreement.

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Prior to approval, a responsible officer of GCL shall (i) review, verify and confirm the client information gathered, (ii) ensure the necessary anti-money laundering and counter-terrorist financing procedures are complied with, and (iii) ensure that the relevant client agreement is properly executed. Upon obtaining approval from a responsible officer of GCL, such client may deposit their funds and securities into the securities trading account and instruct the licensed representatives to execute trades on their behalf.

All staff members of GCL, including staff within GCL’s securities and brokerage business, are required to strictly adhere to GCL’s internal control manual in all aspects of their work. This includes following established internal control procedures, maintaining accurate records, and promptly reporting any issues or discrepancies. In situations involving uncertainty, disagreement, discrepancies or trade errors, the relevant records will be retrieved and investigated in accordance with the internal control manual. Staff must ensure full compliance with all applicable legislation, including the SFO. The commitment to adherence and compliance ensures the integrity of our operations, safeguards our clients’ interest, and upholds our standing in the financial services industry.

For the fiscal years ended March 31, 2025 and 2024, there were no claims made against GCL or any material losses arising from trading errors related to GCL’s securities brokerage business.

OUR CLIENTS

The clients of the IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services are mainly listed companies, bond issuers, or companies seeking to be listed on the Hong Kong Stock Exchange. The clients for the asset management services and investment advisory services mainly include professional investors and high net worth individuals. The clients of the securities brokerage services mainly include corporate, institutional and individual investors. During the fiscal years ended March 31, 2025 and 2024, the Operating Subsidiaries’ corporate finance projects were mostly one-off in nature. Due to the one-off nature of the IPO sponsorship services and placing and underwriting services of the Operating Subsidiaries, the allocation of revenue contributions by our clients tends to vary significantly from year to year. The Operating Subsidiaries generate revenue from these activities in the form of one-off payments, which are either realized as milestone payments (for GMCL’s IPO sponsorship services), or as placing and underwriting fees upon successful completion of such transactions. As a result, the income derived from each client for these services fluctuates significantly from year to year, depending on the stages and the completion of these projects.

The following table outlines the concentration of customers attributable to 10% or more of our total revenues during the fiscal years ended March 31, 2025 and 2024, giving effect to the acquisition of GMCL as if it had occurred on April 1, 2022:

For the fiscal year ended March 31, 2024:

	Nature of transaction	For the Fiscal Year Ended March 31, 2024 Concentration (%)	Approximate length of business relationship with us as at the date of prospectus(Note 3)	Status as at the date of prospectus
Hangzhou FAR International Logistics Co., Ltd. (Note 1)	IPO Sponsorship	34.3%	Since December 2021	IPO sponsorship services completed in December 2023
GLAM Finance Limited (Note 2)	Business Development	12.9%	Since April 2023	Business Development services completed in March 2024

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For the fiscal year ended March 31, 2025:

	Nature of transaction	For the fiscal year ended March 31, 2025 Concentration (%)	Approximate length of business relationship with us as at the date of prospectus(Note 3)	Status as at the date of prospectus
Alpine Securities Limited(Note 4)	Placing and Underwriting	43.0%	Since July 2024	Placing and underwriting services completed
Shiyan City Operation Group Co., Ltd. (Note 5)	Placing and Underwriting	24.5%	Since July 2024	Placing and underwriting services completed

Notes:

1.	Hangzhou FAR International Logistics Co., Ltd., a company established under the laws of the PRC, is indirectly wholly-owned by FAR International Holdings Group Company Limited, a company incorporated in the Cayman Islands with limited liability and is listed on the Main Board of the Hong Kong Stock Exchange in December 2023. See “Business-Our Business-Grand Moore Capital Limited-IPO Sponsorship Services” for more information regarding the material terms of IPO sponsorship mandates. GMCL also provides compliance advisory service to FAR International Holdings Group Company Limited upon listing.

2.	GLAM Finance Limited is a company established under the laws of Hong Kong and is a registered money lender holding valid money lenders license under the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). See “Business-Our Business-GLAM Capital Limited-Business Development Services” for more information regarding the material terms of the business development agreement.

3.	The approximate length of business relationship with the client is determined by the date of mandate(s) or agreement(s) entered into with such client.

4.	Alpine Securities Limited is a company established under the laws of Hong Kong and is licensed by the SFC to carry on Type 1 (dealing in securities), Type 4 (advising on securities), and Type 9 (asset management) regulated activities. See “Our Business- Major Customers” for more information regarding the material terms of the placing and underwriting services provided.

5.

Shiyan City Operation Group Co., Ltd. is a company established under the laws of the People’s Republic of China and is a state-owned enterprise primarily engaged in infrastructure investment, urban development, and related commercial activities. See “Our Business- Major Customers” for more information regarding the material terms of the placing and underwriting services provided.

For fiscal years ended March 31, 2025 and 2024, revenue generated from mainland China clients amounted to approximately HK$22,465,214 and HK8,091,149, representing approximately 44.14% and 44.75% of our total revenue (giving effect to the acquisition of GMCL as if it had occurred on April 1, 2022), respectively. During the fiscal years ended March 31, 2025 and 2024, the Operating Subsidiaries acted as sponsor, placing agent and underwriters for a total of 7 mainland China clients, among which 1 client was subject to CSRC review procedures and approvals.

SALES AND MARKETING

The sales and marketing function of the Operating Subsidiaries is performed by its management team. The deals and projects generally originate from the networks of the management team of the Operating Subsidiaries, referrals from existing clients or other professional parties, and direct approaches by clients due to the market reputation or previous business relationships of the Operating Subsidiaries. The management team of the Operating Subsidiaries will attend investment seminars and industry events to increase the exposure of the Operating Subsidiaries and to be able to reach out to new potential clients directly.

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SEASONALITY

The business activities of the Operating Subsidiaries do not exhibit any significant seasonality.

COMPETITION

The financial services industry is highly competitive, and the Operating Subsidiaries face stiff competition from financial service providers in Hong Kong and worldwide, many of which may be significantly larger and have access to greater resources. Major international financial institutions and banks with a wide range of financial services such as asset management and securities brokerage may also enter the market through acquisitions or organic development. Moreover, current competitors and new entrants may develop and offer service offerings, technologies, or capabilities that could make some of the services offered by the operating subsidiaries obsolete or less competitive. Competitors may also adopt more aggressive pricing policies or devote greater resources to marketing and promotional campaigns than the Operating Subsidiaries. To remain competitive, the Operating Subsidiaries focus on providing high-quality services tailored to the needs of our clients, maintaining strong relationships with our clients, and continuously improving our service offerings. We and the Operating Subsidiaries also regularly assess market trends and changes in regulatory requirements to ensure that we stay ahead of the competition. Despite the challenges posed by competition, we believe that the experienced management team of the Company and the Operating Subsidiaries, streamlined management structure, and commitment to delivering high-quality services will enable us to continue to grow and succeed in the financial services industry.

INTERNAL CONTROL AND RISK MANAGEMENT

The Operating Subsidiaries are committed to adhering to their ongoing obligations as prescribed by the SFO, its subsidiary legislation, and the codes and guidelines published by the SFC from time to time. Specifically, (i) the SFC Code of Conduct mandates that a licensed corporation shall maintain internal control procedures and demonstrate financial and operational capabilities that can reasonably protect its operations, clients, and other licensed or registered persons from financial loss due to theft, fraud, and other dishonest acts or professional misconduct; and (ii) the Internal Control Guidelines for Persons Licensed by or Registered with the SFC (“Internal Control Guidelines”) outlines the expectations for licensed corporations in structuring, managing, and operating regulated activities, emphasizing the importance of satisfactory internal control and management systems. Failure to substantially comply with these guidelines may negatively impact the Operating Subsidiaries’ fitness and properness.

To ensure the Operating Subsidiaries’ compliance with these internal control and management requirements, the Operating Subsidiaries adopted a range of internal control measures and procedures (including operational controls, controls on dealing practices, and risk management controls), which are integrated into the operations of the Operating Subsidiaries. Additionally, the Operating Subsidiaries continuously monitor regulatory updates and enforcement news from the SFC.

In this regard, the compliance departments of the Operating Subsidiaries are responsible for conducting periodic reviews of internal control policies and procedures, encompassing areas corporate governance, know-your-client (KYC), risk management, and anti-money laundering. These policies shall be implemented by each operating department of the Operating Subsidiaries. The responsible officers of the Operating Subsidiaries oversee the day-to-day operations of these departments, ensuring adherence to internal policies.

All employees of the Operating Subsidiaries are provided with comprehensive compliance manuals that outline the guidelines they must adhere to in their daily work. These manuals have been developed in consideration of the Internal Control Guidelines to ensure that (i) the business operations of the Operating Subsidiaries are conducted in a well-organized, efficient, and compliant manner, with a clear chain of responsibility and reporting line, (ii) the assets of the Operating Subsidiaries and its clients are safeguarded through rigorous monitoring, periodic audits, and the implementation of robust safeguarding measures, (iii) accurate records are maintained, and financial information is properly documented, with a strong emphasis on data integrity, effective record-keeping systems, and regular reconciliation of discrepancies, and (iv) potential risks of fraud are identified and prevented by implementing risk management framework and employee training programs.

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Staff Dealing

The Operating Subsidiaries have established policies and guidelines regarding securities dealings by licensed staff and employees to safeguard their standing in the marketplace and to maintain the standards of conduct. All staff members of the Operating Subsidiaries are required to disclose to the compliance officers upon joining and thereafter, either semi-annually or annually, details of their holdings and training activities in which they have an interest in relation to specific securities, futures, other investment products, or leveraged foreign exchange trading contracts in which the Operating Subsidiaries deal in or in respect of which the Operating Subsidiaries give advice. In addition, staff members are required to obtain prior approval from the compliance office in respect of each of his/her trade in securities and futures contracts. The staff members of the Operating Subsidiaries are personally responsible to direct the brokerage firms of their own accounts to send the monthly statements to the responsible compliance officer, or to submit the monthly statements to the compliance officer directly.

The Operating Subsidiaries maintain a register that documents the client or staff name, the associated firm or staff account, the date and time of dealing, the time of approval by the Operating Subsidiaries, and the time of client consent, where applicable. The registered will be reviewed monthly by the compliance officer.

The compliance officer is also responsible for maintaining a confidential “watch list,” consisting of securities, companies, or individuals that require heightened caution due to the Operating Subsidiaries or a staff member of the Operating Subsidiaries being in possession of material non-public information related to these entities or individuals. Material non-public information encompasses a variety of sensitive data, including but not limited to: (i) non-public and potentially price-sensitive information on any securities; (ii) confidential information or trading activities of any client; and (iii) any other information related to the aforementioned types of data, held or handled by any business unit of the Operating Subsidiaries and/or individual staff. When a responsible officer of the compliance officer of the Operating Subsidiaries identifies a risk that such material non-public information might be misused or abused, the responsible officer is required to notify the compliance officer. In response, the compliance officer evaluates whether the securities and/or issuers should be added to the aforementioned “watch list.” This decision depends on several factors, such as the nature of the information, the risk of conflict of interest, the potential for misuse of information, and the likelihood of staff abusing their position.

Chinese wall and conflict of interest

As the Operating Subsidiaries provide a wide range of corporate finance services, we recognize the importance of maintaining effective Chinese walls to prevent flow of information that may be confidential or price sensitive. The Operating Subsidiaries adopted policies and procedures that aim to control the use and access to inside and confidential information obtained by staff members in the course of business. These policies and procedures seek to (i) minimize the potential for conflict of interests between each of the Operating Subsidiaries and their respective clients, and (ii) ensure that their clients are informed of any actual or apparent conflicts. Additional measures are also implemented for staff members engaged in the provision of corporate finance and capital market advisory services, such as the usage of code names for transactions, the implementation of clean desk policy, and the usage of “secured print” when printing documents. The staff responsible for conducting research and market analysis must not disclose any inside information or confidential information to other staff unless permission is given by both the responsible officer and the compliance officer. Such permission should only be given on a “need to know” basis.

The Chinese walls policies and procedures have been implemented to reduce the risk of confidential or price sensitive information being misused or wrongly disclosed, which also prevents the spread of information between different departments of the Operating Subsidiaries. The compliance officer and the management of the Operating Subsidiaries are responsible for ensuring effective Chinese walls are in place.

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Anti-money laundering and counter-terrorist financing

Staff members of the Operating Subsidiaries are required to comply with the anti-money laundering and counter-terrorist financing guidelines as stated in our compliance manual, which are specifically designed to detect and prevent money laundering and counter-terrorist financing activities. The guideline provides a framework which the Operating Subsidiaries shall adopt when conducting customers due diligence.

The compliance manuals require the Operating Subsidiaries to assess customer risks based on various factors, including customer risk, country risk, product or service risk, and delivery or distribution channel risk. Depending on the level of risk, the Operating Subsidiaries may adopt either simplified due diligence or enhanced due diligence. In any event, the Operating Subsidiaries must not accept or deliver cash or other stores of value to anyone and must require clients to deposit or withdraw cash only at recognized banks which are subject to SFC’s supervision. An ongoing duty is also imposed on the staffs of the Operating Subsidiaries to report any suspicion or knowledge of anti-money laundering or counter-terrorist financing activities to the money laundering reporting officer of the Operating Subsidiaries, and, if appropriate, to the relevant unit jointly run by members of the Hong Kong Police Force and the Hong Kong Customs & Excise Department responsible for managing the suspicious transaction reporting regime in Hong Kong. Appropriate and adequate training on anti-money laundering and counter-terrorist financing is provided to staff members on an ongoing basis, ensuring they understand the appropriate policies and procedures in this area.

INTELLECTUAL PROPERTY

As of the date of this prospectus, the Operating Subsidiaries own eight registered trademarks in Hong Kong:

No.	Trademark	Place of registration	Trademark number	Owner	Class	Expiry date
1		Hong Kong	304930344	Grand Moore Capital Limited	36	May 19, 2029
2		Hong Kong	304844935	Glam Capital Limited	16, 36	March 3, 2029
3		Hong Kong	304844944	Glam Capital Limited	16, 36	March 3, 2029
4		Hong Kong	304844953	Glam Capital Limited	16, 36	March 3, 2029
5		Hong Kong	304844962	Glam Capital Limited	16, 36	March 3, 2029
6		Hong Kong	304844971	Glam Capital Limited	16, 36	March 3, 2029
7		Hong Kong	304844980	Glam Capital Limited	16, 36	March 3, 2029
8		Hong Kong	304844999	Glam Capital Limited	16, 36	March 3, 2029

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FACILITIES

We and our subsidiaries do not own any real property.

The Operating Subsidiaries leased the following properties to support its business activities and operations:

No.	Location	Gross floor area	Usage	Rent
1.	13/F, Wing Sing Commercial Centre, 12-16 Wing Lok Street, Sheung Wan, Hong Kong(1)	approximately 1,200 square feet	Office	HK$30,000 per month
2.	21/F, No. 88 Lockhart Road, Wanchai, Hong Kong(2)	approximately 2,000 square feet	Office	HK$40,000 per month

(1)	On July 15, 2025, GCL entered into a lease agreement with an independent third party, pursuant to which GCL leased the premise with a lease term from August 1, 2025 to July 31, 2026.

(2)	On October 9, 2024, GMCL entered into a lease agreement with an independent third party, pursuant to which GMCL leased the premise with a lease term from October 10, 2024 to October 9, 2026.

We believe that the above facilities are adequate to meet we are our subsidiaries’ needs for the immediate future and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

EMPLOYEES

As of March 31, 2025, the Operating Subsidiaries employed a total number of 14 employees. As of March 31, 2025, the Operating Subsidiaries employed a total number of [14] employees. The Operating Subsidiaries had 17 employees as of March 31, 2023. Except for Mr. Law Chun Ming Johnny, all of the employees were stationed in Hong Kong.

Our success depends on the Operating Subsidiaries’ ability to attract, motivate, train, and retain qualified personnel. We believe that the Operating Subsidiaries maintain a good working relationship with its employees, and it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we and the Operating Subsidiaries experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the fiscal years ended March 31, 2025 and 2024. There has not been any trade union set up for our employees.

LEGAL PROCEEDINGS

As of the date of this prospectus, we and our subsidiaries are not a party to, and are not aware of any threat of, any legal proceedings that, in the opinion of our management, is likely to have a material adverse effect on its business, financial condition, or operations.

We and our subsidiaries may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceedings, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management’s time and attention.

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REGULATIONS

The section sets forth a summary of the principal Hong Kong laws and regulations relevant to our business and operations in Hong Kong.

Regulations Related to Securities and Futures Market

The SFC is an independent statutory body which derives its investigation, remedial and disciplinary powers from the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and is responsible for regulating the securities and futures market in Hong Kong. The SFC works to strengthen and protect the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry.

With effect from 1 April 2003, the SFO consolidated and modernised the 10 previous ordinances regulating the securities and futures industry in Hong Kong, including the regulation of securities, futures, leveraged foreign exchange trading, derivative markets, and credit ratings, intermediaries and their conduct of regulated activities and the offering of investments to the public in Hong Kong.

The SFC’s regulatory objectives as set out in SFO are:

●	to maintain and promote the fairness, efficiency, competitiveness, transparency and orderliness of the securities and futures industry;

●	to help the public understand the workings of the securities and futures industry;

●	to provide protection for the investing public;

●	to minimize crime and misconduct in the securities and futures industry;

●	to reduce systemic risks in the securities and futures industry; and

●	to assist the Hong Kong government in maintaining the financial stability of Hong Kong.

Parties regulated by the SFC include (i) brokers, investment advisers, fund managers and intermediaries carrying out Type 1 to Type 10 and Type 13 regulated activities under the SFO; (ii) investment products; (iii) listed companies; (iv) The Stock Exchange of Hong Kong Limited (“HKEx”); (v) automated trading service (ATS) providers; (vi) approved share registrars; (vii) Investor Compensation Company Limited (ICC); and (viii) market participants (including investors).

The SFC has five operational divisions which are Corporate Finance, enforcement, Intermediaries, Investment Products and Supervision of Markets. The SFC is also supported by the Corporate Affairs and Legal Services divisions.

Licensing Regime under the SFO

The SFC operates a system of authorizing corporations and individuals (through licenses to act as financial intermediaries. The SFO provides that a corporation which is not an authorized financial institution (as defined in section 2(1) of the Banking Ordinance (Cap. 155 of the Laws of Hong Kong) (“Banking Ordinance”)) and is (i) carrying on a business in a regulated activity); or (ii) actively marketing (whether in Hong Kong or from a place outside Hong Kong) to the public any services it provides, which would constitute a regulated activity if provided in Hong Kong, has to be licensed by the SFC to carry out that regulated activity, unless one of the exemptions under the SFO applies.

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The functions of the SFC, as the gatekeeper of standards for individuals and corporations seeking approval to enter into the securities and futures markets of Hong Kong, include the following:

●	grants licenses to those who are appropriately qualified and can demonstrate their fitness and properness to be licensed under the SFO;

●	maintains a public register of licensed persons and registered institutions;

●	monitors the ongoing-compliance of licensing requirements by licensees, substantial shareholders of licensed corporation and directors of licensed corporations and substantial shareholders; and

●	initiates policies on licensing issues.

Types of Regulated Activities under the SFO

The SFO provides a single licensing regime under which a person needs only one license to carry on different types of regulated activities as specified in Schedule 5 of the SFO. The regulated activities are as follows:

Type 1	:	dealing in securities
Type 2	:	dealing in futures contracts
Type 3	:	leveraged foreign exchange trading
Type 4	:	advising on securities
Type 5	:	advising on futures contracts
Type 6	:	advising on corporate finance
Type 7	:	providing automated trading services
Type 8	:	securities margin financing
Type 9	:	asset management
Type 10	:	providing credit rating
Type 11	:	dealing in OTC derivative products or advising on OTC derivative projects(1)
Type 12	:	providing customer clearing services for OTC derivative transactions(2)
Type 13	:	providing depositary services for relevant collective investment schemes

(1)	Not yet in operation
(2)	Came into operation on September 1, 2016 pursuant to the Securities and Futures (Amendment) Ordinance 2014 (6 of 2014), in so far as it related to paragraph (c) of the new definition of excluded services in Part 2 of Schedule 5 of the SFO
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Persons conducting business in such regulated activities are generally required to be licensed or registered with the SFC. The regulated activities that they are permitted to carry out are specified on their licenses or certificates of registration.

Types of Intermediaries and Licensed Individuals

1.	Licensed Corporation

It is a corporation (not being an authorized financial institution) which is granted a license to carry on one or more than one regulated activity under section 116 of the SFO

2.	Temporary Licensed Corporation

It is a corporation (not being an authorized financial institution) which is granted a temporary license to carry on, for a period of not exceeding three months, one or more than one regulated activity (other than Type 3 (leveraged foreign exchange trading), Type 7 (providing automated trading services), Type 8 (securities margin financing) and Type 9 (asset management)) under section 117 of the SFO.

3.	Registered Institutions

It is an authorized financial institution which is carry on one or more than one regulated activity, other than Type 3 (leveraged foreign exchange trading) and Type 8 (securities margin financing) regulated activities, under section 119 of the SFO.

4.	Responsible Officers

He/she is a licensed representative who is also approved as a responsible officer under section 126 of the SFO to supervise the regulated activity of the licensed corporation to which he/she is accredited.

5.	Licensed Representative

He/she is an individual who is granted a licensed under section 120(1) of the SFO to carry on one or more than one regulated activity of a licensed corporation to which he/she is accredited

6.	Provisional Licensed Representative

He/she is an individual who is granted a provisional license under section 120(2) of the SFO to carry on one or more than one regulated activity for a licensed corporation to which he/she is accredited (prior to the grant of his/her license under section 120(1) of the SFO)

7.	Temporary licensed representatives

He/she is an individual who is granted a temporary license under section 121 of the SFO to carry on, for a period not exceeding 3 months, one or more than one regulated activity for a corporation licensed under section 116 or 117 to which he/she is accredited.

Responsible Officer

For each regulated activity conducted by a licensed corporation, it must appoint not less than two responsible officers, at least one of whom must be an executive director, to supervise the business of such regulated activity. An executive director of a licensed corporation must be a director who actively participates in, or is responsible for directly supervising, any business of the regulated activities for which the corporation is licensed to carry on. The same individual may be appointed to be a responsible officer for more than one regulated activity provided that he/she is fit and proper to be so appointed and there is no conflict in the roles assumed.

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A person who intends to apply to be a responsible officer must demonstrate that he/she fulfills the requirements on both competence and fit and properness and must have been delegated sufficient authority to effectively supervise the regulated activity he/she is responsible for. An applicant should possess appropriate ability, skills, knowledge and experience to properly manage and supervise the corporation’s regulated activities to which he/she is accredited. Accordingly, the applicant should fulfill certain requirements as to academic or industry qualification, industry experience, management experience and regulatory knowledge as stipulated by the SFC.

Sponsors and Compliance Advisors

A sponsor is a licensed corporation or registered institution licensed or registered under SFO for Type 6 (advising on corporate finance) regulated activity and permitted under its license or certificate of registration to undertake work as a sponsor appointed to act as a sponsor in relation of an application for the listing of any securities on a recognized stock market under the Hong Kong Listing Rules or GEM Listing Rules (as the case may be)

Under the sponsor regime effective in January 2007, in order to act as a sponsor, apart from holding a Type 6 (advising on corporate finance) licence, an application for sponsor license should be submitted to the SFC to demonstrate that it can meet the eligibility criteria pursuant to the Additional Fit and Proper Guidelines for Corporations and Authorised Financial Institutions Applying or Continuing to Act as Sponsors and Compliance Advisers published by SFC (now Additional Competence Requirements for Corporations and Individuals Engaging in Sponsor and Compliance Adviser Work) (“Sponsor Guidelines”). In considering the sponsor licence application, the SFC will take into account the competency of the firm to act as a sponsor, based on the competency of the firm to act as a sponsor, based on the criteria set out in the Sponsor Guidelines, and will also consider more generally the firm’s fitness and properness as a corporate finance advisory firm under the Fit and Proper Guidelines published by the SFC.

The Hong Kong Listing Rules, the GEM Listing Rules, the Sponsor Guidelines, and the Corporate Finance Adviser Code of Conduct published by the SFC governs sponsor’s obligations and responsibilities. The intermediary and its management (including a sponsor’s board of directors, managing director, chief executive officer, responsible officers, and other senior management personnel) shall be responsible for ensuring that the firm satisfies all specific and ongoing eligibility criteria of the Sponsor Guidelines and paragraph 17 of the SFC Code of Conduct, as well as other relevant codes, guidelines and regulations as stipulated by the SFC from time to time.

In order to maintain the eligibility as sponsor, a sponsor should have at least two sponsor principals, who should be engaged by the sponsor for the purpose of conducting sponsor-related work on a full-time basis, at all times to discharge its role in supervising the transaction team.

Effective from 1 October 2013, the enhanced regulations on sponsors and the key obligations of sponsors have been consolidated in paragraph 17 of the Code of Conduct. The key requirements for a sponsor under the sponsor regime includes:

●	to advise and guide a listing applicant in preparation for a listing;

●	to take reasonable due diligence steps in respect of a listing; before submitting a listing application a sponsor should complete all reasonable due diligence on a listing applicant except in relation to matters by their nature can only be dealt with at a later date;

●	to take reasonable steps to ensure that true, accurate and complete disclosure about a listing applicant is made to the public;

●	to dealt with the regulators in a truthful, cooperative and prompt manner;

●	to maintain proper books and records that are sufficient to demonstrate its compliance with the SFC Code of Conduct;

●	to maintain sufficient resources and effective systems and controls for proper implementation and adequate management oversight of the sponsor work;

●	to act as the overall manager of a public offer to ensure that the public offer is conducted in a fair and orderly manner; and

●	to take reasonable steps to ensure analysts do not receive material information not disclosed in the listing document.

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In addition, the SFC published the Consultation Paper on (i) the Proposed Code of Conduct on Bookbuilding and Placing Activities in Equity Capital Market and Debt Capital Market Transactions and (ii) the “Sponsor Coupling” Proposal in February 2021, in which the SFC proposed new SFC Code of Conduct provisions in relation to the conduct of intermediaries involved in bookbuilding and placing activities. The SFC subsequently published the consultation conclusions in October 2021 and the new relevant code provisions came into effect in August 2022. The Hong Kong Stock Exchange also made consequential changes to the Hong Kong Listing Rules and GEM Listing Rules, which came into effect in August 2022, as follows (among others):

●	in the case of an IPO, engagement of overall coordinator(s) must be made no later than 2 weeks following its submission (or re-filing, as the case may be) of the listing application; while for an IPO for a Main Board applicant, a sponsor-overall coordinator (which must either be the same legal entity as, or a member within the group of companies of, the independent sponsor, with the appointment of both roles being made at the same time) must be engaged no less than two months before the submission of its listing application;

●	a new applicant must publish an announcement on the Hong Kong Stock Exchange’s setting out the names(s) of the overall coordinator(s) appointed by a new applicant effecting a placing involving book building activities (as defined under the SFC Code of Conduct) in connection with a new listing (“OC Announcement”). Subsequent OC Announcement(s) (must be published whenever there is an appointment of an additional overall coordinator or a termination of the engagement of an existing overall coordinator;

●	IPO applicants to provide the intermediaries with a list of its directors and existing shareholders, their respective close associates and any persons who is engaged by or will act as a nominee for any of the foregoing persons to subscribe for, or purchase, equity securities or interest (which include equities securities, interests in a REIT, stapled securities and securities of an investment company (as defined in Rule 21.01 of the Hong Kong Listing Rules) in connection with the new listing and such information should be provided to the syndicate member as soon as practicable to facilitate each syndicate member in a placing involving bookbuilding activities (as defined under the SFC Code of Conduct) in connection with a new listing to identify investors to whom the allocation of equity securities or interests (including equity securities, interests in a REIT, stapled securities and securities of an investment company (as defined in Rule 21.01 of the Hong Kong Listing Rules) would be subject to restrictions or require prior consent from the Hong Kong Stock Exchange under the Hong Kong Listing Rules; and

●	Disclosure and reporting requirements, including (but not limited to) the fixed fees to be paid by the issuer to each overall coordinator, the fixed fees to be paid by the issuer to each overall coordinator, the total fees (as a percentage of the gross proceeds to be raised from the new listing) in respect of both public subscription and the placing tranches to be paid to all syndicate capital market intermediaries, and the ratio of fixed and discretionary fees payable to all syndicate capital market intermediaries for both the public subscription and the placing tranches (in percentage terms).

A compliance adviser is a licensed corporation or registered institution licensed or registered under the SFO for Type 6 (advising on corporate finance) regulated activity and permitted under its licence or certificate of registration to undertake work as a sponsor, which is appointed to act as a compliance adviser under the Hong Kong Listing Rules or GEM Listing Rules (as the case may be). The Hong Kong Listing Rules or GEM Listing Rules require an issuer to appoint a compliance adviser during an initial period after being admitted to listing and the main role of a compliance adviser is to ensure that the listed company is properly guided and advised as to compliance with the Hong Kong Listing Rules or GEM Listing Rules (as the case may be) and all other applicable rules, laws, codes and guidelines. Only licensed corporation or registered institution eligible to act as sponsors are eligible to act as compliance adviser.

Manager-in-Charge of Core Functions (“MICs”)

The SFO and the Circular to Licensed Corporations Regarding Measures for Augmenting the Accountability of Senior Management (the “Circular”) published by the SFC on 16 December 2016 provides that a licensed corporation is required to designate certain individuals as Manager-in-Charge of core functions and provide to the SFC information about its MICs and their reporting lines. MICs are individuals appointed by a licensed corporation to be principally responsible for managing the eight core functions of the licensed corporation including (i) overall management oversight; (ii) key business line; (iii) operational control and review; (iv) risk management; (v) finance and accounting; (vi) information technology); (vii) compliance; and (viii) anti-money laundering and counter-terrorist financing.

Pursuant to the Circular, each licensed corporation should have at least one fit and proper person who is qualified to act in the capacity so employed or appointed as the MIC for each of its core functions. In a licensed corporation, one individual can be appointed as the MIC for more than one core function, or several individuals can be appointed as the MIC for one particular core function.

The MICs shall be responsible for, among other things, the following: (i) ensuring the maintenance of appropriate standards of conduct and adherence to proper procedures by the licensed corporation; (ii) properly managing the risks associated with the business of licensed corporation, including performing periodic evaluation of its risk management processes; (iii) understanding the nature of the business of the licensed corporation, its internal control procedures and its policies on the assumption of risk; (iv) understanding the extent of their own authority and responsibilities; (v) managing the anti-money laundering and counter-terrorist financing function; (vi) the adequacy and effectiveness of the licensed corporation’s internal control systems, including information management compliance, audit or related reviews, operational controls and risk management; and (vii) examining the appropriateness of internal control systems and making any necessary amendments or changes so that they are appropriate for the operations of the licensed corporation’s regulated business activities in Hong Kong.

A licensed corporation should ensure that the MIC is an individual who (i) has apparent or actual authority with the ability to exert significant influence over the conduct or decisions relating to the particular core function, and (ii) is sufficient senior in the licensed corporation with reporting lines to the board or the MIC with overall management oversight function.

The management structure of a licensed corporation, including tis appointment of MICs, should be approved by the board of directors of the licensed corporation. The board of that licensed corporation should ensure that each of the MICs has acknowledged his or her appointment as MIC and the particular core function for which he/she is principally responsible for.

Licensed Representative

Any individual who performs any regulated function for his/her principal which is a licensed corporation in relation to the regulated activities carried on as a business or holds himself/herself out as performing such regulated function must be licensed separately under the SFO as a licensed representative accredited to his/her principal.

A person who intends to apply to be a licensed representative must satisfy the competence requirement under the SFO. An applicant has to establish that he has the requisite basic understanding of the securities market in which he is to work as well as the laws and regulatory requirements applicable to the industry. In assessing his/her competence to be licensed as a representative, the SFC will have regard to academic and industry qualification as well as regulatory knowledge.

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Fit and Proper Requirement

Section 116(3) of the SFO provides that the SFC shall refuse to grant a license to carry on a regulated activity unless the license applicant satisfies the SFC that, inter alia, the applicant is a fit a proper person to be licensed to carry out the relevant regulated activity. The applicant must remain fit and proper at all times after the grant of such licenses by the SFC.

Pursuant to section 129 of the SFO, in considering whether a person, an individual, corporation or institution, is fit and proper for the purpose of licensing or registration, the SFC shall, in addition to any other matter that the SFC may consider relevant, have regard, inter alia, to the following:

●	the financial status or solvency;

●	the function or other qualifications or experience having regard to the nature of the functions which, if the application is allowed, the applicant will perform;

●	the ability to carry on the regulated activity competently, honestly and fairly; and

●	the reputation, character, reliability and financial integrity,

of the applicant and other relevant persons as appropriate.

The SFC is obliged to refuse an applicable to be licensed if the applicant fails to satisfy the SFC that the applicant is a fit and proper person to be licensed. The onus is on the applicant to prove to the SFC that the applicant is fit and proper to be licensed for the regulated activity.

Minimum Capital Requirements under the Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong) (“FRR”)

Minimum Capital Requirements

Licensed corporations are required under section 145 of the SFO to maintain at all times a minimum level of paid-up share capital and liquid capital. Depending on the types of regulated activity that the licensed corporation is apply for a licensed corporation has to maintain at all times paid-up share capital and liquid capital not less that the specified amounts according to the FRR.

Minimum Paid-Up Share Capital and Minimum Liquid Capital Requirement

The following table summarises the minimum paid-up share capital and liquid capital that a licensed corporation is required to maintain for Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities.

Regulated activity	Minimum paid-up share capital		Minimum liquid capital
Type 1: Dealing in securities
(a) in the case where the corporation is an approved introducing agent or trader		-	HK$	500,000
(b) in the case where the corporation provides securities margin financing	HK$	10,000,000	HK$	3,000,000
(c) in any other case	HK$	5,000,000	HK$	3,000,000

Type 4: Advising on securities
(a) in the case where the licensed corporation in question is subject to the specified licensing condition		-	HK$	100,000
(b) in any other case	HK$	5,000,000	HK$	3,000,000

Type 6: Advising on corporate finance
(a) in the case where in relation to Type 6 (advising on corporate finance) regulated activity, the licensed corporation is subject to the licensing condition that it shall not hold client assets		-	HK$	100,000
(b) in the case where the corporation acts as a sponsor	HK$	10,000,000	HK$	3,000,000
(c) in any other case	HK$	5,000,000	HK$	3,000,000

Type 9: Asset management
(a) in the case where the corporation is subject to the licensing condition that it shall not hold client assets		-	HK$	100,000
(b) in any other case	HK$	5,000,000	HK$	3,000,000

If a licensed corporation conducts more than one type of regulated activity, the minimum paid-up share capital and liquid capital that it must maintain shall be the higher or the highest amount required amongst those regulated activities.

The following table sets out a summary of the key requirements on minimum paid-up share capital and liquid capital under the FRR which are applicable to GCL and GMCL:

Company	Type of Regulated Activities	Minimum Amount of Paid-up Share Capital (1)	Minimum Amount of Required Liquid Capital
GCL	Type 1, Type 4 and Type 9	HK$5,000,000	HK$3,000,000
GMCL	Type 1 and Type 6	HK$10,000,000	HK$3,000,000

(1)	The paid-up share capital is not defined under the SFO. It generally refers to the actual paid-up share capital of a company by its shareholders.

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Further, in accordance to FRR, liquid capital is the amount by which a licensed corporation’s liquid assets exceeds its ranking liabilities where (i) liquid assets are the amount of assets held by the licensed corporation, adjusted for such factors to take into account liquidity of certain assets as well as credit risks; and (ii) ranking liabilities are the sum of liabilities on the balance sheet of the licensed corporation (including, without limitation, any amounts payable by it in respect of any overdraft or loan, any accrued interest payable to any other person, accrued expenses, taxes and provisions for contingent liabilities), adjusted for such factors to take into account market risks and contingency. The method of calculating liquid assets and ranking liabilities is set out in Divisions 3 and 4 of the FRR respectively.

The FRR stipulates that a licensed corporation shall maintain minimum liquid capital at all times, which shall be the higher of the amount of (a) and (b) below:

(a)	the amount of minimum liquid capital as set out in the table above; and

(b)	its variation required liquid capital, meaning the basic amount which is 5% of the aggregate of-

i.	the licensed corporation’s on-balance sheet liabilities including provisions made for liabilities already incurred or for contingent liabilities but excluding certain amounts stipulated in the definition of “adjusted liabilities” under the SFO;

ii.	the aggregate of the initial margin requirements in respect of outstanding futures contracts and outstanding unlisted options contracts held by the licensed corporation on behalf of its customers;

iii.	the aggregate of the amounts of margin required to be deposited in respect of outstanding futures contracts and outstanding unlisted options contracts held by it on behalf of its clients, to the extent that such contracts are not subject to payment of initial margin requirements.

Pursuant to the FRR, where the licensed corporation is licensed to carry on two or more regulated activities, the respective required minimum paid-up share capital and minimum liquid capital to be maintained by the licensed corporation shall be the highest applicable amounts among the activities.

The following table sets out a summary of the paid-up share capital and the liquid capital of GCL and GMCL under the FRR as of March 31, 2025 and 2024, as reported in their respective monthly financial resources returns to the SFC under FRR:

Company	Type of Regulated Activities	Paid-up Share Capital				Liquid Capital (approx.)
		As of March 31				As of March 31
		2025		2024		2025		2024
GCL	Type 1, 4 and 9	HK$	10,000,000	HK$	10,000,000	HK$	4,213,000	HK$	6,504,000
GMCL	Type 1, 6	HK$	29,850,000	HK$	25,350,000	HK$	8,080,000	HK$	4,164,000

Obligation for Substantial Shareholders

Under section 132 of the SFO, a person (including a corporation) has to apply for SFC’s approval prior to becoming or continuing to be, as the case may be, a substantial shareholder of a corporation licensed under the SFO. A person who has become aware that he has become a substantial shareholder of a licensed corporation without SFC’s prior approval should, as soon as reasonably practicable and in any event within three business days after he becomes so aware, apply to the SFC for approval to continue to be a substantial shareholder of the licensed corporation.

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Other Key Ongoing Obligations for Compliance by Licensed Corporations and Intermediaries

Licensed corporations, licensed representatives and responsible officers have a continuing obligation to remain fit and proper as defined under the SFO at all times. They are required to comply with all applicable provisions of the SFO and its ancillary rules and regulations, as well as the codes and guidelines issued by the SFC. Outlined below are some of the key continuing obligations of a licensed corporation:

●	submission of financial returns to the SFC in accordance with the requirements under the FRR;

●	notification to the SFC of any changes in the appointment of MICs or any changes in certain particulars of MICs pursuant to the Circular;

●	notification of other changes and events that are required to be notified to the SFC under the Securities and Futures (Licensing and Registration) (Information) Rules (Chapter 571S of the Laws of Hong Kong) including, inter alia, change of controlling persons and responsible officers, significant changes of business plan, and changes in capital and shareholding structure. Certain other matters, such as the addition or reduction or modification of licensing conditions, require the prior approval of the SFC;

●	payment of annual fees within one month after each anniversary date of grant of their licenses or certificates of registration (as the case may be) pursuant to section 138 of the SFO;

●	implementation of continuous education programme for licensed representative or relevant individuals engaged and perform due diligence to ensure continuous education programme compliance by the individuals concerned. A licensed corporation should at least annually evaluate their training programmes and make commensurate adjustments to cater for the training needs of the individuals they engage.

●	a licensed corporation must take custody and handle client money and securities in accordance with the requirements of the Securities and Futures (Client Money) Rules (Chapter 571I of the Laws of Hong Kong) and the Securities and Futures (Client Securities) Rules (Chapter 571H of the Laws of Hong Kong). A licensed corporation is required to ensure proper handling of client money and to take reasonable steps to ensure that client securities and securities collateral of the intermediary are not deposited, transferred, lent, pledged, repledged or otherwise dealt with except as provided under these rules.

●	licensed corporations must keep proper and comprehensive records in sufficient details relating to their businesses and client transactions (for proper accounting of their business operations and client assets) in accordance with the requirements under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong).

●	licensed corporations are required to submit: (i) financial statements, auditor’s reports and other required documents to the SFC within four months after the end of each financial year in accordance with the requirements set out in Division 5 of the SFO and Securities and Futures (Accounts and Audit) Rules (Chapter 571P of the Laws of Hong Kong); and (ii) monthly financial resources returns in prescribed form to the SFC (except that certain licensed corporations which do not hold client assets may subject semi-annual financial resources returns).

●	Implementation of appropriate policies and procedures relating to client acceptance, client due diligence, record keeping, identification and reporting of suspicious transactions and staff screening, education and training, in accordance with the requirements under the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism issued by the SFC.

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Compliance and Internal Control

A licensed corporation is required to satisfy the SFC that policies and procedures are established and maintained to ensure the corporation’s compliance with all applicable legal and regulatory requirements as well as with internal policies and procedures. In particular,

●	management should establish and maintain an appropriate and effective compliance function within the corporation which, subject to constraint of size, is independent of all operational and business functions and which report directly to management;

●	management should ensure the staff performing the compliance function possess the necessary skills, qualifications and experience to effectively execute their duties;

●	staff performing the compliance function should establish, maintain and enforce effective compliance procedures; and

●	staff performing the compliance function should promptly report to management upon the occurrence of material non-compliance by the corporation or any staff.

Stock Exchange Participants and CCASS Clearing Participants

Any broker-dealer that intends to operate a brokerage business for products available on the HKEx, using the trading facilities of the Hong Kong Stock Exchange, must be admitted and registered as a Stock Exchange Participant. A Stock Exchange Participant must also hold at least one trading right in the Hong Kong Stock Exchange. All new trading rights are issued by the Hong Kong Stock Exchange and are non-transferable. Further, a Stock Exchange Participant who trades on the Hong Kong Stock Exchange has the option to choose to become a CCASS Clearing Participant. Hong Kong Securities Clearing Company Limited (“HKSCC”), may make available the services of Central Clearing and Settlement System (“CCASS”) to persons who meet and continue to meet the qualifications from time to time prescribed by HKSCC and who have been admitted as a CCASS Clearing Participant.

Disciplinary Power of the SFC

Under Part IX of the SFO, the SFC may take disciplinary actions against a regulated person (including a licensed person or a registered institution) if that person is found to be guilty of misconduct or not fit and proper to be or remain the same type of regulated person.

Section 194 of the SFO deals with disciplinary actions in respect of licensed person. The SFC may exercise any of the following disciplinary actions against a regulated person which means a person who is or at the relevant time was any of the below types of persons:

●	a licensed person;
●	a responsible officer of a licensed corporation; or
●	a person involved in the management of the business of a licensed corporation.

Subject to the due process for exercising disciplinary powers laid down in section 198 of the SFO, the SFC may exercise any of the below disciplinary actions against a regulated person:

●	revocation or suspension of a license or a registration;
●	revocation or suspension of part of a license or registration in relation to nay of the regulated activities for which a regulated person is licensed or registered;
●	revocation or suspension of the approval granted to a responsible officer;
●	public or private reprimand on a regulated person;
●	prohibition of a regulated person from applying to be licensed or registered or to be approved as a responsible officer;
●	prohibition of a regulated person from re-entry for life to be licensed or registered, etc.; and
●	pecuniary penalty of not exceeding the amount of HK$10 million or 3 times the profit gained or loss avoided as a result of the conduct in question.

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Hong Kong Exchanges and Clearing Limited

Apart from the SFC, HKEx also plays a leading role in regulating companies seeking admission to the Hong Kong markets and supervising those companies once they are listed. HKEx is a recognized exchange controller under the SFO. It owns and operates the only stock and futures exchanges in Hong Kong, namely the Stock Exchange and the Futures Exchange, and their related clearing houses. The duty of HKEx is to ensure orderly and fair markets and that risks are managed prudently, consistent with the public interest and in particular, the interests of the investing public.

In its role as the operator and frontline regulator of the central securities and derivatives marketplace in Hong Kong, HKEx regulates listed issuers; administers listing, trading and clearing rules; and provides services, primarily at the wholesale level, to customers of the exchanges and clearing houses, including issuers and intermediaries — investment banks or sponsors, securities and derivatives brokers, custodian banks and information vendors — who service the investors directly. These services comprise of trading, clearing and settlement, depository and nominee services, and information services.

Regulations Related to Anti-Money Laundering and Counter Terrorist Financing

Licensed corporations are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the Guideline on Anti-Money Laundering and Counter Financing of Terrorism issued by the SFC.

Licensed corporations are required to comply with applicable anti-money laundering laws and regulations in Hong Kong. The four main pieces of legislation that apply to licensed corporations in Hong Kong that are concerned with money laundering and terrorist financing are the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap. 615 of the Laws of Hong Kong) (“AMLO”), the Drug Trafficking (Recovery of Proceeds) Ordinance (Cap. 405 of the Laws of Hong Kong) (“DTROP”), the Organised and Serious Crimes Ordinance (Cap. 455 of the Laws of Hong Kong) (“OSCO”) and the United Nations (Anti-Terrorism Measures) Ordinance (Cap. 575 of the Laws of Hong Kong) (“UNATMO”).

The anti-money laundering and counterterrorist financing regime for financial institutions comprises two tiers of regulation: (a) legislation, being the AMLO; and (b) supplementary guidance issued by each respective financial institutions’ regulator, which includes guidelines that apply to all types of financial institutions (as defined in the AMLO) and sector-specific guidelines. The SFC has published, among others, the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism (For Licensed Corporations) (September 2021) which applies to licensed corporations for this purpose (“SFC Guidelines”).

The AMLO and the SFC Guidelines require licensed corporations to, among other things, adopt and enforce a set of due diligence measures to their direct “customers”, each customer’s ultimate “beneficial owners” and any persons who purport to act on behalf of the customer. It also imposes ongoing monitoring and record keeping requirements on licensed corporations. The SFC Guidelines also provides sector-specific guidance for Anti-Money Laundering and Counter-Terrorist Financing requirements under the DTROP, OSCO and UNATMO such has, staff of licensed corporations who knows, suspects or has reasonable grounds to believe that a customer might have engaged in money laundering or terrorist financing activities must immediately report to the Money Laundering Report Officer of its organization which, in turn, will report to the Joint Financial Intelligence Unit (“JFIU”) if necessary.

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Guideline on Anti-Money Laundering and Counter-Financing of Terrorism (For Licensed Corporations)

The SFC Guidelines provide guidance to assist licensed corporations and their senior management in designing and implementing their own anti-money laundering and counter terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong. Under the SFC Guidelines, the licensed corporations should, among other things: -

●	assess the risks of any new products and services before they are introduced and ensure that appropriate additional measures and controls are implemented to mitigate and manage the associated money laundering and terrorist financing risks;

●	identify the client and verify the client’s identity using reliable, independent source documents, data or information, and review from time to time documents, data and information relating to the client obtained to ensure that the client’s information is up-to-date and relevant;

●	conduct on-going monitoring of activities of the clients to ensure that they are consistent with the nature of business, the risk profile and source of funds, as well as identify transactions that are complex, large or unusual, or patterns of transactions that have no apparent economic or lawful purpose;

●	maintain a database of names and particulars of terrorist suspects and designated parties which consolidates the various lists that have been made known to the licensed corporation or, alternatively, make arrangements to access to such a database maintained by third party service providers; and

●	conduct on-going monitoring for identification of suspicious transactions and ensure compliance with their legal obligations of reporting funds or property known or suspected to be proceeds of crime or terrorist property to the JFIU, a unit jointly run by the Hong Kong Police Force and the Hong Kong Customs and Excise Department to monitor and investigate suspected money laundering.

Anti-Money Laundering and Counter-Terrorist Financing Ordinance

The AMLO imposes requirements on certain institutions, including licensed corporations as defined under the SFO, relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. The regulatory authorities are also empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance

The DTROP contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, and contains provisions for the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities.

It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/ she knows or suspect that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, ad failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance

The OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities. OSCO gives the courts jurisdiction to confiscate the proceeds of organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offences to cover the proceeds of all indictable offences in addition to drug trafficking.

The United Nations (Anti-Terrorism Measures) Ordinance

The UNATMO provides that it would be a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

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Regulations Related to Service Providers

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Regulations Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

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Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

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Regulations Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$40 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Registration/Filing Requirements and the Regulatory Regime under the Trial Administrative Measures

In addition to various laws and regulations in Hong Kong that operations of the Operating Subsidiaries are subject to, the Operating Subsidiaries are subject to regulatory oversight by the CSRC, as a portion of our existing clients and potential clients are companies located in Mainland China, who are listing applicants for initial public offerings on the Hong Kong Stock Exchange or public companies listed on the Hong Kong Stock Exchange. During the fiscal years ended March 31, 2025 and 2024, our Operating Subsidiaries acted as sponsor, placing agent and underwriters for a total of 7 mainland China clients, among which 1 client was “PRC domestic companies” under the Trial Administrative Measures and their overseas listings in Hong Kong are subject to CSRC’s review procedures and approval. As stipulated and required by the Trial Administrative Measures, as a condition for the “overseas securities companies” outside of Mainland China, such as the Operating Subsidiaries, to engage PRC domestic companies as client to act as their listing sponsors or underwriters (i.e. in our case, to conduct Type 6 (advising on corporate finance activities) and Type 1 (dealing in securities) activities in Hong Kong) for their overseas listings outside of Mainland China, overseas securities companies, such as the Operating Subsidiaries, shall be subject to the filing/reporting, verification and supervisory obligations to the CSRC regarding the overseas listing projects of the PRC domestic companies engaged, including: (1) filing and registering with CSRC as sponsors or underwriters who are being engaged by PRC domestic companies for their overseas listing, and submitting report to the CSRC annually on the relevant business activities of such overseas securities companies regarding overseas listings of PRC domestic companies; and (2) for each projects engaged by the overseas securities companies, submitting the undertakings to the CSRC that such offshore securities companies have verified and examined the documents submitted to CSRC by its clients in relation to their overseas listing, and that such documents are true, accurate and complete.

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Currently, the Operating Subsidiaries, GMCL and GCL, are registered with the CSRC under Article 21 of Trial Administrative Measures as an overseas securities company and have provided the undertakings to the CSRC in relation to the PRC domestic companies clients that engaged the Operating Subsidiaries as the listing sponsor or underwriters for their overseas listings in Hong Kong. As long as the Operating Subsidiaries conduct the regulated activities in Hong Kong that involves PRC domestic companies, the Operating Subsidiaries could be subject to the regulatory oversights from the CSRC and regulations of the Trial Administrative Measures for its business of providing listing sponsorship of PRC domestic companies, including:

Registration and Reporting Obligations

According to the Article 21 of the Trial Administrative Measures and its Supporting Guideline No. 5, Parts 1 and 2, as transitional arrangements, sponsors and lead underwriters engaged before 31 March 2023 for overseas listing applications to the CSRC by the PRC domestic companies shall make filing with the CSRC within 30 working days after 31 March 2023 in a prescribed form specified in Supporting Guideline No.5. Sponsors or lead underwriters who are being engaged for Overseas Listings after 31 March 2023, shall within 10 working days after signing its first engagement agreement, submit to the CSRC a prescribed form specified in Supporting Guideline No.5. Such filing only needs to be done once, not on case-by-case basis. They must update the CSRC within 10 working days in case of changes of details previously filed. According to the Article 21 of the Trial Administrative Measures, no later than January 31 each year, offshore securities companies that serve as sponsors or lead underwriters for Overseas Listings shall submit an annual report to the CSRC on its relevant business activities in the previous year on all overseas listings.

Supporting Guideline No. 3 Part 1 of the Trial Administrative Measures provides requires the Specific IPO Case Report shall be submitted in the names of the sponsor or lead underwriter, together with the listing applicant. The Specific IPO Case Report should include a summary of the share issuance, such as methods of listing, stock codes of applicant, general listing timetable, expected listing proceeds, listing expenses, offering size and structure, underwriting amount, pricing, details of cornerstone investors. Such report be submitted in the names of the listing applicant or listed issuer, together with the sponsor or lead underwriter, and to be filed after listing.

Supporting Guideline No. 1 provides that if certain circumstances arise—such as (i) the issuer or its controlling shareholder is under criminal investigation for corruption, bribery, embezzlement, misappropriation of property, or other serious economic crimes within the past three years, (ii) the issuer’s domestic securities service institution is subject to CSRC sanctions such as business restrictions or suspension, or (iii) the signing personnel of a securities company or securities service institution is subject to a CSRC market access ban—the issuer, securities company, or securities service institution must promptly report to the CSRC, and the CSRC will suspend the relevant filing procedures until such circumstances are resolved.

Supporting Guideline No. 4 clarifies that for purposes of communications with the CSRC during the recordation process, “securities companies” refers to PRC sponsors undertaking leading or coordinating responsibilities. It further provides that only project personnel from the issuer, securities company, or securities service institution may participate in communications with the CSRC (no third parties permitted); that securities companies and securities service institutions must use their professional expertise to assist issuers in confirming the scope of matters for communication, to review and control the quality of materials, and to ensure efficient communications; and that no confidential or insider information may be disclosed. The CSRC’s replies in such communications do not constitute substantive judgments or assurances, and may not be relied upon to determine whether an offering or listing complies with applicable laws and regulations.

Verification and Supervisory Obligations

Referring to Article 34 of the Trial Administrative Measures, “securities companies” in our disclosure refers to securities companies and securities service institutions, domestic or foreign, that are engaged in the business of overseas securities offerings and listings of PRC domestic enterprises. According to the Article 20 of the Trial Administrative Measures, securities companies, including the offshore securities companies, have the obligation to thoroughly examine and verify the documents for the CSRC Filing. Securities companies shall ensure that: (i) the documents do not contain material inconsistencies, are properly drafted and that the conditions for overseas listings are satisfied; (ii) the timely report of material events. The CSRC Filing documentary requirements include: (i) Filing Reports with specified contents; (ii) undertakings to be signed by the listing applicants, their sponsors (or lead underwriters) and the company’s PRC counsels; (iii) PRC legal opinions; (iv) where applicable, copies of regulatory opinions, filings or approvals on national security review and/or industry regulation obtained from applicable PRC authorities.

In addition, Article 12 of the Trial Administrative Measures requires securities companies, securities service institutions, and their personnel to comply with PRC laws, administrative regulations, and other applicable provisions, to follow business standards, and ethical norms recognized by the industry, strictly perform legal duties, and ensure the authenticity, accuracy and integrity of the documents produced and issued, and shall not express opinions in the documents produced or issued by distorting or derogating the laws and policies of the state, the business environment and the judicial situation, among others. Article 23 further authorizes the CSRC and other competent authorities to conduct supervisory inspections or investigations of domestic companies and the related business activities of securities companies and securities service providers.

Written Undertakings & Confirmations Obligations

As required by the Supporting Guideline No. 5 Appendix and the Supporting Guideline No. 2 page 17 of the Trial Administrative Measures, at the “1-time filing” under Article 21 of Trial Administrative Measures, an undertaking shall be made to the CSRC that all information submitted thereunder are true, accurate and complete, and that reporting obligation to submit an annual report to the CSRC will be complied with. Furthermore, as part of the CSRC Filing made by the listing applicant seeking to list overseas, an undertaking by the overseas securities companies acting as the underwriter or sponsor shall be submitted together to the CSRC confirming that due review and inspection of the filing documents have been conducted, and that the documents are true, accurate and complete.

Where a securities company or securities service institution fails to perform duties with due diligence, and there are false records, misleading statements or major omissions in the documents prepared and issued according to the laws, administrative regulations and relevant rules of the state, or there are false records, misleading statements or major omissions in the documents prepared and issued according to the rules on overseas offering and listing, which disturbs the domestic market order and impairs the lawful rights and interests of domestic investors, the CSRC or the relevant competent department under the State Council shall order it to take corrective action, give a warning to it, and impose a fine of not less than one time nor more than 10 times the business income upon it; and where there is no business income or the business income is less than 500,000 yuan, a fine of not less than 500,000 yuan nor more than 5 million yuan shall be imposed upon it. A warning shall be given to and a fine of not less than 200,000 yuan nor more than 2 million yuan shall be imposed upon the directly liable person in charge and other directly liable persons.

Regulatory Power of the CSRC

Article 24 of Trial Administrative Measures provides that the CSRC may impose administrative regulatory measures including order for correction, regulatory talks and warning letters in case of violations of the Trial Administrative Measures by securities companies, securities service providers and relevant practitioners who provided the relevant services in the Mainland China. In the case of violations of the Trial Administrative Measures by offshore securities companies of their obligations thereunder, as per Article 26 of Trial Administrative Measures, the CSRC may refer the relevant information to regulatory counterparts in overseas jurisdictions. In the case of securities companies failing to ensure listing applicants’ or listed issuer’s compliance with the obligations set out in the Trial Administrative Measures, the CSRC has a right to issue warnings and impose fine in an amount from RMB500,000 up to RMB5,000,000, and on their direct persons-in-charge in an amount from RMB200,000 up to RMB2,000,000. In the case of securities companies failing to exercise proper diligence, and misrepresentations are made in documents issued pursuant to PRC laws and regulations (or issued pursuant to rules of overseas stock markets, which disrupt PRC domestic market order), the CSRC has rights to issue correction order and warnings, and impose a fine in an amount between 1 to 10 times of their revenue (in absence of revenue, a fine in an amount from RMB500,000 up to RMB5,000,000), and on their direct persons-in-charge in an amount from RMB200,000 up to RMB2,000,000.

In addition to Articles 24 and 26, the Trial Administrative Measures contain further enforcement provisions. Under Article 27, where a securities company or securities service institution fails to urge an enterprise to comply with specified provisions of the Trial Administrative Measures, the CSRC may impose warnings and fines ranging from RMB 500,000 to 5 million on the institution, and from RMB 200,000 to 2 million on directly responsible personnel. Article 29 provides that where a securities company or securities service institution fails to exercise due diligence and issues documents containing false or misleading statements or material omissions, thereby disturbing market order or harming investor rights, the CSRC or other competent authority may order corrective action, issue warnings, and impose fines of 1 to 10 times the business income (or RMB 500,000 to 5 million where income is less than RMB 500,000). Directly responsible personnel may also be subject to warnings and fines between RMB 200,000 and 2 million. Article 30 provides that violations of other provisions of the Trial Administrative Measures are subject to penalties as prescribed under applicable laws and administrative regulations. Article 31 authorizes the CSRC to impose market bans on responsible persons in cases of serious violations, and provides that criminal liability shall be pursued if a crime is constituted. Article 32 provides that the CSRC may incorporate the compliance status of relevant market participants into integrity files of the securities market and share them on the national credit information sharing platform, strengthen information sharing in conjunction with relevant departments, and impose punishments.

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MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Law Chun Ming Johnny	51	Chairman of the Board of Directors
Mr. Chu Chun Yi	39	Director and Chief Executive Officer
Mr. Chow Ka Keung	55	Chief Financial Officer
Mr. Lee Kam Wing Victor*	54	Independent Director Appointee
Mr. Lau Wai Leung Alfred*	45	Independent Director Appointee
Mr. Chan Ho Choi Henry*	61	Independent Director Appointee

*	Has agreed to act as our independent director upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Mr. Law Chun Ming Johnny (“Mr. Law”) is the Company’s Chairman of the Board of Directors. Mr. Law has over 15 years of experience in the equity capital market from a variety of corporate finance activities with a focus in IPO and mergers and acquisitions in Hong Kong. Since 2015, Mr. Law co-founded and served as the managing director of one of the Operating Subsidiaries, GMCL. He has been primarily responsible for the overall management oversight of GMCL. Prior to founding GMCL, From June 2003 to December 2015, he has served as the vice president of the investment banking department at Ample Capital Limited. Prior to that, Law worked at CSC Securities (HK) Limited from September 2000 to March 2003, with his last position held as research analyst. Mr. Law receives his bachelor’s degree in commerce from The University of Queensland and a master’s degree in banking and finance from Griffith University in 2000. Mr. Law is a member of CPA Australia since 2009 and The Hong Kong Institute of Certified Public Accountants since 2010.

Mr. Chu Chun Yi (“Mr. Chu”) is our Chief Executive Officer. Mr. Chu is also the chief executive officer and responsible officer of GCL. With over 10 years of experience in equity research and investment management, Mr. Chu has developed a deep understanding of the financial markets and has gained invaluable experience in conducting comprehensive research and analysis of Hong Kong listed companies, managing funds, and overseeing Hong Kong IPO underwriting and placing activities.

Prior to joining GCL, Mr. Chu served as general manager of ZMF Asset Management Limited from March 2016 to January 2019, where he was responsible for daily operations and played a key role in Hong Kong IPO underwriting and placing activities, as well as conducting research and analysis of Hong Kong listed companies. During his tenure, Mr. Chu successfully completed over 10 Hong Kong IPOs with a combined market capitalization of over HK$10 billion.

Mr. Chu began his career at Cinda International Holdings Limited, where he specialized in securities and futures. He subsequently held positions at South China Securities Limited and Resources Asset Management Limited, where he conducted comprehensive research and analysis of Hong Kong-listed companies. Mr. Chu also managed funds including Hong Kong stock market, pre-IPO, and stock loan facility. His experience in these roles has contributed to his expertise in equity research and investment management.

Mr. Chow Ka Keung (“Mr. Chow”) is our Chief Financial Officer. Mr. Chow currently serves as the chief operational officer and responsible officer of GCL, primarily responsible in supervising the securities and asset management business to ensure compliance with both local and international regulatory standards. Prior to joining GCL, Mr. Chow was the head of compliance of ZMF Asset Management Limited and the head of compliance of China Finance KAB Limited and China Finance KAB Asset Management Limited. Mr. Chow’s extensive experience encompasses notable positions in treasury, private banking, and internal audit areas in globally recognized financial institutions such as BNP Paribas (formerly known as Banque Nationale de Paris), DBS Bank, Fubon Bank and Bank of China. Mr. Chow is a Certified Practicing Accountant (CPA) accredited in Australia. He received a master’s degree of professional accounting from the University of Southern Queensland and a bachelor’s degree in finance from The Hong Kong Baptist University.

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Mr. Lee Kam Wing Victor (“Mr. Lee”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be a chairman of the audit committee and a member of the nominating and corporate governance committee and compensation committee of GCGCL. Mr. Lee spent the last 19 years at Franklin Templeton Investments (Asia) Limited, with his last position held as Managing Director (New Business & Special Projects). After Mr. Lee’s recent departure from Franklin Templeton in October 2024, he was appointed as the executive director of VCI Global Limited (ticker: VCIG) in November 2024 and founded Novacle Ventures Limited in October 2024. He received a bachelor’s degree in business administration from The Chinese University of Hong Kong in 1992. Mr. Lee is a fellow member of the Association of Chartered Certified Accountants (ACCA).

Mr. Lau Wai Leung Alfred (“Mr. Lau”) will serve as our director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be a chairman of the compensation committee and a member of the nominating and corporate governance committee and audit committee of GCGCL. Mr. Lau has over 20 years of experience in accounting, corporate finance, debt restructuring and private equity investment. Mr. Lau is currently an independent non-executive director of Sky Light Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code: 3882) since December 2023; an independent director of Jianzhi Education Technology Group Company Limited, a company listed on NASDAQ (ticker: JZ) since August 2022; an independent non-executive director of Xinmin China Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code: 2699) since November 2021; and Sau San Tong Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code: 8200) since December 2016. Mr. Lau has served as an executive director of Risecomm Group Holdings Limited (“Risecomm Group”), a company listed on the Hong Kong Stock Exchange (stock code: 1679) from January 2021 to July 2023 and from January 2019 to June 2020, and the finance director and company secretary of the Risecomm Group, from July 2020 to July 2023. Prior to Mr. Lau’s appointment as an executive director at the Risecomm Group, he was appointed as a non-executive director from November 2017 to January 2019. In addition, Mr. Lau has served as an independent non-executive director of Samson Paper Holdings Limited (“Samson Paper”), a company listed on the Hong Kong Stock Exchange (stock code: 731), from July 2020 to May 2021. Mr. Lau also served as an executive director at Samson Paper from May 2021 to January 2022. He has obtained bachelor’s degree in business administration from The City University of Hong Kong in 2002. He is a member of the American Institute of Certified Public Accountants and is licensed in the State of Washington as a Certified Public Accountant.

Mr. Chan Ho Choi Henry (“Mr. Chan”) will serve as our independent director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be a chairman of the nominating and corporate governance committee and a member of the audit committee, nominating and corporate governance committee and compensation committee of GCGCL. Mr. Chan currently serves as the assistant vice president of SinoPac Securities (Asia) Limited. Prior to that, Mr. Chan worked at MIB Securities (HK) Limited from May 2004 to July 2023, with his last position held as sales director. Mr. Chan is currently licensed by the SFC to carry out Type 1 (dealing in securities) and Type 2 (dealing in futures contracts) regulated activities.

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Family Relationships

Save as disclosed above, none of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We have entered into agreements with Mr. Law, the Chairman of the Board of Directors, and Mr. Chu, our director and Chief Executive Officer. Under these agreements, Mr. Law’s and Mr. Chu’s term of employment will continue until their successor is duly elected or appointed and qualified or until Mr. Law’s or Mr. Chu’s earlier death, disqualification, resignation or removal from officer, pursuant to the terms of the agreements between the Company and each of Mr. Law and Mr. Chu. Each of Mr. Law and Mr. Chu shall receive a monthly remuneration of US$1.00, which compensation may be reviewed during the term of the agreement by the compensation committee pursuant to its terms of reference after the closing of the IPO.

We have entered into employment agreement with Mr. Chow, our chief financial officer. Under the agreement, our chief financial officer will be employed for an initial term of three years, commencing from November 4, 2024, with a monthly remuneration of US$1.00. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon one month advance written notice. The executive officer may resign at any time with one month advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

We intend to enter into agreements with all independent directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each independent director has agreed to attend and participate in such number of meetings of the Board of Directors and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-appointment each year by the Board of Directors. The directors’ services will be compensated by cash under the agreement in an amount determined by the Board of Directors.

We intend to enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

The Board of Directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended and Restated Memorandum and Articles or the Nasdaq Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

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Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board of Directors, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our Board of Directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our Board of Directors. Our Board of Directors is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We have to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the Board of Directors and have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Concurrent with the listing of the Shares on Nasdaq, our audit committee will consist of Mr. Lee Kam Wing Victor, Mr. Lau Wai Leung Alfred, and Mr. Chan Ho Choi Henry, and it will be chaired by Mr. Lee Kam Wing Victor. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Lee Kam Wing Victor qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the Board of Directors.

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Compensation Committee

Concurrent with the listing of the Shares on Nasdaq, our compensation committee will consist of Mr. Lee Kam Wing Victor, Mr. Lau Wai Leung Alfred and Mr. Chan Ho Choi Henry, and it will be chaired by Mr. Lau Wai Leung Alfred. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the Board of Directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the Board of Directors for its approval, the compensation for our Chief Executive Officer and other executive officers;

●	reviewing and recommending to the Board of Directors for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

●	selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Concurrent with the listing of the Shares on Nasdaq, our nominating and corporate governance committee will consist of Mr. Lee Kam Wing Victor, Mr. Lau Wai Leung Alfred and Mr. Chan Ho Choi Henry, and it will be chaired by Mr. Chan Ho Choi Henry. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the Board of Directors and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the Board of Directors for election or re-election to the Board of Directors or for appointment to fill any vacancy on the Board of Directors;

●	reviewing annually with the Board of Directors the current composition of the Board of Directors in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

●	selecting and recommending to the Board of Directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by the Board of Directors and advising the Board of Directors with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of the Board of Directors as a whole.

Board Oversight of Cybersecurity Risks

The Board of Directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks, including in connection with our clients, service suppliers and other service providers. While the Board of Directors oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e., software companies who provide software and antivirus support to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

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●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with the Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our Board of Directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers; and

●	exercising the borrowing powers of our Company and mortgaging the property of our Company.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the Board of Directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our amended and restated articles of association.

A director will also be removed from office automatically if, among other things, the director (i) is prohibited by the law of the Cayman Islands from acting as a director, (ii) is made bankrupt or makes any arrangement or composition with his creditors generally, (iii) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (iv) resigns his office by notice to the Company, (v) without the consent of the other directors, is absent from meetings of our Board of Directors for a continuous period of six months, or (vi) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

Interested Transactions

Interested director transactions are governed by the terms of a company’s Amended and Restated Memorandum and Articles.

A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended and Restated Memorandum and Articles or the Nasdaq Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our Amended and Restated Memorandum and Articles to be effective from the date on which the registration statement becomes effective, we may indemnify our directors and officers to, among other persons, our directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud, dishonesty, willful default or willful neglect.

Compensation of Directors and Executive Officers

For the fiscal years ended March 31, 2025 and 2024, we paid an aggregate of HK$1,320,000 and HK$1,932,000, respectively, in cash (including salaries and mandatory provident fund) to our directors and executive officers for their positions in the respective Operating Subsidiaries. The Operating Subsidiaries are required by law to contribute amounts equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2025 and 2024, we had no outstanding equity awards.

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RELATED PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related party transactions of our Company that occurred during the past three fiscal years and up to March 31, 2025.

List of Related Parties

Name	Relationship with the Company
Mr. Law Chun Ming Johnny (“Mr. Law”)	Director and Chairman of the Board of Directors
Mr. Yeung Wan Yiu (“Mr. Yeung”)	Shareholder of Joyful Smart Investments Limited
Active Ideal Holdings Limited (“Active Ideal”)	Shareholder of GCGCL as of March 31, 2025, 2024 and 2023
Team Plus International Limited (“Team Plus”)	Shareholder of GCGCL as of March 31, 2025, 2024 and 2023
GLAM-HKCFC MBS Fund	Entity controlled by Mr. Yeung
GLAM Alternative Investments Fund(1)	Entity controlled by Mr. Yeung
Xi Yue Cultural Investments Fund L.P.	Entity controlled by Mr. Yeung
GLAM Finance Limited (“GLAM Finance”)(2)	Entity controlled by Mr. Yeung
Pacific Express Limited (“Pacific Express”)	Shareholder of the Company
Optimum Lead Limited (“Optimum Lead”)	Shareholder of the Company
JT Group Investment Ltd.	Controlled by Ms. WONG Ka Peng, the spouse of Mr. Law
Mr. Lei Iat Seng (“Mr. Lei”)	Shareholder of Optimum Lead
Joyful Smart Investments Limited (“Joyful Smart”)	Shareholder of Team Plus

(1) GLAM Alternative Investments Fund is an exempted company incorporated in the Cayman Islands on January 3, 2019 and has not yet commenced operations as of March 31, 2024. GLAM Alternative Investments Fund is no longer an entity controlled by Mr. Yeung and has ceased to be a related party after August 25, 2023.

(2) GLAM Finance Limited is a registered money lender holding valid money lenders licence under the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) and is principally engaged in the business of money lending services.

Transactions with Related Parties

Related party transactions during the fiscal years ended March 31, 2025, 2024 and 2023:

		For the Fiscal Year Ended March 31,
	Nature	2023	2024	2025	2025
		HK$	HK$	HK$	US$
Mr. Law	Interest-free loans provided to a director	713,600	340,000	328,600	42,237
Pacific Express	Interest-free loans provided to a shareholder	126,800	2,761	-	-
Pacific Express	Capital contribution	1,000,000	-	-	-
Optimum Lead	Interest free loans provided to a shareholder	260,076	5,521	-	-
Optimum Lead	Capital contribution	2,000,000	-	-	-
Mr. Yeung	Interest-free loans provided to a shareholder	480,329	10,055,274	-	-
Mr. Yeung	Interest free loans provided by a shareholder	7,369,505	1,768	110,010	14,140
Mr. Yeung	Repayment of interest-free loan by a shareholder	1,000,000	5,677,820	1,374,104	176,622
Mr. Yeung	Repayment of an interest free loan to a shareholder	-	6,531,953	10,000	1,285
GLAM-HKCFC MBS Fund	Interest-free loans provided to a related party	114,568	296,556	642,565	82,593
GLAM-HKCFC MBS Fund	Repayment of interest-free loan by a related party	-	562,110	-	-
GLAM-HKCFC MBS Fund	Business development fee provision	5,500,000	-	-	-
GLAM-HKCFC MBS Fund	Performance fees	1,861,002	1,783,428	1,634,192	210,053
GLAM Finance	Interest-free loans provided to a related party	-	-	5,492,333	705,964
GLAM Finance	Repayment of interest-free loan by a related party	-	-	1,703,500	218,961
GLAM Finance	Business development fee provision	2,157,455	2,340,000	-	-
GLAM Alternative Investments Fund	Interest-free loans provided to a related party	166,169	296,940	-	-
GLAM Alternative Investments Fund	Repayment of an interest free loan by a related party	-	1,401,567	-	-
Active Ideal	Interest-free loans provided by a related party	320,400	3,456,574	3,969,618	510,240
Active Ideal	Repayment of an interest free loan to a related party	-	536,876	-	-
Team Plus	Interest-free loans provided by a related party	150,000	3,169,400	2,885,218	370,856
Team Plus	Repayment of interest-free loan to a related party	-	-	2,765,597	355,480
Xi Yue Cultural Investments Fund L.P.	Management fee income	1,863,150	1,704,231	-	-
Xi Yue Cultural Investments Fund L.P.	Investment advisory fee income	-	-	500,000	64,268
JT Group Investment Ltd.	Legal and professional fee	-	90,000	176,000	22,622
GLAM Finance	Commission expenses	-	-	40,983,788	5,267,907
Mr. Lei	Interest-free loans provided by a related party	-	-	3,000,000	385,609
Pacific Express	Interest-free loans provided by a shareholder	713,600	-	1,500,000	192,805

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Due From (To) Related Parties

Due from (to) related parties consist of the followings:

			As of March 31,
Name	Nature	Classification	2023	2024	2025	2025
			HK$	HK$	HK$	US$
Mr. Yeung	Interest-free loan	Amount due from related party(1)	-	5,393,142	-	-
Mr. Yeung	Interest-free loan	Amount due to related party(2)	6,489,929	-	100,010	12,855
GLAM Alternative Investments Fund	Interest-free loan	Amount due from related party (3)	1,075,349	-	-	-
GLAM-HKCFC MBS Fund	Interest-free loan	Amount due from related party (4)	968,424	-	642,565	82,593
Active Ideal	Interest-free loan	Amount due to related party(5)	320,400	3,300,098	4,530,981	582,396
Team Plus	Interest-free loan	Amount due to related party(6)	150,000	3,259,400	-	-
Pacific Express	Interest-free loan	Amount due from related party(7)	126,800	2,761	2,761	353
Optimum Lead	Interest-free loan	Amount due from related party(8)	260,076	5,521	5,521	710
Mr. Law	Interest-free loan	Amount due from related party(9)	2,047,637	2,410,137	-	-
Mr. Lei	Interest-free loan	Amount due to related party(10)	-	-	3,000,000	385,609
Pacific Express	Interest-free loan	Amount due to related party(11)	-	-	1,500,000	192,805
Joyful Smart Investments Limited	Interest-free loan	Amount due from related party (12)	-	-	640,018	82,266

(1)	During the fiscal years ended March 31, 2025, 2024 and 2023, the largest amount outstanding due from Mr. Yeung was approximately HK$5,393,143. The balance of loan provided to Mr. Yeung was unsecured, interest-free and repayable on demand. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan. As of the date of this prospectus, the balance due from Mr. Yeung has been repaid. See “Related Party Transactions – Set-Off Arrangements” below.
(2)	The balance of loan provided by Mr. Yeung was unsecured, interest-free and repayable on demand. The balance represented advances from Mr. Yeung for Company’s operational purposes. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan.

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(3)	During the fiscal years ended March 31, 2025, 2024 and 2023, the largest amount outstanding from GLAM Alternative Investments Fund was approximately HK$1,324,376. The balance of loan provided to GLAM Alternative Investments Fund were unsecured, interest-free and repayable on demand. The balance represented the expenses incurred by GCL for GLAM Alternative Investments Fund to settle administrative expenses and fund set-up expenses. The balances were fully settled in cash subsequently. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan.
(4)	During the fiscal years ended March 31, 2025, 2024 and 2023, the largest amount outstanding from GLAM-HKCFC MBS Fund was approximately HK$3,895,824. The balance of loan provided to GLAM-HKCFC MBS Fund were unsecured, interest-free and repayable on demand. The balance of the interest-free loan represented the expenses incurred by GCL for GLAM-HKCFC MBS Fund to settle administrative expenses and fund set-up expenses. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan.
(5)	The balance of loan provided by Active Ideal as of December 31, 2024 was unsecured, interest-free and repayable on demand. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan. The balance represented advance from shareholders for Company’s operational purpose.
(6)	The balance of loan provided by Team Plus as of December 31, 2025 was nil and unsecured, interest-fee and repayable on demand. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan. The balance represented advance from shareholders for Company’s operational purpose.
(7)	During the fiscal years ended March 31, 2025, 2024 and 2023, the largest amount outstanding from Pacific Express was approximately HK$176,800. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan. The balance of loan provided to Pacific Express were unsecured, interest-free and repayable on demand. The balance represented the expenses incurred by GMCL for Pacific Express to settle administrative expenses.
(8)	During the fiscal years ended March 31, 2025, 2024 and 2023, the largest amount outstanding from Optimum Lead was approximately HK$360,076. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan. The balance of loan provided to Optimum Lead as of were unsecured, interest-free and repayable on demand. The balance represented the expenses incurred by GMCL for Optimum Lead to settle administrative expenses.
(9)	During the fiscal years ended March 31, 2025, 2024 and 2023, the largest amount outstanding from Mr. Law was approximately HK$2,738,737. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan. The balance of loan provided to Mr. Law were unsecured, interest-free and repayable on demand. The balance represented funds advanced to Mr. Law. As of the date of this prospectus, there is no outstanding balance due from Mr. Law. See “Related Party Transactions – Set-Off Arrangements” below for more information.
(10)	The balance of loan provided by Mr. Lei was unsecured, interest-free and repayable on demand. The balance represented advances from Mr. Lei for Company’s operational purposes. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan.
(11)	The balance of loan provided by Pacific Express was unsecured, interest-free and repayable on demand. The balance represented advances from Pacific Express for Company’s operational purposes. There is no formal agreement or overreaching contractual obligations regarding the terms of this interest-free loan.
(12)	On March 31, 2025, Team Plus (the “Assignor”), Joyful Smart (the “Assignee”) and GCGCL entered into a deed of assignment pursuant to which the Assignor has agreed to assign and the Assignee has agreed to take up the indebtedness owed by the Assignor to GCGCL in the aggregate sum of HK$640,018. The balance of the assigned loan provided to Joyful Smart was unsecured, interest-free and repayable on demand. As of March 31, 2024, GCGCL had an original amount due to Team Plus of HK$3,259,400. During the fiscal year ended March 31, 2025, Team Plus further provided interest-free loans to GCGCL of the amount HK$2,885,218 and GCGCL also repaid the amount of HK$2,765,597 to Team Plus. On November 6, 2024, further to the offsetting agreement, GCGCL’s amount due to Team Plus of HK$4,019,039 was net off with GCGCL’s amount due from Mr. Yeung. As a result of these related parties transactions and set off arrangement, the remaining balance for GCGCL’s due from Team Plus should be HK$640,018. On 31 March 2025, balance for the Company due from Team Plus should be HK$640,018 was assigned to Joyful Smart as per the deed of assignment between Team Plus and Joyful Smart. This amount of HK$640,018 became the balance of GCGCL as due from Joyful Smart. Where Joyful Smart Investments Limited is the major shareholder of Team Plus Int’l Ltd, the debt assignment to major shareholder was to streamline intercompany accounts.

Accounts receivable from related parties

Accounts receivable from related parties consist of the followings:

			As of March 31,
Name	Nature	Classification	2023	2024	2025	2025
			HK$	HK$	HK$	US$
GLAM-HKCFC MBS Fund	Performance fee	Accounts receivable from related party (1)	1,582,656	405,360	2,039,551	262,156
Xi Yue Cultural Investments Fund L.P	Investment advisory fee	Accounts receivable from related party (2)	1,863,150	-	500,000	64,268
Xi Yue Cultural Investments Fund L.P.	Management fee	Accounts receivable from related party (2)	-	202,872	202,872	26,077
GLAM Finance	Business development fee	Accounts receivable from related party (3)	585,000	585,000	938,258	120,603

(1)	During the fiscal years ended March 31, 2025, 2024 and 2023, the largest amount outstanding from GLAM-HKCFC MBS Fund was approximately HK$3,895,824. Performance fees receivables were incurred as a result from the fund management services provided by GCL to GLAM-HKCFC MBS Fund pursuant to an agreement between GCL and GLAM-HKCFC MBS Fund.
(2)	During the fiscal years ended March 31, 2025, 2024 and 2023, the largest amount outstanding from Xi Yue Cultural Investments Fund L.P was approximately HK$2,047,381. Investment advisory fees receivables were incurred as a result from the investment advisory services provide by GCL to Xi Yue Cultural Investments Fund L.P. pursuant to an agreement between GCL to Xi Yue Cultural Investments Fund L.P. Management fees receivables were incurred as a result from the fund management services provided by GCL to Xi Yue Cultural Investments Fund L.P pursuant to an agreement between GCL to Xi Yue Cultural Investments Fund L.P.
(3)	During the fiscal years ended March 31, 2025, 2024 and 2023, the largest amount outstanding from GLAM Finance was approximately HK$2,288,500. The business development fee represents the business development services provided by GCL to GLAM Finance pursuant to an agreement between GCL and GLAM Finance.

Set Off Arrangements

On November 6, 2024, the Company, Mr. Yeung and certain related parties entered into an offsetting arrangement to net off (1) the amount due from Mr. Yeung as of November 6, 2024 in the amount of HK$5,373,643 and (2) the amount due to Team Plus as of November 6, 2024 in the amount of HK$4,019,039. The remaining outstanding balance due from Mr. Yeung as of November 6, 2024 has been repaid by Mr. Yeung in full by cash. As of the date of this prospectus, the balance due from Mr. Yeung was nil.

On November 5, 2024, the Company, Mr. Law and certain related parties entered into an offsetting arrangement to net off (1) the entire amount due from Mr. Law as of November 5, 2024 in the amount of HK$2,738,736, and (2) the corresponding amount due to Active Ideal as of November 5, 2024 (which amounted to approximately HK$4,223,839). Immediately following the set-off, the amount due to Active Ideal was approximately HK$1,485,103. As of the date of this prospectus, the balance due from Mr. Law was nil.

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PRINCIPAL SHAREHOLDERS AND SELLING SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the Over-Allotment Option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws. Percentage of beneficial ownership of each listed person prior to this offering is based on 10,000,000 Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes Ordinary Shares outstanding immediately after the completion of this offering.

	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares(7)
Directors, director nominees, and executive officers
Mr. Law Chun Ming Johnny(1)	—	—	—	—
Mr. Chu Chun Yi(1)	—	—	—	—
Mr. Chow Ka Keung(1)	—	—	—	—
Mr. Lee Kam Wing Victor(1)(2)	—	—	—	—
Mr. Lau Wai Leung Alfred(1)(2)	—	—	—	—
Mr. Chan Ho Choi Henry(1)(2)	—	—	—	—
5% or greater shareholders
Optimum Lead Limited(3)	2,475,000	24.75%	2,475,000	20.625%
Pacific Express Limited(4)	1,650,000	16.50%	1,650,000	13.75%
Joyful Smart Investments Limited(5)	2,875,000	28.75%	2,875,000	23.96%
Million Bright Enterprises Limited(6)	1,250,000	12.50%	1,250,000	10.42%

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is 13/F, Wing Sing Commercial Centre, 12-16 Wing Lok Street, Sheung Wan, Hong Kong.
(2)	Each of Mr. Lee Kam Wing Victor, Mr. Lau Wai Leung Alfred and Mr. Chan Ho Choi Henry will serve as our independent director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part.
(3)

Optimum Lead Limited is incorporated in the British Virgin Islands. Optimum Lead Limited is wholly owned by Mr. Iat Seng LEI. Mr. Lei is the sole shareholder and director of Optimum Lead Limited, who holds the voting and dispositive power over the Ordinary Shares held by Optimum Lead Limited. The registered address of Optimum Lead Limited is Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(4)

Pacific Express Limited is incorporated in the British Virgin Islands. Pacific Express Limited is wholly-owned by WORLDGATE GLOBAL LOGISTICS LTD, a company incorporated in the Cayman Islands with its shares listed on the GEM of the Hong Kong Stock Exchange. The registered address of Pacific Express Limited is Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(5)

Joyful Smart Investments Limited is incorporated in the British Virgin Islands. Joyful Smart Investments Limited is wholly-owned by Mr. Wan Yiu YEUNG. Mr. Yeung is the sole shareholder and director of Joyful Smart Investments Limited, who holds the voting and dispositive power over the Ordinary Shares held by Joyful Smart Investments Limited. The registered address of Joyful Smart Investments Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG 1110, British Virgin Islands.

(6)	Million Bright Enterprises Limited is incorporated in the British Virgin Islands. Pacific Express Limited is wholly-owned by Mr. Ching Wei HONG. Mr. Hong is the sole shareholder and director of Million Bright Enterprises Limited, who holds the voting and dispositive power over the Ordinary Shares held by Million Bright Enterprises Limited. The registered address of Million Bright Enterprises Limited is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, VG 1110, British Virgin Islands.
(7)	Based on 12,000,000 Ordinary Shares outstanding immediately after the completion of this offering, assuming the underwriter does not exercise the Over-Allotment Option.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States. None of our major shareholders have different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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Selling Shareholders

This prospectus covers the offering of 1,750,000 Ordinary Shares by the Selling Shareholders, including Bessie SIU with respect to 475,000 Ordinary Shares, Wai Ha LAM with respect to 400,000 Ordinary Shares, Fine Treasure International Limited with respect to 437,500 Ordinary Shares, and Forever Wealth Global Limited with respect to 437,500 Ordinary Shares. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold”. The Ordinary Shares owned by the Selling Shareholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholders the opportunity to sell those Ordinary Shares to the Underwriters. None of the Selling Shareholders is not a broker dealer or an affiliate of a broker dealer. The Selling Shareholders are going to enter into an underwriting agreement with us and the Underwriters for resale and offering of an aggregate of 1,750,000 Ordinary Shares.

All information with respect to ownership of our Ordinary Shares by the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders. Based on information supplied by the Selling Shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the Ordinary Shares reported as beneficially owned by them. Unless otherwise indicated in the footnotes, shares in the table refer to our Ordinary Shares. Beneficial ownership of our Ordinary Shares by the Selling Shareholders is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The following table sets forth the names of the Selling Shareholders, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholders, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholders. The Selling Shareholders will sell the Ordinary Shares held by them at a fixed price equal to the initial public offering price in this offering. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Name of Selling Shareholders	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to Be Sold	Number of Ordinary Shares owned After Offering	Percentage Ownership After Offering
Bessie SIU(2)	475,000	4.75%	475,000	0	0%
Wai Ha LAM(3)	400,000	4.00%	400,000	0	0%
Fine Treasure International Limited(4)	437,500	4.375%	437,500	0	0%
Forever Wealth Global Limited(5)	437,500	4.375%	437,500	0	0%

(1)	Based on 10,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus.
(2)	Bessie SIU, a natural person, holds the voting and/or dispositive power over 475,000 Ordinary Shares. The principal business address of Ms. SIU is 15/F, Flat A, Beauty Court, 82 Robinson Road, Central, Hong Kong.
(3)	Wai Ha LAM, a natural person, holds the voting and/or dispositive power over 400,000 Ordinary Shares. The principal business address of Ms. LAM is Unit B, 15/F, Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong.
(4)	Fine Treasure International Limited is a company incorporated in the British Virgin Islands. Fine Treasure International Limited is wholly owned by Ms. Yanhong QU. Ms. Yanhong QU is the sole director of Fine Treasure International Limited and is deemed to have the voting and dispositive power over the securities held by Fine Treasure International Limited. The first registered address of Fine Treasure International Limited is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(5)	Forever Wealth Global Limited is a company incorporated in the British Virgin Islands. Forever Wealth Global Limited is wholly owned by Mr. Jun WU. Mr. Jun WU is the sole director of Forever Wealth Global Limited and is deemed to have the voting and dispositive power over the securities held by Forever Wealth Global Limited. The first registered address of Forever Wealth Global Limited is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

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DESCRIPTION OF SHARE CAPITAL

A copy of our Amended and Restated Memorandum and Articles is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and, upon the date on which the registration statement becomes effective, our affairs will be governed by our Amended and Restated Memorandum and Articles, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US1,000,000 divided into 100,000,000 Ordinary Shares, par value US$0.01 each.

As of the date immediately prior to this offering, 10,000,000 Ordinary Shares of par value US$0.01 per share were issued, fully paid and outstanding. Upon completion of this offering, we will have 12,000,000 Ordinary Shares issued and outstanding, assuming the Underwriters do not elect to exercise their option to purchase additional Ordinary Shares from us.

Assuming that we obtain the requisite shareholder approval, we will adopt our Amended and Restated Memorandum and Articles which will become effective and replace our current memorandum and articles of association in its entirety immediately from the date on which this registration statement becomes effective. The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

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Dividends

Subject to the provisions of the Companies Act any rights attaching to any class or classes of shares under and in accordance with the articles: the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed of the amount recommended by the Board of Directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

A resolution put to a vote at a shareholder meeting shall be decided on a poll. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Transfer of Ordinary Shares

Subject to any applicable requirements set forth in the Articles and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

●	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

●	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our Board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our Board of Directors may also decline to register any transfer of such Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

●	any fee related to the transfer has been paid to us; and

●	the transfer is not more than four joint holders.

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If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our Board of Directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 clear days in any year.

Procedures on liquidation

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to the terms of allotment, the Board of Directors may make calls as it thinks fit upon on the shareholders in respect of any monies unpaid on the shares held by them respectively including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

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At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption of Ordinary Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

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Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our Board of Directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five (5) clear days’ notice of any general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

A poll shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting.

In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

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Inspection of Books and Records

Our shareholders will have no general right to inspect or obtain copies of the register of members or corporate records of our Company (except for the memorandum and articles of association of our company, any special resolutions passed by the Company and the register of mortgages and charges of the Company). They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Amended and Restated Memorandum and Articles, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Certain Cayman Islands Company Considerations

Exempted Company

We are incorporated as an exempted company with limited liability under the Companies Act. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

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Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent statutory enactments in the United Kingdom, and accordingly there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of the Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his or her shares upon dissenting to a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty, willful neglect or willful default. Our Amended and Restated Memorandum and Articles provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent

Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Shareholder Proposals

Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles allow any one or more of our shareholders who together hold shares which carry in aggregate at least ten (10) per cent of the paid up capital of our Company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Memorandum and Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Amended and Restated Memorandum and Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law (“DGCL”), a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, directors may be removed by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated automatically if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our Board of Directors, is absent from meetings of our Board of Directors for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

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Transactions with Interested Shareholders

The DGCL contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Memorandum and Articles, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the DGCL, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles may only be amended by a special resolution of our shareholders. In addition, there are no provisions in our Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

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We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you believe your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Cayman Islands Economic Substance

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

Listing

We have applied to have the Shares listed on the Nasdaq Capital Market under the symbol “GMCG.” We cannot guarantee that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are listed on the Nasdaq Stock Market.

Transfer Agent

The transfer agent of our Ordinary Shares is Transhare Corporation located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL33764.

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History of Securities Issuance

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration (US$)
Ordinary Shares
Vistra (Cayman) Limited	April 28, 2020	1	1.00
New Season International Limited	April 28, 2020	4,999	4,999.00
Joyful Smart Investments Limited	April 28, 2020	27,600	27,600.00
Million Bright Enterprises Limited	April 28, 2020	12,500	12,500.00
Joy Win Ventures Limited	April 28, 2020	4,900	4,900.00
Active Ideal Holdings Limited	June 30, 2023	50,000	50,000.00

On June 29, 2023, the then shareholder of GCGCL, Team Plus International Limited, resolved and approved to increase the share capital of GCGCL from US$50,000 to US$100,000 divided into 100,000 shares, par value of US$1.00 each.

On May 20, 2024, the then-shareholders of the Company, Team Plus International Limited and Active Ideal Holdings Limited resolved and approved (i) a subdivision of each of the issued and unissued shares with par value of US$1.00 each into 100 shares with a par value of US$0.01 each as part of the Company’s reorganization, and (ii) an increase the authorized share capital of the Company to US$1,000,000 divided into 100,000,000 shares of US$0.01 each by the creation of an additional 90,000,000 new unissued shares of the Company. Immediately after the Share Split and the Increase in Authorized Share Capital, the authorized share capital of the Company consists of US$1,000,000 divided into 100,000,000 Ordinary Shares, par value of US$0.01 each, and the issued share capital of the Company consists of US$100,000 divided into 10,000,000 Ordinary Shares, par value of US$0.01 each.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we have applied for approval to have the Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the Closing Date, we will have 12,000,000 outstanding Ordinary Shares, assuming no exercise of the underwriters’ Over-Allotment Option. Of that amount, 3,750,000 Ordinary Shares will be publicly held by investors participating in this offering assuming that the underwriters do not exercise their Over-Allotment Option, and Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately 120,000 Ordinary Shares immediately after the Closing Date, assuming the Underwriters do not exercise the Over-Allotment Option; or

●	the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six month holding period of Rule 144, which does not apply to sales of unrestricted securities.

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Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

Our directors, officers and principal shareholders (defined as owners of 5% or more of the securities of the Company as of the effective date of this prospectus) have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell, any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or such other securities for a period of 6 months from the effective date of this prospectus, without the prior written consent of the Underwriters. See “Underwriting.”

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MATERIAL INCOME TAX CONSIDERATIONS

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Shares, such as the tax consequences under state, local and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. Potential investors should consult their tax advisers regarding Hong Kong, United States federal, state and local, and non-U.S. tax consequences of owning and disposing of our Ordinary Shares in their particular circumstances.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Profits Taxation

Our subsidiary incorporated in Hong Kong was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2024/2025 and 2023/2024. Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any tax withholding in Hong Kong.

Certain Mainland China Tax Laws and Regulations Considerations

The Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the SAT on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We conduct our operations solely in Hong Kong through the Operating Subsidiaries incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiaries in Hong Kong. We believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We conduct our operations solely in Hong Kong through the Operating Subsidiaries incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiaries in Hong Kong. We believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of the Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase the Shares pursuant to this offering and hold the Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

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If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in the Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering) marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

The Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those that hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

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Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

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Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

UNDERWRITING

In connection with this offering, we and the Selling Shareholders will enter into an underwriting agreement (the “Underwriting Agreement”) with Eddid Securities USA Inc. (Eddid), as representative of the Underwriters (the “Representative”) in this offering. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters have agreed to purchase from us and the Selling Shareholders, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Eddid Securities USA Inc.
Total	[3,750,000]

The Underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The Underwriters are not obligated to purchase the Ordinary Shares covered by the Over-Allotment Option as described below. The Underwriters are offering the Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officer’s certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

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Prior to this offering, there was no public market for our Ordinary Shares. The IPO price for the Shares will be determined through negotiations between us, the Selling Shareholders, and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The IPO price of the Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our Company.

Over-Allotment Option

We have granted to the Underwriters a 45-day option to purchase up to an aggregate of 300,000 additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold by us in the offering) at the offering price per Ordinary Share, less underwriting discounts and commissions. The Underwriters may exercise the Over-Allotment Option for 45 days from the effective date of this prospectus solely to cover sales of Ordinary Shares by the Underwriters in excess of the total number of Ordinary Shares set forth in the table above. If any of the additional Ordinary Shares are purchased, the Underwriters will offer the additional Ordinary Shares at $4 per Ordinary Share, the offering price of each Ordinary Share.

Discounts and Expenses

The underwriting discounts for the Shares and the Ordinary Shares underlying the Over-Allotment Option are equal to 6.0% of the IPO price.

The following table shows the price per share and total IPO price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the Over-Allotment Option.

	Total
	Per Share	No Exercise of Over-allotment Option		Full Exercise of Over-allotment Option
IPO price(1)	$4	$15,000,000	(3)	$16,200,000
Underwriting discounts(2) to be paid by us	$0.24	$480,000		$552,000
Underwriting discounts(2) to be paid by the Selling Shareholders	$0.24	420,000		$420,000
Proceeds to us, before expenses	$3.76	$7,520,000		$8,640,000
Proceeds to the Selling Shareholders, before expenses	$3.76	6,580,000		6,580,000

(1)	Initial public offering price per share is assumed as US$4 per share.
(2)	Represents underwriting discounts equal to 6.0% per Ordinary Share.
(3)	Includes $8,000,000 gross proceeds for the sale of 2,000,000 Ordinary Shares offered by us and $7,000,000 in gross proceeds from the sale of 1,750,000 Ordinary Shares offered by the Selling Shareholders.

We have agreed to pay Eddid an advanced expense (the “Advance”) of $90,000. As of the date of this prospectus, we have paid US$75,000 to the Representative as an advance against out-of-pocket accountable expenses.

We have agreed to reimburse Eddid, promptly when invoiced, for all of its reasonable, out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s directors and officers) in connection with the performance of its services not to exceed an aggregate of $300,000, which includes the $90,000 advanced expense payment, regardless of whether this initial public offering occurs. At the closing of this initial public offering, the Company also agrees to reimburse Eddid non-accountable expenses in an amount equal to 1% of the gross proceeds of this offering. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately US$2,544,949.

The Underwriters intend to offer our Shares to their retail customers only in states in which we are permitted to offer our Ordinary Shares. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on a national securities exchange are “covered securities.” If we were unable to meet the national securities exchange listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet the national securities exchange’s listing requirements and our application to list on the exchange is approved.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Lock-up Agreements

Our directors, officers and principal shareholders (defined as owners of 5% or more of the securities of the Company as of the effective date of this prospectus) have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell, any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or such other securities for a period of 6 months from the effective date of this prospectus, without the prior written consent of the Underwriters.

139

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of the Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of the Shares and the distribution of this prospectus outside the United States.

Indemnification

We and the Selling Shareholders have agreed to indemnify the Underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We have applied to have the Shares approved for listing on the Nasdaq Capital Market under the symbol “GMCG.” Our initial application was submitted on November 19, 2024, followed by a Supplemental Information Request Form submitted on December 7, 2024. We subsequently revised our application on April 28, 2025. As of the date of this filing, our application is under review by Nasdaq staff, and we have not yet received a listing approval letter. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, the Shares will in fact be listed.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Underwriters or selling group members, if any, or by their affiliates, and the Underwriters may distribute prospectus electronically. The Underwriters may agree to allocate a number of Ordinary Shares to the selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriters, and it should not be relied upon by investors.

In connection with this offering, certain of the Underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

140

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the Underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the Underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Underwriters to bid for and to purchase the Shares. As an exception to these rules, the Underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of the Shares. The Underwriters may engage in over-allotment sales, syndicate-covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the Over-Allotment Option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The Underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the Underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the Underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate-covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the Shares or preventing or delaying a decline in the market price of the Shares. As a result, the price of the Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the Underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

141

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the SFO and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO; and (ii) no advertisement, invitation, or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the PRC

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not be offered or sold, to any person or re-offered or resold directly or indirectly to any resident of the PRC, except pursuant to applicable laws, rules, and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the Special Administrative Regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, pursuant to relevant securities laws and regulations, and may not be offered or sold in Taiwan through a public offering or in any manner that would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in the Cayman Islands

The shares are not being, and may not be offered to, the public or to any person in the Cayman Islands for purchase or subscription by us or on our behalf. The shares may be offered to exempted companies incorporated under the Companies Act (as revised) (as amended), but only where the offer will be made to, and received by, the relevant Cayman Islands company entirely outside of the Cayman Islands.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. The Selling Shareholders will bear the underwriting discounts in proportion to the number of their Ordinary Shares sold by the Underwriters. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	$2,480
The Nasdaq Capital Market listing fee	75,000
FINRA filing fee	11,460
Printing and engraving expenses	18,626
Legal fees and expenses	944,134
Accounting fees and expenses	593,732
Miscellaneous expenses	899,517
Total	2,544,949

142

LEGAL MATTERS

We are being represented by CFN Lawyers, LLC with respect to certain legal matters of U.S. federal securities. We may rely upon CFN Lawyers with respect to matters governed by Hong Kong law. The validity of the Shares and certain other matters of Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Eddid Securities USA Inc., the Representative, is being represented by Hunter Taubman Fischer & Li LLC in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended March 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Audit Alliance LLP is 10 Anson Road, #20-16 International Plaza, Singapore 079903.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; (e) and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (a) the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provides less protection to investors; and (b) the Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, most of our directors and officers are nationals and/or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Enforceability

Ogier, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on certain civil liability provisions of the securities laws of the United States, and (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

143

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Law Chun Ming Johnny	Chairman of the Board of Directors	Australian	Hong Kong
Mr. Chu Chun Yi	Director and Chief Executive Officer	Chinese	Hong Kong
Mr. Chow Ka Keung	Chief Financial Officer	Chinese	Hong Kong
Mr. Lee Kam Wing Victor	Independent Director Appointee	Chinese	Hong Kong
Mr. Lau Wai Leung Alfred	Independent Director Appointee	Chinese	Hong Kong
Mr. Chan Ho Choi Henry	Independent Director Appointee	Chinese	Hong Kong

Our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

144

GLAMOORE Capital Group Company Limited

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

GLAMOORE CAPITAL GROUP COMPANY LIMITED

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of GLAMOORE CAPITAL GROUP COMPANY LIMITED (“the Company”) and its subsidiaries (“the Group”) as of March 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the years ended March 31, 2025 and 2024 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended March 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2023

Singapore

August 18, 2025

F-2

GLAMOORE CAPITAL GROUP COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS
(Amount in H.K. dollars, except for number of shares or otherwise noted)

	As of March 31，
	2024	2025	2025
	HKD	HKD	US$
Assets
Current assets
Cash	10,777,349	4,398,723	565,396
Cash held on behalf of clients	14,558,816	1,391,318	178,835
Short-term investment	-	3,600,000	462,731
Accounts receivable, net - third parties	587,468	1,332,264	171,244
Accounts receivable - related parties	1,193,232	3,680,701	473,104
Amount due from related parties	8,282	1,290,866	165,923
Amount due from a shareholder	5,393,143	-	-
Amount due from a director	2,410,137	-	-
Prepayments and deposits	1,473,231	1,088,104	139,864
Total current assets	36,401,658	16,781,976	2,157,097

Non-current assets
Property and equipment, net	380,562	102,578	13,185
Deferred offering cost	6,071,825	8,707,584	1,119,241
Statutory deposit for Hong Kong Securities Clearing Company	1,000,000	1,000,000	128,536
Goodwill	28,477,518	20,242,000	2,601,833
Operating right-of-use asset	1,141,984	593,867	76,334
Total non-current assets	37,071,889	30,646,029	3,939,129

TOTAL ASSETS	73,473,547	47,428,005	6,096,226

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	1,354,090	1,476,910	189,837
Other payables and accruals	14,032,258	481,845	61,935
Amount due to related parties	6,559,498	4,530,981	582,396
Amount due to a shareholder	-	4,600,010	591,269
Operating lease liability - current	1,171,164	415,467	53,403
Total current liabilities	23,117,010	11,505,213	1,478,840

Non-current liability
Operating lease liability - non current	-	237,279	30,499
Total non-current liability	-	237,279	30,499

Total liabilities	23,117,010	11,742,492	1,509,339

Shareholders’ Equity
Ordinary shares (US$0.01 par value; 100,000,000 shares authorized; 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2024 and 2025, respectively)*	781,815	781,815	100,492
Subscription receivable	(390,000)	(390,000)	(50,129)
Additional paid in capital	46,624,657	46,624,657	5,992,964
Retained earnings (accumulated deficit)	3,340,065	(11,330,959)	(1,456,440)
Total shareholders’ equity	50,356,537	35,685,513	4,586,887

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	73,473,547	47,428,005	6,096,226

*	Shares and per share data are presented on a retroactive basis to reflect the ordinary shares split (Note 13).

The accompanying notes are an integral part of the consolidated financial statements.

F-3

GLAMOORE CAPITAL GROUP COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amount in H.K. dollars, except for number of shares or otherwise noted)

	For the Years Ended
	March 31,
	2024	2025	2025
	HKD	HKD	US$
Revenues - third parties	12,251,415	48,766,330	6,268,246
Revenues - related parties	5,827,659	2,134,192	274,321
Revenues	18,079,074	50,900,522	6,542,567

Operating costs and expenses
Employee benefits expenses	(11,070,660)	(6,848,365)	(880,264)
Other operating costs and expenses	(3,956,787)	(6,550,206)	(841,940)
Advisory fee	(2,813,281)	(1,057,279)	(135,899)
Amortization on right-of-use asset	(1,940,359)	(1,290,852)	(165,921)
Commission expenses - third parties	(344,458)	(344,689)	(44,305)
Commission expenses - related party	-	(40,983,788)	(5,267,907)
Impairment loss	-	(8,235,518)	(1,058,563)
Depreciation on property and equipment	(105,366)	(313,884)	(40,346)
Total operating costs and expenses	(20,230,911)	(65,624,581)	(8,435,145)

Operating loss	(2,151,837)	(14,724,059)	(1,892,578)

Other income, net	1,289,616	85,030	10,929
Interest expenses, net	(55,702)	(31,995)	(4,113)
Total other income, net	1,233,914	53,035	6,816

Loss before income tax expense	(917,923)	(14,671,024)	(1,885,762)
Income tax expenses	-	-	-
Net loss	(917,923)	(14,671,024)	(1,885,762)

Total comprehensive loss	(917,923)	(14,671,024)	(1,885,762)

Loss per share*
Basic and diluted	(0.10)	(1.47)	(0.19)
Weighted average shares*
Basic and diluted	8,780,822	10,000,000	10,000,000

*	Shares and per share data are presented on a retroactive basis to reflect the ordinary share split (Note 13).

The accompanying notes are an integral part of the consolidated financial statements.

F-4

GLAMOORE CAPITAL GROUP COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2025
(Amount in H.K. dollars)

	Ordinary shares*		Subscription	Additional paid-in	Retained earnings (accumulated	Total Glamoore Capital Group Company Limited shareholders’
	Shares	Amount	receivable	capital	deficit)	equity
		HKD	HKD	HKD	HKD	HKD
Balance as of March 31, 2023	5,000,000	390,000	(390,000)	10,000,000	4,257,988	14,257,988
Net loss	-	-	-	-	(917,923)	(917,923)
Acquisition of subsidiary	5,000,000	391,815	-	36,624,657	-	37,016,472
Balance as of March 31, 2024	10,000,000	781,815	(390,000)	46,624,657	3,340,065	50,356,537
Net loss	-	-	-	-	(14,671,024)	(14,671,024)
Balance as of March 31, 2025	10,000,000	781,815	(390,000)	46,624,657	(11,330,959)	35,685,513

*	Shares and per share data are presented on a retroactive basis to reflect the ordinary share split (Note 13).

The accompanying notes are an integral part of the consolidated financial statements.

F-5

GLAMOORE CAPITAL GROUP COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amount in H.K. dollars, except for number of shares or otherwise noted)

	For the Years Ended
	March 31,
	2024	2025	2025
	HKD	HKD	US$
Cash flows from operating activities:
Net loss	(917,923)	(14,671,024)	(1,885,762)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	105,366	313,884	40,346
Provision for credit loss	-	60,000	7,712
Amortization of operating lease right-of-use asset	1,940,359	1,339,940	172,231
Impairment loss	-	8,235,518	1,058,563
Changes in operating assets and liabilities:
Accounts receivable - third parties	7,263	(804,796)	(103,446)
Accounts receivable - related parties	2,535,733	1,301,364	167,273
Prepayments and deposits	(182,805)	385,127	49,506
Accounts payable	(1,526,886)	122,820	15,787
Operating lease liabilities	(1,943,301)	(1,310,241)	(168,414)
Other payables and accruals	12,369,436	(13,550,412)	(1,741,721)
Net cash provided by (used in) operating activities	12,387,242	(18,577,820)	(2,387,925)

Cash flows from investing activities:
Purchases of property and equipment	(38,930)	(35,900)	(4,614)
Purchase of a short-term investment	-	(3,600,000)	(462,731)
Cash received from acquisition of a subsidiary	4,324,885	-	-
Decrease (increase) in amount due from related parties	1,361,899	(4,431,398)	(569,596)
Increase in amount due from a director	(340,000)	(328,600)	(42,237)
(Increase) decrease in amount due from a shareholder	(4,377,454)	1,374,104	176,622
Net cash provided by (used in) investing activities	930,400	(7,021,794)	(902,556)

Cash flows from financing activities:
Payment of deferred offering cost	(6,071,825)	(2,635,759)	(338,791)
Interest-free loans provided by related parties	6,625,974	6,854,836	881,096
Interest-free loans provided by a shareholder	1,768	4,610,010	592,554
Interest-free loans repaid to related parties	(536,876)	(2,765,597)	(355,480)
Interest-free loans repaid to a shareholder	(6,531,953)	(10,000)	(1,285)
Net cash (used in) provided by financing activities	(6,512,912)	6,053,490	778,094

Net increase (decrease) in cash	6,804,730	(19,546,124)	(2,512,387)

Cash and cash held on behalf of clients at the beginning of the year	18,531,435	25,336,165	3,256,618
Cash and cash held on behalf of clients at the end of the year	25,336,165	5,790,041	744,231

Supplemental disclosure of cash flow information:
Interest expense paid	34,420	32,719	4,744
Income tax paid	-	-	-

Supplemental disclosure of non-cash flow information:
Consideration of acquisition of Grand Moore (Note 3)	37,016,472	-	-
Right-of-use assets obtained in exchange for new operating lease liabilities	-	791,823	101,778
Net off between related parties’ receivables and payables (Note 11)	-	6,757,775	863,514

F-6

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

GLAMOORE CAPITAL GROUP COMPANY LIMITED (the “Company”), is an investment holding company incorporated in the Cayman Islands with limited liability on April 28, 2020 under the name “GLAM Capital Group Company Limited” and was renamed “GLAMOORE Capital Group Company Limited” on July 7, 2023.

On January 17, 2023, the Company and Grand Well Ventures Limited (“Grand Well”), a subsidiary of the Company, entered into a share purchase agreement (the “SPA”) with Optimum Lead Limited and Pacific Express Limited, pursuant to which Grand Well Ventures Limited agreed to acquire 100% of the shares of Grand Moore, in consideration of which the Company agreed to allot and issue an aggregate of 50,000 shares (subsequently split into 5,000,000 shares), representing 50% of the total issued shares of the Company after the acquisition, to Active Ideal Holdings Limited, the subsidiary of Optimum Lead Limited and Pacific Express Limited. The transaction was consummated on June 30, 2023. After the transaction, the Company conducts its business mainly through its subsidiaries in Hong Kong (collectively referred to as the “Group”).

The Group principally engages in provision of (i) securities brokerage and custodian services; (ii) placing and underwriting services; (iii) investment advisory and financial advisory services; (iv) management and performance services; and (v) business development services.

As of March 31, 2025, the Company’s principal subsidiaries are as follows:

Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Major business activities
Grand Well Ventures Limited (“Grand Well”)	January 3, 2020	BVI	100%	Investment holding
Glam Capital Limited (“Glam Capital”)	July 11, 2018	Hong Kong	100%	(i) Securities brokerage services; (ii) placing and underwriting services; (iii) investment advisory services; (iv) management and performance services; and (v) business development services
Grand Moore Capital Limited (“Grand Moore”)	May 14, 2015	Hong Kong	100%	(i) financial advisory (including IPO sponsorship) services; (ii) placing and underwriting services; and (iii) custodian services.

F-7

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Significant accounting policies followed by the Group in the preparation of the accompanying financial statements are summarized below.

(b)	Principles of consolidation

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

The accompanying consolidated financial statements include the consolidated financial statements of the Company and its wholly owned subsidiaries. Subsidiaries are entities over which the Company has control. Control is achieved when the Company has the power over the investee, it is exposed, or has rights to, variable returns from its involvement with the investee, and has the ability to use its power to affect its returns. Subsidiaries are consolidated from the date on which the Company obtains control. The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above. All inter-company balances and transactions are eliminated upon consolidation. The results of subsidiaries acquired are recorded in the consolidated statements of operations from the effective date of acquisition as appropriate.

(c)	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. In accordance with ASC 250, the changes in estimates will be recognized in the same period of changes in facts and circumstances. The Company bases its estimates on past experiences and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Estimates are used when accounting for items and matters including, but not limited to allowance for credit losses, useful lives of property and equipment and impairment of goodwill. Changes in facts and circumstances may result in revised estimates.

F-8

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(d)	Business Combination

The Group accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Group and equity instruments issued by the Group. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill.

(e)	Convenience translation

The United States dollar (“US$”) amounts disclosed in the accompanying consolidated financial statements are presented solely for the convenience of the readers. Translations of amounts from HKD into US$ for the convenience of the reader were calculated at the rate of US$1.00=HKD7.7799 on March 31, 2025, representing the middle rate as set forth in the statistical release of the Federal Reserve as of March 31, 2025. No representation is made that the HKD amounts could have been, or could be, converted into US$ at such rate.

(f)	Cash

Cash represents cash on hand and cash in banks. The Group has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

(g)	Cash held on behalf of clients

The Group receives and holds money deposited by clients in the course of the conduct of the regulated activities. These clients’ monies are maintained in one or more segregated bank accounts and bear interest rate ranging at prevailing market rate. The Group recognized the corresponding accounts payables to the respective clients under the liabilities

(h)	Short-term investment

The Group classifies its investment consisting of a fixed deposit with a maturity greater than three months but less than one year as short-term investment. The carrying amount of these short-term investments approximate their fair values due to the short-term maturities of these investments.

F-9

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(i)	Accounts receivable

Accounts receivable are recorded at the gross billing amount less an allowance for expected credit losses from the customers. Accounts receivable do not bear interest.

Since April 1, 2023, the Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 replaces the previous incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, the Company changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606.

The Company maintains an allowance for credit losses in accordance with ASC Topic 326, Credit Losses (“ASC 326”) and records the allowance with an expected loss methodology which will result in more timely recognition of credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance in the combined statements of operations. The Company assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business lines, services or product offerings and on an individual basis when the Company identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customer.

For the years ended March 31, 2024 and 2025, the Group recorded nil and HKD60,000 (US$7,712) credit losses against accounts receivable, respectively.

(j)	Property and equipment, net

Property and equipment, net is stated at cost less accumulated depreciation and impairment, if any, and are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Category	Estimated useful lives
Office equipment	5 years
Leasehold improvement	Lesser of useful life and lease terms
Furniture and fixture	5 years

Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use.

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterments that extend the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of operations and comprehensive loss in other income or expenses.

F-10

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(k)	Goodwill

Goodwill represents the future economic benefits arising from other assets acquired in a business combination or an acquisition by an entity that are not individually identified and separately recognized. Goodwill acquired in a business combination is tested for impairment at least annually or more frequently when events and circumstances occur indicating that the recorded goodwill may be impaired. The Group performed impairment analysis on goodwill as of March 31 every year either beginning with a qualitative assessment, or starting with the quantitative assessment instead. The quantitative goodwill impairment test compares the fair value of each reporting unit to its carrying amount, including goodwill. A reporting unit constitutes a business for which discrete profit and loss financial information is available. The fair value of each reporting unit is established using a combination of expected present value of future cash flows. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

During the year ended March 31, 2025, Grand Moore’s business activities had a contraction under a more competitive and challenging market environment in Hong Kong and mainland China with less project opportunities especially for initial public offering for small and medium-sized enterprises. As a result, with a decreased market share, Grand Moore’s revenue from IPO-related business reduced from HKD6,210,000 for the year ended March 31, 2024 to nil for the year ended March 31, 2025 and revenue from financial advisory services reduced from HKD4,521,800 for the year ended March 31, 2024 to HKD3,462,920 for the year ended March 31, 2025. Based on the underperformance, the Group performed an impairment test for Grand Moore and recognized an impairment charge of HKD8,235,518 for the year ended March 31, 2025. The fair value of Grand Moore was determined based on market approach analysis of comparable enterprises with similar revenue streams, which are actively listed in Hong Kong with more than two years’ listing history. Enterprise value-to-sales and price-to-sales are considered to determine the valuation multiples of comparable companies and the fair value of Grand Moore.

(l)	Deferred offering cost

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred IPO costs consist of underwriting, legal, accounting and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to additional paid in capital upon the completion of the Proposed Public Offering. Should the offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of March 31, 2024 and 2025, the Group has recognized HKD6,071,825 and HKD8,707,584 (US$1,119,241) of deferred offering costs, respectively.

(m)	Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of the carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairments of these long-lived assets as of March 31, 2024 and 2025.

F-11

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(n)	Fair value measurement

The Group applies ASC 820, Fair Value Measurements and Disclosures (‘‘ASC 820’’). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

●	Level 3 — Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Group primarily consisted of cash, cash held on behalf of clients, accounts receivable, amount due from related parties, prepayments and deposits, accounts payable, amount due to a director, other payables and accruals. As of March 31, 2024 and 2025, the carrying amounts of the Group’s financial instruments approximated to their fair value of the respective assets and liabilities based upon the short-term nature of these assets and liabilities.

(o)	Commitments and contingencies

From time to time, the Group may be a party to various legal actions arising in the ordinary course of business. The Group accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. For the years ended March 31, 2024 and 2025, the Group did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on the Group’s financial position, results of operations, and cash flows.

F-12

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)	Revenue recognition

On April 1, 2019, the Group adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customer, using the modified retrospective approach. The adoption of this standard did not have a material impact on the Group’s consolidated financial statements. Therefore, no adjustments to opening retained earnings were necessary.

To determine revenue recognition for contracts with customers, the Group performs the following five steps:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the Group satisfies a performance obligation

The Group principally engages in provision of (i) financial advisory and investment advisory services (ii) securities brokerage and custodian services; (iii) placing and underwriting services; (iv) advisory services; (v) management and performance services; and (vi) business development services.

The following table identifies the disaggregation of the Group’s revenue by business lines for the years ended March 31, 2024 and 2025, respectively:

	For the years ended
	March 31,
Revenue type	2024	2025	2025
	HKD	HKD	US$
Revenues - Placing and underwriting services	763,894	42,267,181	5,432,869
Revenues - Financial advisory and investment services	11,241,316	5,837,920	750,385
Revenues - Management and performance services	3,498,693	1,634,192	210,053
Revenues - Securities brokerage and custodial services	235,171	1,161,229	149,260
Revenues - Business development services	2,340,000	-	-
Total	18,079,074	50,900,522	6,542,567

F-13

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)	Revenue recognition (cont.)

1)	Placing and underwriting services

The Group provides placing and underwriting services to customers for their fund-raising activities in equity capital markets and bond issuance market. The placing and underwriting service is distinct and is identified as one performance obligation. The Group will charge a placing and underwriting income based on certain percentage of the funds raised in the transaction. Revenue is recognized when the relevant fundraising of securities or bonds are completed. Accordingly, the revenue is recognized at a point in time.

For specific placing and underwriting projects, the Group will mitigate its commitments and exposures through sub-underwriting and sub-placing arrangements. These sub-arrangements include provisions for commission fees paid for services rendered, which are recognized as commission expenses in the consolidated statements of operations. The Group has a primary responsibility in rendering the placing and underwriting services and meeting the specific requirements set out in these agreements. The whole process is primary controlled by the Group who decides to whom the bonds it may sell and, if it thinks fit, has the full discretionary authority in engaging any sub-underwriter for such sub-placing and sub-underwriting arrangements without the consent from its customers. The Group also has full authority in negotiating and setting the commission fees with its customers and sub-underwriter and deciding the margin on each project without the consent from other parties. Accordingly, the Group has full control on the placing and underwriting offered to the customers and is a principal in the contracts. The Group recognizes revenue at the gross amount it is entitled to from its customers.

2)	Financial advisory and investment advisory services

Financial Advisory

The Company provides sponsoring services to client for their fund arising activities and corporate advisory services to corporate clients for their corporate actions. The Company considers that all the services promised in the contract, such as advising on the feasibility of the proposed listing, advising the terms, structure and the timing and etc., are interdependent and interrelated and should be therefore accounted for as a single performance obligation, the proposed listing or the advisory service. As it is unlikely that a customer can obtain benefit before the Company completes all its services up to listing or the completion of the underlying transaction and according to the contract terms of the agreements signed with customers for sponsoring services, the sponsor fees income, which are fixed stipulated in the contracts, are recognized at a point in time when the relevant services are completed.

F-14

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)	Revenue recognition (cont.)

Investment Advisory

The Group provides investment advisory services on including fixed income products, equity and others investment strategies and also provides macroeconomic research and investment analysis information to the

2)	Financial advisory and investment advisory services (cont.)

customers. The customers simultaneously receive and consume the benefit provided by the Group. Hence the revenue is recognized as a performance obligation satisfied over time. Advisory income, which are fixed stipulated in the contract, are recognized over a specified period for advising of each client.

3)	Management and performance services

The Group provides asset management services on diversified and comprehensive investment products including investment fund to its customers. Revenue from investment fund management is primarily in connection with services as an investment manager or an advisor from funds or investments. The Group charges its customers management fee or performance fee for the investment product, depends on how the respective consideration is determined.

The Group charges customers management fee, which are determined based on the fund’s aggregate capital commitment at each period end and the contractually agreed-upon annual fee rate. The management fee is recognized over a specified period of each client. The customers simultaneously receive and consume the benefit provided by the Group. Hence the revenue is recognized as a performance obligation satisfied over time.

The Group is entitled to performance fee when there is a positive performance for the relevant performance period and the revenue is recognized at the end of the relevant performance period. Each quarter is contractually agreed to be a relevant performance period. Positive performance is considered when the quarterly return on assets under management surpasses specific performance benchmarks established in each fund’s private memorandum. And the specific performance benchmark is the hurdle rate or dividend rate for investors. The return surpasses the benchmark is attributable to the Company as the performance fees are calculated on a quarterly basis. Performance fees are a form of variable consideration. The Group recognizes these fees at a point in time when the associated performance obligations are satisfied, the related uncertainties are resolved, the likelihood of a claw-back or reversal is improbable and the likely amount of the transaction prices can be estimated without significant chance of reversal. Reversal and negative performance fees aren’t possible due to the absence of guaranteed returns, and each period’s fee stands independently.

F-15

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)	Revenue recognition (cont.)

4)	Securities brokerage and custodian services

Securities brokerage services income consists of brokerage commission income and handling charge income. Brokerage commission income earned for executing transactions is accrued on a trade-date basis. Handling charge income generated from the services such as subscription and dividend collection handling services, etc., is accrued on a trade-date basis. The handling charge income was less than 1% of total revenue for the years ended March 31, 2024 and 2025.

The Group provides securities brokerage services to its customers through various Hong Kong securities brokers who are Hong Kong Stock Exchange Participants which enable the Group to execute relevant trades through them. The Group earns fees and commissions from securities brokerage services based on a fixed rate for each transaction. When a customer executes a securities trading transaction with the Group, brokerage commission is recognized upon the completion of the trading transaction. Each securities trading transaction is treated as a single performance obligation, satisfied on the trade date. Brokerage commissions are recognized at a point in time on the trading transaction completion date. The securities trading transaction could not be cancelled once it is executed and is not refundable, so returns and allowances are not applicable.

Income from handling charges encompasses various transaction services mainly including subscription services and dividend collection handling, etc. Each service is provided individually and constitutes a single performance obligation, recognized at a point in time on respective transaction completion date, such as securities subscription date and dividend collection date.

The Company also provides stock custodial services to individuals and corporations. The Company satisfies the performance obligation to customer over the contract period and recognizes revenue when the consideration is expected to be entitled and a significant future reversal of cumulative revenue under the contract will not occur, that is the date on which the Company and customer agrees the service fee monthly.

5)	Business development fee

The Group provides various services to our customers, the financial service providers. These services include connecting diverse potential investors with financial services providers, organizing the initial engagement process between the potential investors and financial service providers, conducting background checks on investors and providing transaction support. These services are aimed at achieving a common goal or fulfilling a single performance obligation, which is to successfully establish a business relationship between financial services providers and investors. Revenue from business development services, which is fixed amount or fixed percentage of underlying transaction amount stipulated in the contract, is recognized upon the successful establishment of the transaction between financial services providers and investors. The contract consideration is entitled to receive upon the successful establishment of a business relationship, which is the date on which investors subscribe to financial product and make payment to financial service providers.

F-16

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)	Revenue recognition (cont.)

Contract balances

When either party to a revenue contract has performed, the Group presents the contract in the consolidated balance sheet as a contract asset or a contract liability, depending on the relationship between the Group’s performance and the customer’s payment. The Group merely incurs cost to obtain a contract with a customer. The Group presents any unconditional rights to consideration separately as a receivable.

The Group presents the consideration that a customer pays before the Group provides services to the customer as a contract liability (advance from customers) when the payment is made. The Group did not have any contract liabilities as of March 31, 2024 and 2025, respectively.

(q)	Segment reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenue and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Group’s chief operating decision maker (the “CODM”) in order to allocate resources and assess the performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM or decision-making Company, in deciding how to allocate resources and in assessing performance. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. Management, including the CODM, reviews operating results by the revenue of different services. Based on management’s assessment, the Group has determined that it has one operating segment as defined by ASC 280.

F-17

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(r)	Leases

From April 1, 2021, the Group adopted Accounting Standards Update (“ASU”) 2016-02, Lease (FASB ASC Topic 842). The adoption of Topic 842 resulted in the presentation of operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheet. The Group has elected the package of practical expedients, which allows the Group not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Group elected the short-term lease exemption for all contracts with lease terms of 12 months or less.

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Group assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The operating right-of-use assets and related operating lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Operating lease right-of-use of assets

The Group recognizes right-of-use assets at the commencement date of the lease (i.e. the date the underlying asset is available for use). Operating right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses and adjusted for any remeasurement of lease liabilities. The cost of operating right-of-use assets includes the amount of operating lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Operating right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets. All operating right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets for the years ended March 31, 2024 and 2025.

Operating lease liability

Operating lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Group’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Group is reasonably certain to exercise. Operating lease liability is measured at amortized cost using the effective interest rate method. It is re-measured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Group assessment of option purchases, contract extensions or termination options.

F-18

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(s)	Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. No significant penalties or interest relating to income taxes have been incurred for the years ended March 31, 2024 and 2025. The Group does not believe that there was any uncertain tax position as of March 31, 2024 and 2025, respectively.

Glam Capital and Grand Moore are subject to examination by the Hong Kong Inland Revenue Department (the “HKIRD”) if the HKIRD has doubts regarding the source of income, the completeness and accuracy of the tax returns filed by the taxpayers. According to the Inland Revenue Ordinance, the taxpayers are required to keep sufficient records of income and expenditure for a period not less than 7 years to enable the assessable profits to be readily ascertained.

As of March 31, 2024 and 2025, all of the Group’s tax returns remain open for statutory examination by Hong Kong tax authorities.

F-19

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(t)	Segment reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenue and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Group’s chief operating decision maker (the “CODM”) in order to allocate resources and assess the performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM or decision-making Company, in deciding how to allocate resources and in assessing performance. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. Management, including the CODM, reviews operating results by the revenue of different services. Based on management’s assessment, the Group has determined that it has one operating segment as defined by ASC 280.

(u)	Loss per share

The Group computes loss per share in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic loss per share are computed by dividing income available to shareholders of the Group by the weighted average Ordinary Shares outstanding during the period. Diluted loss per share consider the potential dilution that could occur if securities or other contracts to issue Ordinary Shares were exercised and converted into Ordinary Shares. As of March 31, 2024 and 2025, there were no dilutive shares.

(v)	Comprehensive loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. The foreign currency translation adjustment resulting from translation of the financial statements expressed in HKD to US$ is reported in other comprehensive loss in the consolidated statements of operations.

(w)	Concentration and credit risk

Financial instruments that potentially subject the Group to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivables. As of March 31, 2024, and 2025, the aggregate amounts of cash of HKD10,777,349 and HKD4,398,723 (US$565,396), respectively, were held at major financial institutions located in Hong Kong. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

F-20

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(w)	Concentration and credit risk (cont.)

The Group’s exposure to credit risk associated with its trading and other activities is measured on an individual counterparty basis, as well as by Group of counterparties that share similar attributes.

There were two customers that accounted for approximately 34.3% and 12.9% of the Group’s total revenue for the years ended March 31, 2024. There were two customers that accounted for approximately 42.9% and 24.5% of the Group’s total revenue for the years ended March 31, 2025.

There were five customers who accounted for approximately 27.7%, 20.4%, 17.0%, 11.9% and 10.2% of accounts receivable as of March 31, 2024. There were two customers who accounted for approximately 32.5% and 15.1% of accounts receivable as of March 31, 2025.

(x)	Related parties and transactions

The Group identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Related parties, which can be a corporation or individual, are considered to be related if the Group has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Transactions between related parties commonly occurring in the normal course of business are considered to be related party transactions. Transactions between related parties are also considered to be related party transactions even though they may not be given accounting recognition. While ASC does not provide accounting or measurement guidance for such transactions, it nonetheless requires their disclosure.

F-21

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(y)	Recent accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In November 2023, the FASB issued ASU No 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyzes. Currently, Topic 280 requires that a public entity disclose certain information about its reportable segments. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in this Update do not change or remove those disclosure requirements. The amendments in this Update also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. For all public entities that are required to report segment information in accordance with Topic 280, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Group’s consolidated financial statements.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows — Overall, 250-10 Accounting Changes and Error Corrections — Overall, 260-10 Earnings Per Share — Overall, 270-10 Interim Reporting — Overall, 440-10 Commitments — Overall, 470-10 Debt — Overall, 505-10 Equity — Overall, 815-10 Derivatives and Hedging — Overall, 860-30 Transfers and Servicing —Secured Borrowing and Collateral, 932-235 Extractive Activities — Oil and Gas — Notes to Financial Statements, 946-20 Financial Services — Investment Companies — Investment Company Activities, and 974-10 Real Estate — Real Estate Investment Trusts — Overall. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Group is in the process of evaluating the effect of the adoption of this ASU.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires public entities, on an annual basis, to provide disclosure of specific categories in the rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for public business entities for fiscal years beginning after December 15, 2024, with early adoption permitted. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Group is currently evaluating the impact of adopting ASU 2023-09.

In November 2024, the FASB issued ASU 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” and issued subsequent amendment within ASU 2025-01. The amendments require disaggregation disclosure for certain expense captions presented on the face of income statement, as well as additional disclosure about selling expenses. This guidance is effective for the Company for the year ending March 31, 2028 and interim reporting periods during the year ending March 31, 2029. Early adoption is permitted. The Company is evaluating the impact of the adoption of this guidance on its disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). The amendments in ASU 2025-05 provide entities with a practical expedient to simplify the estimation of expected credit losses on current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606, Revenue from Contracts with Customers (“ASC 606”) by allowing the assumption that current conditions as of the balance sheet date will not change during the remaining life of the asset. ASU 2025-05 is effective for the Company for its annual reporting periods beginning July 1, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact ASU 2025-05 will have on its consolidated financial statements.

F-22

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”) which requires detailed disclosures in the notes to financial statements disaggregating specific expense categories and certain other disclosures to provide enhanced transparency into the nature and function of expenses. The FASB further clarified the effective date in January 2025 with the issuance of ASU 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The requirements should be applied on a prospective basis while retrospective application is permitted. The Group does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3.	BUSINESS ACQUISITION

On June 30, 2023, the Company consummated an acquisition through a series of agreements with the shareholders of Grand Moore (Note 1).

In accordance with ASC 805, the transaction was identified as business combination with third party and the Company’s management dominates the management of the combined entity. The Company conducted the acquisition by allotting and issuing an aggregate of 50,000 shares (subsequently split into 5,000,000 shares), representing 50% of the total issued shares of the Company after the acquisition, to Active Ideal Holdings Limited, the subsidiary of Optimum Lead Limited and Pacific Express Limited. Mr. Law Chun Ming Johnny from Grand Moore, along with Mr. Chu Chun Yi from the Company and three other external independent directors, form the board of directors of the combined entity. Both the Company and Grand Moore hold equal voting right and representation on the board. However, Mr. Chu Chun Yi and Mr. Chow Ka Keung from the Company have assumed the roles of Chief Executive Officer and Chief Financial Officer of the combined company, respectively, indicating a dominant influence of the Company’s former management over the combined company. In addition, after the acquisition, Mr. Yeung Wan Yiu has the largest minority voting interest of the combined company. And, the fair value of the Company from the evaluation of an independent valuation appraiser was relatively higher compared with Grand Moore, reflecting a premium paid for the exchange of equity interests. Therefore, the Company was deemed the accounting acquirer.

The fair value of consideration transferred is determined on the basis of the number of equity interest that the Company would have had issued to Grand Moore’s owners, and the fair value was estimated by discounted cash flow method under income approach model. The excess of consideration over the fair value of assets and liabilities of businesses acquired shall be recognized as goodwill. The Company engaged an independent valuation appraiser to assist in identification and evaluation of fair value of issued shares for acquisition and identifiable assets acquired and liabilities assumed as of the acquisition date. Pursuant to ASC 830-30-45-3 and ASC 830-30-45-11, after the initial recognition, the Group recognized the fair values of the acquired assets and liabilities and the individual assets (including goodwill) of Grand Moore. The Group elects not to apply pushdown accounting in Grand Moore’s separate financial statements and maintains the records necessary to adjust the consolidated amounts to what they would have been had the amounts been recorded in the Grand Moore’s books and records.

F-23

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

3.	BUSINESS ACQUISITION (cont.)

On the acquisition date June 30, 2023, the allocation of the consideration of the assets acquired and liabilities assumed based on their fair value was as follows

	Amount
	HKD	US$
Fair value of consideration transferred (1)	37,016,472	4,757,962
Fair value of the assets acquired and the liabilities assumed
Net working capital (2)	7,282,206	936,028
Property and equipment, net	428,846	55,122
Right of use asset, net	827,902	106,416
Total identifiable assets	8,538,954	1,097,566
Goodwill	28,477,518	3,660,396

(1)	The fair value was calculated from the independent valuation report.
(2)	Among which, cash acquired from acquisition of Grand Moore was HKD4,324,885.

The goodwill acquired resulted primarily from Grand Moore’s expected synergies and assembled workforce from the integration of businesses acquired into Grand Well’s existing business. Net revenue and net loss arising from acquisition of Grand Moore made in period from acquisition date to March 31, 2024 that are included in the Group’s consolidated statements of operations for the years ended March 31, 2024 and 2025.

Supplemental pro forma information

The unaudited pro forma information for the periods set forth below gives effect to the acquisition as if the acquisition had occurred as of April 1, 2023. This pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the transaction been consummated as of that time.

	For the years ended March 31,
	2024	2024
	Unaudited	Unaudited
	HKD	US$
Revenue	18,304,642	2,352,812
Net loss	(4,058,559)	(521,672)
Loss per share	(0.46)	(0.06)

F-24

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

4.	ACCOUNTS RECEIVABLE, NET – THIRD PARTIES

Receivables consisted of the following:

	As of March 31,
	2024	2025
	HKD	HKD	US$
Accounts receivable - customers	425,000	1,332,741	171,306
Accounts receivable - brokers	162,468	59,523	7,651
Total	587,468	1,392,264	178,957
Less: Provision for credit losses	-	(60,000)	(7,713)
Total accounts receivable, net – third parties	587,468	1,332,264	171,244

The movement of provision of expected credit losses was as follows:

	For the years ended March 31,
	2024	2025	2025
	HKD	HKD	US$
Beginning balance	-	-	-
Addition	-	60,000	7,713
Ending balance	-	60,000	7,713

The provisions for credit loss were both nil for the years ended March 31, 2024 and 2025. As of the date of this prospectus, 63.0% of the balance of accounts receivable from customers and brokers have been received subsequently.

5.	PREPAYMENTS AND DEPOSITS

Prepayments and deposits consisted of the following:

	As of March 31,
	2024	2025
	HKD	HKD	US$
Staff advance	484,004	686,679	88,267
Deposits	849,229	224,800	28,895
Prepaid rental expenses	84,962	120,000	15,424
Others	55,036	56,625	7,278
Total	1,473,231	1,088,104	139,864

F-25

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following:

	As of March 31,
	2024	2025
	HKD	HKD	US$
Furniture and fixture	211,391	211,391	27,171
Office equipment	869,275	869,275	111,734
Leasehold improvement	318,930	35,900	4,614
Subtotal	1,399,596	1,116,566	143,519
Less: accumulated depreciation	(1,019,034)	(1,013,988)	(130,334)
Property and equipment, net	380,562	102,578	13,185

Depreciation expense was HKD105,366 and HKD313,884 for the years ended March 31, 2024 and 2025, respectively. The Group purchased HKD38,930 and HKD35,900 for leasehold improvement for the years ended March 31, 2024 and 2025, respectively.

7.	ACCOUNTS PAYABLE

Accounts payable primarily represent the amount were payable to client in respect of the trust and segregated bank balances, entrusted institutions to provide consulting services and other securities dealers received and held for client in the course of conducting the regulated activities respectively.

8.	OTHER PAYABLES AND ACCRUALS

	As of March 31,
	2024	2025
	HKD	HKD	US$
Payables to third parties (1)	13,994,258	245,345	31,536
Accrued payroll and employee benefits	38,000	236,500	30,399
Total	14,032,258	481,845	61,935

(1)	The balance as of March 31, 2024 mainly refers to an amount of HKD13,355,000 of payable to a third party, whose deposit was custodied by the Group. The amount was fully settled in April, 2024. The balance as of March 31, 2025 mainly refers to an amount of underwriting commission payable to a third party.

F-26

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

9.	LEASES

The Group leases premises for offices under non-cancellable operating leases for 24 months.

Effective on April 1, 2021, the Group adopted Topic 842. At the inception of a contract, the Group determines if the arrangement is, or contains, a lease. ROU assets represent the Group’s right to use an underlying asset over the lease term and lease liability represent the Group’s obligation to make lease payments derived from the lease.

Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease terms. Rent expense is recognized on a straight-line basis over the lease terms.

Balance sheet information related to operating leases ROU asset and operating lease liability is as follows:

	As of March 31,
	2024	2025
	HKD	HKD	US$
Operating right-of-use asset	1,141,984	593,867	76,334

Operating lease liability – current	1,171,164	415,467	53,403
Operating lease liability – non-current	-	237,279	30,499
Total lease liability	1,171,164	652,746	83,902

The weighted average remaining lease terms and discount rates for the operating lease as of March 31, 2025 are as follows:

Remaining lease term and discount rate:
Weighted average remaining lease term (years)	1.58
Weighted average discount rate	5.50%

For the years ended March 31, 2024 and 2025, the lease expense was as follows:

	For the Years Ended March 31,
	2024	2025
	HKD	HKD	US$
Operating lease expenses	2,005,920	1,372,658	176,436
Short-term lease expense	-	240,000	30,849
Amortization cost	1,940,359	1,339,940	172,231
Interest expense	52,701	32,719	4,206

Shore-term lease consists of one office in Hong Kong lease with a term of 12 months or less.

F-27

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

The following table summarizes the maturity of operating lease liability and future minimum payments of operating leases as of March 31, 2025:

Amounts
As of March 31, 2025	HKD
Within 1 year	440,000
Between 1 and 2 years	240,000
Total lease payments	680,000
Less: imputed interest	(27,254)
Total operating lease liability, net of interest	652,746

10.	TAXATION

Cayman Islands and British Virgin Islands (“BVI”)

Under the current laws of the Cayman Islands and the BVI, the Company and Grand well are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands or the BVI.

Hong Kong

Glam Capital and Grand Moore are subject to Hong Kong profits tax at a rate of 16.5% on their taxable income generated from operations in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HKD2 million and 16.5% for any assessable profits in excess of HK$2 million.

The income tax provision consisted of the following components:

For the Years Ended March 31,
	2024	2025
	HKD	HKD	US$
Current income tax expense	-	-	-
Deferred income tax expense	-	-	-
Total income tax expense	-	-	-

F-28

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

10.	TAXATION (cont.)

A reconciliation between the Group’s actual provision for income taxes and the provision under the Hong Kong (“HK”) statutory rate is as follows:

	For the Years Ended
	March 31,
	2024	2025
	HKD	HKD	US$
Loss before income tax	(917,923)	(14,671,024)	(1,885,762)
Tax expenses at Hong Kong profit tax rate of 16.5%	(151,457)	(2,420,719)	(311,150)
Effect of income tax rate differences in jurisdictions other than HK	28,995	1,820,250	233,968
Effect of preferential tax of Hong Kong subsidiary	6,607	-	-
Changes in valuation allowance	115,855	600,469	77,182
Income tax expenses	-	-	-

As of March 31, 2024 and 2025, the significant components of the deferred tax assets were summarized below:

	As of March 31,
	2024	2025
	HKD	HKD	US$
Deferred tax assets:
Net operating loss carried forward	115,855	600,469	77,182
Less: valuation allowance	(115,855)	(600,469)	(77,182)
Deferred tax assets, net of valuation allowance	-	-	-

For entities incorporated in Hong Kong, net loss can be carried forward indefinitely. The Group had losses carried forward amounting to HKD24,863,048 as of March 31, 2025.

The Group evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. The Group continues to assess the uncertain tax positions in accordance with applicable income tax guidance and based on changes in facts and circumstances. As of March 31, 2024 and 2025, the Group did not have any unrecognized uncertain tax positions and the Group does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended March 31, 2024 and 2025, the Group did not incur any interest and penalties related to potential underpaid income tax expenses.

F-29

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

11.	RELATED PARTY TRANSACTIONS

Related parties

The Group’s related parties with which the Group had transactions include its director or executive officers of the Group and his or her immediate family members, as well as any shareholders owning more than 5% of the Group’s Ordinary Shares.

The list of related parties for the Group was as follows:

Name	Relationship
Active Ideal Holdings Ltd.	Entity controlled by Pacific Express Limited and Optimum Lead Limited
Team Plus Int’l Ltd.	Entity controlled by Joyful Smart Investments Limited
Mr. Lei Iat Seng	Shareholder of Optimum Lead Limited
Pacific Express Limited	Shareholder of the Company
Optimum Lead Limited	Shareholder of the Company
Joyful Smart Investments Limited	Shareholder of Team Plus Int’ Ltd.
Mr. Yeung Wan Yiu	Shareholder of Joyful Smart Investments Limited
Mr. Law Chun Ming Johnny	Director of the Company
GLAM-HKCFC MBS Fund	Controlled by Mr. Yeung Wan Yiu
GLAM Alternative Investments Fund	Controlled by Mr. Yeung Wan Yiu
Xi Yue Cultural Investments Fund L.P.	Controlled by Mr. Yeung Wan Yiu
GLAM Finance Limited	Controlled by Mr. Yeung Wan Yiu

Accounts receivable – related parties

As of March 31, 2024 and 2025, the balances of accounts receivable – related parties were as follows:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
GLAM-HKCFC MBS Fund	Performance fee	405,360	2,039,551	262,156
GLAM Finance Limited	Business development fee	585,000	938,278	120,603
Xi Yue Cultural Investments Fund L.P.	Investment advisory fee	-	500,000	64,268
Xi Yue Cultural Investments Fund L.P.	Management fee	202,872	202,872	26,077
Total		1,193,232	3,680,701	473,104

Amount due from related parties

As of March 31, 2024 and 2025, the balances of amount due from related parties were as follows:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
GLAM-HKCFC MBS Fund	Interest free loan	-	642,566	82,593
Joyful Smart Investments Limited(1)	Interest free loan	-	640,018	82,266
Optimum Lead Limited	Interest free loan	5,521	5,521	710
Pacific Express Limited	Interest free loan	2,761	2,761	354
Total		8,282	1,290,866	165,923

(1)	On March 31, 2025, by and between Team Plus Int’l Ltd. (as “Assignor”) and Joyful Smart Investments Limited (as “Assignee”), the Assignor has agreed to assign and the Assignee has agreed to take up the indebtedness owed by the Assignor to the Group in the aggregate sum of HKD640,018.

Amount due from a shareholder

As of March 31, 2024 and 2025, the balances of amount due from a shareholder were as follows:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
Mr. Yeung Wan Yiu	Interest free loan	5,393,143	-	-

Amount due from a director

As of March 31, 2024 and 2025, the balances of amount due from a director were as follows:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
Mr. Law Chun Ming Johnny	Interest free loan	2,410,137	-	-

F-30

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

Amount due to related parties

As of March 31, 2024 and 2025, the balances of amount due to related parties were as follows:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
Active Ideal Holdings Ltd.	Interest free loan	3,300,098	4,530,981	582,396
Team Plus Int’l Ltd.	Interest free loan	3,259,400	-	-
Total		6,559,498	4,530,981	582,396

Amount due to shareholders

As of March 31, 2024 and 2025, the balances of amount due to shareholders were as follows:

		As of March 31,
Name	Nature	2024	2025
		HKD	HKD	US$
Mr. Yeung Wan Yiu	Interest free loan	-	100,010	12,855
Mr. Lei Iat Seng	Interest free loan	-	3,000,000	385,609
Pacific Express Limited	Interest free loan	-	1,500,000	192,805
Total		-	4,600,010	591,269

Related parties’ transaction

Net off between related parties’ receivables and payables

On November 6, 2024, the Company, Mr. Yeung and certain related parties entered into an offsetting arrangement to net off (1) the amount due from Mr. Yeung as of November 6, 2024 in the amount of HKD5,373,643 and (2) the amount due to Team Plus as of November 6, 2024 in the amount of HKD4,019,039. The remaining outstanding balance due from Mr. Yeung as of November 6, 2024 has been repaid by Mr. Yeung in full by cash. As of the date of this prospectus, the balance due from Mr. Yeung was nil.

On November 5, 2024, the Company, Mr. Law and certain related parties entered into an offsetting arrangement to net off (1) the entire amount due from Mr. Law as of November 5, 2024 in the amount of HKD2,738,736, and (2) the corresponding amount due to Active Ideal as of November 5, 2024 (which amounted to approximately HKD4,223,839). Immediately following the set-off, the amount due to Active Ideal was approximately HKD1,485,103. As of the date of this prospectus, the balance due from Mr. Law was nil.

For the years ended March 31, 2024 and 2025, the other related party transactions were as follows:

		For the Years ended
		March 31,
Related Parties	Nature	2024	2025
		HKD	HKD	US$
Active Ideal Holdings Ltd.	Interest free loans provided by related parties	3,456,574	3,969,618	510,240
Active Ideal Holdings Ltd.	Repayment of an interest-free loan to related parties	536,876	-	-
GLAM Alternative Investments Fund	Interest-free loans provided to related parties	296,940	-	-
GLAM Alternative Investments Fund	Interest-free loans repaid by related parties	1,401,567	-	-
GLAM Finance Limited	Introduction fee income	2,340,000	-	-
GLAM Finance Limited	Commission expenses	-	40,983,788	5,267,907
GLAM Finance Limited	Interest-free loans provided to related parties	-	5,492,333	705,964
GLAM Finance Limited	Interest-free loans repaid by related parties	-	1,703,500	218,961
GLAM-HKCFC MBS Fund	Interest-free loans provided to related parties	296,556	642,565	82,593
GLAM-HKCFC MBS Fund	Interest-free loans repaid by related parties	562,110	-	-
GLAM-HKCFC MBS Fund	Performance fee income	1,783,428	1,634,192	210,053
JT Group Investment Ltd.	Legal and professional fee	90,000	176,000	22,622
Johnny Law	Interest free loans provided to a director	340,000	328,600	42,237
Mr. Lei Iat Seng	Interest free loans provided by a shareholder	-	3,000,000	385,609
Mr. Yeung Wan Yiu	Interest free loans provided to a shareholder	10,055,274	-	-
Mr. Yeung Wan Yiu	Interest-free loans repaid by a shareholder	5,677,820	1,374,104	176,622
Mr. Yeung Wan Yiu	Interest free loans provided by a shareholder	1,768	110,010	14,140
Mr. Yeung Wan Yiu	Repayment of an interest-free loan to a shareholder	6,531,953	10,000	1,285
Optimum Lead Ltd.	Interest-free loans provided to related parties	5,521	-	-
Pacific Express Limited	Interest free loans provided by a shareholder	-	1,500,000	192,805
Pacific Express Limited	Interest-free loans provided to related parties	2,761	-	-
Team Plus Int’l Ltd.	Interest free loans provided by related parties	3,169,400	2,885,218	370,856
Team Plus Int’l Ltd.	Repayment of interest-free loans to related parties	-	2,765,597	355,480
Xi Yue Cultural Investments Fund L.P.	Management fee income	1,704,231	-	-
Xi Yue Cultural Investments Fund L.P.	Investment advisory fee income	-	500,000	64,268

F-31

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

12.	LOSS PER SHARE

The following table sets forth the computation of basic and diluted loss per ordinary share for the years ended:

	For the Years Ended March 31,
Name	2024	2025	2025
	HKD	HKD	US$
Net loss	(917,923)	(14,671,024)	(1,885,762)

Weighted average number of ordinary shares outstanding used in computing loss per ordinary share - basic and diluted	8,780,822	10,000,000	10,000,000

Loss per share - basic and diluted	(0.10)	(1.47)	(0.19)

13.	Equity

Shares Split

On May 20, 2024, the Company was approved to subdivide each of the Company’s existing authorized issued and unissued share of US$1.00 par value each into 100 shares of US$0.01 par value each, such that the authorized share capital of the Company shall change from US$100,000 divided into 100,000 shares of a par value of US$1.00 each to US$100,000 divided into 10,000,000 shares of a par value of US$0.01 each, and to carry out any necessary tasks to effect and complete such split. After the shares split, as of March 31, 2024 and 2025, the shares issued were 10,000,000 and 10,000,000, respectively.

14.	COMMITMENTS AND CONTINGENCIES

Operating lease

The related management expenses were HKD330,516 and HKD256,915 for the years ended March 31, 2024 and 2025 respectively.

Future minimum payments for lease management expenses with initial terms of one year or more consist of the following:

	Payments due by period
	Total	Within one year	Within 1-2 years
	HKD	HKD	HKD
Management expenses	163,881	107,520	56,361
Short term lease	120,000	120,000	-

Contingencies

The Group is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Group does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on the Group’s consolidated financial position, cash flows or results of operations taken as a whole. As of March 31, 2025, the Group is not a party to any material legal or administrative proceedings.

15.	SUBSEQUENT EVENTS

The Group has evaluated subsequent events through August 18, 2025, the date of issuance of the consolidated financial statements and did not identify any subsequent events with material financial impact on the Group’s consolidated financial statements.

F-32

GLAMOORE CAPITAL GROUP COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In H.K. dollars, except for share data or otherwise noted)

16.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Group performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Group to disclose the financial statements for the parent Company.

PARENT COMPANY BALANCE SHEETS

	As of March 31,
	2024	2025
	HKD	HKD	US$
ASSETS
Current assets
Cash	11,110	80,903	10,399
Amount due from related parties	6,306	640,018	82,266
Deferred offering cost	6,071,825	8,707,584	1,119,241
Total current assets	6,089,241	9,428,505	1,211,906

Non-current asset
Investment in subsidiaries	50,949,793	39,050,184	5,019,368
Total non-current asset	50,949,793	39,050,184	5,019,368
TOTAL ASSETS	57,039,034	48,478,689	6,231,274

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Other payables and accruals	123,000	61,500	7,904
Amount due to related parties	6,559,497	12,731,676	1,636,483
Total current liabilities	6,682,497	12,793,176	1,644,387
Total liabilities	6,682,497	12,793,176	1,644,387

Commitments and contingencies

Shareholders’ equity
Ordinary shares (US$0.01 par value; 100,000,000 shares authorized; 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2024 and 2025, respectively)	781,815	781,815	100,492
Subscription receivable	(390,000)	(390,000)	(50,129)
Additional paid in capital	46,624,657	46,624,657	5,992,964
Retained earnings (accumulated deficit)	3,340,065	(11,330,959)	(1,456,440)
Total GLAMOORE Capital Group Company Limited shareholders’ equity	50,356,537	35,685,513	4,586,887

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	57,039,034	48,478,689	6,231,274

PARENT COMPANY STATEMENTS OF OPERATIONS

	For the Years Ended March 31,
	2024	2025
	HKD	HKD	US$
Revenue	-	-	-

Operating expenses
Other operating costs and expenses	(159,903)	(3,041,487)	(390,942)
Impairment loss	-	(8,235,518)	(1,058,563)
Share of loss in subsidiaries	(765,877)	(3,148,833)	(404,741)
Total operating expenses	(925,780)	(14,425,838)	(1,854,246)

Other income (expenses)
Other income (expenses), net	6,389	(243,735)	(31,329)
Financial income (expenses), net	1,468	(1,451)	(187)
Total other income (expenses), net	7,857	(245,186)	(31,516)

Loss before income tax expense	(917,923)	(14,671,024)	(1,885,762)
Income tax expenses	-	-	-
Net loss	(917,923)	(14,671,024)	(1,885,762)

PARENT COMPANY STATEMENTS OF CASH FLOW

	For the Years Ended March 31,
	2024	2025
	HKD	HKD	US$
Net cash used in operating activities	(174,074)	(2,851,493)	(366,521)
Net cash provided by investing activities	-	(840,743)	(108,066)
Net cash provided by financing activities.	17,253	3,762,030	483,558
Net (decrease) increase in cash	(156,821)	69,794	8,971
Cash at beginning of the year	167,931	11,110	1,428
Cash at the end of the year	11,110	80,904	10,399

F-33

GLAMOORE Capital Group Company Limited

2,000,000 Ordinary Shares

and

1,750,000 Ordinary Shares offered by the Selling Shareholders

PRELIMINARY PROSPECTUS

Eddid Securities USA Inc.

                , 2025

Until and including           , 2025 (25 days after the date of this prospectus), all dealers that buy, sell, or trade the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud, dishonesty, willful neglect or willful default or against the consequences of committing a crime.

Pursuant to our Amended and Restated Memorandum and Articles that will become effective from the date on which the registration statement becomes effective, the directors, alternate directors, secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, willful neglect, willful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, fraud, willful default or willful neglect.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The Underwriting Agreement also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Active Ideal Holdings Limited	June 30, 2023	50,000	$5,000

On June 29, 2023, the then shareholder of GCGCL, Team Plus International Limited, resolved and approved to increase the share capital of GCGCL from US$50,000 to US$100,000 divided into 100,000 shares, par value of US$1.00 each.

On May 20, 2024, the then-shareholders of the Company, Active Ideal Holdings Limited and Team Plus International Limited, resolved and approved a subdivision of each of the issued and unissued shares with par value of US$1.00 each into 100 shares with a par value of US$0.01 each as part of the Company’s reorganization (the “Share Split”). Immediately after the Share Split, the issued share capital of the Company consists of US$100,000 divided into 10,000,000 Ordinary Shares, par value of US$0.01 each.

Reorganization Transaction

As part of the reorganization, on July 29, 2024, Active Ideal Holdings Limited entered into a sale and purchase agreement with Optimum Lead Limited, pursuant to which Optimum Lead Limited acquired 3,350,000 Ordinary Shares from Active Ideal Holdings Limited, in consideration of which Optimum Lead Limited allotted and issued an aggregate of 9 shares, credited as fully-paid in its share capital, to its shareholder Iat Seng LEI. Also on July 29, 2024, Active Ideal Holdings Limited entered into another sale and purchase agreement with Pacific Express Limited, pursuant to which Pacific Express Limited acquired 1,650,000 Ordinary Shares from Active Ideal Holdings Limited, in consideration of which Pacific Express Limited allotted and issued an aggregate of 9,000 shares, credited as fully-paid in its share capital, to its shareholder WORLDGATE GLOBAL LOGISTICS LTD.

As part of the reorganization, on July 29, 2024, Team Plus International Limited entered into a sale and purchase agreement with Joyful Smart Investments Limited, pursuant to which 3,750,000 Ordinary Shares from Team Plus International Limited, in consideration of which Joyful Smart Investments Limited acquired 3,750,000 Ordinary Shares from Team Plus International Limited, in consideration of which Joyful Smart Investments Limited allotted and issued an aggregate of 9 shares, credited as fully-paid in its share capital, to its shareholder Wan Yiu YEUNG. Also on July 29, 2024, Team Plus International Limited entered into another sale and purchase agreement with Million Bright Enterprises Limited, pursuant to which Million Bright Enterprises Limited acquired 1,250,000 Ordinary Shares from Team Plus International Limited, in consideration of which Million Bright Enterprises Limited allotted and issued an aggregate of 9 shares, credited as fully-paid in its share capital, to its shareholder Ching Wei HONG.

Private Placement

Further, on August 2, 2024, Joyful Smart Investments Limited entered into investment agreement with Fine Treasure International Limited and Forever Wealth Global Limited, pursuant to which Joyful Smart Investments Limited agreed to sell and each of Fine Treasure International Limited and Forever Wealth Global Limited agreed to purchase 437,500 Ordinary Shares of GCGCL, at a consideration of US$2 per Ordinary Share. Also on August 2, 2024, Optimum Lead Limited entered into investment agreement with Bessie SIU and Wai Ha LAM, pursuant to which Optimum Lead Limited agreed to sell, and Bessie SIU and Wai Ha LAM agreed to purchase from Optimum Lead Limited 475,000 Ordinary Shares and 400,000 Ordinary Shares, respectively, at a consideration of US$2 per Ordinary Share. The Ordinary Shares were offered and sold by Joyful Smart Investments Limited and Optimum Lead Limited in reliance upon an exemption from registration pursuant to Section 4(a)(7) and under Section 4(a)(1) of the Securities Act of 1933, as amended.

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

II-1

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1†	Memorandum and Articles of Association, as currently in effect
3.2†	Form of Amended and Restated Memorandum and Articles of Association (to be effective from the date on which this registration statement becomes effective)
3.3†	Certificate of Incorporation and amendment
4.1†	Specimen certificate evidencing Ordinary Shares
5.1†	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.1†	Opinion of CFN Lawyers regarding certain legal matters and tax matters of the subsidiary in Hong Kong
8.2†	Opinion of CFN Lawyers regarding certain regulatory matters
10.1†	Form of Indemnification Agreement between the registrant and its officers and directors
10.2†	Employment Agreement between the registrant and Mr. Chun Yi CHU, the registrant’s Chief Executive Officer
10.3†	Employment Agreement between the registrant and Mr. Chun Ming Johnny LAW, the registrant’s Chairman of the Board of Directors
10.4†	Employment Agreement between the registrant and Mr. Ka Keung CHOW, the registrant’s Chief Financial Officer
10.5†	English Translation of Office Lease Contract by and between GCL and Yours Treasure Development Limited, dated August 7, 2024
10.6†	Office Lease Contract by and between GMCL and EEYICK DEVELOPMENT COMPANY LIMITED, dated October 9, 2024
10.7†	Investment Advisory Agreement by and between GCL and GLAM-HKCFC MBS Fund, dated July 5, 2019
10.8†	Service Agreement by and between GVL and GLAM-HKCFC MBS Fund
10.9†	English Translation of Form of IPO sponsorship mandates by and between GMCL and its clients
10.10†	Business Development Agreement by and between GCL and GLAM Finance Limited
10.11†#	Sale and Purchase Agreement by and between Optimum Lead Limited, Pacific Express Limited, Grand Well Ventures Limited and GLAM Capital Group Company Limited in respect of the acquisition of the entire issued share capital of GMCL, dated as of January 17, 2023
10.12†	Form of Independent Director Agreement between the registrant and its independent directors
10.13†#	Deed of Set-off between Mr. Chun Ming Johnny, LAW, the registrant, and Active Ideal Holdings Limited
10.14†	English translation of the Bond Distribution Agreement between GCL and Alpine Securities Limited dated June 21, 2024 (including form of commission settlement form)
10.15†	English translation of the Bond Distribution Agreement between GCL and Alpine Securities Limited dated July 23, 2024 (including form of commission settlement form)
10.16†	English translation of the Appointment Agreement between GCL and Shiyan City Operation Group Co., Ltd. dated June 20, 2024
10.17†	English translation of the Appointment Agreement between GCL and Shiyan City Operation Group Co., Ltd. dated November 13, 2024
21.1†	List of Subsidiaries
23.1**	Consent of Audit Alliance LLP, an independent registered public accounting firm
23.2†	Consent of Ogier (included in Exhibit 5.1)
23.3†	Consent of Hong Kong counsel (included in Exhibit 8.1)
23.4†	Consent of China Commercial Law Firm
24.1†	Power of Attorney (included on signature page)
99.1†	Consent of Mr. Lee Kam Wing Victor
99.2†	Consent of Mr. Lau Wai Leung Alfred
99.3†	Consent of Mr. Chan Ho Choi Henry
99.4†	Code of Business Conduct and Ethics
99.5†	Audit Committee Charter
99.6†	Nominating Committee Charter
99.7†	Compensation Committee Charter
99.8†	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107†	Calculation of Filing Fee Table

* To be filed by amendment.

** Filed herewith.

† Previously filed.

# Portions of the exhibit have been omitted as the registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the registrant treats as private or confidential.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 29, 2025.

GLAMOORE Capital Group Company Limited

By:	/s/ Chu Chun Yi
Name:	Chu Chun Yi
Title:	Chief Executive Officer and Director

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Law Chun Ming Johnny	Chairman of the Board and Director	September 29, 2025
Name: Law Chun Ming Johnny

/s/ Chu Chun Yi	Chief Executive Officer and Director	September 29, 2025
Name: Chu Chun Yi

/s/ Chow Ka Keung	Chief Finance Officer	September 29, 2025
Name: Chow Ka Keung	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York on September 29, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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